Buchanan Ingersoll
                                 P R O F E S S I O N A L
                                 C O R P O R A T I O N
                                       Attorneys
Lewis U. Davis,Jr.                                       One Oxford Center
                                                  301 Grant Street, 20th Floor
412-562-8953                                        Pittsburgh, PA 15219-1410

                                                     Telephone: 412-562-8800
                                                     Fax: 412-562-1041


                                                    December 6, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  MYLAN LABORATORIES INC.:
               Registration Statement on Form S-4

Gentlemen:

          Enclosed for filing pursuant to Rule 402 of Regulation C on behalf of the firm's client, Mylan Laboratories Inc. ("Mylan"), is Registration Statement on Form S-4 covering
2,450,000 shares of Mylan's Common Stock, par value $.50 per share.
          The purpose of the S-4, is the consideration of an Agreement and Plan of Merger dated October 10, 1995 providing for the merger of MLI Acquisition Corp. ("MLI"), a Texas corporation and wholly owned subsidiary of Mylan, with and into TC Manufacturing Co., Inc.
("TC") as a result of which the separate existence of MLI would cease and TC would continue as the surviving corporation and a wholly owned direct subsidiary of Mylan. Shares of TC would be converted into shares of Mylan Common Stock which shares are being registered on the
Registration Statement on Form S-4.  TC is a privately held company.  As an inducement to
Mylan to enter into the Merger Agreement, the controlling stockholders of TC who own far in excess of a majority of its stock granted Mylan irrevocable proxies to vote in favor of the merger.
Thus, no uncertainty exists regarding approval of the Merger Agreement.  Since TC is a private company, Mylan has long been a New York Stock Exchange listed company and the Merger
Agreement will be approved, we respectfully suggest that the staff of the Commission not review this filing in order to consummate the merger at the earliest possible time in accordance with the wishes of Mylan and of TC's stockholders.
          Mylan has previously wired funds representing the registration fee to your account at Mellon Bank.


     Please direct any comments regarding the enclosed materials to the undersigned
(412-562-8953) or, in my absence, Eric Kline (412-562-3934) of this office.



               Very truly yours,

                                   /S/ Lewis U. Davis, Jr.

                                        Lewis U. Davis, Jr.

cc:  The New York Stock Exchange


                                                       Registration No. 33-___

                        SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C. 20549
                                                    FORM S-4
                                 REGISTRATION STATEMENT
                                    Under THE SECURITIES
                        ACT OF 1933 MYLAN LABORATORIES INC.
                       (Exact name of registrant as specified in its charter)
Pennsylvania                                            2834                                 25-1211621
(State or jurisdiction of                 (Primary Standard Industrial                 I.R.S. Employer
 Incorporation or organization)      Classification Code Number)               Identification No.)

                              130 Seventh Street, 1030 Century Building
                                      Pittsburgh, Pennsylvania 15222
                                                    412-232-0100
       (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                                Mr. Milan Puskar
                                           Mylan Laboratories Inc.
                                   130 Seventh Street, 1030 Century
                                   Building Pittsburgh, Pennsylvania 15222
                                                 412-232-0100
               (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                                    Copies to:
                John R. Previs, Esquire                   Keith R. Abrams, Esquire
                Buchanan Ingersoll                         Rivkin, Radler & Kremer
                Professional Corporation 30           North LaSalle Street
                One Oxford Centre                          Chicago, Illinois 60602-2507
                301 Grant Street, 20th Floor
                Pittsburgh, PA 15219-1410

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of MLI Acquisition
Corp., a Delaware corporation and a wholly owned subsidiary of Mylan Laboratories Inc., with and into TC Manufacturing Co.,
Inc. pursuant to the Merger Agreement described in the enclosed
Proxy Statement/Prospectus have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

             _____________________________________

                CALCULATION OF REGISTRATION FEE


Title of Each Class    Amount to be   Proposed Maximum   Proposed maximum    Amount of
 of Securities to be     Registered (1)      Offering Price        Aggregate Offering     Registration
      Registered                                          Per Unit (2)                   Price (2)                  Fee (3)
-----------------------    ------------------  ------------------------   ------------------------     ---------------

Common Stock, par        2,450,000            $11.23                   $27,520,000              $9,489.66
Value $.50 per share


(1) The amount of common stock, par value $.50 per share, of the Registrant ("Mylan Common Stock") to be registered has been determined on the basis of the conversion ratio for such stock in the Merger ((i) .42589063 shares of Mylan Common Stock for each outstanding share of common stock, par value $1.00 of
       TC Manufacturing Co., Inc. ("TC Common Stock") and
       (ii) 5.02765 shares of Mylan Common Stock for each outstanding share of 8% Cumulative Preferred Stock, par value $100 per share ("TC Preferred Stock")) and the maximum number of shares of Mylan which may be issued under this Registration Statement upon conversion of the TC Preferred Stock and the TC Common Stock in the Merger, assuming the exercise prior to the effective time of the Merger of all stock options for TC
       Common Stock that are, or prior to the effective time of the Merger will be, exercised.

 (2)  Estimated pursuant to Rule 457(f)(2) of the Securities
       Act of 1933 (the "Securities Act"), based upon the book value ($27,520,000 as of September 30, 1995) of the shares of TC Common Stock and TC Preferred Stock being converted in the Merger. The per share amount assumes that the maximum number of the shares of the Registrant's Common Stock which may be issued in the Merger are issued.

 (3) The registration fee for all securities registered hereby, $9,489.66, has been calculated pursuant to Rule
       457(f)(2) under the Securities Act, as follows: the aggregate book value ($27,520,000) as of September 30, 1995 of the outstanding TC
       Common Stock and TC Preferred Stock to be converted in the Merger in exchange for the Registrant's Common Stock was multiplied by 1/29th of one percent (.00034483).

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                    MYLAN LABORATORIES INC.

                     CROSS-REFERENCE SHEET

          Cross Reference Sheet Pursuant to Rule 404(a) of the
Securities Act of 1933 and Item 501(b) of Regulation S-K.
Showing the Location or Heading in the Proxy
Statement/Prospectus of the Information Required by Part I or
Form S-4.
                                               Location or Heading in Proxy
  S-4 Item Number and Caption                      Statement/Prospectus

A.  Information About Transaction
1. Forepart of Registration                          Facing Page of Registration
    Statement and Outside Front                  Statement; Cross Reference
    Cover Page of Prospectus                       Sheet; Cover Page of Proxy
                                                   Statement/Prospectus

2. Inside Front and Outside Back                   Available Information;
    Cover Pages of Prospectus                      Incorporation of Certain
                                                   Documents by Reference;
                                                   Table of Contents

3. Risk Factors, Ratio of Earnings                 Summary; Comparative Per
    to Fixed Charges and Other                     Share Data; Comparative Per
    Information                                    Share Market and Dividend
                                                      Information
4. Terms of the Transaction                        Summary; The Merger; The
                                                   Merger Agreement; Certain
                                                   Related Transactions and
                                                   Relationships of TC and
                                                   Mylan; Comparison of
                                                   Shareholder Rights;
                                                   Description of Mylan
                                                   Capital Stock

5. Pro Forma Financial Information                 Summary; Index to Financial
                                                   Statements
6. Material Contacts with the                      The Merger; The Merger
    Company Being Acquired                         Agreement; Certain Related
                                                   Transactions and
                                                   Relationships of TC and Mylan
7. Additional Information Required                 Not Applicable
    for Reoffering by Persons and
    Parties Deemed to be
    Underwriters
8. Interests of Named Experts and                  Not Applicable
    Counsel
9. Disclosure of Commission                        Not Applicable
    Position on Indemnification for
    Securities Act Liabilities

B.  Information About the Registrant

10.Information With Respect to S-3             Incorporation of Certain
     Registrants                               Documents by Reference;
                                               Description of Mylan
                                               Capital Stock; Information
                                               About Mylan

11.Incorporation of Certain                    Incorporation of Certain
     Information by Reference                  Documents by Reference

12.Information With Respect to S-2             Not Applicable
     or S-3 Registrants
13.Incorporation of Certain                    Not Applicable
     Information by Reference
14.Information With Respect to                   Not Applicable
     Registrants Other Than S-3 or S-
     2 Registrants

C. Information About the Company Being
      Acquired

15.Information With Respect to S-3              Not Applicable
     Companies
16.Information With Respect to S-2              Not Applicable
     or S-3 Companies
17.Information With Respect to                     Summary; Business of TC;
     TC's
    Companies Other Than S-2 or S-3               Management's Discussion and
    Companies                                     Analysis of  Results of
                                                  Operations and Financial
                                                  Condition; Security Ownership
                                                  of Management of TC and
                                                  certain Other Persons
D.  Voting and Management Information

18.Information if Proxies,                                 Cover Page of Proxy
     Consents or Authorizations are                    Statement/Prospectus;
     to be Solicited                                   Incorporation of Certain
                                                       Documents by Reference;
                                                       Summary; The Meeting; The
                                                       Merger; Certain Related
                                                       Transactions and
                                                       Relationships of TC and
                                                   Mylan; Security Ownership of
                                                       Management of TC and
                                                       Certain Other Persons

19.Information if Proxies,                             Not Applicable
    Consents or Authorizations are
    not to be Solicited, or in an
    Exchange Offer



                     MYLAN LABORATORIES INC.
                                         AND
                   TC MANUFACTURING CO., INC.
                          a Delaware Corporation
                        _________________

          TC MANUFACTURING CO., INC. PROXY STATEMENT

               MYLAN LABORATORIES INC. PROSPECTUS
                         ______________

          This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $1.00 per share ("TC Common Stock") and the 8% Cumulative Preferred Stock, par value $100 per share ("TC Preferred Stock" and, collectively with the TC Common Stock, the "TC Stock") of TC Manufacturing Co., Inc., a Delaware corporation ("TC"), in connection with the Special Meeting of TC Stockholders (the "Special Meeting") to be held on __________ ____, 1996, at _____________, commencing at
___________ a.m., local time, and at any adjournment or postponement thereof. This Proxy Statement/Prospectus is also being used in the solicitation of proxies by the Board of Directors of TC from certain minority holders of TC Common
Stock and TC Preferred Stock who have not previously delivered irrevocable proxies in favor of Mylan.
          This Proxy Statement/Prospectus constitutes a prospectus of Mylan Laboratories Inc., a Pennsylvania corporation ("Mylan" or the "Registrant") with respect to up to 2,450,000 shares of Common Stock, par value $.50 per share of Mylan ("Mylan Common Stock") to be issued in the Merger (as defined herein) in exchange for outstanding shares of TC Common Stock and TC Preferred Stock. All information contained in this Proxy Statement/Prospectus relating to Mylan has been supplied by Mylan, and all information relating to TC has been supplied by TC.
       THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE  SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE
    SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    _______________________

          This Proxy Statement/Prospectus is first being mailed to TC stockholders and, with respect to the solicitation of minority TC stockholders, the accompanying forms of proxies are first being mailed on or about _________ ____, 1995.

        The date of this Proxy Statement/Prospectus is_______________, 1995.



          (Inside Front Cover)

          No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Mylan, TC or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Mylan or TC since the date hereof or that the information herein is correct as of any time subsequent to its date.
                     AVAILABLE INFORMATION
          Mylan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Mylan with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional
Offices at 7 World Trade Center, Suite 1300, New York, New York
10048, and 500 West Madison Street, Room 1400, Chicago,
Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Material filed by Mylan can also be inspected at the offices of the New York
Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York,
New York, on which the Mylan Common Stock is listed.
          Mylan has filed with the Commission a Registration
Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities to be issued pursuant to the Merger Agreement. This
Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUESTS, WITHOUT CHARGE, IN THE CASE OF DOCUMENTS RELATING TO MYLAN, DIRECTED TO MYLAN LABORATORIES INC., 130 SEVENTH STREET, 1030 CENTURY BUILDING, PITTSBURGH, PENNSYLVANIA 15222 (TELEPHONE NUMBER (412) 232-0100), ATTENTION: PATRICIA SUNSERI, VICE PRESIDENT-INVESTOR AND PUBLIC RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY [5 BUSINESS DAYS PRIOR TO MEETING DATE] ________ 1995.

AVAILABLE INFORMATION                                          2
SUMMARY                                                        3
COMPARATIVE PER SHARE DATA                                    13
COMPARATIVE PER SHARE MARKET AND DIVIDEND INFORMATION         14
     INFORMATION WITH RESPECT TO MYLAN COMMON STOCK           14
     INFORMATION WITH RESPECT TO TC STOCK                     15

THE MEETING                                                   16
     GENERAL                                                  16
     MATTERS TO BE CONSIDERED AT THE MEETING                  16
     VOTING AT THE MEETING; RECORD DATE                       16
     PROXIES                                                  17

THE MERGER                                                    18
     BACKGROUND OF THE MERGER                                 18
     TC'S REASONS FOR THE MERGER; RECOMMENDATION OF TC'S
        BOARD OF DIRECTORS                                    19
     MYLAN'S REASONS FOR THE MERGER                           20
     CERTAIN FEDERAL INCOME TAX CONSEQUENCES                  21
     REGULATORY COMPLIANCE                                    23
     FEDERAL SECURITIES LAW CONSEQUENCES                      24
     STOCK EXCHANGE LISTING                                   24
     APPRAISAL RIGHTS                                         24
     ACCOUNTING TREATMENT                                     27

THE MERGER AGREEMENT                                          27
     THE MERGER                                               27
     ADJUSTMENT OF COMMON STOCK EXCHANGE RATIO; CERTAIN HOLDBACKS APPLICABLE TO HOLDERS OF TC COMMON STOCK;
     AND DISTRIBUTIONS                                        28
REPRESENTATIONS AND WARRANTIES                                32
     CERTAIN COVENANTS OF TC                                  32
     CERTAIN COVENANTS OF MYLAN                               33
     NO SOLICITATION OF TRANSACTIONS                          34
     INDEMNIFICATION                                          35
     CONDITIONS TO EACH PARTY'S OBLIGATIONS                   35
     ABANDONMENT AND TERMINATION                              36
     EXPENSES                                                 36
     AMENDMENT AND WAIVER                                     37

BUSINESS OF TC                                                37
     BACKGROUND                                               37
     COATING BUSINESS                                         38
     PACKAGING BUSINESS                                       39
     PHARMACEUTICAL BUSINESS                                  39
     LEGAL PROCEEDINGS                                        44

TC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION                            44
     OVERVIEW                                                 44
     RESULTS OF OPERATIONS                                    44
     CAPITAL RESOURCES AND LIQUIDIY                           50

SECURITY OWNERSHIP OF MANAGEMENT OF TC  AND CERTAIN
OTHER PERSONS                                                 51

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS OF TC
AND MYLAN                                                     53
REORGANIZATION                                                53
     IRREVOCABLE PROXIES                                      58
     LETTER OF TRANSMITTAL                                    58
     NON-COMPETITION AGREEMENTS                               59
     SUPPLIER RELATIONS                                       60
     TC LEGAL COUNSEL                                         60

COMPARISON OF SHAREHOLDER RIGHTS                              60
     SHAREHOLDER RIGHTS GENERALLY                             60
     SHAREHOLDER VOTING RIGHTS                                61
     RIGHTS WITH RESPECT TO SHARES                            63
     RIGHTS AND POWERS OF DIRECTORS                           63
     DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION       63

DESCRIPTION OF MYLAN CAPITAL STOCK                            64
     MYLAN COMMON STOCK                                       64
     MYLAN PREFERRED STOCK                                    65
     SPECIAL CONSIDERATIONS                                   65

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE               66

LEGAL MATTERS                                                 67

EXPERTS                                                       67

INDEX TO FINANCIAL STATEMENTS                                 F-1

ANNEX A  SECTION 262 OF THE DGCL                              A-1
ANNEX B  AGREEMENT AND PLAN OF MERGER                         B-1
ANNEX C  TERMS FOR APPRAISAL RIGHTS TRUST AGREEMENT           C-1

PART II INFORMATION NOT REQUIRED IN PROSPECTUS               II-1



                            SUMMARY


          The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. Stockholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety. All information contained herein gives effect to the Reorganization of TC, effective immediately prior to closing.


The Companies

Mylan                     Mylan is engaged in manufacturing variety of pharmaceutical products in finished tablet, capsules and powder dosage forms for resale by others under either Mylan's label or their
                               own label. The principal executive offices of Mylan are
                               located at 130 Seventh Street, 1030 Century Building,
                               Pittsburgh, Pennsylvania 15222, and the telephone number is
                               (412) 232-0100.

TC                             TC, through its principal direct and indirect wholly owned subsidiaries UDL Laboratories,Inc., an Illinois corporation
                               ("UDL-Illinois") and UDLLaboratories, Inc., a Florida
                               corporation ("UDL-Florida",  together with UDL-Illinois
                               sometimes referred to as "UDL" and together with TC's other subsidiaries sometimes referred to as the "Subsidiaries") is engaged in the marketing, packaging, manufacture and/or
                               development of generic pharmaceutical products,
                               primarily in solid and liquid oral form, but also in
                               injectable, topical and suppository form, each primarily
                               in unit dose configuration, to the institutional healthcare market (the "Pharmaceutical  Business").  TC is also engaged through two unincorporated divisions, the Tapecoat Division and the Pak-Sher Division, in the "Coating Business" and
                               "Packaging Business",  respectively. Immediately prior
                               to the Merger, TC will divest itself of all the assets and liabilities of the Coating Business and the Packaging
                               Business through a reorganization in the form of a
                               split-off (the  "Reorganization"). See "Business
                               of TC - Background and Subsidiaries" and "Certain
                               Relationships and Related  Transactions."  The principal
                               executive offices of TC are  located at 1527 Lyons Street,
                               Evanston, Illinois 60201, and the telephone number is
                               (708) 869-2320.
The Meeting

Time, Date and Place
                               The Special Meeting will be held on____________
                                _____, 1996, at the law offices of Rivkin, Radler &
                               Kremer, 30 LaSalle Street, Chicago, Illinois 60602,
                               commencing at 10:00 a.m., local time, and at
                               any adjournment or postponement  thereof.

Record Date: Shares Entitled to Vote
                               Holders of record of shares of TC Common Stock and
                               TC Preferred Stock at the close of business
                               on December 11, 1995 are entitled to notice of and to
                               vote at the Special Meeting.  At such date, there were
                               5,340,992 shares of TC Common Stock outstanding and
                               4,243 shares of TC Preferred Stock outstanding,
                               each of which are entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting.
                               With respect to approval of the  Merger Agreement, TC Preferred
                               Stock is entitled to a separate class vote.

Purpose of the Meeting
                              The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the Merger Agreement and
                               (ii) such other matters as may properly be brought before the
                               Special Meeting.
Vote Required
                              The approval by TC stockholders of the Merger Agreement will require (i) the affirmative vote of the holders of a majority of the outstanding shares of TC Common Stock and (ii) the
                               affirmative vote of the holders of a majority of the outstanding shares of TC Preferred Stock, voting separately as a class, entitled to vote thereon. As an inducement to Mylan to enter into the Merger Agreement, the holders of a majority of the outstanding shares of TC Common Stock and TC Preferred Stock executed irrevocable proxies in favor of Mylan representatives.
                               See "Certain Related Transactions and Relationships
                               of TC and Mylan Irrevocable Proxies."
The Merger
Effect of the Merger
                              Upon consummation of the Merger,  pursuant to the Merger
                               Agreement, (i) MLI will be merged with and into TC, and TC will be the surviving corporation and will become a
                               wholly owned subsidiary of Mylan; and (ii) each issued and outstanding share of TC Common Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled) will be converted into shares of Mylan Common Stock and
                               (iii) each issued and outstanding share of TC
                               Preferred Stock (other than shares as to which appraisal
                               rights have been perfected, all of which will be canceled) will be converted into shares of Mylan Common Stock. The exchange ratio for the Preferred Stock is equal to 5.02765 shares of Mylan
                               Common Stock for each share of TC Preferred Stock.  The
                               ultimate number of shares of Mylan Common Stock received by
                               TC Common Stockholders as a  result of the Merger is
                               dependent upon a post-closing adjustment based upon certain balance sheet items of TC (parent company only) on the
                               Effective Time.  Therefor, holders of TC Common Stock will receive an initial distribution and, may, depending upon the postclosing adjustment, receive an additional final distribution.
                               The initial distribution ratio is .40464109 shares of Mylan Common
                               Stock for each share of TC Common Stock. This initial
                               distribution ratio may increase slightly if the holders of options to purchase TC Common Stock fail to exercise their options and may decrease slightly to the extent that
                               holders of TC Common Stock exercise appraisal rights. See
                               "The Merger Agreement Adjustment of Common Stock
                               Exchange Ratio; Certain Holdbacks Applicable to Holders
                               of TC Common Stock; and Distributions." Fractional
                               shares of Mylan Common Stock will not be issuable in
                               connection with the Merger. Holders of TC Preferred Stock
                               and TC Common Stock otherwise entitled to a fractional share will be paid the value of such fraction in cash determined as described herein under "The Merger Agreement - The Merger."
                                TC's Reasons for the Merger The Board of Directors of TC
                               believes that the terms of the Merger are fair to, and in the best interests of, TC and its stockholders.  TC's Board of
                               Directors believes that combining the pharmaceutical
                               operations of TC and Mylan will  improve the position of UDL-
                               Illinois and UDLFlorida in the dynamic healthcare marketplace by affording a secure source for a broad line of generic
                               pharmaceutical products and access to Mylan's substantial
                               capital and manufacturing  resources and research and
                               development capabilities. For a discussion of the factors
                               considered by TC's Board of  Directors in reaching its
                               decision, see "The Merger -
                               TC's Reasons for the Merger;
                               Recommendation of TC's Board of
                               Directors."

Recommendation of TC's Board
of Directors
                               All directors of Tcparticipated in the meeting at which the
                               Merger Agreement was considered, and they
                               unanimously approved the Merger Agreement and recommended a vote in favor of its approval by the stockholders of TC. For a discussion of the factors considered by TC's Board of
                               Directors in reaching its decision, see "The Merger -
                               TC's Reasons for the Merger; Recommendation of TC's Board of
                               Directors."

Security Ownership of Certain Persons;
Irrevocable Proxies
                               Each of the directors of TC has advised that he intends to vote or direct the vote of all the outstanding shares of TC Common
                               Stock and TC Preferred Stock over  which he has voting control in favor of approval of the Merger Agreement.  Certain owners of approximately 73% of the outstanding shares of TC
                               Preferred Stock and 77% of the outstanding shares of TC Common
                               Stock (including directors and executive officers who hold approximately 52% of the outstanding shares of TC Common
                               Stock) have appointed Roderick  P. Jackson and David M. Satter, representatives of Mylan, as irrevocable proxies to vote
                               their shares regarding the Merger. Such proxies intend to
                               vote in favor of approval of the Merger Agreement.  See
                               "Certain Related Transactions and Relationships of TC and
                               Mylan - The Irrevocable Proxies."

Effective Time of Merger
                               It is expected that the Merger will become effective as
                               promptly as practicable after the requisite stockholder
                               approval has been obtained and all other conditions to the
                               Merger have been satisfied or waived.  See "The Merger
                               Agreement - The Merger."

Conditions to the Merger; Termination of
the Merger Agreement
                               The obligations of Mylan and TC to consummate the Merger are subject to the satisfaction of certain conditions, including
                               (i) no event has occurred which has had a material adverse effect on, and there has been no material adverse change in, the business, assets, financial condition or results of
                               operation (see "The Merger Agreement - The Merger"); (ii)
                               receipt of approval for listing on the NYSE, subject to
                               official notice of issuance, of  the Mylan Common Stock to be issued in connection with the Merger; (iii) the absence of any injunction prohibiting consummation of the Merger;
                               (iv) the consummation of the Reorganization, including the transfer of all of the assets of the Coating Business and the
                               Packaging Business to TC Manufacturing Co., Inc. an
                               Illinois corporation ("Newco"), the assumption by Newco of all the liabilities related to such assets, and the distribution of the stock of Newco to certain holders of TC Common Stock and certain related transactions; (v) termination of the
                               Agreement among TC and certain holders of TC Common Stock, dated March 1, 1962, as amended;
                               (vi) termination of the Agreement Among Stockholders
                               among UDLIllinois and its stockholders, dated February
                               19, 1982; (vii) the acquisition of the
                               minority interest in UDL-  Illinois held by Michael K.
                               Reicher; (viii) the exercise or cancellation of all outstanding options for TC Common Stock; (ix) the execution and delivery of that certain Indemnification Agreement by and between TC and
                               Newco; and (x) delivery of opinions of counsel for TC and
                               Mylan.  See "The Merger Agreement - Conditions to Each
                               Party's Obligations" and "Certain Related Transactions
                               and Relationships of TC and Mylan."
                               The consummation of the Merger is subject to certain
                               regulatory matters, including expiration of the relevant
                               waiting period under the Hart- Scott-Rodino Antitrust
                               Improvements Act of 1976, as amended (the "HSR Act").  The statutory waiting period is expected to expire on December
                               20, 1995.   Consummation of the Merger is conditioned upon the
                               receipt of all other required governmental authorizations, consents, orders and approvals. Mylan and TC intend to pursue vigorously all required regulatory approvals.  However,
                               there can be no assurance regarding the timing of such
                               approvals or that such approvals will, in fact, be
                               obtained.  See "The Merger - Regulatory Compliance."
                               The Merger Agreement is subject to termination upon the failure of the satisfaction of the conditions precedent to the
                               Merger, by mutual agreement of TC, MLI and Mylan, if the
                               consummation of the Merger would violate any injunction,
                               restraining order or decree of any court of competent
                               jurisdiction or at the option of either Mylan or TC if the
                               Merger is not consummated on or before February 28, 1996.  See
                               "The Merger Agreement - Termination."
Appraisal Rights
                               Holders of TC Common Stock and TC Preferred Stock who comply with the requirements of Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger.  See "The
                               Merger - Appraisal Rights."  Any holder
                               of TC Stock who desires to exercise his/her appraisal
                               rights should carefully review the requirements of Section 262 of the Delaware General Corporation Law ("DGCL")
                               attached hereto as Annex A and is urged to consult with
                               his/her legal advisor before exercising or attempting to
                               exercise such rights.
Certain Federal Income Tax
Consequences
                              The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by holders of TC
                               Stock, except in respect of  cash received in lieu of
                               fractional shares or upon perfection of appraisal rights.
                               It is intended that the Merger will constitute a
                               reorganization within the meaning of Section 368(a)(1)(B)
                               of the Internal Revenue Code of 1986, as amended (the "Code").
                               A request for a favorable private letter ruling as to the
                               tax free nature of the Merger and the Reorganization has been submitted to the Internal Revenue Service. However, as of
                               this date, no ruling of the Internal Revenue Service has
                               been obtained to this effect, and no opinion of counsel has been sought on this matter. In order to obtain their shares of
                               Mylan Common Stock, stockholders of TC will be
                               required to release Mylan and TC from any claims which may arise with respect to the tax consequences of the Merger
                               and/or the Reorganization under federal, state or local income tax laws. TC is informing its stockholders about certain
                               matters concerning its Reorganization, including
                               federal income tax consequences, in a separate
                               document which it is delivering to its stockholders.  See "The
                               Merger Certain Federal Tax Consequences."

Existing Agreements Between
TC and Mylan

Reorganization
                               Effective immediately prior to the Closing of the Merger, TC, through a reorganization in the form of a split-off, will
                               divest itself of its two unincorporated divisions, the
                               Tapecoat Company, engaging in the Coating Business, and the
                               Pak-Sher Company, engaging in the Packaging Business.  TC
                               will establish a new subsidiary, Newco, and will
                               transfer all of the assets related to the Coating Business and the Packaging Business to Newco, Newco will assume all of the liabilities related to such assets and Newco will issue its capital stock to TC.  TC will then distribute Newco's stock to certain holders of TC Common Stock immediately prior to the
                               Merger.  See "Certain Related Transactions and Relationships
                               of TC and Mylan - Agreement for Business Combination."

Certain Other Transactions

Indemnification
                               As part of the Reorganization,Newco has agreed to indemnify
                               TC for certain liabilities with respect to the conduct of the
                               Coating Business and the Packaging Business, which will
                               be divested by TC in the Reorganization, including
                               liabilities which may arise with respect to taxes and
                               violations of environmental laws.  Likewise, TC has agreed to indemnify Newco with respect to the same types of
                               liabilities with respect to the conduct of the Pharmaceutical
                               Business principally conducted through UDL-Illinois and UDL
                               Florida and two wholly-owned special purpose subsidiaries
                               (collectively, the "Pharmaceutical Group").  See
                               "Certain Related Transactions and Relationships of TC and
                               Mylan Indemnification Agreement."
Certain Other Agreements
                               As a part of the Reorganization and Merger, TC and certain TC stockholders are parties to agreements, which provide for
                               (i) a prohibition on the sale of Mylan Common Stock received in the Merger by stockholders of TC for a period of three (3)
                               years from the effective time of the Merger; and (ii) the
                               purchase by TC of the minority interest in UDL-Illinois from
                               Michael K. Reicher, President of UDL, for $2,850,000.  See
                               "Certain Related Transactions and Relationships of TC and
                               Mylan."

Comparison of Shareholder Rights
                               See "Comparison of Shareholder Rights" for a summary of the material differences between the rights of holders of Mylan
                               Common Stock and TC Common Stock and TC Preferred Stock.

Summary Historical and Pro Forma Financial Information

Mylan Summary Historical Financial Information

          The summary financial information of Mylan set forth below has been derived from, and should be read in conjunction with, the audited financial statements and other financial information contained in Form 10-K for the fiscal year ended
March 31, 1995 which is incorporated by reference in this Proxy
Statement/Prospectus, and the unaudited financial statements contained in Mylan's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 ("Mylan's Second Quarter 10-
Q"), which is incorporated by reference in this Proxy
Statement/Prospectus.

       Mylan Laboratories Inc. and Subsidiaries
        (Amounts in thousands, except per share data)

                                                   Six Months
                                                      Ended                                 Year Ended March  31,
                                                     Sept. 30,
                                               1995         1994        1995        1994         1993         1992        1991

Statement of Earnings Data:
  Net Sales                                  $206,907     $181,159     $396,120   $251,773     $211,964     $131,936    $104,524

  Earnings from Continuing
           Operations                          62,643       55,788      120,869     73,067      70,621       40,114      32,952
    Per Common Share:
     Earnings from Continuing
     Operations                                   .53         .47          1.02        .62         .61          .35         .29
     Dividends                                    .07         .06           .19        .10         .08          .07         .07
Declared
  Shares Used in
  Computation                                 119,294     118,867       118,964    118,424      115,652      114,726     114,552

                                                      Sept. 30,                                       March 31,
                                               1995           1994        1995        1994          1993         1992      1991

Balance Sheet Data:
  Working Capital                            $298,754    $232,021      $275,032   $191,647     $154,000     $102,105      $81,571

  Total Assets                                586,417     475,999       546,201    403,325      351,105      226,720      186,955

  Long-Term Obligations                         8,581       5,223         7,122      4,609        5,125        3,600        3,398
            (includes long-term
            debt and post-retirement
            compensation)
  Shareholders' Equity                        538,154     429,419       482,728    379,969      295,972      203,452      167,531

  Book Value Per Share                           4.51        3.61          4.06       3.21         2.56         1.77         1.46

The above financial data gives retroactive effect to the three for-two stock split effective August 15, 1995.

The Company's current quarterly dividend program totals $.16 per share per year.

For the year ended March 31, 1995 the Company declared a special one-time dividend of $.067 per share.

TC Summary Historical Financial Information

          The summary financial information of TC set forth below has been derived from, and should be read in conjunction with, the audited financial statements and other financial information and with the unaudited financial statements for the nine months ended July 31, 1994 and 1995 appearing elsewhere in this Proxy Statement/Prospectus.
           TC Manufacturing Co., Inc. and Subsidiaries
         (Amounts in thousands, except per share data)

                                    Nine  Months                       Year Ended October 31,
                                    Ended July 31,
                                     1995  1994        1994     1993     1992      1991     1990

Statement of
Earnings Data:
  Net Sales                       $65,370  $61,837    $78,780  $79,617  $69,920  $61,412  $63,137

  Net Income (Loss)                 1,872      631       (120)   4,358    3,946    1,199    2,972

  Per Common
Share:
     Net Income (Loss)              0.351    0.119     (0.030)   0.820   0.745      0.220     0.525

     Dividends Declared on
     Common Stock                  0.0300   0.0150     0.0225   0.0575   0.0300     0.0350    0.0250
  Shares Used in
Computation                         5,338    5,304      5,325    5,299   5,258       5,324      5,592

                                       July 31              October 31,
                                      1995  1994     1994     1993      1992      1991     1990

Balance Sheet Data:
  Working Capital                  $18,710  $20,899  $18,785  $22,385  $21,157  $19,194  $10,856

  Total Assets                      47,072   46,890   49,109   51,042   45,005   39,679   36,169

  Long-TermObligations
     (includes long-term
     debt and post-retirement
     compensation and
     preferred stock)                6,924    9,924    8,324   10,974   11,682   12,821    3,842
Common  Shareholders'               26,867   25,772   25,010   25,163   21,076   17,339   18,132
     Equity
Book Value Per
Common Share                          5.02     4.85     4.71     4.78     4.04     3.35     3.45


The above financial data has been restated to reflect a stock dividend in February
1991 and a stock split effected in the form of a stock dividend in October 1994.

Summary Pro Forma Financial Information

          The summary pro forma financial information set forth below (i) presents the combination of Mylan and TC, and
(ii) should be read in conjunction with the pro forma financial information beginning on page F-1 hereof and the audited financial statements contained in Mylan's Form 10K for the year ended March 31, 1995 and in TC's financial statements provided elsewhere in this Proxy Statement/Prospectus and the unaudited financial statements contained in Mylan's Second Quarter 10-Q. Such summary pro forma financial information does not purport to represent what the financial position or results of operations actually would have been had the Merger in fact occurred on such dates or at the dates indicated or to project the consolidated financial position or results of operations for any future date or period.

                          Pro Forma Financial Information
          (Amounts in thousands, except per share data)


                                 Six Months Ended         Year Ended
                                   Sept. 30,1995              March 31, 1995 (1)
Statement of Earnings Data:
  Net Sales                          $235,523                 $437,383
  Earnings from Continuing Operations  62,696                  115,685
  Per Common Share:
     Earnings from Continuing             .52                      .95
     Operations
     Dividends Declared                   .07                      .19
  Shares Used in                      121,682                   121,352
Computation

                                     Sept. 30,
                                        1995
                                    ----------
Balance Sheet Data:
  Working Capital                      $299,742
  Total Assets                          652,125
  Long-Term Obligations
     (includes long-term
debt, post-retirement
     compensation )                       8,581

  Shareholders' Equity                  585,654
  Book Value Per Share                     4.81


(1) The pro-forma information gives retroactive effect to the three-for-two stock split effective August 15, 1995.

                  COMPARATIVE PER SHARE DATA

          Set forth below are earnings from continuing operations, cash dividends declared and book value per common share data of Mylan and TC on an historical basis, for Mylan and TC on a pro forma combined basis under the purchase method of accounting and on a per share equivalent pro forma basis per share of TC Common Stock. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Mylan incorporated by reference in this Proxy Statement/Prospectus and of TC included in this Proxy Statement/Prospectus.

                                 Six Months Ended           Year Ended
                                September 30, 1995      March 31, 1995(1)
Mylan Historical:
  Earnings from
  Continuing Operations              $   .53                  $ 1.02

  Dividends Declared                 $   .07                  $   .19
  Book Value (5)                      $ 4.51                  $ 4.06
  Shares Used in Computation     119,294,000              118,964,000

Mylan Pro Forma (2):
  Earnings from
  Continuing Operations               $   .52                 $   .95
  Dividends Declared                  $   .07                 $   .19
  Book Value(5)                       $ 4.81                     N/C
  Shares Used in
Computation                       121,682,000              121,352,000

                               Nine Months Ended           Year Ended
                                 July 31, 1995            October 31,  1994

TC Historical:
  Net Income (Loss)                   $   .35                  $  (.03)
  Dividends Declared
on Common Stock                       $   .03                  $    .02
  Book Value Per
Common Share (5)                      $ 5.02                   $  4.71
  Shares Used in
Computation                          5,338,000                5,325,000
                                Six Months Ended             Year Ended
                                September 30, 1995          March 31, 1995
TC Equivalent Pro
Forma (3)(4):
  Net Income (Loss)                   $   .22                 $   .40
  Dividends Declared                  $   .03                 $   .08
  Book Value(5)                       $ 2.05                     N/C
  Shares Used in
Computation                         285,712,000               284,937,000

-------------------------------------------------------------------------------------
(1) The Mylan historical and pro forma information gives retroactive effect to the three-for-two stock split effective August 15,1995.

(2) The pro forma information was calculated by combining the historical amounts from Mylan and TC divided by hte sum of Mylan's historical share information and 2,388,135 additional shares of Mylan Common Stock (the number of shares that is estimated to be issued pursuant to the Merger Agreement). Pro forma book value per share is presentd for interim periods only.

(3) Represents the pro forma information (as calculated in note 2) adjusted to reflect the value of one share of TC Common Stock.

(4) TC equivalent pro forma data excludes the impact of Newco.

(5) Calculated using common shares outstanding at period end.
---------------------------------------------------------------------------------------------


     COMPARATIVE PER SHARE MARKET AND DIVIDEND INFORMATION

Information with Respect to Mylan Common Stock

           Mylan Common Stock is listed on the NYSE.

          The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Mylan Common Stock as reported on the NYSE Composite Index based on published financial sources, and the dividends declared on such stock, retroactively adjusted for a three-for-two stock split effective August 15, 1995.

                                Mylan Common Stock
                                   High                Low           Dividends
Quarter Ended:
  June 30, 1993                    20 1/2               15 3/4        .02
  September 30, 1993               20 1/4               13 1/8        .027
  December 31, 1993                22 1/8               15 5/8        .027
  March 31, 1994                   16 3/4               10 5/8        .027

  June 30, 1994                    15 3/8               10 3/8        .027
  September 30, 1994               18 1/4               13 5/8        .033
  December 31, 1994                19 7/8               16 3/8        .10
  March 31, 1995                   22 1/2               16 1/2        .033

June 30, 1995                      21 5/8              18 3/8         .033

  September 30, 1995               24                  19 5/8         .04

  September 30, 1995
    To December __,  1995


          On October 9, 1995, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing price of Mylan Common Stock was $18 5/8 per share on the NYSE Composite Index.

          On __________, 1995, [the most recent practicable date prior to the printing of this Proxy Statement/Prospectus], the closing price of Mylan Common Stock was __________ per share on the NYSE Composite Index.

          Because the market price of Mylan Common Stock may fluctuate, the market value of the shares of Mylan Common Stock that holders of TC Common Stock will receive in the Merger may increase or decrease prior to the Merger. See "The Merger Agreement -- The Merger." TC stockholders are urged to obtain a current market quotation for Mylan Common Stock.

Information With Respect to TC Stock

          Neither TC Common Stock nor TC Preferred Stock is listed for trading on an exchange or included for trading over the-counter on a market. Therefore, no information is available on market prices for such stock. The following table sets forth, for the fiscal year indicated, the dividends declared on TC Common Stock and TC Preferred Stock.

                                                         TC Common Stock
                                                          Dividends*
Quarter Ended:
  January 31, 1993                                 $.0175
  April 30, 1993                                    .0075
  July 31, 1993                                     .0075
  October 31, 1993                                  .025

  January 31, 1994                                   0
  April 30, 1994                                    .0075
  July 31, 1994                                     .0075
  October 31, 1994                                  .0075

  January 31, 1995                                  .0075
  April 30, 1995                                    .0075
  July 31, 1995                                     .015
  October 31, 1995                                    0

_________________________
*Restated to reflect the October, 1994 stock split effected in the form of a stock dividend.

          Cumulative dividends in the amount of $8.00 per share are payable on July 15 and are paid on the TC Preferred Stock on June 15 of each year.
          Covenants in certain credit agreements may impose restrictions on TC's payment of dividends. See "TC's Management's Discussion and Analysis of Results of Operations and Financial Condition - Capital Resources and Liquidity."



                          THE MEETING
General
          This Proxy Statement/Prospectus is being furnished to holders of TC Stock in connection with the Special Meeting to be held on ______ ___, 1996 at the law offices of Rivkin Radler & Kremer, 30 North LaSalle Street, Chicago, Illinois 60602, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof. This Proxy Statement/Prospectus is also being used in the solicitation of proxies by the TC Board of Directors for use at the Special Meeting from the stockholders of TC who did not execute irrevocable proxies in connection with the execution of the Merger Agreement.
          This Proxy Statement/Prospectus is first being mailed to stockholders of TC and, with respect to the solicitation of proxies from those stockholders of TC who did not execute irrevocable proxies in connection with the execution of the Merger Agreement, the accompanying forms of proxies are first being mailed on or about ________ ___, 1995.
Matters to be Considered at the Meeting
          At the Special Meeting, holders of TC Stock will consider and vote upon (i) a proposal to approve the Merger Agreement; and (ii) such other matters as may properly be brought before the Special Meeting.
          Board of Directors Recommendation. All the directors of TC participated in the meeting at which the Merger Agreement was considered and have unanimously approved the Merger Agreement and recommended a vote FOR approval of the Merger Agreement by the stockholders of TC.
Voting at the Meeting; Record Date
          The TC Board of Directors has fixed December 11, 1995 as the record date for the determination of the TC stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of TC Common Stock and TC Preferred Stock on the record date will be entitled to notice of and to vote at the Special Meeting. As of December 11, 1995, there were 5,340,992 shares of TC Common Stock outstanding, entitled to vote and held by fifty-eight holders of record and 4,243 shares of TC Preferred Stock outstanding, voting separately as a class, entitled to vote and held by eight holders of record. Each holder of record of shares of TC Common Stock and TC Preferred Stock on the record date is entitled to cast one vote per share on each proposal properly submitted for the vote of the TC stockholders, either in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of TC Common Stock and a majority of the outstanding shares of TC Preferred Stock, voting separately as a class, entitled to vote is necessary to constitute a quorum at the Special Meeting.

          The approval by TC stockholders of the Merger Agreement will require (i) the affirmative vote of the holders of a majority of the outstanding shares of TC Common Stock entitled to vote thereon; and (ii) the affirmative vote of the holders of a majority of the outstanding shares of TC Preferred Stock, voting separately, entitled to vote thereon. A failure to vote or an abstention or a broker non-vote will have the same legal effect as a vote by a TC stockholder against the approval of the Merger Agreement.

          Each of the directors has advised TC that he intends to vote or direct the vote of all shares of TC Common Stock and TC Preferred Stock over which he has voting control FOR approval of the Merger Agreement. Certain beneficial owners of approximately 77% of the outstanding shares of Common Stock and 73% of the outstanding shares of Preferred Stock (including directors and executive officers who beneficially own approximately 52% of the TC Common Stock) have appointed Roderick P. Jackson and David M. Satter, representatives of Mylan, as irrevocable proxies to vote their shares in favor of the Merger. See "Certain Related Transactions and Relationships of TC and Mylan - The Irrevocable Proxies."

          As of ________, 1995, Mylan and its subsidiaries owned no outstanding shares of TC Common Stock or TC Preferred
Stock.

Proxies

          This Proxy Statement/Prospectus is being furnished to TC stockholders in connection with the Special Meeting. In addition, it is being used in the solicitation of proxies (individually, a "Solicited Proxy" and collectively, the "Solicited Proxies") from the stockholders of TC who did not execute irrevocable proxies in connection with the execution of the Merger Agreement (see "Certain Related Transactions and Relationships of TC and Mylan - The Irrevocable Proxies") for use at the Special Meeting.

          TC stockholders who executed irrevocable proxies in connection with the execution of the Merger Agreement are not being solicited for a new proxy and should not execute a Solicited Proxy.

          All shares of TC Common Stock and TC Preferred Stock that are entitled to vote and are represented at the Special Meeting by properly executed Solicited Proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such Solicited Proxies. If no instructions are indicated, such Solicited Proxies will be voted FOR approval of the Merger Agreement.

          If any other matters are properly presented at the Special Meeting for consideration, including consideration of a motion to adjourn the Special Meeting to another time and/or place (including for the purpose of soliciting additional Solicited Proxies), unless otherwise indicated on such Solicited Proxies, the person named in the enclosed forms of Solicited Proxies and acting thereunder will have discretion to vote on such matters in accordance with his best judgment.

          Any Solicited Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Solicited Proxies may be revoked by (i) filing with the Secretary of TC, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the Solicited Proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of TC, before the taking of the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of the Solicited Proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Herbert L. Stern, Jr., Secretary, TC Manufacturing Co., Inc., in care of Rivkin, Radler & Kremer, 30 North LaSalle Street, Chicago, Illinois, 60602-2507 or hand delivered to the Secretary of TC, at or before the taking of the vote at the Special Meeting.
          All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement/Prospectus, will be borne equally by Mylan and TC, except as provided in the Merger Agreement. See "The Merger Agreement - Expenses." In addition to solicitation by use of the mails, Solicited Proxies may be solicited by directors, officers and employees of TC in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Following the original mailing of the Solicited Proxies and other soliciting materials, TC will request brokers, custodians, nominees and other record holders to forward copies of the Solicited Proxy and other soliciting materials to persons for whom they hold shares of TC Common Stock or TC Preferred Stock and to request authority for the exercise of proxies. Mylan and TC will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith.


            TC STOCKHOLDERS SHOULD NOT SEND ANY STOCK
              CERTIFICATES WITH THEIR PROXY CARDS.


                          THE MERGER

Background of the Merger

          For its fiscal years ending March 31, 1995, March 31,
1994 and March 31, 1993, Mylan had sales to UDL-Illinois of
$6,038,000, $2,750,000 and $2,061,000, respectively.

          During the period of May through December 1993, TC and Mylan conducted preliminary discussions relating to a possible business combination between them. These discussions were based upon an ongoing business relationship between TC and Mylan in which Mylan acts as a supplier of a significant portion of the generic pharmaceutical products which UDL-Illinois provides to its customers. Although such preliminary discussions did not result in any transaction, the customer-supplier relationship between TC and Mylan was continued.

        In December 1994, the Board of Directors of TC discussed the possibility of initiating a new round of discussions with Mylan and authorized certain officers of TC to communicate with Mylan in that regard. Initial discussions between TC and Mylan commenced in January 1995 and led to the execution of a confidentiality agreement in April 1995 following a meeting among representatives of both corporations at Mylan's executive offices.

          Since that date, TC and Mylan and their respective advisors have participated in structuring the proposed
Reorganization and Merger, conducting due diligence investigations and preparing the transaction documents to evidence the Reorganization and the Merger.

          Negotiation on the proposed structure of the transaction and the definitive Merger Agreement and due diligence continued through the week of October 9, 1995.

          On October 9, 1995, the Board of Directors of TC approved TC's execution and delivery of the Merger Agreement. Members of management of TC and of Mylan, along with their respective legal counsel, continued to negotiate the terms of the proposed merger through October 10, 1995. On October 10, 1995, management of Mylan approved the Merger Agreement. Because the Board of Directors of Mylan previously had authorized its management to negotiate a merger agreement and, if negotiated, to enter into a merger agreement, the Merger Agreement was executed by the parties and various stockholders of TC executed and delivered irrevocable proxies in favor of Mylan. See "Certain Related Transactions and Relationships of TC and Mylan - The Irrevocable Proxies."

TC's Reasons for the Merger; Recommendation of TC's Board of
Directors

          The Board of Directors of TC believes that the terms of the Merger are fair to and in the best interests of TC and its stockholders. Accordingly, the Board of Directors of TC has unanimously approved the Merger Agreement and recommended its approval by TC stockholders.

          The Board of Directors of TC, after careful study and evaluation of financial and market factors, believes that the consummation of the Merger will improve UDL's position in the dynamic healthcare marketplace.

          Since 1993, the Board of Directors of TC increasingly has been concerned over UDL's ability to secure quality and reliable sources for the generic pharmaceutical products required in UDL's business. As primarily a marketer of products manufactured by others, UDL is dependent on outside manufacturers for the procurement of most of the products marketed by it.

          In 1993 and early 1994, TC's Board of Directors saw the solution to UDL's source dependency problems as primarily one of capital. The Board believed that if UDL could complete a public offering of its securities and thus obtain the requisite capital, it could, over time, by expanding its manufacturing facilities and in-house research and development capabilities, position itself to manufacture a number of generic products which it otherwise would have had to purchase from others. UDL also hoped to invest its enhanced capital resources in product development opportunities through joint ventures with other pharmaceutical companies. It was thought that as the number of products manufactured in-house by UDL or secured through joint venture investments increased, UDL's source dependency on unaffiliated outside manufacturers would diminish.

        UDL, however, never successfully completed the contemplated public offering due to several circumstances.

          First, TC's Board of Directors questioned whether the amount of capital to be raised through the public offering would be sufficient for UDL to develop new products as rapidly as previously believed. Second, TC's Board of Directors questioned whether, in light of increasing competition, UDL would be afforded the same opportunities as it had previously enjoyed to be among the first to introduce, in unit dose configuration to the institutional marketplace, newly developed generic equivalents of recently off-patent pharmaceuticals. Without these opportunities, UDL would have difficulty attaining its forecasted earnings.

          Third, while reflecting on these concerns but proceeding with its preparations for the public offering, TC's Board of Directors in August 1993 received from Mylan an indication of interest in a business combination with TC. The Board of Directors saw that such a combination could enable UDL to accomplish its objective of gaining access to a secure source for a broad line of generic pharmaceutical products and to substantial capital and manufacturing resources and research and development capabilities. The Board, therefore, decided to defer completion of the public offering pending further discussions with Mylan.

          By mid-December 1993, these discussions ended when the parties failed to reach agreement. By this time, the Board had concluded that the public markets might not be the best source for capital required by TC's pharmaceutical operations. TC therefore retained an investment banking firm as its financial advisor with a mandate to determine whether alternative sources of capital could be found.

          In the midst of this process, a downturn occurred in stock prices within the generic pharmaceuticals sector of the public securities market and the public offering alternative became no longer a viable option.

          At about the same time, the wave of mergers and consolidations within the generic pharmaceutical industry struck. Apprehension over the dwindling number of potential suppliers led TC's Board of Directors to conclude that capital alone could not cure UDL's source dependency because UDL no longer had time to develop a broad line of products to manufacture in-house. UDL would have to immediately secure one or more long-term supply relationships offering ongoing access to (i) a broad line of existing and potential products; (ii) extensive manufacturing capabilities; and (iii) expanded research and development. The Board concluded that UDL could only achieve this objective through affiliation with a major existing pharmaceutical company.

          In now focusing strictly on the immediate need to alleviate UDL's source dependency, TC's Board of Directors reviewed UDL's existing and potential supply relationships for prospective merger partners. Over the course of the next eighteen months, a number potential merger candidates, including Mylan, were identified and indications of interest solicited. Extensive negotiations with several of the potential merger candidates ensued, culminating in the agreement to combine the Pharmaceutical Business with the pharmaceutical operations of Mylan.

          Mylan is currently the largest supplier to the Pharmaceutical Business in terms of number of products (28 of 177 total products carried by UDL) and dollar volume of purchases. Furthermore, there are 22 additional products which UDL currently purchases from sources other than Mylan but which can be procured from Mylan and with respect to which a merger with Mylan would provide source security.

          Furthermore, TC's Board of Directors believes that the merger with Mylan will alleviate the constraints on UDL caused by TC's limited capital, manufacturing resources and know-how, and research and development capabilities.

          BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF TC BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF TC AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT TC STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

Mylan's Reasons for the Merger

          Mylan believes that the Merger is a logical step in its long-range plan to became a fully integrated pharmaceutical company by adding a more complete line of both solid and liquid unit dose generic pharmaceutical products in custom packaging for the retail, institutional and managed care markets in addition to Mylan's other generic products. Among the factors considered by Mylan in deciding to approve and execute the Merger Agreement were the compatibility of the business philosophies of the two companies, TC's distribution system and integration into the unit dose market and the ability to consummate the Merger through, primarily, the issuance of Mylan Common Stock.

Certain Federal Income Tax Consequences

          The following is a summary under currently applicable law of certain federal income tax considerations generally applicable to the holders of TC Preferred Stock and TC Common Stock resulting from the Reorganization and the Merger. The following summary is for general information only, and the tax treatment described herein may not be applicable to certain TC Stockholders depending upon their particular situations. Certain TC stockholders (including tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons) or TC stockholders who are not citizens or residents of the United States may be subject to special rules not discussed below. A favorable ruling from the Internal Revenue Service may be issued with respect to the federal income tax consequences discussed herein; however, there can be no assurance that the IRS will issue such a ruling prior to the consummation of the transactions proposed or that the IRS will agree with any of the conclusions proposed and stated herein. In January 1995, the IRS issued a pronouncement indicating that the IRS will not issue a ruling regarding the tax consequences of a transaction structured in a fashion similar to the Merger; however, this "no ruling" position does not represent a determination by the IRS as to whether the Merger will qualify as a nontaxable transaction and subsequent pronouncements with respect to the reorganization provisions of the Code indicate that the IRS may withdraw its no ruling policy as it relates to mergers similar to the Merger. Each shareholder should consult his/her own tax advisor as to the particular tax consequences to him/her of the Reorganization and the Merger, including the applicability and effect of any state, local, foreign or other tax laws, any recent changes in applicable tax laws and any proposed legislation.

          The Reorganization

          With respect to the distribution of the stock of Newco by TC to the holders of TC Common Stock who are not employed in the Pharmaceutical Business, TC believes, for federal income tax purposes, as follows (i) the transfer by TC of the assets of the Packaging and Coating Businesses to Newco solely in exchange for the stock of Newco and the assumption of liabilities related to such Businesses will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that TC and Newco will each be "a party to the reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by (and no amount will be included in the income of) TC upon the transfer of assets to Newco solely in exchange for stock of Newco and the assumption of liabilities by Newco; (iii) no gain or loss will be recognized by (and no amount will be included in the income of) Newco upon the receipt of assets in exchange for stock of Newco and the assumption of liabilities by Newco; (iv) no gain or loss will be recognized by (and no amount will be included in the income of) TC upon the distribution to the holders of TC Common Stock who are not employed in the Pharmaceutical Business of all its Newco stock; (v) no gain or loss will be recognized by (and no amount will be included in the income of) the holders of TC Common Stock who are not employed in the Pharmaceutical Business upon receipt of the Newco stock; (vi) the aggregate basis of the stock of Newco and TC in the hands of each of the holders of TC Common Stock who are not employed in the Pharmaceutical Business after the Reorganization will be the same as the basis of the TC Common Stock held by such shareholder immediately before the Reorganization, allocated in proportion to the fair market value of each; and (vii) the holding period of the Newco stock which the holders of the TC Common Stock who are not employed in the Pharmaceutical Business receive will include the holding period of the TC Common Stock with respect to which the distribution will be made, provided the TC Common Stock is held as a capital asset by such shareholders on the date of the distribution.

          As currently planned, TC expects to distribute to the holders of TC Common Stock who are employed in the Pharmaceutical Business additional shares of TC Common Stock concurrently with the distribution of the stock of Newco to the holders of TC Common Stock who are not employed in the Pharmaceutical Business. TC believes, for federal income tax purposes, that the transfer of shares of TC Common Stock to the holders of TC Common Stock who are employed in the Pharmaceutical Business will result in the following tax consequences: (i) no gain or loss will be recognized by (and no amount will be included in the income of) TC; (ii) no gain or loss will be recognized by (and no amount will be included in the income of) the holders of TC Common Stock who are employed in the Pharmaceutical Business upon the receipt of the additional shares of TC Common Stock; (iii) the aggregate basis of the TC Common Stock in the hands of each of the holders of TC Common Stock who are employed in the Pharmaceutical Business after the distribution will be the same as the basis of TC Common Stock held by such shareholders immediately before the distribution allocated between the TC Common Stock held before the distribution, and the additional TC Common Stock received in the distribution in proportion to the fair market value of each; and (iv) the holding period of the additional TC Common Stock which the holders of TC Common Stock who are employed in the Pharmaceutical Business receive will include the holding period of the TC Common Stock with respect to which the foregoing distribution will be made, provided the TC Common Stock is held as a capital asset by such shareholders on the date of the Reorganization.

          The Merger

          With respect to the merger of MLI into TC, TC and Mylan believe, for federal income tax purposes, as follows:
(i) the merger of MLI with and into TC will be treated as an acquisition by Mylan of 100 percent of the outstanding shares of TC Common Stock solely in exchange for voting stock of Mylan and will constitute a reorganization within the meaning of
Section 368(a)(1)(B) of the Code; (ii) no gain or loss will be recognized by the holders of TC Common Stock upon receipt of solely Mylan Common Stock in exchange for their shares of TC Common Stock; (iii) each TC shareholder's basis in the Mylan Common Stock permitted to be received without the recognition of gain or loss, including the shares to be held in escrow, shall be the same as that of TC Common Stock exchanged; (iv) the holding period of the Mylan Common Stock in the hands of the TC shareholders will include the holding period of TC Common Stock immediately before the exchange, provided that TC Common Stock surrendered was held as a capital asset on the date of the exchange; and (v) the payment of cash to the holders of TC Common Stock in lieu of fractional shares of Mylan Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then redeemed by Mylan, and the cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional shares redeemed and will be taxed as provided in
Section 302(a) of the Code (generally treated as the sale of a capital asset).

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE TAX CONSEQUENCES OF THE REORGANIZATION AND THE MERGER MAY VARY DEPENDING UPON, AMONG OTHER THINGS, THE PARTICULAR CIRCUMSTANCES OF THE TC STOCKHOLDER. EACH TC STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER (INCLUDING THE APPLICABILITY AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES AND FOREIGN, STATE AND LOCAL TAX LAWS) ON THE DISPOSITION OF SHARES PURSUANT TO THE REORGANIZATION AND THE MERGER.

          Release of Tax Claims

          Each holder of TC Preferred Stock and TC Common Stock, as a condition of receiving shares of Mylan Common Stock, must release Mylan and TC and their respective officers, directors and affiliates, from any claims that such holder may have as a result of the Reorganization and the Merger being subject to any federal, state or local taxes, except for corporate taxes assessed against TC and imposed upon any such holder on account of transferee liability, if any, resulting from the distribution by TC to such holder of the shares of capital stock of Newco in the Reorganization. See also "Certain Related Transactions and Relationships of TC and Mylan."

          See also "Certain Related Transactions and
Relationships of TC and Mylan - Reorganization and Letter of
Transmittal."

Regulatory Compliance

          Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Mylan and TC each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on November 20, 1995. The statutory waiting period under the HSR Act is expected to expire on December 20, 1995. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Mylan or TC. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of TC or businesses of Mylan or TC. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

          Based on information available to them, Mylan and TC believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Mylan and TC would prevail or would not be required to accept certain conditions, possibly including certain divestitures in order to consummate the Merger.

          Consummation of the Merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, subject to waiver of such conditions, in accordance with the terms of the Merger Agreement. Mylan and TC intend to pursue vigorously all required regulatory approvals. However, there can be no assurance regarding the timing of such approvals or that such approvals will, in fact, be obtained.

Federal Securities Law Consequences

          Except as provided in the Continuity of Interest Agreement (See "Certain Relationships and Related Transactions of TC - Reorganization"), all shares of Mylan Common Stock received by holders of TC Common Stock or TC Preferred Stock in the Merger will be freely transferable, except that shares of Mylan Common Stock received by persons who are deemed to be affiliates of TC prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Mylan) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of TC or Mylan generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The rights of "affiliates" of TC to receive their shares of Mylan Common Stock in the Merger are conditioned upon the execution by each of such affiliates of a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Mylan Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder and their shares will bear a restrictive legend to such effect.

Stock Exchange Listing

          Mylan has covenanted to use its commercially reasonable efforts to effect listing of the Mylan Common Stock to be delivered in accordance with the Merger Agreement on the NYSE upon notice of issuance.

Appraisal Rights

          Holders of TC Common Stock and TC Preferred Stock are entitled to appraisal rights under Section 262 of the DGCL, which are reprinted in their entirety as Annex A to this Proxy
Statement/Prospectus.

          The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex A. This discussion and Annex A should be reviewed carefully by any holder of TC Stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, because failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

          Record holders of TC Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). A person having a beneficial interest in shares of TC Common Stock or TC Preferred Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect the appraisal rights provided under Section 262.

          Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. THIS PROXY STATEMENT-PROSPECTUS SHALL CONSTITUTE SUCH NOTICE TO THE RECORD HOLDERS OF TC COMMON STOCK OR TC PREFERRED STOCK. ANY SUCH STOCKHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS SHOULD REVIEW THE FOLLOWING DISCUSSION AND ANNEX A CAREFULLY, BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE DGCL.

          Under the DGCL, record holders of TC Common Stock or TC Preferred Stock who follow the procedures set forth in
Section 262 will be entitled to have their shares of TC Common Stock or TC Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares as described below. Such holders are, in such circumstances, entitled to appraisal rights because they hold stock of a constituent corporation to the Merger and such TC Stock is not listed on a national securities exchange or designated as a national market system security or NASDAQ, nor held of record by more than 2,000 holders.

          A holder of shares of TC Common Stock or TC Preferred
Stock wishing to exercise his or her appraisal rights must deliver to the Secretary of TC, before the vote on the Merger
Agreement at the Special Meeting, a written demand for appraisal of his or her shares of TC Common Stock or TC Preferred Stock, respectively. Neither a proxy indicating a vote against nor a vote against the Merger shall constitute such a demand. Such written demand must reasonably inform TC of the identity of the holder and that such holder intends thereby to demand appraisal of the holder's shares. All written demands for appraisal of TC Common Stock or TC Preferred Stock should be sent or delivered to Herbert L. Stern, Jr., Secretary, TC Manufacturing
Co., Inc. in care of Rivkin, Radler & Kremer, 30 North LaSalle
Street, Chicago, Illinois 60602-2507.  A holder of shares of TC
Common Stock or TC Preferred Stock who desires to exercise his or her appraisal rights must not vote his shares in favor of the Merger Agreement either in person or by proxy. Neither an abstention from voting with respect to, nor failure to vote in person or by proxy against, approval of the Merger Agreement constitutes a waiver of the rights of stockholders exercising appraisal rights. However, a signed Solicited Proxy that is returned without any instruction as to how the Solicited Proxy should be voted will be voted in favor of the approval of the Merger
Agreement and will be deemed a waiver of the rights of a stockholder exercising appraisal rights. In addition, a holder of shares of TC Common Stock or TC Preferred Stock wishing to exercise his or her appraisal rights must hold such shares of record on the date the written demand for appraisal is made and must hold such shares continuously through the Effective Time.
Stockholders who hold their shares of TC Common Stock or TC
Preferred Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers or such other appropriate person to determine the appropriate procedures for the making of a demand for appraisal by the record holder.

          Within ten days after the Effective Time, the Surviving Corporation must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and who is entitled to appraisal rights under Section 262. Within 120 days after the Effective
Time, any holder of record of shares of TC Common Stock or TC
Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth (i) the aggregate number of shares of TC Common
Stock or TC Preferred Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and (ii) the aggregate number of holders of such shares. Any such statement must be mailed within ten days after a written request therefor has been received by the Surviving
Corporation.

          Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of TC Common Stock or TC Preferred Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of such shares. The Surviving Corporation is not under any obligation to file a petition with respect to the appraisal of the "fair value" of the shares of TC Common Stock or TC Preferred Stock and neither Mylan nor TC presently intends that the Surviving Corporation file such a petition. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262.  A holder of shares of TC Common Stock or
TC Preferred Stock will fail to perfect, or effectively lose, his or her right to appraisal if no petition for appraisal of shares of TC Common Stock or TC Preferred Stock is filed within 120 days after the Effective Time.

          If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of TC Common Stock or TC Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the shares of TC Common Stock or TC
Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. Holders considering seeking appraisal should be aware that the "fair value" of their shares of TC Common Stock or TC Preferred Stock as determined under Section 262 could be more than, the same as, or less than the value of the Mylan Common Stock they would receive if they did not seek appraisal. The Delaware Supreme
Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be the exclusive remedy for a stockholder exercising appraisal rights.
          The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of TC Common Stock have been appraised. The costs of the action may be determined by such court and taxed upon the parties as the court deems equitable.
The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of shares of TC Common Stock or TC Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of TC Common Stock or TC Preferred Stock entitled to appraisal.

          If any holder of shares of TC Common Stock or TC Preferred Stock who demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in the DGCL, the shares of TC Common Stock or TC Preferred Stock of such stockholder will not be deemed to qualify for payment of appraisal rights in accordance with Section 8.9 of the Merger Agreement. A holder may withdraw his or her demand for appraisal by delivering to the Surviving Corporation a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation. Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

          Any holder of shares of TC Common Stock or TC Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of TC Common Stock or TC Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of TC Common Stock or TC Preferred Stock as of a date prior to the Effective Time).

Accounting Treatment

          The Merger will be accounted for by Mylan under the purchase method of accounting. Under this method the assets (both tangible and intangible) and liabilities of TC at the Effective Time will be recorded by Mylan for financial reporting purposes at their market values as of the Effective Time, and any excess of the consideration paid over the net market values of the assets acquired will be recorded and amortized as goodwill.

                      THE MERGER AGREEMENT

          The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

The Merger

          The Merger Agreement provides that, following the approval of the Merger Agreement by the stockholders of TC and the satisfaction or waiver of the other conditions to the Merger, MLI will be merged with and into TC, with TC continuing as the surviving corporation (the "Surviving Corporation").

          If the Merger Agreement is approved by the stockholders of TC and the other conditions to the Merger are satisfied or waived, the Merger will become effective immediately upon the filing of a duly executed Certificate of Merger by TC and MLI (the "Constituent Corporations") with, and the issuance of a Certificate of Merger by, the Secretary of State of the State of Delaware.

          Upon consummation of the Merger, pursuant to the Merger Agreement (i) the issued and outstanding shares of TC Common Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled), will be converted into shares of Mylan Common Stock at a ratio equal to
 .42589063 ("Common Stock Exchange Ratio") shares of Mylan Common Stock for each share of TC Common Stock, assuming the exercise prior to the Effective Time of all outstanding stock options for TC Common Stock exercised and subject to adjustment depending upon certain balance sheet items of TC (parent company only) at the close of business on the Effective Time (see "Adjustment to Common Stock Exchange Ratio ; Certain Holdbacks Applicable to Holders of TC Common Stock and Distributions"); and (ii) the issued and outstanding shares of TC Preferred Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled) will be converted into shares of Mylan Common Stock at a ratio equal to 5.02765 ("Preferred Exchange Ratio") shares of Mylan Common Stock for each share of TC Preferred Stock. Based upon the capitalization of TC and Mylan as of September 30, 1995, the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio, the stockholders of TC immediately prior to the consummation of the Merger will own less than 2.0 percent of the outstanding shares of Mylan Common Stock immediately following consummation of the Merger.

Adjustment of Common Stock Exchange Ratio; Certain Holdbacks
Applicable to Holders of TC Common Stock; and Distributions

          The number of shares of Mylan Common Stock to which the holders of TC Common Stock are entitled will be finally determined based upon the Adjusted Exchange Ratio. The "Adjusted Exchange Ratio" is the Common Stock Exchange Ratio adjusted for certain balance sheet items of TC (parent company only) as of the close of business on the date the Merger is consummated. The Adjusted Exchange Ratio may be greater or less than the Common Stock Exchange Ratio. Because the Adjusted Exchange Ratio will not be known at the closing, the initial distribution of shares of Mylan Common Stock to holders of TC Common Stock will be subject to a holdback which would be used to satisfy any reduction in the number of shares of Mylan Common Stock to which holders of TC Common Stock are entitled in the event that the Adjusted Exchange Ratio is less than the Common Stock Exchange Ratio.

          The initial distributions to holders of TC Common
Stock will also be subject to a holdback with respect to any shares of TC Common Stock or TC Preferred Stock for which stockholders of TC exercise appraisal rights.

          Upon the final determination of the Adjusted Exchange Ratio and any appraisal rights proceedings: (i) if holders of TC Common Stock are entitled to receive more shares of Mylan Common Stock than initially distributed, the Exchange Agent and/or the trustee of the trust for stockholders exercising appraisal rights will distribute such additional shares to holders of TC Common Stock as described below; and (ii) if holders of TC Common Stock are not entitled to receive more shares of Mylan Common Stock than initially distributed, the shares of Mylan Common Stock held back and in the possession of the Exchange Agent will be returned to Mylan.
          Adjustment to Common Stock Exchange Ratio and Holdback After the Effective Time and upon surrender of the certificates representing shares of TC Common Stock, each holder of TC Common Stock will receive in exchange, 95% of the total whole number of shares of Mylan Common Stock to which he/she is entitled. The remaining shares of Mylan Common Stock will be held pending the definitive determination of the Adjusted Exchange Ratio. Upon the issuance of such determination, each holder of TC Common Stock will receive the balance of any shares of Mylan Common Stock or cash in lieu of fractional shares to which he/she is entitled, if any, under the Merger Agreement.
         Following the Effective Time, the Stockholders Representative (See "Certain Related Transactions and Relationships of TC and Mylan - Reorganization") and a representative of Mylan (the "Mylan Representative") will jointly review the books and records of TC in order to determine definitively, as of the Effective Time but after giving effect to the Reorganization, the amount of assets and liabilities reflected on the books and records of TC on a stand-alone basis (that is, without consolidating any of the assets or liabilities of any subsidiary of TC). The number of shares of Mylan Common Stock to be delivered to former holders of TC Common Stock in exchange for their shares of TC Common Stock will then be adjusted upward to reflect the amount of any excess of assets over liabilities or downward to reflect the amount of any excess of liabilities over assets as determined in accordance with the calculations described below.

          On or before the 15th day after the Effective Time, the Stockholders Representative and a representative of Mylan shall jointly prepare and certify to the former holders of TC Common Stock and Mylan the following items, in each case, as of the close of business on the date the Merger is consummated, after giving effect to all of the transactions contemplated by the Reorganization and the Merger Agreement (the "Joint Certification"):

         (A)  the amount of cash on hand or in bank
                accounts of TC (the "TC Cash");

          (B) all other assets which would appear on a balance sheet of TC (parent company only) prepared in accordance with generally accepted accounting principles applied on a consistent basis (the "Other Assets");

          (C)  the amount of the indebtedness owed to TC by UDL
               Illinois and its two special purpose
               subsidiaries, whether on account or evidenced by one or more promissory notes (the "Intercompany
               Indebtedness");

          (D) the amount necessary to pay in full the 10 1/2% Senior Promissory Notes of TC due July 31, 2001 held by Metropolitan Life Insurance Company, including, without limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Senior Note Indebtedness");

          (E) the amount necessary to pay in full the line of credit granted to TC by LaSalle National Bank, including, without limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Line of Credit Indebtedness");

          (F)  the amount necessary to pay in full any
               outstanding obligations of the Company in favor
               Michael K. Reicher in connection with its acquisition of the shares of common stock of UDL
               Illinois held by Mr. Reicher (the "Reicher
               Indebtedness");

          (G) all other liabilities which appear on a balance sheet of TC (parent company only ) prepared in accordance with generally accepted accounting principles applied on a consistent basis including, without limitation, any liabilities under the group health insurance plans of TC which are not covered by insurance and any costs or expenses associated with the transactions contemplated by the Reorganization or the Merger Agreement which have not been paid by TC (the "Other Liabilities");

          (H) the amount equal to (1) the sum of the TC Cash, the Other Assets and the Intercompany Indebtedness minus (2) the sum of the Senior Note Indebtedness, the Line of Credit Indebtedness, the Reicher Indebtedness and the Other Liabilities, which may be a positive or negative amount (the "Net Adjustment Amount");

          (I) the sum of the shares of Mylan Common Stock to be delivered to holders of TC Common Stock pursuant to the Merger Agreement valued at $19.89 per share plus the Net Adjustment Amount (if a positive amount) or minus the Net Adjustment Amount (if a negative amount) (the "Adjusted Company Common Stock Consideration");

          (J) the Adjusted Company Common Stock Consideration divided by $19.89, which quotient is then divided by the number of outstanding shares of TC Common
               Stock at the Effective Time (the "Adjusted
               Exchange Ratio"); and

         (K) the number of shares of Mylan Common Stock calculated at the Adjusted Exchange Ratio for each of the outstanding shares of TC Common Stock
               (the "Adjusted Shares of Mylan Company Shares").

          Following delivery of the Joint Certification (i)
Mylan shall deliver to the Exchange Agent within 2 business days after receipt of the Joint Certification shares of Mylan Common Stock equal to the excess, if any, of (A) the number of Adjusted Shares of Mylan Common Stock over (B) the number of whole shares of Mylan Common Stock previously delivered to the Exchange Agent by Mylan together with dividends, if any, related to the shares of Common Stock so delivered; or (ii) the Exchange Agent shall deliver to Mylan within 2 business days after receipt of the Joint Certification shares of Mylan Common Stock equal to the excess, if any, of (A) the number of whole shares of Mylan
Common Stock previously delivered to the Exchange Agent by Mylan over (B) the number of Adjusted Shares of Parent Common Stock and, in such event, Mylan shall have no further obligation to deliver shares of Mylan Common Stock to holders of TC Common Stock.

          In the event of any controversy or dispute between the Stockholders Representative and the Mylan Representative arising out of or relating to the preparation of the Joint Certification, either the Stockholders Representative or the Mylan Representative may give notice to the other of its desire to engage Arthur Andersen LLP or, if unavailable, another "big six" accounting firm mutually acceptable to the Stockholders Representative and the Mylan Representative (the "Independent Accountant") to resolve the controversy or dispute within 15 days after such engagement. The Independent Accountant's determination shall be final and binding, and the Stockholders Representative and the Mylan Representative shall deliver the Joint Certification based upon the decision of the Independent Accountant. The fees and disbursements of the Independent Accountant shall be borne by Mylan as reorganization expenses incident to the Merger.

          Appraisal Rights Holdback

          TC and Mylan have agreed to certain procedures to be followed in the case of stockholders of TC who exercise their rights to have the fair market value of their shares appraised under Section 262 of the DCGL.

          Because the amounts due holders of TC Common Stock who exercise appraisal rights under the DGCL (the "Dissenting Stockholders") will not be ascertainable at the Effective Time, the precise number of required shares of Mylan Common Stock to be delivered in the Merger cannot be determined and delivered to existing holders of TC Common Stock who do not exercise their appraisal rights (the "Participating Stockholders"). In view of the foregoing, if any TC stockholders elect to exercise their appraisal rights from the adoption of the Merger Agreement and such stockholders shall have perfected their appraisal rights in accordance with Section 262 of the DGCL and shall not have their shares of TC redeemed as of the Effective Time, TC and Mylan will create an agreement of trust (the "Trust Agreement") which will govern the procedures by which shares of Mylan Common Stock issued to the Participating Stockholders shall be deposited with a trustee and held pending (i) settlement of the Dissenting Stockholders rights with respect to their TC stockholdings; or
(ii) a formal determination of the value due to each of the Dissenting Stockholders pursuant to Section 262 of the DGCL (the "Dissenter's Allocation"). The basic terms to be included in the Trust Agreement are set forth in a letter agreement between TC and Mylan which is attached as Annex C to this Proxy Statement/Prospectus.

          Distributions

          Promptly after the Effective Time, transmittal forms will be mailed to each holder of record of TC Common Stock and TC Preferred Stock to be used in forwarding his/her certificates evidencing such shares for surrender. After receipt of such transmittal form, each holder of certificates formerly representing TC Common Stock or TC Preferred Stock should surrender such certificate to the Exchange Agent. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

          In the case of holders of TC Common Stock, each such holder will receive an initial whole number of shares of Mylan Common Stock equal to (i) the number of shares such holder holds multiplied by the Common Stock Exchange Ratio less (ii) the number of shares of Mylan Common Stock subject to the holdback provisions described above. Assuming all outstanding options to purchase TC Common Stock are exercised and that no holder of TC Common Stock exercises appraisal rights, the initial distribution ratio will be .40464109 shares of Mylan Common Stock for each share of TC Common Stock. This initial distribution ratio may increase slightly if the holders of options to purchase TC Common Stock fail to exercise their options and may decrease slightly to the extent that holders of TC Common Stock exercise appraisal rights. See "Appraisal Rights Holdback." Following final determination of the Adjusted Exchange Ratio and any appraisal rights proceedings, the holders of TC Common Stock may be entitled to receive an additional amount of shares of Mylan Common Stock.

          In the case of holders of TC Preferred Stock, each such holder will receive in exchange therefor a certificate evidencing the whole number of shares of Mylan Common Stock to which he or she is entitled and a check representing any cash that may be payable in lieu of a fractional share of Mylan Common Stock, as hereafter described.

          If any holder of shares of TC Preferred Stock would be entitled to receive a number of shares of Mylan Common Stock that includes a fraction, or if any holder of shares of TC Common Stock upon final determination of the Adjusted Exchange Ratio and any appraisal rights proceedings is entitled to receive additional shares of Mylan Common Stock that includes a fraction, then, in lieu of a fractional share, such holder will be entitled to receive cash. Such cash will be derived from the sale by the Exchange Agent (as defined below) (i) on behalf of stockholders of TC Common Stock otherwise entitled to fractional shares of shares of Mylan Common Stock equal to the total of such fractional interests multiplied by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of TC Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of TC Common Stock are entitled; and (ii) on behalf of stockholders of TC Preferred Stock otherwise entitled to fractional shares of shares of Mylan Common Stock equal to the total of such fractional interests multiplied by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of TC Preferred Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of TC Preferred Stock are entitled. American Stock Transfer Co. or a bank or trust company selected by Mylan will act as exchange agent (the "Exchange Agent") and, at the appropriate times, will sell shares of Mylan Common Stock representing the aggregate of the fractional shares at the prevailing prices on the NYSE and make the proceeds available to stockholders entitled thereto. TC STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.
See "Certain Related Transactions and Relationships of TC and
Mylan."

          After the Effective Time, each certificate evidencing TC Common Stock or TC Preferred Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Mylan Common Stock which the holder of such unexchanged certificate is entitled to receive in the Merger and the right to receive any cash payment in lieu of a fractional share of Mylan Common Stock. The holder of any such unexchanged certificate evidencing TC Common Stock or TC Preferred Stock will not receive any dividends or other distributions payable by Mylan until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, together with any cash payment in lieu of a fractional share of Mylan Common Stock, will be paid, without interest.

Representations and Warranties

         The Merger Agreement contains various customary representations and warranties relating to, among other things
(i) each of Mylan's, TC's, MLI's and TC's subsidiaries' organization and similar corporate matters; (ii) each of Mylan's, TC's, MLI's and TC's subsidiaries' capital structure and the ownership of MLI by Mylan and TC's subsidiaries by TC;
(iii) each of Mylan's, TC's and TC's subsidiaries' financial statements; (iv) each of Mylan's, MLI's and TC's authorization of the Merger Agreement and related matters; (v) each of Mylan's, MLI's or TC's absence of conflicts under charters or bylaws, receipt of required consents or approvals, and absence of violations of any instruments or law; (vi) documents filed by Mylan with the Commission and the accuracy of information contained therein; (vii) absence of certain material adverse events, changes or effects; (viii) in the case of TC, retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (ix) certain Food and Drug Administration matters; (x) litigation; (xi) compliance with law; (xii) in the case of TC, the stockholder vote required; (xiii) in the case of TC, the status of certain intercompany transactions between TC and TC's subsidiaries;
(xiv) the absence of any broker; (xv) in the case of Mylan, the due authorization and non-accessibility of the Mylan Common Stock to be issued in the Merger; and (xvi) in the case of MLI, its interim operations.

Certain Covenants of TC

          TC has agreed that, during the period from the date of the Merger Agreement until the Effective Time, it, and in certain instances its subsidiaries, will (i) use their commercially reasonable efforts to defend any lawsuits, obtain all necessary consents, and make all filings to effect the transactions contemplated by the Merger Agreement; (ii) maintain their respective properties; (iii) provide information to Mylan;
(iv) except for the Reorganization, not engage in transactions out of the ordinary course of business and use their best efforts to preserve their respective businesses and employees;
(v) not (A) make any changes in their authorized capital stock,
(B) issue any stock options, warrants or other rights, (C) declare any stock dividend or effect a recapitalization, (D) issue any capital stock except pursuant to existing stock options, (E) purchase or redeem any capital stock or (F) declare or pay any dividends other than cash dividends on the TC Stock consistent with past practice; (vi) not solicit or negotiate other proposals; (vii) not create or incur any indebtedness other than current liabilities in the ordinary course of business and increases in lines of credit to fund operations or the Reorganization or intercompany indebtedness in the ordinary course of business; (viii) not (A) pay any bonus or severance not required under an existing agreement or benefit plan, (B) create any new employee benefit plan or modify any existing plan or (C) enter into any new employee agreement or modify any existing employee agreement; (ix) not enter into, terminate or modify any material agreement without Mylan's consent; (x) continue to file all tax returns and make payments pursuant thereto; (xi) amend disclosure schedules as necessary; (xii) notify Mylan of (A) a notice or event of default when a material agreement, (B) notice by a third party alleging consent to the Merger is required, (C) notice by a regulatory authority or exchange, (D) material change in the business, or (E) commenced or threatened claim or action which would have required disclosure; (xiii) take all steps to hold a Stockholder meeting to vote upon the Merger and to recommend such Merger to the stockholders; (xiv) provide updated financial statements; (xv) not amend the Reorganization documents without Mylan's consent; (xvi) deliver to Mylan the final form of an information statement relating to the Reorganization two business days prior to its distribution;
(xvii) not enter into transactions, other than the Reorganization, with Newco; and (xviii) permit Mylan to participate in the establishment of TC's cash management system, bank accounts, lock boxes and other investments as part of the Reorganization. Both TC and Mylan also agree to cooperate in filing the Registration Statement of which this Proxy
Statement/Prospectus is a part, to use commercially reasonable efforts to procure its effectiveness and to seek each other's consent to issuance of a press release regarding the Merger.

Certain Covenants of Mylan

          Mylan has agreed that, during the period from the date of the Merger Agreement until the Effective Time, it will:
(i) use commercially reasonable efforts to defend any lawsuits, obtain all necessary consents, make all filings and file the Registration Statement of which the Proxy Statement/Prospectus is a part to effect the transactions contemplated by the Merger Agreement; (ii) maintain its properties; (iii) provide information to TC; and (iv) use commercially reasonable efforts to list the Mylan Common Stock on the NYSE; (v) file periodic reports with the SEC; (vi) vote the Irrevocable Proxies in favor of the Merger; (vii) deliver the final form of the Registration Statement of which this Proxy Statement/Prospectus is a part two business days prior to its effectiveness; and (viii) conduct its business in the ordinary course. Both TC and Mylan also agree to cooperate in filing the Registration Statement of which this Proxy Statement/Prospectus is a part, to use commercially reasonable efforts to procure its effectiveness and to seek each other's consent to issuance of a press release regarding the Merger.

          MLI has agreed that, during the period from the date of the Merger Agreement until the Effective Time, it will (i) not engage in any business except as related to the Merger Agreement; (ii) provide information to TC; and (iii) use commercially reasonable efforts to obtain all necessary consents, make all filings and give all notices to effect the transactions contemplated by the Merger Agreement.

          Mylan has agreed that until the third anniversary of the Effective Time: (i) Mylan will not dispose of any capital stock of the Surviving Corporation by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers to any subsidiary of Mylan); (ii) Mylan will not cause or permit the Surviving Corporation or any member of the Pharmaceutical Group to:

          (A)       cease operations;

          (B) make a material disposition of any of its existing assets by means of a sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving Corporation to UDL Illinois, UDL-Florida or the special purpose subsidiaries or transfers from UDL-Illinois, UDL-Florida or the special purpose subsidiaries to the Surviving Corporation, Mylan or any subsidiary of Mylan);

          (C) dispose of any capital stock of any member of the Pharmaceutical Group by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving Corporation to Mylan or any subsidiary of Mylan);

          (D)       liquidate or merge with any other
corporation (including Mylan or a subsidiary of Mylan); or

          (E) in the case of the Surviving Corporation only, cease to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code.

          In the event Mylan desires to take any of the actions described above or in the event the Parent desires to cause or permit the Surviving Corporation or any member of the Pharmaceutical Group to take any of the actions described above, Mylan is required to first deliver to Newco either an opinion of counsel to Mylan, addressed to Mylan and those persons or entities who were holders of TC Preferred Stock and TC Common Stock at the Effective Time, which opinion shall be reasonably satisfactory to the Stockholders Representative, or a favorable ruling letter from the appropriate taxing authority, reasonably satisfactory to the Stockholders Representative, that such actions would not adversely affect the tax consequences of the transactions described in the Plan or Reorganization to the Surviving Corporation or the holders of TC Preferred Stock or TC Common Stock, or adversely affect the tax consequences of the Merger to the Surviving Corporation or the holders of TC Preferred Stock or TC Common Stock.

          Except as expressly restricted pursuant to the foregoing, Mylan, the Surviving Corporation and the members of the Pharmaceutical Group will be free to conduct business and to enter into any transactions which they deem appropriate.

No Solicitation of Transactions

          The Merger Agreement provides, subject to certain exceptions relating to the duties of the Board of Directors of TC, that neither TC nor any of the Subsidiaries will directly or indirectly, or authorize or permit any of their respective officers, directors, employees, representatives and agents to, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below), or agree to or endorse any Takeover Proposal. The Merger Agreement provides that TC shall promptly notify Mylan (orally or in writing) of any such proposals or inquiries. As used in the Merger Agreement, "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving TC or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, TC or any of the Subsidiaries other than the transactions contemplated by the Merger Agreement.

          In addition, the Merger Agreement provides that neither Mylan nor the Surviving Corporation will have any liability to the holders of TC Preferred Stock or TC Common Stock with respect to the tax consequences resulting from the transactions which are a part of the Reorganization and the Merger, except for corporate taxes assessed against TC and imposed upon such holders on account of transferee liability, if any, resulting from the distribution by TC to such holders of the shares of capital stock of Newco in the Reorganization.

Indemnification

          The Merger Agreement provides that, whether or not the Merger is consummated, Mylan and TC each agree to indemnify and hold harmless the other party, and, each person, if any, who controls such party within the meaning of Section 15 of the Securities Act, each officer and director of such party, and each and all of them, against any and all losses, claims, damages or liabilities, joint or several (and to reimburse each such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage or liability, or action in respect thereof) to which they, or any of them, may become subject under the Securities Act or other statutory law or common law, caused by, or arising out of, information provided in writing by the indemnifying party, its subsidiaries, affiliates, officers or directors for inclusion in the Registration Statement or in any amendment or supplement thereto (other than that information requested to be filed by the other party) being false or misleading in any material respect, failing to state any facts necessary to make the statements therein not false or misleading in any material respect, or omitting to state any material fact required to be stated therein with respect to the indemnifying party, its subsidiaries, affiliates, officers or directors in light of the circumstances under which they were made. See also "Certain Related Transactions and Relationships of TC and Mylan - Reorganization."

Conditions to Each Party's Obligations

          The respective obligations of Mylan and TC to effect the Merger are subject to the following conditions, among others
(i) no "material adverse effect" (see below) on the business, assets or financial condition of Mylan or TC (as reorganized), including the inaccuracy of representations and warranties or breach of covenants under the Merger Agreement or default under any agreement as a result of the Merger; (ii) no "material adverse change" (see below) in the business assets, financial condition or results of operation of Mylan or TC (as reorganized) and their respective subsidiaries taken as a whole;
(iii) the receipt of certain officer's certificates; (iv) the receipt of certain legal opinions; (v) the receipt of all required governmental authorizations, consents, orders or approvals;
(vi) a legal opinion of counsel for TC with respect to status of affiliates; (vii) the shares of Mylan Common Stock issuable and reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, upon notice of issuance; (viii) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have become effective and shall not be the subject of a stop order or proceeding seeking a stop order and the Reorganization and all related matters must be consummated; (ix) TC must deliver a reconciliation of its intercompany accounts; (x) the TC Stockholders' Agreement and UDLIllinois Stockholders' Agreement must be terminated; (xi) Newco and TC shall have executed the Indemnification Agreement;
(xii) Mylan shall have received audited financial statements of TC for fiscal year ended October 31, 1995; (xiii) the employment agreement of Michael K. Reicher shall have been terminated; (xiv) no shares of TC Special Preferred Stock shall be outstanding; and (xv) no injunction or other legal restraint to the Merger shall be in effect.

          TC and Mylan have agreed that the phrases "material adverse effect" and "material adverse change," as used in
Section 5 of the Merger Agreement, are intended by the parties to reflect an event or circumstance which is so adverse as to result in a severe and critical impairment of the business, assets, financial condition or results of operations of : (i) the Pharmaceutical Group, taken as a whole, or (ii) the Parent and its subsidiaries, taken as a whole. Example of events which would cause a "material adverse effect" or constitute a "material adverse change" as intended by TC and Mylan are as follows:

          (A) the Pharmaceutical Group or Mylan has been shut down by reason of United States Food and Drug
Administration or United States Drug Enforcement Agency regulatory violations or such shut-down is reasonably foreseen as imminent; or

          (B) the Pharmaceutical Group or any of their respective officers have been disbarred under 21 United States
Code Section 335(a) or such disbarment (whether mandatory or permissive) is reasonably foreseen as imminent; or

          (C) fire or other casualty causes a total or major curtailment of operations at the Pharmaceutical Group or Mylan and such casualty, including the business interruption thereby caused, is not reasonably covered by insurance; or

          (D) any governmental agency or third party has initiated, or threatened in writing, litigation or proceedings, grounded on alleged violation of environmental laws or on an environmental condition with respect to which the Pharmaceutical Group or Mylan is a defendant or respondent and the correction action work or demand for damages or penalties chargeable against such party is reasonably foreseen as involving an expenditure of more than $3,500,000.

Abandonment and Termination

          The Merger may be abandoned and the Merger Agreement terminated on or before February 28, 1996 (i) by mutual agreement of Mylan, MLI and TC; (ii) by either Mylan or MLI, on the one part, or TC, on the other, if consummation of the Merger would violate any injunction, restraining order or decree of any court of competent jurisdiction; or (iii) by failure of a condition to closing not occurring.

          In the event of any abandonment of the Merger and termination of the Merger Agreement by either Mylan or TC as provided above, the Merger Agreement will become void and of no effect and there will be no liability or obligation on the part of Mylan, MLI or TC or their respective officers or directors (other than under certain specified provisions of the Merger Agreement with respect to confidentiality and indemnification) except as set forth below.

          Mylan and TC have agreed that neither of them, nor MLI, shall have any right to terminate the Merger Agreement or abandon the Merger on account of an unfavorable ruling, preliminary indication of unfavorable ruling or lack of any preliminary indication, upon any formal or informal ruling request to the Internal Revenue Service submitted with respect to thetransactions contemplated by the Plan of Reorganization. Expenses
          Except as set forth below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, and, in connection therewith, each of Mylan and TC shall pay, with its own funds, any and all property or transfer taxes imposed on such party, except that expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus shall be shared equally by Mylan and TC, except that TC's share shall not exceed $10,000.
          In the event that Mylan shall terminate the Merger Agreement pursuant to a failure of a condition of closing to occur, other than (i) filings or consents of Mylan;
(ii) effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part; (iii) listing of the Mylan Common Stock on the NYSE issuable and reserved for issuance in connection with the Merger; or (iv) the existence of an injunction or other legal restraint to the Merger effective regarding Mylan; then TC will be required to reimburse Mylan for certain expenses incurred by it in connection with the Merger including filing fees, printing and mailing expenses of this Proxy Statement/Prospectus and actual out-of-pocket legal and accounting fees and expenses.

        In the event that TC shall terminate the Merger Agreement pursuant to a failure of a condition of closing to occur, other than (i) filings or consents of TC;
(ii) effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part; (iii) listing of the Mylan Common Stock on the NYSE issuable and reserved for issuance in connection with the Merger; or (iv) the existence of an injunction or other legal restraint to the Merger effective regarding TC; then Mylan will be required to reimburse TC for certain expenses incurred by it in connection with the Merger including filing fees, printing and mailing expenses of this Proxy Statement/Prospectus and actual out-of-pocket legal and accounting fees and expenses.

Amendment and Waiver

          The parties, by action taken or authorized by their respective Boards of Directors, may amend the Merger Agreement at any time and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

                        BUSINESS OF TC

Background

          TC is a privately-owned company engaged in several diverse lines of business. TC was incorporated in 1962 as The Tapecoat Company, Inc. and was the successor-in-interest to The Tapecoat Company, an Illinois general partnership organized in 1941. TC's name was changed to its present name in 1974. TC's executive offices are located at 1527 Lyons Street, Evanston, Illinois 60201, telephone number (708) 869-2320.

          TC is engaged through one or more operating divisions and subsidiaries in the following business operations:

          i) the manufacture, marketing and sale of specialty corrosion protection products (the "Coating
               Business");

          ii) the manufacture, marketing and sale of flexible packaging products and systems (the "Packaging
               Business"); and

          iii) the marketing, packaging, manufacture, development and sale of generic pharmaceutical products (the "Pharmaceutical Business").

          The Coating Business is conducted through (i) an unincorporated division which does business under the name "The Tapecoat Company" from principal offices and manufacturing facilities in Evanston, Illinois; and (ii) Tapecoat Canada, Inc., an Ontario, Canada corporation having principal offices in Mississauga, Ontario, Canada, a wholly-owned subsidiary of The Tapecoat Company of Canada, Limited, itself an Ontario, Canada corporation and wholly-owned subsidiary of TC. The Coating Business is sometimes collectively referred to hereinafter as "Tapecoat."

          The Packaging Business is conducted through an unincorporated division which does business under the name "Pak-
Sher Co." from principal offices and manufacturing facilities in Kilgore, Texas. The Packaging Business is sometimes referred to hereinafter as "Pak-Sher."

          The Pharmaceutical Business is conducted through:
(i) UDL-Illinois having principal offices and manufacturing and distribution facilities in Rockford, Illinois; and (ii) UDL Florida having principal offices and research and development, manufacturing and distribution facilities in Pinellas County, Florida just outside of Tampa. UDL-Florida is a wholly-owned subsidiary of UDL-Illinois.

          UDL-Illinois is 94% owned by TC and was acquired in February 1982. The remaining 6% of UDL-Illinois is owned by its President, Michael K. Reicher, who was a founder of UDL-Illinois in November 1980. Originally known as Unit Dose Laboratories, Inc., UDL-Illinois changed its name in November 1984 to UDL Laboratories, Inc. UDL-Florida, was formed in July 1985 under the laws of the State of Florida to hold and operate certain newly acquired Florida-based assets.

          The nature of the operations conducted by each of TC's businesses is as discussed below.

Coating Business

          Tapecoat manufactures protective coatings, primarily tapes and liquids designed to provide corrosion protection for underground metal pipe joints, fittings, couplings, tanks, cables, conduits and tie rods, as well as for other metal surfaces, including entire lengths of underground metal pipe. Tapecoat's protective coatings have historically been used principally by the oil and gas, water, telephone and electrical industries in the construction of new pipelines and conduits. Products are sold nationally and internationally by salaried sales personnel on a direct basis and to a lesser extent by independent distributors. The tapes, which are produced to a variety of specifications in a wide range of widths, are of two general types: hot-applied modified coal tar tapes and cold applied non-coal tar tapes. The liquids ("liquid coatings") consist principally of mastics, primers and epoxies.

          Tapecoat Canada markets protective coatings, primarily tapes and liquid coatings, designed to protect underground metal pipe joints, fittings and the like. Most sales by Tapecoat Canada are made to the Canadian national market. The principal portion of the products sold by Tapecoat Canada are manufactured at Tapecoat's plant in the United States or purchased through Tapecoat.

Packaging Business

          Pak-Sher manufactures flexible packaging products. Sales are primarily made by Pak-Sher to customers having special and distinct requirements such as fast food chains, convenience stores and other purveyors of non-packaged foods (for example, deli and bakery departments of supermarket chains). It buys highdensity polyethylene in pellet form, extrudes the pellets into film, in most cases prints the film, and then converts the film into bags and other specialty packaging products such as cut sheets.

Pharmaceutical Business

          UDL is engaged in the business of marketing, packaging, manufacturing, and developing prescription and non-prescription generic pharmaceuticals, principally in unit-dose configuration.

        UDL is a leading supplier of unit dose configured generic pharmaceuticals to the institutional healthcare market. Generic pharmaceuticals are the therapeutic equivalents of brand name, single source pharmaceuticals for which patent or regulatory exclusivity in respect of their manufacture and sale has expired. Like their brand-name equivalents, generic pharmaceuticals are subject to strict regulatory standards under the supervision and direction of the U.S. Food and Drug Administration (the "FDA") and the U.S. Drug Enforcement Administration (the "DEA").

          Unit dose products are sold in pre-packaged dosage amounts ready for dispensing to patients for use and thereby offer institutional end-users (e.g. hospitals and nursing homes) benefits over similar products packaged in bulk quantities. Specifically, unit dose packaging facilitates inventory control, limits waste and theft, and reduces the risk that a patient receives improper medication.

          Following the advent of unit dose packaging in the early 1970's, UDL was among the first pharmaceutical concerns to focus on marketing unit dose products specifically to the institutional healthcare market. As the advantages of unit dose packaging gained recognition in the institutional healthcare market, use of unit dose pharmaceuticals grew rapidly.

          Product Line

        UDL currently offers 177 different pharmaceutical products. Many are offered in several dosage strengths and packaging configurations, aggregating more than 450 product-line items.

          UDL's product line is comprised of generic pharmaceuticals, principally solid orals but also to some extent liquid orals. Solid orals may be tablets, capsules or caplets.
Liquid orals may be suspensions, solutions, syrups or concentrates. UDL also carries a limited number of injectables, topicals (ointments and creams) and suppositories.

        UDL also seeks to augment its product line with specialty products having unique or niche applications. Among the more significant specialty products carried by UDL are:
(i) its "Emergi-Script" product line, consisting of a formulary of frequently prescribed generic pharmaceuticals specially packaged in 24-hour starter doses for convenient dispensing in hospital emergency rooms; (ii) methadone hydrochloride, a controlled substance marketed strictly to licensed treatment and detoxification clinics; and (iii) pre-filled oral syringes used in the administration of oral liquids. Specialty products tend to be less sensitive to price competition than more widely available generic pharmaceutical products, and therefore typically carry higher prices and better than average gross margins.

          Marketing

          UDL markets its products primarily to the institutional healthcare market, principally to hospitals and nursing home providers. No single institutional end-user accounted for as much as ten percent (10%) of UDL's consolidated net sales in either fiscal 1995, 1994 or 1993.

          Nearly all hospitals and a significant number of nursing home providers and other institutional end-users are members of one or more group purchasing organizations ("GPOs") and typically purchase pharmaceuticals from the vendors approved by the GPO of which they are a member.

          Group Purchasing Organizations

          GPOs serve as purchasing representatives of their institutional members by, among other things, reviewing, evaluating and recommending vendor sources for the purchase of the various products used by their members. The GPOs award contracts to vendors that establish the prices at which the vendors' products may be purchased.

          UDL works closely with the GPOs to ensure that they are aware of recent product developments and that their members purchase UDL products in compliance with awards between GPO and UDL.

          Drug Wholesale Distributors

          Approximately 90% of UDL's sales are made to drug wholesale distributors, who in turn resell such product to institutional end-users. The drug wholesale distributors typically are located near the facilities of major institutional end-users and carry a broad line of the pharmaceutical products.

          UDL's products are currently stocked by substantially all United States drug wholesale distributors doing institutional business. In recent years, the number of regional drug wholesale distributors have lessened as a result of industry consolidation.

          Institutional End-Users

          Institutional end-users purchase UDL product from the drug wholesale distributors for dispensing to patients. UDL recognizes that institutional pharmacists make the final purchasing decisions for the institutions they service.

          Accordingly, UDL's sales force regularly meets with such pharmacists for the purpose of (I) advising them as to UDL products covered under GPO contract awards; (ii) encouraging their compliance with such GPO awards where the institution is a member of such GPO; (iii) sharing information concerning new and existing products and product, market and purchasing developments, trends and patterns; and (iv) cultivating loyalty to the UDL product line.

          Pricing Practices

          UDL maintains a published wholesale price for each product in its product line and invoices its drug wholesaler distributors for product sold to such wholesalers at the published wholesale price. Normally, the wholesaler will charge an end-user purchasing UDL product the published wholesale price plus a service fee.

          Institutional end-users that are members of a GPO are entitled to purchase UDL products at the price established in the contract award between the GPO and UDL. Typically, the contract price is less than the published wholesale price paid by nonmember institutions. Separate arrangements between UDL and the drug wholesale distributors obligate the latter to honor the lower contract price and provide for UDL to reimburse the wholesaler for the differential between the published wholesale price and the lower contract price. Such reimbursement is commonly referred to as a "chargeback."

          Government Rebate Programs

          Under the Omnibus Budget Reconciliation Act of 1990 (OBRA `90), each pharmaceutical manufacturer, including UDL, is required to rebate to state Medicaid agencies a portion of sales revenues earned by such manufacturer from the administration of its products to Medicaid patients. The rebate applicable to generic manufacturers equals 11% of the average wholesale price of pharmaceuticals sold for use by persons covered by Medicaid.

          Several states have imposed and others are considering imposing a further rebate requirement on pharmaceutical manufacturers whose products are sold for use by persons covered under Medicaid or certain state sponsored medical assistance programs.

          Product Sourcing

          UDL purchases most of its pharmaceutical products in bulk from outside manufacturers. UDL manufactures a limited number of unit dose liquid oral products with respect to which it purchases the active ingredients from specialty chemical concerns or other third-party sources. Certain products, such as antibiotics, injectables, topicals and suppositories, have packaging or manufacturing requirements which exceed UDL's capabilities. UDL, therefore, purchases such products already packaged.

          There are many generic pharmaceuticals for which there may be only a single manufacturer or a limited number of manufacturers. This is especially true in respect of generic versions of products which only recently have lost their patent or regulatory exclusivity. UDL, therefore, may compete directly with a product manufacturer or other marketer or distributor in offering a given product in unit dose configuration to the institutional healthcare market. Such competition may affect a manufacturer's willingness to supply such product to UDL. UDL generally has been able to secure sources for the broad range of products required by its institutional end-users.

          UDL maintains multi-year supply agreements with a number of its major pharmaceutical product sources. Such agreements generally cover all products purchased by UDL from such source and are designed to ensure that UDL can maintain availability of its products throughout the term of its multi year sale contracts with the various group purchasing organizations.

          UDL's supply relationships also provide an opportunity for UDL to obtain generic versions of brand-name pharmaceutical products which for the first time become available in generic form. Emphasis is placed on gaining early access to newly available products so that UDL may secure GPO contract awards with respect to such products and timely introduce such products to UDL's drug wholesale distributors and institutional end-users. Gaining early access also enables UDL to benefit from the higher selling prices and profit margins typically enjoyed on newly available generic pharmaceuticals.

          Competition

          The generic pharmaceutical industry is highly competitive, with numerous manufacturers having capital and other resources substantially greater than UDL. UDL believes that the strength of its relationships with all three links in the institutional purchasing process (i.e., the group purchasing organizations, the drug wholesale distributors and the institutional end-users) affords it a competitive advantage in the institutional marketplace by allowing it to maintain a dominant market share for the products which it carries and to rapidly introduce and build market share for new products.

          UDL competes with brand and generic pharmaceutical companies active in the institutional market by offering a broad line of quality products, consistent product availability and exceptional customer service rather than on the basis of price alone. In general, unit doses products sell at prices in excess of similar products packaged in bulk. This premium reflects, among other things, the value of additional materials and labor costs involved in packaging products in unit dose configuration. UDL believes that institutional end-users and third-party payers have been willing to absorb this premium because they appreciate (i) the administrative benefits afforded by unit dose packaging systems and (ii) the costs avoided in not having to sort and dispense bulk pharmaceuticals. Although UDL's pricing structure generally reflects the need to offer prices competitive with those offered by other generic drug manufacturers in respect of their bulk or unit-dose products, UDL has not made a practice of initiating market reductions in product pricing or of necessarily meeting the lowest product price established in the marketplace.

          Research and Development

          In recent years, UDL has expanded its research and development activities. Because UDL purchases the majority of its products from outside manufacturers, its research and development activities are limited.

          UDL's research and development activities are focused primarily on the development of unit-dose versions of existing generic liquid oral pharmaceuticals. UDL currently has obtained FDA approval to manufacture and market three oral concentrates. The development, testing and regulatory approval process with respect to liquid oral products is substantially less than with respect to solid oral products.

          Drug Approval Process

          FDA approval is required before the generic version of any previously approved drug can be manufactured and marketed. Certain of UDL's products are subject to the ANDA application procedures. However, in the case of the products which UDL purchases from other manufacturers in final dosage form, principally its solid orals and injectables, the ANDA authorizing the marketing of such products is the property of the manufacturer of such products.

          Facilities, Equipment and Staffing

          In establishing an independent research and development laboratory, UDL initially dedicated discrete physical space and equipment within its Florida manufacturing facility. During fiscal 1993, that space was enlarged to accommodate the growing number of personnel and amount of equipment devoted to research and development activities.

          During fiscal 1995, UDL leased a separate research and development facility having approximately 10,300 square feet and fully equipped such facility.

          UDL believes that its research and development facilities and staff are sufficient for its present activities.

          Government Regulation

          UDL is subject to extensive regulation by the federal government, principally the FDA and the DEA, and to a lesser extent by state and local governments. Specifically, the federal Food Drug and Cosmetic Act, the Controlled Substance Act, and other federal and state statutes and regulations govern or influence the development, testing, manufacture, safety, labeling, storage, approval, advertising, promotion, marketing, sale and distribution of pharmaceutical products. They also govern recordkeeping and research procedures. As regard the FDA, the totality of statutory and regulatory requirements, along with the FDA's explanatory guidelines, is generally referred to as current Good Manufacturing Practice ("cGMP").

          All pharmaceutical manufacturers must conform to the cGMP regulations established by the FDA. UDL devotes significant time and resources to FDA compliance, and its continued compliance is of critical importance.

          With respect to the manufacturing, warehousing and marketing of drug products containing controlled substances, UDL must also comply with DEA regulations. Those regulations place substantial controls and impose complex recordkeeping requirements on the acquisition, storage, use, transfer marketing and sale, both of the controlled substance ingredient and the finished product containing such ingredient. Pharmaceutical manufacturing establishments subject to the Controlled Substances Act and DEA regulations are also subject to routine but unannounced inspections by the DEA for compliance with such Act and the DEA regulations promulgated thereunder. Noncompliance can subject the manufacturer to serious civil or criminal sanctions. As with FDA requirements, UDL believes that it is in material compliance with DEA regulations. In 1990, however, the DEA alleged that UDL failed to adhere to certain recordkeeping requirements or otherwise violated applicable DEA regulations. UDL paid $110,000 in fines and entered into a consent decree with the DEA whereby UDL, neither admitting or denying any wrongdoing, was ordered to comply with DEA regulations.
          UDL is also subject to federal, state and local laws and regulations regarding work place safety, environmental protection and hazardous substance controls among others. UDL believes that it is in substantial compliance with all such laws and regulations.
          Facilities
          UDL operates six facilities, three at UDL-Rockford and three at UDL-Florida.
          UDL's principal executive offices and production facility is located in Rockford, Illinois and is owned by UDL. This 39,725 square foot facility contains UDL's packaging operations for its solid oral products and serves as a warehouse for receiving and storing bulk pharmaceuticals used in UDL's Rockford operations.
          UDL also leases a separate 30,480 square foot finished goods distribution warehouse located in Rockford less than one mile from its main production facility and an adjacent 7,920 square foot component warehouse for the storage of production and packaging materials.
          UDL's Rockford facilities also contain segregated warehouse space devoted to the special storage requirements of controlled substances and antibiotic products. UDL's production facility also contains segregated space for secured storage of product labels and information inserts.
          UDL's manufacturing facility is located in Largo, Florida and owned by UDL. This 32,000 square foot facility contains UDL's manufacturing and packaging operations for liquid oral pharmaceuticals, methadone powder and liquid concentrate and UDL's chemistry and microbiology laboratories.
           UDL leases a separate 31,200 square foot finished goods distribution and components warehouse located in unincorporated Pinellas County, Florida,. near to its main manufacturing facility. UDL also leases a separate 10,300 square foot research and development laboratory located in unincorporated Pinellas County, Florida, adjacent to its distribution and components warehouse
          UDL believes that its facilities are sufficient for its present activities.
          Product Liability and Insurance
          Product liability claims constitute a risk to all pharmaceutical manufacturers. No product liability claims have been made against UDL to date. UDL believes that it carries adequate product liability insurance to cover its current needs.



Legal Proceedings

        TC presently is not party to any material legal proceedings, and knows of no claims overtly threatened against it, which would be expected to have a material adverse affect against TC or its properties.

    TC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
              OPERATIONS AND FINANCIAL CONDITION
Overview

    TC Manufacturing Co. Inc. conducts operations through its subsidiaries and/or divisions involved in the pharmaceutical, packaging and coatings industries.


Results Of Operations

          Three months ended July 31, 1995 and 1994:

          TC's operations for the three months ended July 31, 1995 resulted in net income of $925,000 or $0.17 per share as compared to net income of $372,000 or $0.07 per share for the same period of 1994.

          Net Sales and Gross Profit

          Net sales and gross profit by division for the three months ended July 31, 1995 and 1994 are as follows (dollars in thousands):

                  TC Manufacturing Co. and Subsidiaries
                     Divisional Net Sales and Gross Profit
                             Three Months Ended July 31,
                                 (Dollars in thousands)

                                      1995                        1994
                                 Net        Gross          Net       Gross
                                Sales        Profit       Sales      Profit
Pharmaceutical                $15,265        $3,582      $15,205    $3,019
Packaging                       5,397         1,958        4,340     1,534
Coating                         2,457           603        3,428     1,291
Total                         $23,119        $6,143      $22,973    $5,844


           Gross profit as a percent of sales for the Pharmaceutical Business increased from 20% for the three months ended July 31, 1994 to 24% in this year.  This improvement is principally due to changes in product mix. Due to the competitive nature of the generic pharmaceutical industry the sales and gross profit recognized in the three months ended July
31, 1995 are not necessarily indicative of the results to be expected in future quarters.

       The Packaging Business generated net sales for the three months ended July 31, 1995 that were 24% higher than the comparable period for fiscal 1994. Gross profit increased over the same three month period by 28% from the comparable period in 1994. This improved performance is due to price increases and a shift in product mix to higher margin products.

        The Coating Business generated net sales for the quarter ended July 31, 1995 that were 28% lower than the same quarter of fiscal 1994. The decline was as a result on increase competition from lower priced competitors affecting both the price and volume of the divisions sales. Gross profit as a percent of sales decreased from 38% for the quarter ended
July 31, 1994 to 25% this year principally due to the lower level of production which resulted in the underutilization of production equipment purchased in the prior year.

                      Operating Expenses:

                               Operating Expenses by Business Segment:
                                               General        Research
                                                and             and
                                   Selling     Admin.         Development       Total
                                   --------    ---------    ----------------    ------
(dollars in thousands)
Three Months Ended July 31, 1995
Pharmaceutical                      $1,254    $   644        $300               $2,198
Packaging                              672        218           0                  890
Coating                                516        225          39                   780
Corporate                                0        631           0                   631
  Total                             $2,442     $1,718        $339               $4,499

Three Months Ended July 31, 1994
Pharmaceutical                      $1,659     $   652      $332                $2,643
Packaging                              589         198         0                   787
Coating                                592         182        30                   804
Corporate                                0         779         0                   779
  Total                             $2,840      $1,811      $362                $5,013

The Pharmaceutical Business' selling, general and administrative and research and development expenses for the three months ended July 31, 1995 were less than for the comparable period of fiscal 1994 especially as a percentage of net revenues. These savings occurred primarily as a result of reduced personnel costs.



           Nine months ended July 31, 1995 and 1994

     TC's operations for the nine months ended July 31, 1995 resulted in net income of $1,872,000 or $0.35 per share as compared to net income of $631,000 or $0.12 per share for the same period of 1994.

                  Net Sales and Gross Profit

      Net sales and gross profits for the nine months ended
July 31, 1995 increased by 6% and 11% respectively from the same period a year ago. Gross profit as a percent of sales was 27% for the nine months ended July 31, 1995 versus 25% last year.

       Net Sales and gross profit by division for the nine months ended July 31, 1995 and 1994 are as follows
 (dollars in thousands)

              TC Manufacturing Co. and Subsidiaries
              Divisional Net Sales and Gross
               Profit Nine Months Ended July 31,
                     (Dollars in thousands)


                             1995                   1994
                          Net      Gross        Net     Gross
                        Sales     Profit       Sales    Profit
                     --------    ---------    --------   ---------
Pharmaceutical        $43,939     $10,657    $41,264     $9,001
Packaging              14,918       4,891     12,486      3,718
Coating                 6,513       1,461      8,087      2,558
Total                 $65,370     $17,009    $61,837    $15,277

         The Pharmaceutical Business generated net sales for the nine months ended July 31, 1995 that were 6% higher than the same period a year ago. Gross profit as a percent of sales for the Pharmaceutical Business increased from 22% for the nine months ended July 31, 1994 to 24% this year principally due to changes in product mix. The combination of improved product mix and higher overall volume resulted in the 18% increase in gross profit dollars for the comparative nine month periods.
Due to the competitive nature of the generic pharmaceutical industry the sales and gross profit recognized in the nine months ended July 31, 1995 are not necessarily indicative of the results to be expected in future periods.
          The Packaging Business generated net sales for the three months ended July 31, 1995 that were 19% higher than the comparable period for fiscal 1994. Gross profit increased over the same three month period by 32% from the comparable period in 1994. This improved performance is due to price increases and a shift in product mix to higher margin products. Gross profit as a percent of sales was 33% this year versus 30% a year ago.
          The Coating Business generated net sales for the nine months ended July 31, 1995 that were 19% lower than the same period of fiscal 1994. The decline was as a result of increasing competition from lower priced competitors. Gross profit as a percent of sales decreased from 32% for the nine months ended July 31, 1994 to 22% this year principally due to the lower level of production which resulted in the underutilization of production equipment purchased in the prior year.

          Operating Expenses:

             Operating Expenses by Business Segment:





                                           General      Research
                                             and           and
                                Selling     Admin.       Development   Total
                               --------   ---------    -------------- -----
(dollars in thousands)
Nine Months Ended July 31, 1995
Pharmaceutical                  $4,123      $2,136        $895        $7,154
Packaging                        1,892         660           0         2,552
Coating                          1,486         649         114         2,249
Corporate                            0       1,552           0         1,552
  Total                         $7,501      $4,997      $1,009       $13,507

Nine Months Ended July 31, 1994
Pharmaceutical                  $4,229      $2,325        $858        $7,412
Packaging                        1,761         583           0         2,344
Coating                          1,615         626         110         2,351
Corporate                            0       1,447           0         1,447
  Total                         $7,605      $4,981        $968       $13,554


The Pharmaceutical Business' selling, general and administration and research and development expenses for the first nine months of fiscal 1995 were less than for the comparable period of fiscal 1994 especially as a percentage of net revenues. These savings occurred primarily as a result of reduced personnel costs.

       Years Ended October 31, 1994, 1993 and 1992:

          TC recognized a loss of $120,000 or $0.03 per share, for the year ended October 31, 1994 compared to net income of $4,358,000 or $0.82 in fiscal 1993 and $3,946,000 or $0.75 per share in fiscal 1992. The fiscal 1993 and 1992 earnings per share amounts have been adjusted to reflect the 2 for 1 stock split approved by the Board of Directors in October 1994.

         Net Sales and Gross Profit

          Net sales and gross profit for the three years ending October 31, 1994, 1993 and 1992 by division are as follows (dollars in thousands):



                       TC Manufacturing Co. and Subsidiaries
                         Divisional Net Sales and Gross Profit
                                 Years Ended October 31,
                                  (Dollars in thousands)



                    1994                   1993                    1992
                 Net    Gross          Net     Gross          Net      Gross
                Sales   Profit         Sales   Profit          Sales    Profit
Pharmaceutical $50,223  $8,948       $52,810  $15,073        $44,566   $12,835
Packaging       17,226   5,533        17,351    5,729         15,306     5,040
Coating         11,331   3,779         9,456    3,026         10,048     3,645
Total          $78,780 $18,260       $79,617  $23,828        $69,920   $21,520


      Net sales of the Pharmaceutical Business increase by 18% from fiscal 1992 to fiscal 1993 principally due to volume increases. Gross profit as a percent of sales for both years was 29%. In fiscal 1994 the Pharmaceutical Business experienced pricing competition that was more significant than that experienced historically. This resulted not only in lower prices for product sold during fiscal 1994 but also in higher than anticipated price protection credits to customers for product that was sold by the division in fiscal 1993 but remained in the customers warehouses into fiscal 1994.

       To minimize the negative affect of price protection credits, the division, working closely with its customers, reduced the level of its products in the customers warehouses.
  This resulted in lower sales volume in fiscal 1994 than would otherwise have been recognized. The combination of 1) lower prices, 2) higher than anticipated credits and 3) lower customer inventory levels resulted in the significant drop in gross profit dollars and gross profit as a percent of sales for the year ended October 31, 1994. Management believes that the actions taken in fiscal 1994 will have a favorable impact on future operations of this division in the highly competitive generic pharmaceutical industry.

      Net sales and gross profit in the Packaging Business increased by approximately 13.5% from fiscal 1992 to 1993 and decreased modestly from fiscal 1993 to 1994. Gross profit as a percent of sales was 32% in fiscal 1994 versus 33% in fiscal 1993 and 1992. At the beginning of fiscal 1994, the Packaging Business was notified by a significant customer that it was discontinuing the use of a customized and patented carryout bag. The 1994 results indicate that the division was able to replace substantially all of the lost business with new business.
         The Coating Business' $11,331,000 net sales and $3,779,000 gross profit for the year ended October 31, 1994 represent increases of 20% and 25% respectively from 1993 reversing the decline from 1992 to 1993. Gross profit as a percent of sales was 33% in 1994, 32% in 1993 and 36% in 1992.

         The improvement in the Coating Business can be attributed to four factors, 1) an increase in international business, 2) the beginning of market acceptance of its new products, 3) a modest recovery in the domestic pipeline construction and or repair and 4) the coming on-line of the division's new state-of-the-art could tape production equipment.

      In 1993, international business represented 7% of net sales of the division. In 1994 international business represented 10% of divisional net sales.  Foreign sales were stimulated by additional and more fully trained foreign distributors and agents and the burgeoning oil boom in many
  Southeast Asian developing nations, particularly in Thailand, Indonesia and Malaysia.

                      Operating Expenses

            Operating Expenses by Business Segment:

                                      General     Research
                                        and          and
(dollar in thousands)   Selling        Admin.    Development        Total
--------------------  ---------       --------  ----------------    -------
1994
Pharmaceutical          $4,368         $4,414       $1,075            $9,857
Packaging                2,371            759            0             3,130
Coating                  2,133            760          103             2,996
Corporate                   0           1,643        1,643                 0
Total                  $8,872          $7,576       $1,178           $17,626
                        =====           =====        =====            ======
1993
Pharmaceutical          $4,451         $2,508          $717           $7,676
Packaging                2,074            817             0            2,891
Coating                  2,132            743           158            3,033
Corporate                1,798          1,798             0                0
Total                   $8,657         $5,866          $875          $15,398

1992
Pharmaceutical          $4,147         $2,278           $386          $6,811
Packaging                1,874            852              0           2,726
Coating                  1,986            739            169           2,894
Corporate                1,557          1,557              0               0
Total                   $8,007         $5,426           $555         $13,988


     The Pharmaceutical Business' 1994 operating income was adversely impacted by collection losses. In 1994, two long time wholesaler-customers, one of whom was significant, declared bankruptcy resulting in write-offs of approximately $1,400,000. This bad debt expense is included in general and administrative expenses.

       The Pharmaceutical Business has proceeded with the planned expansion of its research and development program.
   Expenditures for research and development which had aggregated
   $717,000 during 1993 grew to $1,075,000 in 1994 - a 50%
   increase.
                 They had been $386,000 in 1992.

                         Income Taxes

         The effective tax rates for fiscal 1994 was 27% compared to 37% for fiscal 1993 and 1992. The lower rates for fiscal 1994 resulted from the greater impact of fiscal 1994 permanent tax differences as a percent of fiscal 1994 pretax loss.

                Capital Resources And Liquidity

      TC's balance sheet remains strong. At July 31, 1995, its long-term debt was only 24% of equity and its current ratio was 2.60 to 1. With cash and equivalents of $3,249,000 and current assets of $30,284,000, TC has adequate liquidity to meet its forseeable short-term needs. For the nine month period ended July 31, 1995, TC generated $1,253,000 from operating activities.
     TC used this cash as well as accumulated cash to invest $2,068,000 in new equipment and to repay existing debt of
                           $1,600,000.

     TC has in recent years been able to meet its short-term capital needs out of accumulated resources and/or the proceeds of its 1991 10.5% long-term borrowing from the Metropolitan Life
     Insurance Company. TC also has a revolving credit line aggregating $10,000,000, of which $9,200,000 remained available at July 31, 1995.

     TC's revolving credit line incorporates the provisions of the loan agreement which supports TC's remaining indebtedness to the Metropolitan Life Insurance Company. The
  Metropolitan agreement limits TC's ability to incur short-term bank debt and to make certain kinds of payments, principally dividend payments and repurchases, of its common stock. the formulae upon which such restrictions are grounded are such that at the present time, TC is free to use its entire short-term credit line and as of July 31, 1995 had accumulated earnings of $4,927,000 not subject to such restriction.

                          Other Items

       In December 1994, the President signed into law the Uruguay Round Agreements Act ("URAA") which took effect on
  June 8, 1995 and implemented the General Agreement of Tariffs and Trade ("GATT"). One change in US law required by GATT is the amendment of patent law to reflect a patent term of 20 years from the date of filing the application instead of the current term of
     17 years from the date of issuance. The FDA has taken the position that it cannot approve an Abbreviated New Drug
Application ("ANDA") until the expiration of the extended patent period. This could delay the launch of future products by generic drug manufacturers and in turn TC's
   Pharmaceutical Business. While this has no effect on products presently marketed by the division, it is impossible for TC to predict the extent to which the operations of the Pharmaceutical
  Business will be affected by this regulation.


          SECURITY OWNERSHIP OF MANAGEMENT OF TC
                   AND CERTAIN OTHER PERSONS


      The following table sets forth the amount and
percentage of TC Common Stock and TC Preferred Stock owned beneficially, on October 31, 1995 by (i) any person or group that is known to TC to be the beneficial owner of more than 5% of the outstanding TC Common Stock or Preferred Stock, (ii) each of the directors of TC and (iii) all directors and officers of
TC as a   group. No stockholder of TC will acquire in the
Merger beneficial ownership of more than 1.0% of the issued and outstanding shares of Mylan Common Stock.

Name and Address of          Shares of TC              Percent of TC         Shares of TC        Percent of TC
Beneficial Owner              Common Stock              Common Stock         Preferred Stock     Preferred Stock
                                Owned(1)             Beneficially owned      Owned(1)            Beneficially owned
                                                      Prior to Merger                            Prior to merger
--------------------------   -------------------    ----------------------- -------------------  ----------------------
Herbert L. Stern, Jr.            2,490,136                 46.6%
(2)(3)
30 N. LaSalle St.
Suite 4300
Chicago, IL  60602

Priscilla S. Sloss(2)              600,000                 11.2%                1,250                 29.5%
1601 Oakwood Ave., #103
Highland Park, IL
60035

Shiro F. Shiraga (4)               486,230                  9.1%
860 Appletree Court
Northbrook, IL  60062

Susan S. Ettelson (5)              360,000                  6.7%
2440 N. Lakeview
Chicago, IL  60614

Joan E. Feitler (6)                 342,852                 6.4%
777 N. Prospect Ave.
Milwaukee, WI  53202

Harold E. Foreman, Jr.              284,580                 5.3%                285.5                      6.7%
890 Skokie Blvd.
Northbrook, IL  60062

Robert Feitler (3)(6)                 5,052                 *
Frank L. Klapperich, Jr.(3)          25,000                 *

Dr. John F. Moore(3)                  2,600                 *

Herbert L. Stern, III (3)(8)          1,480                 *

S. Peter Ullman(3)                    1,000                 *

Mayo Foundation                     137,160                 2.6%                285.5                      6.7%
200 First St. SW
Rochester, MN 55905

Nancy Smart                                                                     572                       13.5%
309 East 49th St.,
No. 7B
New York, NY 10017

Grace Mary Stern (9)                                                            1,250                      29.5%
291 Marshman
Highland Park, IL  60035


All directors and                3,271,326                  59.5%
officers as a group (26 in number)
----------------------------------------------------------------

1 All record except in the case of Herbert L. Stern, Jr., Priscilla S. Sloss, Shiro F. Shiraga, Susan
S. Ettelson, Harold E. Foreman, Jr. and certain officers of the Company, whose shares are owned beneficially.

2 Priscilla Sloss's shares are held in two trusts, one known as the Priscilla S. Sloss Declaration of
Trust(a revocable trust of which Mrs. Sloss is hte grantor) and the other as hte James Sloss 1984
Revocable Trust (now irrevocable due to the death of Mr. Sloss.)  Mrs. Sloss is a beneficiary of both trusts, and in each case, one of three trustees. Priscilla Sloss is hte sister of Herbert L. Stern,
Jr. The holdings of the Stern family, including among others Herbert L. Stern, Jr. and the Sloss
Trusts, total 3,090,616 shares of the Common Stock. Herbert L. Stern, Jr. and Priscilla Sloss each disclaims that he or she is the beneficial owner of any securities other than those indicated
opposite his or her name.

3 Includes 1,000 shares with the beneficial owner has the option to purchase.

4 Includes 48,812 shares held of record by each of Mr. Shiraga's five children (244,060 shares in the aggregate) for which Mr. Shiraga has been granted proxies to vote and to otherwise act with respect to such shares.  Said proxies have a duration of ten years but are revocable, in part or in whole, at any time at the election of the holder of record. Also includes 24,000 shares which Mr.
Shiraga has the option to purchase.

5 Does not include 2,400 shares owned by Susan S. Ettelson's husband, to which Mrs. Ettelson disclaims beneficial ownership.

6 Does not include 4,052 shares owned by Robert Feitler, Joan E. Feitler's husband, to which
Mrs. Feitler disclaims beneficial ownership.

7 Does not include 342,852 shares owned by Joan E. Feitler, wife of Robert Feitler, to which Mr
Feitler disclaims beneficial ownership.

8 Herbert L. Stern, III is hte son of Herbert L. Stern, Jr. Herbert L. Stern, Jr. and Herbert L.
Stern, III each disclaims beneficial ownership of any securities other than those indicated
opposite his name.

9 Grace Mary Stern is the wife of Herbert L. Stern, Jr. Herbert L. Stern, Jr. and Gracy Mary Stern
each disclaims that he or she is the beneficial owner of any securities other than those indicated
opposite his or her name.
--------------------------------------------------------------------------------------------------------------

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS OF TC AND MYLAN

Reorganization

          Effective immediately prior to the closing of the Merger, TC, through a reorganization in the form of a split-off, will transfer all its assets (including the stock of certain subsidiaries) relating to the Coating Business and to the Packaging Business to Newco. All of the liabilities related to the Coating Business and the Packaging Business will be assumed by Newco.
          As part of the Reorganization, there will be a non-pro rata distribution to the holders of TC Common Stock.
Holders of TC Common Stock who are not employed in the Pharmaceutical Business will receive a distribution of all of the shares of Newco. Holders of TC Common Stock who are in the Pharmaceutical Business will receive additional shares of TC Common Stock in a sufficient number to account for the values of the Coating Business and the Packaging Business in which such employee holders will no longer have an ownership interest.
          In order to effect the Reorganization and Merger, TC and Mylan are parties to an Agreement for Business Combination which identifies and describes the transactions which are to be consummated as part of the Reorganization and as conditions precedent to the Merger. A summary of each of such transactions follows.
          1. Plan of Reorganization. The Plan of Reorganization adopted by the Board of Directors of TC provides for a series of transactions described as follows:

                    (a)       HSW Investment Co., an Illinois
corporation and wholly-owned subsidiary of TC ("HSW"), will liquidate pursuant to a Plan of Complete Liquidation. The Plan of Complete Liquidation will provide for HSW to distribute to TC the stock of two wholly-owned special purpose subsidiaries. TC will then contribute the stock of these special purpose subsidiaries to UDL-Illinois and UDL-Illinois will also assume and agree to pay the entire balance of any intercompany indebtedness due to TC from these subsidiaries.

                    (b)       TC will transfer all of the
assets of the Coating Business and the Packaging Business to Newco and, in exchange, Newco will assume all of the liabilities of TC relating to the Coating Business and the Packaging Business and will issue shares of its capital stock to TC.

                    (c)       The shares of Newco will then be
distributed by TC to the holders of TC Common Stock who are not employed by a member of the Pharmaceutical Group. At the same time, holders of TC Common Stock who are employed by a member of the Pharmaceutical Group will receive additional shares of TC Common Stock in a sufficient number to account for the values of each of the Coating Business and the Packaging Business in which such holders will no longer have an ownership interest.

          2.        Other Ownership Interests in TC and
UDL-Illinois.

                    (a)       Options to purchase TC Common
Stock are held by employees and directors of TC. The holders of such options will be given the opportunity to exercise the options prior to the effective date of the Reorganization, whether or not such options are then vested and exercisable. Holders of options who exercise their rights to purchase TC Common Stock will then be in a position to receive shares of Newco Common Stock or additional shares of TC Common Stock as part of the Reorganization.

                    (b) Michael K. Reicher is the holder of three shares of UDL-Illinois Common Stock which constitute a sixpercent interest in UDL-Illinois. TC has entered into a Stock Purchase Agreement with Mr. Reicher pursuant to which TC has agreed to purchase Mr. Reicher's shares in UDL-Illinois for a price of $2,850,000 payable in cash pursuant to the terms of a promissory note to be delivered by TC to Mr. Reicher. The obligations of TC to purchase Mr. Reicher's stock is conditioned upon the occurrence of the Reorganization and the Merger. The obligation of TC in favor of Mr. Reicher is due and payable on the later of January 3, 1996 or the day immediately following the consummation of the Merger.
          3.        Agreement and Plan of Merger.

                  See "The Merger Agreement."

        4.        Treatment of Indebtedness and Liabilities ofTC.

                    As a precondition to the Merger, TC is to remain obligated with respect to: (a) its indebtedness (both principal and interest) to the Metropolitan Life Insurance Company ("Metropolitan"), including any penalty which might be payable upon a subsequent mandatory or other prepayment of such indebtedness, the amount of which will be calculated as if TC had made such prepayment at the Effective Time; (b) its indebtedness (both principal and interest) under TC's outstanding line of credit with the LaSalle National Bank ("LaSalle"); and (c) such other indebtedness and liabilities as may exist on the books and records of TC as of the Effective Time after giving effect to TC's acquisition of Mr. Reicher's interest in UDL-Illinois, the assumption of liabilities by Newco in conjunction with the Reorganization and the payment by TC of all expenses payable by it in conjunction with the transactions contemplated by the Reorganization and the Merger. The amount of the indebtedness to remain outstanding may or may not exceed the amount due and owing to TC on account of UDL-Illinois' intercompany indebtedness to TC. The amount of such excess or deficiency will affect the aggregate number of shares of Mylan Common Stock finally delivered to holders of TC Common Stock.

               See "The Merger Agreement - Certain Holdbacks
Applicable to Holders of TC Common Stock; Adjustment of Common
Stock Exchange Ratio; and Distributions."

          5.        Indemnification.  As part of the
Reorganization, Newco will agree to assume and be responsible for the liabilities relating to TC's ownership and operation of the Coating Business and the Packaging Business prior to the Reorganization and TC agrees to remain responsible for the liabilities relating to TC's ownership and operation of the Pharmaceutical Business prior to the Reorganization. In order to further protect TC and Newco from the claims or causes of action which relate to or are derived from such actual or potential liabilities, Newco will execute for the benefit of TC and Mylan, and TC will execute for the benefit of Newco and Newco's stockholders, the Indemnification Agreement to be executed pursuant to the Plan of Reorganization.

               The Indemnification Agreement provides for the procedures to be followed by Newco and TC with respect to the filing of all tax returns with respect to the Coating Business, the Packaging Business and the Pharmaceutical Business and the payment of the taxes shown to be due by such tax returns. The Indemnification Agreement also provides for the procedures to be followed by Newco and TC in the event either party desires to make a claim for indemnification.
               Newco and TC have mutually agreed in the Indemnification Agreement that, until the third anniversary of the Effective Time, neither of them will nor will they permit their respective subsidiaries to:
     (i)  cease operations;
     (ii) make a material disposition of existing assets by means of a sale, exchange, or transfer, distribution to shareholders or otherwise;
     (iii) dispose of any capital stock of any of existing subsidiaries by sale, exchange or transfer, distribution to shareholders or otherwise; or

      (iv) liquidate or merge with any other corporation.

               In the event Newco or TC desires to take any of the actions described above or to permit any of its respective subsidiaries to do so within such three year time period, Newco or TC, as the case may be, is required to deliver to the other either an opinion of counsel or a favorable ruling letter from the appropriate taxing authority to the effect that such actions will not adversely affect the tax consequences of the transactions described in the Plan of Reorganization or the Merger.

               Newco has agreed that, except as described in the following sentence, during the five year term of the Indemnification Agreement, it will not sell, transfer or otherwise dispose of the stock of any of its subsidiaries or all or substantially all of the assets of the Coating Business or the Packaging Business. After the third anniversary of the Effective Time, Newco has agreed that it will not (i) sell or otherwise dispose of the stock of any of its subsidiaries without the consent of TC unless such subsidiary enters into a joinder and undertaking agreement by which it agrees to join in the Indemnification Agreement and to perform the obligations of Newco under the Indemnification Agreement (a "Newco Joinder and Undertaking Agreement"); (ii) sell all or substantially all of the assets of the Coating Business or Packaging Business except in transactions which are bona fide and arm's-length in nature; or (iii) transfer the assets of the Coating Business or the Packaging Business or both to one or more corporations which are wholly-owned subsidiaries of Newco (each a "Newco Subsidiary") unless (A) each such Newco Subsidiary enters into a Newco Joinder and Undertaking Agreement; and (B) Newco retains the stock of each such Newco Subsidiary until Newco sells or distributes the stock of such Newco Subsidiary in accordance with the provisions of the Indemnification Agreement.

               Newco has further agreed that, except as described in the following sentence, during the term of the Indemnification Agreement, it will not permit the transfer on its stock register of any shares of its capital stock held by any stockholder owning at least 1% of the issued and outstanding capital stock of Newco except for transfers by will or intestate succession. After the third anniversary of the Effective Time, if the stockholders of Newco enter into an agreement to sell at least 51% of the issued and outstanding capital stock of Newco in transactions which are bona fide and arm's-length in nature, upon notice to TC and upon the consummation of the transactions set forth in such agreement, certain covenants of Newco in favor of TC as set forth in the Indemnification Agreement will terminate.

               Newco has agreed generally not to make any distributions to its stockholders if, after giving effect to such distribution, the stockholders' equity shown on the balance sheet of Newco at the date of the distribution would be less than the stockholders' equity shown on the balance sheet of Newco on the date the Reorganization is consummated. Newco has also agreed not to make any loans or advances to its stockholders.
               However, under the terms of the Indemnification Agreement, Newco is permitted to make certain specifically described distributions to its stockholders which enable Newco to, by way of example, purchase a limited number of shares of its capital stock from: (i) employee stockholders who are terminated or retire; (ii) successors in interest to deceased stockholders or; (iii) stockholders tendering a bona fide right of first refusal to Newco under a shareholders agreement.
               Newco is also permitted to distribute to its stockholders the stock of a Newco Subsidiary on the condition that such Newco Subsidiary enters into a Newco Joinder and Undertaking Agreement which will cause such Newco Subsidiary to be subject to the restrictions on distributions to its stockholders described above. After executing such Newco Joinder and Undertaking Agreement, such Newco Subsidiary will be permitted to sell all or substantially all of its assets in transactions which are bona fide and arm's-length in nature. Finally, in the event Newco or, if the stock of a Newco Subsidiary has been distributed to the stockholders of Newco, the stockholders of Newco enter into an agreement to sell at least 51% of the issued and outstanding capital stock of such Newco Subsidiary in transactions which are bona fide and arm's-length in nature, upon notice to TC and upon the consummation of the transactions set forth in such agreement, certain covenants of such Newco Subsidiary in favor of TC as set forth in the Indemnification Agreement will terminate.
               TC has agreed that, at any time after the third anniversary of the Effective Time, it will not transfer the stock of any subsidiary in existence at the Effective Time unless such subsidiary or, at the election of TC, Mylan enters into a joinder and undertaking agreement by which it agrees to join in the Indemnification Agreement and to perform the obligations of TC under the Indemnification Agreement.
           6.        Tax Impact of the Transactions.

      See "The Merger-Certain Federal Income Tax Consequences."

           7.        Trading Restrictions.
                    (a)       Rule 145 promulgated under the
Securities Act of 1933 imposes certain restrictions on the right of "affiliates" of TC to transfer their interests in any shares so received. In order to ensure compliance with Rule 145, each director, officer and holder of five (5%) percent or more of the issued and outstanding shares of TC Common Stock as of the Effective Time will execute and deliver to Mylan and to the Stockholders Representative (for the benefit of all of the former stockholders of TC) a letter agreeing to abide by the restrictions on transfer imposed by Rule 145.

                    (b)       Additionally, in order to ensure
the ongoing continuity of stockholder ownership of TC requisite to support the tax-free nature of the Reorganization and Merger, each holder of one (1%) percent or more of the issued and outstanding shares of TC Common Stock as of the Effective Time will be required to enter into a Letter Concerning Continuity of Shareholder Interest pursuant to which such holder will agree to further limit his or her right to transfer the shares of Newco Common Stock received in the Reorganization and his or her right to transfer the Mylan Common Stock received in the Merger for a period of three (3) years following the effective date of the Reorganization and Merger, respectively.
          8. Stockholders Representative. In connection with certain actions relating to the Reorganization and Merger but which are to occur after the effective dates thereof, each stockholder of TC will be asked to designate Herbert L. Stern, Jr. and Robert Feitler to act singly or together as a representative of and attorney-in-fact for such stockholder (each, the "Stockholders Representative"). In designating the Stockholders Representative, each stockholder will be required to execute and deliver a Limited Power of Attorney.
          Pursuant to the Limited Power of Attorney each stockholder of TC Common Stock will authorize the Stockholders Representative to take any and all actions on behalf of each such stockholder in connection with the Agreement for Business Combination, the Plan of Reorganization and the Merger Agreement and the transactions contemplated thereby as are required on the part of such Stockholder. The actions which the Stockholders Representative is authorized to take on behalf of each such stockholder are:
          A.        To prepare and certify the joint
certification of the assets and liabilities of TC on the Effective Time as provided in the Merger Agreement;

          B. To select a person or persons to represent such stockholder before the Internal Revenue Service or any other taxing authorities which may examine or audit the transactions contemplated by the Agreement for Business
Combination, the Plan of Reorganization and the Merger
Agreement;

          C. To select a person or persons to represent such stockholder before the Internal Revenue Service in connection with a request for a private letter ruling as to the tax-free nature of the Reorganization and the Merger; and

          D. To exercise from time to time all other powers with respect to the shares of TC Common Stock owned by such stockholder as described in, or required pursuant to the terms of the Agreement for Business Combination, the Plan of Reorganization or the Merger Agreement which may be necessary, advisable or appropriate so as to effect the Reorganization and the Merger.

          Each stockholder of TC executing a Limited Power of Attorney will be legally bound by all authorized actions taken by the Stockholders Representative. The Limited Power of Attorney is irrevocable and will expire in the event the Merger is not consummated within six months after the execution of the Limited Power of Attorney.

Irrevocable Proxies

          Certain holders of TC Preferred Stock and TC Common Stock have executed and delivered to Mylan irrevocable proxies which authorize designated representatives of Mylan to vote such holders' shares of TC stock on the following matters:

          (A) in favor of calling a special meeting of the holders of TC Preferred Stock and the holders of the TC Common Stock for the purpose of considering and approving the Merger Agreement and the transactions contemplated thereby;

          (B) in favor of approving the Merger Agreement and the transactions contemplated thereby, all on the terms and conditions provided for therein;
               and

          (C) against approval of any merger, consolidation or sale of assets of TC which requires a vote of the stockholders of TC pursuant to Section 251 or Section 271 of the Delaware General
               Corporation Law at any annual, regular or special meeting of such stockholders.

The irrevocable proxies will terminate on the first to occur of the consummation of the Merger, the date upon which the Merger is terminated and abandoned or February 28, 1996.

          Holders of shares of TC Preferred Stock representing approximately 73% of the outstanding TC Preferred Stock have executed irrevocable proxies with respect to their shares.
          Holders of shares of TC Common Stock representing approximately 77% of the outstanding TC Common Stock including directors and executive officers who hold approximately 52% of the outstanding shares of TC Common Stock have executed irrevocable proxies with respect to their shares.
Letter of Transmittal
        In order to effect the exchange of shares of TC Preferred Stock and TC Common Stock for shares of Mylan Common Stock following the Merger, each stockholder of TC will be required to execute a Letter of Transmittal and to deliver the Letter of Transmittal and the certificates formerly representing TC Preferred Stock and TC Common Stock to the Exchange Agent under the Merger Agreement.

          The Letter of Transmittal sets forth instructions for the endorsement of the certificates formerly representing shares of TC Preferred Stock and TC Common Stock and the delivery of such shares to the Exchange Agent for the purpose of conversion into shares of Mylan Common Stock and, in the case of holders of TC Common Stock who are not employed by a member of the Pharmaceutical Group, delivery of shares of Common Stock of Newco. See also "Certain Relationships and Related Transactions of TC."

          In addition, the Letter of Transmittal requires that each stockholder of TC represent and agree for the benefit of Mylan that (i) although the Reorganization and the Merger have been structured by TC to be tax free, there is no assurance that the transactions will be tax free and there is a possibility that each stockholder may have personal income tax liability as a result of the Reorganization or Merger and each stockholder is required to release Mylan and TC from any claims that may result from the Reorganization and Merger being subject to federal, state or local taxes; except for claims for corporate taxes assessed against TC and imposed upon any stockholder on account of transferee liability, if any, resulting from the distribution by TC to such stockholder of the shares of Newco in the Reorganization; (ii) the stockholder is acquiring the shares of
Mylan Common Stock and, in certain cases, the Newco Common Stock for investment and not with a view to further distribution that would require registration under the Securities Act of 1933; and (iii) as to each stockholder holding 1% or more of the outstanding TC Common Stock, he/she must execute a Letter Concerning Continuity of Shareholder Interest which will require the stockholder to hold the Mylan Common Stock and, if applicable, the Newco Common Stock for a period of three years from the Effective Time and that the share certificates will bear a legend, and the stock transfer books of each corporation will be noted, to such effect.

         See "The Merger - Certain Federal Income Tax Consequences."

Non-Competition Agreements

          At the Effective Time, Mylan and TC will enter into a Non-Competition Agreement with Newco pursuant to which Mylan and TC will agree that, for a period of five years following such date, neither Mylan nor TC nor any of their subsidiaries will participate directly or indirectly in the Coating Business or the Packaging Business in the continental United States. In addition, TC and Mylan will agree that, during the same period, neither of them nor any of their subsidiaries will seek to employ any of the executive, managerial or technical employees of the Coating Business or the Packaging Business. Finally, TC and Mylan will agree to protect the confidentiality of any proprietary information in their possession which relates to the Coating Business or the Packaging Business.

          At the same time, Newco, Herbert L. Stern, Jr., Chairman of the Executive Committee of TC ("Stern"), and Shiro
F. Shiraga ("Shiraga"), Chairman of the Board, Chief Executive Officer and President of TC, will enter into a Non-Competition Agreement with TC pursuant to which each of Newco, Stern and Shiraga severally will agree that, for a period of five years following the Effective Time, such person (including, in the case of Newco, its subsidiaries) will not participate directly or indirectly in the business conducted by the members of the Pharmaceutical Group in the continental United States. In addition, each of Newco, Stern and Shiraga severally will agree that, during the same period, such person (including, in the case of Newco, its subsidiaries) will not seek to employ any of the executive, managerial or technical employees of any member of the Pharmaceutical Group. Finally, each of Newco, Stern and Shiraga severally will agree to protect the confidentiality of any proprietary information in such person's possession which relates to the members of the Pharmaceutical Group.

          In each case, the parties to the Non-Competition Agreements have the right to purchase and hold securities in publicly held corporations which are engaged in competitive businesses as long as such holdings do not exceed five percent of the outstanding class of securities of such publicly held corporation.

Supplier Relations

          Mylan supplies pharmaceutical products to TC.  See
"The Merger -- Background of the Merger."

TC Legal Counsel

          The law firm of Rivkin, Radler & Kremer, acts as legal counsel to TC. Herbert L. Stern, Jr., a significant stockholder and Chairman of the Executive Committee of TC is of counsel to such firm and Keith R. Abrams, Assistant Secretary of TC, is a partner of such firm. Legal fees to be paid to Rivkin, Radler &
Kremer with respect to services provided in connection with the Reorganization and Merger are expected to total approximately
$450,000.
               COMPARISON OF SHAREHOLDER RIGHTS
          If the Merger is consummated, holders of TC Stock may become holders of Mylan Common Stock, which would result in their rights as shareholders being governed by the laws of the Commonwealth of Pennsylvania and the Amended and Restated
Articles of Incorporation, as amended, of Mylan ("Mylan's
Articles") and the By-Laws, as amended, of Mylan ("Mylan's By-
Laws"). The rights of holders of TC Stock currently are governed by the laws of the State of Delaware and the Certificate of Incorporation, as amended, of TC ("TC's
Articles") and the Bylaws, as amended, of TC ("TC's Bylaws").
          It is not practical to describe all of the differences between the laws of the Commonwealth of Pennsylvania and the laws of the State of Delaware, between Mylan's Articles and TC's Articles and between Mylan's By-Laws and TC's Bylaws. The following is a summary of certain differences between the rights of a holder of TC Common Stock and the rights of a holder of Mylan Common Stock. The summary is qualified in its entirety by reference to Mylan's Articles and Mylan's By-Laws, copies of which are filed as exhibits to the Registration Statement of which this Proxy
Statement/Prospectus is a part, TC's Articles and TC's Bylaws, which are filed herewith and incorporated in reference into this Proxy Statement/Prospectus, and the laws of the Commonwealth of Pennsylvania and the State of Delaware.
Shareholder Rights Generally
          Notice of Meetings.  Under the Pennsylvania Business
Corporation Law of 1988, as amended (the "PBCL"), holders of Mylan Common Stock are entitled to at least 10 days' prior written notice for a meeting called to consider a fundamental change (as defined in the PBCL) and five days' prior written notice for any other meeting. Under the DGCL and TC's Bylaws, holders of TC Stock are entitled to at least 10 days' prior written notice for a special meeting called to consider general matters, and at least 20 days' notice is required to consider a merger.
          Proxies. Under the DGCL and TC's Bylaws, a proxy is invalid after three years from its date, unless the proxy provides for a longer period. Under the PBCL, there are no limitations on the duration of proxies except that an unrevoked proxy is not valid after three years unless a longer time is expressly provided therein.
          Right to Call Special Meetings. Under the PBCL, holders of Mylan Common Stock have no right to call special meetings of shareholders except that an interested shareholder
(i.e., the beneficial owner of at least 20% of the corporation's outstanding voting securities) has the right to call a special meeting of shareholders to approve certain business combinations. Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by such person or persons as may be authorized by TC's Articles or TC's Bylaws. Under the TC's Bylaws, the holders of a majority of capital stock of TC can request a special meeting of stockholders, but business transacted must be limited to that stated in the notice of such meeting.

          Removal of Directors. Under the PBCL, the entire Board of Directors of Mylan, or any individual director, may be removed from office without assigning any cause by the vote of a majority of the votes cast at any duly noticed and called meeting. Under the DGCL the entire board or any director may be removed with or without cause, by the majority of the shares then entitled to vote at an election of directors. However, since TC's Certificate of Incorporation provides cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the vote cast against his removal would be sufficient to elect him.

Shareholder Voting Rights

          General Vote Required. Under the PBCL, corporate action taken by shareholders, including shareholder action to amend the articles of incorporation or to approve mergers, consolidations or dissolution, generally is authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon (and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in such class). Under the DGCL and TC's Bylaws, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at a meeting at which a quorum is present is required for stockholder action unless the DGCL requires otherwise. Under DGCL, the affirmative vote of the majority of the outstanding shares entitled to vote thereon generally is required to effect mergers, or consolidations.

          Special Vote Required for Certain Business
Combinations. Mylan's Articles require the affirmative vote of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote in order to effect certain business combinations. See "Description of Capital Stock - Special
Considerations."

          In addition, Mylan is subject to provisions of the PBCL regarding business combinations. The PBCL prohibits certain business combinations (as defined in the PBCL) involving a Pennsylvania corporation that has shares registered under the Exchange Act and an "interested shareholder" unless one of five conditions is satisfied or an exemption is found. An "interested shareholder" is generally defined to include a person who beneficially owns at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

          In general, a corporation can effect a business combination involving an interested shareholder under the PBCL if one of the following five conditions is satisfied (i) prior to the date on which the person becomes an interested shareholder, the board of directors approves the business combination or the purchase of shares that causes the person to become an interested shareholder; (ii) the business combination is approved by an affirmative vote of the holders of all outstanding shares; (iii) the business combination is approved by a majority of the disinterested shareholders at a meeting called at least five years after the date the person becomes an interested shareholder; (iv) the interested shareholder holds 80% or more of the votes that all shareholders would be entitled to cast in an election of directors of the corporation and the business combination is approved by a majority of the disinterested shareholders at a meeting held at least three months after the interested shareholder acquired such 80% interest, provided that the fair price and procedural requirements set forth in the PBCL are satisfied; or (v) the business combination is approved by the shareholders at a meeting called at least five years after the date the person becomes an interested shareholder, provided that the fair price and procedural requirements set forth in the PBCL are satisfied.

          The DGCL prohibits certain business combinations (as defined in the DGCL) between a Delaware corporation that has shares listed on a national stock exchange, authorized for quotation on The NASDAQ Stock Market or held of record by more than 2,000 stockholders and an interested stockholder that occur within three years of the time that such stockholder became an interested stockholder, unless one of three conditions is satisfied or an exemption is found. An "interested shareholder" is generally defined to include a person who beneficially owns at least 15% of the voting stock of the corporation. In general, a corporation can effect a business combination involving an interested stockholder under the DGCL within three years of the time that such stockholder became an interested stockholder if one of the following three conditions is satisfied: (i) prior to such time, the board of directors approves the business combination or the transaction that causes the person to become an interested stockholder;
(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock at the time the transaction commenced; or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized by the affirmative vote of two-thirds of the disinterested shareholders. Since TC's voting stock is not listed on any national stock exchange, authorized for trading on The NASDAQ Stock Market or held by more than 2,000 stockholders of record, these provision of the DGCL do not presently apply to TC.

          Merger or Consolidation Without Shareholder Approval. Under the PBCL, no vote of the shareholders of a corporation is required if (i) the plan does not alter the corporation's status as a Pennsylvania corporation or in any respect the articles and each share is to continue as or be converted into an identical share of the surviving corporation; or (ii) another corporation directly or indirectly owns 90% or more of shares of each class of the corporation.

          Under the DGCL, no vote of the stockholders of a corporation is required if (i) the plan does not amend in any respect the certificate of incorporation; (ii) each share is to continue as or be converted into an identical share of the surviving corporation; or (iii) either no stock of the surviving corporation is to be issued under the plan or the treasury or unissued authorized shares of the surviving corporation to be issued plus those shares issuable upon conversion of other shares to be issued in the plan do not exceed 20% of the outstanding shares of such corporation plan to the merger.

Rights With Respect to Shares

          Dividends; Purchases and Redemptions of Shares.
Under the PBCL, Mylan may pay dividends and make stock purchases and redemptions unless, after giving effect to the distribution: (i) the corporation would be unable to pay its debts as they become due in the usual course of its business, or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base its determination of total assets and total liabilities on any factors it considers relevant, including the book values of the corporation's assets and liabilities as reflected on its books and records, unrealized appreciation and depreciation of the corporation's assets or the current value of the corporation's assets and liabilities, either valued separately or valued in segments or as an entirety as a going concern.

          The DGCL provides that a corporation shall not redeem its stock for cash or property if such redemption would cause an impairment of capital of the corporation. The DGCL further provides that TC may pay dividends (1) out of its capital surplus or (2) in the event there is no capital surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year.

Rights and Powers of Directors

          Consideration of Factors; General Powers. The PBCL expressly permits directors, in discharging the duties of their positions and in considering the best interests of the corporation, to consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The PBCL states that consideration of those factors shall not constitute a violation of the standard of conduct for directors described in the PBCL. Further, the PBCL expressly authorizes the corporation's board of directors to accept, reject, respond or take no action in respect of an actual or proposed acquisition, takeover or other fundamental change.

          The DGCL provides that directors are fully protected in relying in good faith upon representations of experts or the corporation's officers or employees.

Director and Officer Liability and Indemnification

          In accordance with the PBCL, Mylan's By-Laws provide that a director of Mylan shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          As permitted by the PBCL, Mylan's By-Laws provide that directors of Mylan are indemnified under certain circumstances for expenses, judgment, fines or settlements incurred in connection with suits and other legal proceedings. The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

          The DGCL and TC's Bylaws generally provide that a corporation may, and in certain circumstances, must, indemnify its directors, officers, employees or agents ("indemnities") for expenses (including attorneys' fees), judgments, fines or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify its directors, officers, employees or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought determined upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The DGCL also permits a corporation to adopt procedures for advancing expenses to indemnities without the need for a caseby-case determination of eligibility, so long as in the case of officers and directors they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified.

               DESCRIPTION OF MYLAN CAPITAL STOCK

        The authorized capital stock of Mylan consists of 305,000,000 shares of Mylan Common Stock, of which, as of the date of this Proxy Statement/Prospectus, ___________ shares are outstanding, and 5,000,000 shares of preferred stock, par value $.50 per share ("Mylan Preferred Stock"), issuable in series, none of which are outstanding as of the date of this Proxy Statement/Prospectus. The following description of the capital stock of Mylan is qualified in its entirety by reference to Mylan's Articles and Mylan's By-Laws, copies of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

Mylan Common Stock

          Holders of Mylan Common Stock have one vote per share on all matters submitted to a vote of shareholders.
Shareholders do not have cumulative voting rights. The holders of Mylan Common Stock have the right to receive dividends when, as and if declared by the Board of Directors of Mylan out of funds legally available therefor, subject to the rights of the holders of any outstanding Mylan Preferred Stock to receive preferential dividends. Upon the liquidation of Mylan, holders of Mylan Common Stock would share ratably in any assets available for distribution to shareholders after payment of all obligations of Mylan and the aggregate liquidation preference (including accrued and unpaid dividends) of any outstanding Mylan Preferred Stock.
          The Mylan Common Stock is not redeemable and has no preemptive, subscription or conversion rights. Shares of Mylan Common Stock currently outstanding are, and the Mylan Common Stock to be issued in the Merger will be, validly issued, fully paid and nonassessable.
          American Stock Transfer Co., New York, New York, is the transfer agent and registrar for the Mylan Common Stock. Mylan Preferred Stock
          The authorized Mylan Preferred Stock is available for issuance from time to time at the discretion of the Board of Directors of Mylan without shareholder approval. The Board of Directors has authority to prescribe for each series of Mylan Preferred Stock it establishes the number of shares in that series, the dividend rate, and the voting rights, conversion privileges, redemption, sinking fund and liquidation rights, if any, and any other rights, preferences, qualifications and limitations of the particular series. The issuance of Mylan Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Mylan
Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Mylan Common Stock. Mylan has no present plans to issue any Mylan Preferred Stock. Special Considerations
          Mylan is subject to provisions of the PBCL regarding business combinations. See "Comparison of Shareholder Rights Special Vote Required for Certain Business Combinations."
          In addition, Mylan's Articles provide that each of the following corporate actions requires approval in compliance with all applicable provisions of the PBCL and Mylan's Articles and, with certain exceptions, the affirmative vote of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote, at a meeting called for such purpose: (i) any merger or consolidation to which Mylan and an Interested Person (as defined in Mylan's Articles) are parties; (ii) any sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a Substantial Part (as defined in Mylan's Articles) of the properties or assets of Mylan to an Interested Person; (iii) the adoption of any plan or proposal for the liquidation or dissolution of Mylan under or pursuant to which the rights or benefits inuring to an Interested Person are different in kind or character from the rights or benefits inuring to the other holders of Mylan Common Stock; (iv) any transaction of the foregoing character involving an Affiliate or Associate (as defined in Mylan's Articles) of an Interested Person or involving an Associate of any such Affiliate. The 75% voting requirement will not apply if the Board of Directors shall have approved the transaction by a majority vote of all directors prior to the time the Interested Person connected with the transaction became an Interested Person or if the Board of Directors shall have approved the transaction prior to consummation thereof by a majority vote of all directors, disregarding the vote of each director who was an Interested Person, or an Affiliate, Associate or agent of such Interested Person, or an Associate or agent of any such Affiliate. The affirmative vote of the holders of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote is required to amend or repeal the foregoing provisions.
          The By-Laws of Mylan provide that a director shall not be personally liable for monetary damages as such for any action, or any failure to take any action, unless he has breached or failed to perform his statutory duties and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that such limitation of liability shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to liability for payment of taxes pursuant to local, state or federal law. If the Pennsylvania law is amended in the future to authorize corporate action further limiting the personal liability of directors, the liability of a director will be limited to the fullest extent permitted by such amendment.
        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents filed with the Commission by Mylan (File No. 1-9114) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:
          1. Mylan's Annual Report on Form 10-K for the year ended March 31, 1995 ("Mylan's 10-K");
        2.        Mylan's Proxy Statement for the Annual
Meeting of Shareholders held on June 29, 1995 ("Mylan's Proxy");

          3. Mylan's Quarterly Report on Form 10-Q for the three months ended June 30, 1995 ("Mylan's First Quarter 10-Q");

          4. Mylan's Quarterly Report on Form 10-Q for the three months ended September 30, 1995 ("Mylan's Second
Quarter 10Q"); and

          5. Mylan's Current Report on Form 8-K filed with the Commission on September 22, 1995.

          All documents and reports subsequently filed by Mylan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                          LEGAL MATTERS

          The validity of the shares of Mylan Common Stock to be issued in connection with the Merger and other legal matters in connection with the Merger are being passed upon for Mylan by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. Certain legal matters in connection with the Merger are being passed upon for TC by Rivkin, Radler & Kremer, Chicago, Illinois. See "Certain Related Transactions and Relationships of TC and Mylan."

                             EXPERTS

          The consolidated financial statements of Mylan Laboratories Inc. and subsidiaries at March 31, 1995 and 1994 and for each of three years in the period ended March 31, 1995, incorporated in this Proxy Statement/Prospectus by reference to the Mylan 10-K have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report which is incorporated by referenced herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of TC
Manufacturing Co., Inc. and subsidiaries as of October 31, 1994 and 1993, and for each of the years in the three-year period ended October 31, 1994, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                              BY ORDER OF THE BOARD OF
                              DIRECTORS OF TC MANUFACTURING
                              CO., INC.



                              /s/ Herbert L. Stern, Jr.
                             ---------------------------------------
                             Herbert L. Stern, Jr., Secretary



                 INDEX TO FINANCIAL STATEMENTS



Page Pro Forma Financial Information                                     F-2

TC Independent Auditors' Report                                          F-12

TC Consolidated Balance Sheets at October 31, 1994 and October 31, 1995  F-13


TC Consolidated Statements of Operations for the Years Ended
     October 31, 1994, 1993 and 1992                                     F-15


TC Consolidated Statements of Stockholders' Equity for the
     Years Ended October 31, 1994, 1993 and 1992                         F-16


TC Consolidated Statements of Cash Flows for the Years Ended
     October 31, 1994, 1993 and 1992                                     F-18


TC Notes to Consolidated Financial Statements                            F-20


TC Condensed Consolidated Balance Sheets at October 31, 1994
     and July 31, 1995 (unaudited)                                       F-29


TC Condensed Consolidated Statements of Income for Three Months
     Ended July 31, 1995 and 1994 and the Nine Months Ended
July 31, 1995 and 1994 (unaudited)                                       F-30

TC Condensed Consolidated Statements of Cash Flows for the Nine
     Months Ended July 31, 1995 and 1994 (unaudited)                     F-31

TC Notes to Condensed Consolidated Financial Statements
(unaudited)                                                              F-32

                PRO FORMA FINANCIAL INFORMATION

          The following tables present the combination of Mylan Laboratories Inc. and subsidiaries and TC Manufacturing Co., Inc. ("TC") and certain subsidiaries of TC. The combination will be accounted for by Mylan under the purchase method of accounting. The results of operations of TC have been converted to a fiscal March 31 year-end and are unaudited.

          The pro forma financial information included herein gives effect to the Reorganization of TC, effective immediately prior to the consummation of the Merger.

          The pro forma financial information included herein does not purport to represent what the consolidated financial position or results of operations actually would have been if the Reorganization of TC and the Merger in fact had occurred on such dates or at the beginning of the period indicated or to project the consolidated financial position or results of operations as of any future date or any future period.

          The pro forma financial information included herein should be read in conjunction with the historical consolidated financial statements of Mylan and TC, including the notes thereto, and other financial information incorporated by reference into this Proxy
Statement/Prospectus.


            Mylan Laboratories Inc. and Subsidiaries
              Pro Forma Condensed Income Statement
           For the Six Months Ended September 30, 1995


          (Amounts in thousands, except per share data)
                           (Unaudited)

                                                            Pro Forma        Pro Forma
                              Mylan            TC          Adjustments        Combined
                            ----------      ----------     -----------        -----------
 Net Sales                   $206,907      $31,2884        $(2,668)        (  $235,523)

 Costs and expenses:

 Cost of sales                 95,487        22,277            178  (7)        116,067
                                                                                                        (1,875) (5)

 Research and development      17,612           597                             18,209

 Selling, general and
 administrative                27,663         5,1 68         1,319 (7)          34,150

     Interest                       0            350          (350) (8)              0

 Total Costs and Expenses     140,762         28,392          (728)            168,426


 Income (Loss) from Operations  66,145         2,892         (1,940)            67,097


 Equity in Earnings of
 Somerset                       11,709             0                            11,709
 Other Income (Expense)          8,723           192           (194) (8)         8,721


 Earnings (Loss) Before         86,577         3,084         (2,134)            87,527
 Income Taxes

 Income Taxes                   23,934         1,141           (244) (9)        24,831

 Net Earnings (Loss)          $ 62,643      $  1,943        $(1,890)          $ 62,696
                                ======        ======         ======             ======

 Earnings per Share              $ .53                                            $.52

 Weighted Average Common       119,294                       2,388            121,682
 Shares

                                See notes to pro forma condensed financial information

           Mylan Laboratories Inc. and Subsidiaries TC
            Pro Forma Condensed Income Statement
          For the Six Months Ended September 30, 1995
                    (Amounts in thousands)
                           (Unaudited)

                                                    Coating &
                                    TC              Packaging            Pro Forma
                               Consolidated          Groups         Adjustmentments                TC
                             ----------------      -----------     -------------------       ------------
Net Sales                         $47,042            $15,758                                    $31,284
Costs and expenses:
Cost of sales                      33,486             11,209                                     22,277
Research and development              673                 76                                        597
Selling, general and
administrative                      9,779              3,346          $(1,265) (11)               5,168

Interest                              350                  0                0                       350
Total Costs and Expenses           44,288             14,631           (1,265)                   28,392
Income from Operations              2,754              1,127            1,265                     2,892
Other Income (Expense)               (339)              (531)               0                       192
Earnings Before Income Taxes        2,415                596            1,265                     3,084
Income Taxes                          860                162              443(11)                 1,141

Net Earnings                      $ 1,555              $ 434            $ 822                   $ 1,943





    See notes to pro forma condensed financial information Mylan

           Laboratories Inc. and Subsidiaries
             Pro Forma Condensed Income Statement
               For the Year Ended March 31, 1995


         (Amounts in thousands, except per share data)
                          (Unaudited)


                                              Pro Forma        Pro Forma
                              Mylan    TC    Adjustments       Combined
                            -------  ------- -------------  -------------
Net Sales                  $396,120  $47,301 $(6,038) (5)    $437,383

Costs and expenses:
 Cost of sales              169,590   38,897     356  (7)     204,570

Research and development     30,533    1,030                   31,563
  Selling, general and
 administrative              58,035    8,914   2,637           69,586
  Total Costs and Expenses  258,158   49,619  (2,058)         305,719
 Income (Loss) from
 Operations                 137,962   (2,318) (3,980)         131,664
 Equity in Earnings of
 Somerset                    25,406        0                   25,406
      Other Income (Expense)  7,958      542    (388) (8        8,112
 Earnings (Loss) Before
     Income Taxes           171,326   (1,776) (4,368)          165,182
      Income Taxes           50,457     (606)   (354) (9)       49,497
 Net Earnings (Loss)       $120,869  $(1,170)$(4,014)         $115,685

 Earnings per Share           $1.02                              $0.95
Weighted Average Common
 Shares                     118,964            2,388           121,352
                            =======           ======           =======

     See notes to pro forma condensed financial information

            Mylan Laboratories Inc. and Subsidiaries
             TC Pro Forma Condensed Income Statement
                For the Year Ended March 31, 1995

                     (Amounts in thousands)
                           (Unaudited)
                                                          Coating &
                                          TC              Packaging            Pro Forma
                                      Consolidated         Groups         Adjustmentments        TC
                                   ----------------       -----------   -------------------   ------------
Net Sales                              $75,235            $27,934                              $47,301
Costs and expenses:
Cost of sales                           57,443             18,546                               38,897
Research and development                 1,145                115                                1,030
Selling, general and
administrative                          15,912              5,948          $(1,050) (11)         8,914
Interest                                 1,089                311                0                 778
Total Costs and Expenses                75,589             24,920           (1,050)             49,619
Income (Loss) from Operations             (354)             3,014            1,050              (2,318)
Other Income (Expense)                     167               (375)               0                 542
Earnings (Loss)Before  Income Taxes       (187)             2,639            1,050              (1,776)
Income Taxes                               (36)               937              367(11)            (606)
Net Earnings (Loss)                   $   (151)           $ 1,702            $ 683              $ (1,170)
                                        =======            ======             ======              =======






     See notes to pro forma condensed financial information
            Mylan Laboratories Inc. and Subsidiaries
                Pro Forma Condensed Balance Sheet
                       September 30, 1995
                        (Amounts in thousands)
                              (Unaudited)

                                                             Pro Forma         Pro Forma
                                    Mylan          TC        Adjustments       Combined
                                  ------------  ----------  ---------------  -------------

Current Assets:
  Cash and cash equivalents        $151,823       $ 3,503    $ (2,850) (4)     $144,656
                                                               (8,900) (3)        1,080  (1)

 Marketable securities               28,263             0                        28,263
 Accounts receivable                 69,064         6,104                        75,168
 Inventories                         75,177        11,232                        86,409
 Deferred income tax benefit          7,733             0                         7,733
 Other current assets                 6,376         1,180                         7,556
                                ------------     ------------ -------------    -------------
Total Current Assets                338,436        22,019     (10,670)          349,785
Property, Plant &
    Equipment - net of
    accumulated depreciation        105,913         7,554       3,200 (6)       116,667
Deferred Income Tax
Benefit,  non-current                 1,032             0                         1,032
Marketable Securities,
    non- current                     22,253             0                        22,253

Investment in and Advances
    to Somerset                      23,557             0                        23,557
Intangible Assets - net
   of accumulated  amortization      26,238         2,391      40,895 (6)        69,524

Other Assets                         68,988           319                        69,307
                                   -----------   ------------  ------------  -----------
Total Assets                       $586,417       $32,283     $33,425          $652,125
Current Liabilities:
 Trade accounts payable             $11,093      $  3,240                      $ 14,333

 Income taxes payable                 6,315           511                         6,826
 Other current liabilities           17,498         6,610                        24,108
 Cash dividend payable                4,776             0                         4,776
 Notes payable                            0         2,850     $(2,850) (4)            0
 Current portion of
   long-term obligations                  0         1,400       (2400) (3)            0
 Total Current Liabilities           39,682        14,611      (4,250)           50,043
Long-Term Obligations                 8,581         6,500      (6,500) (3)        8,581
Deferred Income Taxes                     0           547       7,300  (6)        7,847

Shareholders' Equity:
  Preferred stock                         0           424        (424) (1)            0
Common stock                         60,027         5,405      (4,211) (1)       61,221
  Additional paid-in capital         38,231           (24)     46,330  (1)       84,537
  Retained earnings                 440,105         5,700      (5,700) (1)      440,105
  Unrealized gain on investment       2,145             0                         2,145
   Less - Treasury stock             (2,354)         (880)        880  (1)       (2,354)
                                  -----------    -----------  ------------      -------------
Net Worth                           538,154         10,625          36,875      585,654
Total Liabilities
 and Shareholders' Equity          $586,417        $32,283         $33,425     $652,125
                                    =======        =======          ======     =======

     See Notes to pro forma condensed financial information


                 Mylan Laboratories Inc. and Subsidiaries
                   TC Pro Forma Condensed Balance Sheet
                                September 30, 1995
                             (Amounts in thousands)
                                    (Unaudited)

                                                Coating &
                                     TC         Packaging    Pro Forma
                                Consolidated     Groups     Adjustmentments     TC
                              ----------------  ----------- ---------------- ------------

Current Assets:
 Cash and cash equivalents       $ 6,266            $   763   $(2,000) (10)   $ 3,503
 Accounts receivable              10,147              4,043                     6,104
 Inventories                      15,293              4,061                    11,232
 Other current assets             1,414                 234                     1,180
                                ----------           --------  ------------   ------------
 Total Current Assets            33,120               9,101    (2,000)         22,019
Property, Plant & Equipment -
 net of accumulated depreciation 16,013               8,459                     7,554
Intangible Assets                                               2,391 (2)       2,391
Other Assets                        932                 613                       319
                                -----------          --------  ----------      ------------
Total Assets                    $50,065             $18,173     $ 391         $32,283
                                 ======              =======    ======         =======
Current Liabilities:
 Trade accounts payable        $  4,158           $     918                   $  3,240
  Income taxes payable              613                 102                        511
 Other current liabilities        7,768               1,158                      6,610
   Note payable                                              $  2,850  (2)       2,850
  Current portion of
        long-term obligations     1,400                   0         0            1,400
                                ----------           ---------  ---------      ----------
 Total Current Liabilities       13,939               2,178     2,850           14,611
Long-Term Obligations             6,500                   0                      6,500
Deferred Income Taxes             1,648               1,101                        547
Minority Interest                   459                   0      (459) (2)           0
Shareholders' Equity:
 Preferred stock                    424                   0                        424
 Common stock                     5,410                   5                      5,405
 Additional paid-in capital         (24)                  0                        (24)
 Retained earnings               22,589              14,889   (2,000)  (1)       5,700
 Less - Treasury stock             (880)                  0                       (880)
                                ----------           -------  ---------        ---------
Net Worth                        27,519              14,894   (2,000)           10,625
                                ----------           -------- ----------       ---------
Total Liabilities
 and Shareholders' Equity       $50,065             $18,173 $    391           $32,283
                                 ======              ======    =======          ======

     See Notes to pro forma condensed financial information


            Mylan Laboratories Inc. and Subsidiaries
        Notes to Pro Forma Condensed Financial Statements


                           (Unaudited)

1. To reflect the issuance of 2,388,135 shares of Mylan common stock, at an estimated price per common share of $19.89 (as provided in the Merger Agreement) in satisfaction of the $47.5 million purchase price, to reflect the exercise of 216,308 TC stock options and the conversion of TC preferred stock into Mylan common stock. The total number of shares issued may be adjusted as described in "The Merger Agreement - Adjustment of Common Stock Exchange Ratio."

2. To record the acquisition of the 6% minority interest in TC in exchange for a note payable.

3. Reflects the repayment of all outstanding debt obligations of TC.

4. Reflects payment of the note payable to acquire the 6% minority interest.

5. To eliminate intercompany sales of Mylan to TC and related cost of sales.

6. Reflects the purchase accounting adjustments (pursuant to APB No. 16) necessary to record Mylan's acquisition of TC's net assets for $47.5 million. The allocation of the purchase price is subject to change based on final valuation and appraisals and was estimated as follows:

                 Pro forma net worth of                         $10,625
                     TC at 9-30-95

                 Cash received upon                               1,080
                      exercise of TC
                      stock options

                 Fixed asset step-up                              3,200

               Intangible asset                                  15,100
               recorded

               Prepayment liability                              (1,000)

               Deferred tax liability                            (7,300)

               Goodwill                                          25,795
                                                              ------------
               Purchase price                                   $47,500
                                                                =======




7.   Reflects the estimated amortization of intangibles
     (including goodwill) and the depreciation of property, plant and equipment that are recorded pursuant to the purchase method of accounting. Intangibles are amortized on a straight line basis over a period of ten to twenty years. The allocation of the purchase price is subject to change based on final valuation and appraisals.

8. Reflects the reduction in interest income and interest expense due to the repayment of all outstanding debt obligations as discussed in notes 3 and 4.

9.   Reflects income tax consequences of adjustments 5, 7 and 8.

10.  To record the allocation of cash per the merger agreement.

11. To record the reduction for corporate charges unrelated to the acquired company and the related tax impact.



TC MANUFACTURING CO., INC.
AND SUBSIDIARIES

Consolidated Financial Statements


October 31, 1994, 1993 and 1992

(With Independent Auditors' Report Thereon)







                                Entire document             Changes Only
Pro        Typed  Typed/Oper  Proofed Footed Ref'd     Proofed Footed Ref'd
Forma              changes
/  /      /  /      /  /       /  /   /  /   /  /        /  /   /  /   /  /
----      ----     -----       ----  -----  -----        -----  ----  -----

Operator____________________________

Proofer_______________________________

MANAGER:  Please rate our quality on this document.  Satisfactory Unsatisfactory
                                                          / /         / /
                                                          ---        ----
Comments:__________________________________________

Manager's Signature:     _________________________________




TC MANUFACTURING CO., INC. AND SUBSIDIARIES




TABLE OF CONTENTS

          Page(s)

Independent Auditors' Report                                       1

Consolidated Balance Sheets                                      2-3

Consolidated Statements of Operations                              4

Consolidated Statements of Stockholders' Equity                  5-6

Consolidated Statements of Cash Flows                            7-8

Notes to Consolidated Financial Statements                      9-17

















Independent Auditors' Report

The Board of Directors
TC Manufacturing Co., Inc.:


We have audited the accompanying consolidated balance sheets of TC Manufacturing Co., Inc.
and subsidiaries as of October 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1994.  These consolidated financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TC Manufacturing Co., Inc. and subsidiaries as of
October 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1994 in conformity with generally accepted accounting principles.



December 9, 1994




TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Consolidated Balance Sheets

October 31, 1994, and 1993"

(Amounts in thousands)


                           Assets                          1994       1993
-----------------------------------------------------------------------------


Current assets:
     Cash and cash equivalents                           $  5,674     3,327

     Accounts receivable:
          Trade, net of allowances of $5,560 in 1994 and
               $5,690 in 1993                               7,180    18,157
          Other                                               694       275

     Inventories                                           16,342    13,822

     Prepaid expenses                                         632       423

     Refundable income taxes                                1,114        -

     Deferred income taxes                                    936        -
                                                        ----------  ---------
Total current assets                                       32,572    36,004
                                                        ----------  ---------
Property, plant, and equipment                             29,475    26,680
     Less accumulated depreciation and amortization        14,044    12,406
                                                        ----------  --------
                                                           15,431    14,274





Intangibles and other assets:
     Goodwill (pre-1970)                                      539       539
     Trademarks and patent, net of amortization of $25 in
          1994 and $20 in 1993                                 25        30
     Excess of cost over net assets of businesses acquired,
          less accumulated amortization of $189 in 1994 and
          $167 in 1993                                         13        35
     Cash value of officers' life insurance, net of loans of
          $-0- in 1994 and $291 in 1993                       385        76
     Other assets                                             144        84

                                                            1,106       764
                                                        ----------  ---------
                                                      $    49,109    51,042
                                                      ------------  ---------
See accompanying notes to consolidated financial statements.


TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Consolidated Balance Sheets

October 31, 1994, and 1993

(Amounts in thousands, except share data)


         Liabilities and Stockholders' Equity        1994          1993

Current liabilities:
     Current maturities of long-term debt         $  1,600           508

     Accounts payable                                6,646         5,678


     Accrued liabilities:
          Product returns                            2,038         1,640

          Salaries, wages, and bonuses               1,083         1,648
          Profit sharing contribution                  372           888
          Property taxes                               306           238
          Interest                                     258           295
          Income taxes                                  -          1,107
          Medicaid rebates                             435           364
          Other                                      1,049         1,253
                                                  ----------      ---------
Total current liabilities                           13,787        13,619

Long-term debt                                       7,900        10,550

Deferred income taxes                                1,649           851
                                                   --------        --------
 Minority interest in subsidiary                       339           435
                                                  ---------       ----------

Stockholders' equity:
     8% cumulative preferred stock, par value $100 per share.
          Authorized 14,000 shares; issued and outstanding
           4,243 shares in 1994 and 1993               424           424
     Special preferred stock, without par value.
           Authorized 10,000
           shares of which none have been issued        -             -
     Common stock, par value $1 per share.
          Authorized 7,000,000 shares;
           issued 5,410,444 in 1994 and
           2,753,570 shares in 1993                  5,410         2,754
     Additional paid-in capital                         -             -
     Equity adjustment from foreign
        currency translation                           (29)          (17)
     Retained earnings                              20,661        23,697
     ------------------------------------------------------------------------
                                                    26,466        26,858

     Treasury stock, at cost (96,696 shares in 1994
and 119,076 in 1993)                                (1,032)       (1,271)
  ---------------------------------------------------------------------------
                                                    25,434        25,587
                                                   ---------   ----------
                                              $     49,109        51,042



TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended October 31, 1994, 1993, and 1992

(Amounts in thousands, except per share data)
                                                    1994    1993    1992

Net sales                                     $    78,780  79,617  69,920
Cost of sales                                      60,520  55,789  48,400

Gross profit                                       18,260  23,828  21,520
 Operating expenses:
     Payroll and related expenses                   6,568   7,331   6,867
     Selling expense                                3,715   2,960   2,524
     General and administrative expense             3,152   2,693   2,297
     Freight expense                                2,102   1,964   1,876
     Provision for doubtful accounts                1,530      51     157
     Research and development expense                 369     322     156
     Quality control                                  190      77     111
                                                ---------- -------  ----------
Total operating expenses                           17,626  15,398  13,988

Operating income                                      634   8,430   7,532
Other income (expense):
     Interest income                                    2      96     221
     Interest expense                              (1,002) (1,228) (1,322)
     Miscellaneous - net                               71     (78)     36
                                                ---------- ------- --------
Income (loss) before income taxes and
minority interest                                    (295)  7,220   6,467

Income tax benefit (expense)                           79  (2,664) (2,367)

Income (loss) before minority interest               (216)  4,556   4,100

Minority interest                                      96    (198)   (154)

Net income (loss)                               $    (120)  4,358   3,946
                                                 --------- ------ ----------
Earnings (loss) per common share                $    (.03)    .82     .75


See accompanying notes to consolidated financial statements.




TC MANUFACTURING CO., INC. AND SUBSIDIARIES


Consolidated Statements of Stockholders' Equity


Years ended October 31, 1994, 1993, and 1992


(Amounts in thousands, except share data)

                                              Preferred Stock      Common Stock
                                             Number               Number
                                               of                   of
                                             shares    Amount     shares Amount
-------------------------------------------------------------------------------

Balance at October 31, 1991                  4,815   $    481   2,753,565 $2,754
Net income                                     -         -          -       -
Purchase of treasury stock                     -         -          -       -
Exercise of stock options and
 common stock adjustment                       -         -             5    -
Purchase and retirement of preferredstock     (572)       (57)      -       -
Cash dividends
  Preferred ($8.00 per share)                  -         -          -       -
 Common ($.06)per share)                       -         -          -       -
Current year foreign currency translation
 adjustment                                    -         -          -       -
--------------------------------------------------------------------------------

Balance at October 31, 1992                  4,243        424   2,753,570  2,754

Net income                                     -         -          -       -
Exercise of stock options                      -         -          -       -
Cash dividends:
 Preferred ($8.00 per share)                   -         -          -       -
 Common ($.115 per share)                      -         -          -       -
Current year foreign currency translation
 adjustment                                    -         -          -       -
-------------------------------------------------------------------------------

Balance at October 31, 1993                  4,243        424   2,753,570  2,754

Net loss                                       -         -          -       -
Purchase of treasury stock                     -         -          -       -
Exercise of stock options                      -         -          -       -
Cash dividends:
 Preferred ($8.00 per share)                   -         -          -       -
 Common ($.045 per share)                      -         -          -       -
Stock dividend                                 -         -      2,656,874  2,656
Current year foreign currency
 translation adjustment                        -         -          -       -
-------------------------------------------------------------------------------
Balance at October 31, 1994                  4,243        424   5,410,444  5,410





Consolidated Statements of Stockholders' Equity

Years ended October 31, 1994,1993, and 1992

(Amounts in thousands, except share data)


             Foreign                     Treasury Stock
Additional   currency               Number
 paid-in    translation  Retained     of
 capital    adjustment   earnings   shares     Amount    Total
--------------------------------------------------------------------------------

 125           84         16,168   166,735   $ (1,791)   17,821
  -             -          3,946        -          -      3,946
  -             -             -      5,800        (53)      (53)
(125)           -            (92)  (29,760)       319       102
  -             -             -         -           -       (57)
  -             -            (38)       -           -       (38)
  -             -           (157)       -           -      (157)
  -           (64)            -         -           -       (64)
-----------------------------------------------------------------------------
  -            20         19,827   142,775      (1,525)  21,500
  -             -          4,358        -           -     4,358
  -             -           (152)  (23,699)        254      102
  -             -            (34)       -           -       (34)
  -             -           (302)       -           -      (302)
  -           (37)            -         -           -       (37)
-------------------------------------------------------------------------------

  -           (17)         23,697   119,076      (1,271  25,587
  -             -            (120)       -           -     (120)
  -             -              -      2,220         (25     (25)
  -             -            (106)  (24,600)        264     158
  -             -             (34)       -            -     (34)
  -             -            (120)       -            -    (120)
  -             -          (2,656)       -            -      -
  -           (12)             -         -            -     (12)
-------------------------------------------------------------------------------
  -           (29)         20,661    96,696       (1,032) 25,434




TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended October 31, 1994, 1993, and 1992

(Amounts in thousands)

                                                                                   1994      1993      1992

Cash flows from operating activities:
     Net income (loss)                                                        $    (120)    4,358      3,946
     Adjustments to reconcile net income to net cash provided by operating activities:
               Depreciation and amortization                                      1,638     1,449      1,329
               Deferred income taxes                                               (138)     (324)      (24)
               Increase (decrease) in accounts receivable allowances
                                                                                   (130)    1,768      2,231
               Amortization of excess of cost over assets of businesses
                    acquired, trademarks, and patent                                 27        23         26
               Minority interest in subsidiary                                      (96)      199        154
               Loss (gain) on disposition of equipment                              (10)        57         6
               Change in assets and liabilities:
                    Marketable securities                                            -      2,143        (715)
                    Accounts receivable                                          10,688    (4,465)     (6,008)
                    Inventories                                                  (2,520)   (2,722)     (2,091)
                    Prepaid expenses                                               (209)      (89)        313
                    Refundable income taxes                                      (1,114)       74         (20)
                    Other assets and cash value of life insurance                  (369)      (32)        (27)
                    Accounts payable                                                968       681         577
                    Accrued liabilities                                          (1,892)    1,503        1,190

Net cash provided by operating activities                                         6,723     4,623          887

Cash flows from investing activities:
     "Additions to property, plant, and equipment"                                (2,801)  (3,545)      (2,108)
     Proceeds from sale of equipment                                                  16       21           11

Net cash used in investing activities                                         $   (2,785)  (3,524)      (2,097)





















TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(Amounts in thousands)




                                                  1994     1993     1992

Cash flows from financing activities:
     Repayment of long-term debt             $  (1,558)    (707)    (846)
     Proceeds from exercise of stock options       158      102      102
     Dividends paid and payable                   (154)    (336)    (195)
     Purchase of treasury stock                    (25)       -      (53)
     Purchase and retirement of preferred stock     -         -      (57)

Net cash used in financing activities           (1,579)    (941)  (1,049)

Effect of exchange rate changes on cash
     and cash equivalents                          (12)     (37)     (64)

Net increase (decrease) in cash
     and cash equivalents                        2,347      121   (2,323)

Cash and cash equivalents at beginning of year   3,327    3,206    5,529

Cash and cash equivalents at end of year        $5,674    3,327    3,206

Supplemental disclosures of cash flow information - cash paid during the year for:
          Interest                          $    1,095    1,278    1,319
          Income taxes, net of refunds           2,256    2,616    1,857


See accompanying notes to consolidated financial statements.


Notes to Consolidated Financial Statemants

October 31,1994,1993, and 1992


 (1) Summary of Significant Accounting Policies

          Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of TC
Manufacturing Co., Inc. and subsidiaries (the Company), including UDL Laboratories, Inc., a
94% owned subsidiary, Pak-Sher Company, Tapecoat Company, and Tapecoat Canada Ltd.  All
intercompany balances and transactions have been eliminated in consolidation.  UDL
Laboratories manufactures, packages, and markets generic pharmaceuticals in unit dose configuration.  Pak-Sher manufactures and markets specialized packaging to the food industry, primarily supermarkets and chain restaurants.  Tapecoat manufactures protective coating, to provide corrosion protection primarily for underground metal pipes.

          Allowances for Chargebacks, Cash Discounts, and Doubtful Accounts

     One of the Company's subsidiaries markets a portion of its product at negotiated or competitively bid contract prices.  It is the policy of this subsidiary to sell its product to distributors at the wholesale price.  If the product is subsequently resold at the lower contract price, a "chargeback" for the difference between wholesale and contract price is credited to the distributor.

     Allowances for chargebacks, cash discounts, and doubtful accounts at October 31, 1994 and 1993 consisted of the following approximate amounts (in thousands):


                                   1994       1993

          Chargebacks              $ 4,000     4,940
          Cash discounts               239       500
          Doubtful accounts          1,321       250

                                $    5,560     5,690

          Product Returns

     Management has estimated product returns based upon available information and sales have been reduced to reflect such estimates.

               Inventories

     Inventories are principally valued at the lower of cost or market, determined by the last-in, first-out method (LIFO).  At October 31, 1994 and 1993, inventories approximating
$1,757,000 and $1,861,000, respectively, were valued using the first-in, first-out method (FIFO).

          Property, Plant, and Equipment

     Property, plant, and equipment are carried at cost.  Major additions and improvements are added to the property, plant, and equipment accounts, while replacement, maintenance, and repairs which do not improve or extend the life of the respective assets are charged to income as incurred.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.

          Intangible Assets

     Goodwill (pre-1970) is stated at cost and is not amortized because in the opinion of management there has been no diminution in value.

     Trademarks and patent are stated at cost and are amortized straight-line over a ten-year period.

     The excess of cost over net assets of businesses acquired is amortized over 10- to 20-year periods using the straight-line method.

          Accrued Medicaid Rebates

     Medicaid rebates represent payments mandated under law to be made by one of the
Company's subsidiaries.  The law requires rebates to be paid to individual states with respect to all pharmaceutical sales, other than through hospitals, where the ultimate cost of the product is reimbursable by Medicaid.

          Income Taxes

     The Company files consolidated income tax returns with its domestic subsidiaries.
Effective November 1, 1993, the Company adopted FASB Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes" (Statement 109).  As permitted by Statement
109, the Company elected not to restate the financial statements of any prior years.    Under
Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are estimated to be recovered or settled.  The cumulative effect of the change in method of accounting for income taxes as of November 1, 1993 is not material.

     Tax credits are treated as a reduction of income tax expense in the year in which they are utilized.

     Prior to fiscal 1994, income taxes were accounted for under the deferred method, in accordance with APB Opinion No. 11.  Under the deferred method, provisions were made for deferred income taxes resulting from timing differences in the recognition of revenue and expense for tax and financial statement purposes.

          Profit Sharing Plan

     Profit sharing contributions are authorized annually by the Board of Directors in amounts determined at its discretion.

          Treasury Stock

     Purchases of treasury stock are recorded at cost.  Upon the sale of treasury stock, the difference between the cost and selling price of such stock is either credited to additional paid-in capital or charged against additional paid-in capital or retained earnings if additional paid-in capital has been depleted.

          Foreign Currency Translation

     The accounts of the Canadian subsidiary have been translated from their functional currency to the U.S. dollar.  Such translation adjustments are not included in income, but are accumulated directly in a separate component of stockholders' equity.

          Statement of Cash Flows

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and funds held in money market accounts or invested in highly liquid debt instruments generally with maturities of three months or less.

          Earnings per Common Share

     Earnings per common share have been computed by dividing net income after preferred stock dividends by the weighted average number of common shares and common equivalent shares outstanding during the year.  Stock options are considered common stock equivalents.
Shares assumed to be purchased at the average formula price (as defined) during the year with the proceeds from the exercise of such options have been subtracted from the average shares outstanding.

          Reclassifications

     Certain items relating to prior years have been reclassified to conform to the presentation in the current year.

 (2) Related-party Transactions

     The Chairman of the Executive Committee, who owns approximately 48% of the outstanding common stock of the Company, was also affiliated with two law firms which served as legal counsel for the Company.  These law firms charged the Company legal fees, including consulting fees for the services of the Chairman of the Executive Committee, of approximately
$515,000, $444,000, and $249,000 in 1994, 1993, and 1992, respectively.  As of October 31,
1994 and 1993, $62,112 and $89,595 of these fees remain outstanding as current liabilities, respectively.

 (3) Inventories

     Inventories at October 31, 1994 and 1993 consisted of the following (in thousands):


                                       1994        1993

          Raw materials            $    5,604     5,602
          Work in process               1,689     1,427
          Finished goods                8,972     6,330

          Total at FIFO value          16,265    13,359

          LIFO adjustment                  77       463

                                  $    16,342    13,822


 (4) Property, Plant, and Equipment

     Property, plant, and equipment at October 31, 1994 and 1993 consisted of the following
(in thousands):

                                                           Depreciation/
                                                          amortization -
                                           1994     1993   annual rates

          Land                         $    432      432
          Buildings                       6,334    5,371         3%
          Machinery and equipment        20,766   17,171       10 to 33
          Leasehold improvements            227    1,504     Life of lease
          Construction in progress        1,716    2,202

                                    $    29,475   26,680

     Depreciation and amortization expense charged to income was $1,638,000 in 1994,
$1,449,000 in 1993, and $1,329,000 in 1992.

  (5)     Debt

     Long-term debt at October 31, 1994 and 1993 consisted of the following (in thousands):


                                                         1994     1993

Noninterest-bearing note payable to former stockholder
               of UDL Laboratories                    $    -         8
          12% senior promissory notes                      -     1,550
          10.5% senior promissory notes                9,500     9,500

                                                       9,500    11,058

          Less current maturities of:
               Note payable to former stockholder         -          8
               12% senior promissory notes                -        500
               10.5% senior promissory notes          1,600         -

                                                      1,600        508

          Long-term debt                         $    7,900     10,550

     The noninterest-bearing note payable to the former stockholder of UDL Laboratories, Inc.
was payable in annual installments of $7,600 commencing July 1, 1988 and continuing through
July 1, 1994.

     The remaining unpaid balance of $1,550,000 at October 31, 1993 for the 12% senior promissory notes was paid in fiscal 1994.

     The 10.5% senior promissory notes require payments ranging from $1,000,000 to
$1,600,000 beginning July 31, 1995 and continuing through July 31, 2000 inclusive.  The remaining unpaid principal balance is due July 31, 2001.

     The 10.5% senior promissory note was issued pursuant to a loan agreement which requires, among other things, that the Company maintain a certain amount of consolidated working capital, not incur senior funded indebtedness and current indebtedness in excess of certain limits, and not declare or pay cash dividends in excess of 50% of net income subsequent to October 31, 1989.  At October 31, 1994, the Company was in compliance with the loan agreement covenants, retained earnings of approximately $4,173,000 was unrestricted for cash dividends or the repurchase of common stock by the Company, and the Company's borrowing limit as set forth in the loan agreement is approximately $14,244,000.

     The Company has two unsecured lines of credit totaling $13,000,000, of which
$12,401,217 is available as of October 31, 1994.  Maximum borrowings are reduced by a letter of credit in the amount of $598,783 outstanding at October 31, 1994.  Borrowings under both lines of credit bear interest at either the banks' prime lending rates or, at the Company's option,
LIBOR plus 1%.  The Company is required to pay a 1/8% commitment fee on the unused credit lines at each bank.  There were no borrowings outstanding under the lines of credit at October 31,
1994 and 1993.

     Maturities of long-term debt are as follows (in thousands):

           Fiscal year           Amount

               1995          $    1,600
               1996               1,400
               1997               1,400
               1998               1,100
               1999               1,000
          Thereafter              3,000

                             $    9,500

 (6) Stock Options

     Under the qualified stock option plan, shares of common stock are reserved for issuance upon exercise of options granted or available for future grants to officers and key employees.
Under the plan, options may be granted at prices not less than fair market value at date of grant as determined by a defined formula price and as set forth in the plans and stockholders'
agreements. Such options are exercisable for a five-year period.  At October 31, 1994, 1993, and
1992, exercisable options amounted to 96,123, 126,419, and 155,898, respectively.  The number of shares available for future grants under the stock option plan was 319,700 at October 31,
1994.  Transactions and other information relating to the plan for the three-year period ended
October 31, 1994, adjusted to reflect the stock dividend discussed in note 10, are summarized as follows:

                                                        Number
                                                      of shares   Option price

     Options outstanding as of October 31, 1991         259,096   $1.72 to $5.38
     Exercised during 1992                              (59,520)  $1.72 to $5.38
     Issued during 1992                                  62,400       $4.60
           Canceled during 1992                          (1,600)      $1.72

     Options outstanding as of October 31, 1992         260,376   $2.17 to 5.38
          Exercised during 1993                         (47,398)      $2.17
          Issued during 1993                               -            -
          Canceled during 1993                           (8,400)  $2.17 to 5.38

          Options outstanding as of October 31, 1993    204,578   $2.99 to 5.38

          Exercised during 1994                         (49,200)  $2.99 to 5.38
          Expired during 1994                            (8,020)  $2.99 to 5.38
          Issued during 1994                             80,300        $5.02

          Options outstanding as of October 31, 1994    227,658   $4.60 to 5.38


 (7) Income Taxes

Effective November 1, 1993, the Company adopted Statement 109, which changed the
Company's method of accounting for income taxes from the deferred method to an asset and liability approach.  The Company has elected not to restate the financial statements of prior years for this change in accounting.  The cumulative effect of the change on net income was not material.

Federal income tax expense (benefit) for the years ended October 31, 1994, 1993, and 1992 included (in thousands):


                                  1994     1993     1992

     Current
          Federal              $    8      2,637     2,113
          State                     2        350       283
          Foreign                  28          1        (5)
     Deferred                    (117)      (324)      (24)

                             $    (79)     2,664     2,367

The deferred tax provisions for 1994, 1993, and 1992 result primarily from temporary differences between financial statement and tax income arising from different accounting for receivable allowances, inventory, and depreciation.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of October 31, 1994 are presented below (in thousands):


     Allowance for doubtful accounts            $    450
     Inventory reserves                              440
     Other                                            46

     Total current deferred tax assets         $     936

     Foreign tax credit carryforwards                351
     State tax loss carryforwards                    273
     Valuation allowance                            (624)

     Non-current deferred tax assets, net      $      -

     Property, plant, and equipment                1,649

     Non-current deferred tax liabilities     $    1,649

The valuation allowance for deferred tax assets at October 31, 1994 was approximately
$624,000, the same amount as of November 1, 1993, the effective date of Statement 109 adoption.

The provision (benefit) for income taxes differed from the amount obtained by applying the federal statutory income tax rate to income (loss) before income taxes, as follows (in thousands):


                                                    1994     1993     1992

     Expected federal statutory tax (benefit)  $    (100)   2,455    2,199
     Differences resulting from:
          Goodwill amortization                        8        5        5
          Officers life insurance                      9        6       14
          Meals and entertainment                     17       14       17
     State income tax, net of federal benefit         (8)     138      124
     Other                                            (5)      46        8

     Effective income tax (benefit)             $    (79)   2,664    2,367

 (8) Profit Sharing Plan

     The Company has a qualified profit sharing plan covering all eligible employees.  Profit sharing expense was approximately $312,000, $956,000, and $480,000 in 1994, 1993, and 1992,
respectively.


 (9) Leases

     The aggregate rental obligations of the Company under noncancelable operating leases in effect at October 31, 1994 are as follows (in thousands):


                                             Machinery
          Fiscal              Real              and
          year               estate          equipment

          1995            $    224               72
          1996                  76               50
          1997                  -                41
          1998                  -                28
          1999                  -                11

     Rental expense for all leases for the years ended October 31, 1994, 1993, and 1992 was as follows (in thousands):


                                               1994     1993    1992

          Under cancelable leases           $    95       136      154
          Under noncancelable leases            367       453      547

                                           $    462       589      701


 (10)     Stock Dividend

     On October 25, 1994, the Board of Directors declared a stock split effected in the form of a stock dividend of one share for each of the Company's outstanding shares of common stock, payable October 28, 1994 to stockholders of record on October 28, 1994.  Earnings per share have been adjusted for this stock dividend retroactive to October 31, 1992 in the accompanying consolidated financial statements and notes.










TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets





                                            July 31     October 31,
                                             1995           1994
                                          (unaudited)
                                         -------------  -------------
Assets
 Current Assets:
    Cash                                     $3,249        $5,674
    Accounts Receivable                       8,927         7,874
     Inventories                             16,278        16,342
     Prepaid Expenses                           541           632
     Refundable Income Taxes                    333         1,114
     Other Current Assets                       532           936
                                          ---------        -------
       Total Current Assets                  29,860        32,572


Property, Plant & Equipment, at cost         31,543        29,475
  less accumulated depreciation              15,464        14,044


Intangibles and Other Assets                  1,133         1,106

        Total Assets                        $47,072       $49,109

Liabilities and Shareholders' Equity
 Current Liabilities:
     Current maturities of long-term         $1,400        $1,600
     Accounts payable                         3,324         6,646
     Other current liabilities                6,426         5,541
      Total Current Liabilities              11,150        13,787

Long-term debt                                6,500         7,900
Deferred income taxes                         1,649         1,649
Minority interest in subsidiary                 422           339
Stockholders' equity:
     8% cumulative preferred stock, par value $100 per
          share.  Authorized 14,000 shares;  issued and
          outstanding 4,243 shares in 1995and 1994      424   424
     Common stock, par value $1 per share.  Authorized
          7,000,000 shares;  issued 5,410,444 in 1995 and
          1994                                5,410         5,410
     Additional paid-in capital                  -             -
     Equity adjustment from foreign             (34)          (29)
     Retained earnings                       22,311        20,661
     Treasury stock, at cost (57,552 shares in 1995 and
          96,696 in 1994)                      (820)       (1,032)
      Net Worth                              27,291        25,434

      Total Liabilities and Shareholders'
            Equity                          $47,072       $49,109


See accompanying notes to condensed consolidated financial statements.

                                              Page I


TC MANUFACTURING CO., INC. AND SUBSIDIARIES


Condensed Consolidated Statements of Income (Unaudited)
   (in thousands, except per share data)


                                  Three Months             Nine Months
                                  Ended July 31,          Ended July 31,
                              ---------------------    -------------------
                                 1995      1994           1995      1994
                               ------     -------       -------     ------
Net Sales                      $23,119   $22,973        $65,370   $61,837
Cost of Sales                   16,976    17,129         48,361    46,560
                              --------  -------         --------- ----------
Gross Profit                     6,143     5,844         17,009    15,277

Selling                          2,442     2,840          7,501     7,605
General and Administrative       1,718     1,811          4,997     4,981
Research and Development           339       362          1,009       968
                             ---------  ---------     ---------   ---------
Operating Income                 1,644       831          3,502     1,723

Interest Expense, net             (188)     (239)          (615)     (770)
Other Income (Net)                  11        10             45        65

                                -------   --------       ------   -------
Income before Income taxes and
     minority Interest           1,467       602          2,932     1,018
Income tax expense                 506       205            976       375
                               --------  ---------     ---------  --------
Income before minority Interst     961       397          1,956       643
Minority Interest                  (36)      (25)           (84)      (12)
                            -----------  ----------    ---------- ---------
Net Income                        $925      $372         $1,872      $631


Earnings per share             $0.1728   $0.0700        $0.3507   $0.1190
                             ----------  ----------    ---------  ----------
Weighted ave. common share       5,353     5,312          5,338     5,304
                             ----------  ----------    ---------  ----------

See accompanying notes to condensed consolidated financial statements.






TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)


                                                          Nine Months
                                                         Ended July 31,
                                                         1995      1994
                                                        -------   -------
Cash flows from operating activities:

   Net income                                           $1,872      $631
   Adjustments to reconcile net income to net
  Cash provided by (used in) operating activities:
       Depreciation and amortization                     1,420     1,260
       Deferred income taxes                                60       100

       Amortization of excess of cost over assets of businesses
         aquired, trademarks ans patent costs              (27)     (329)
       Minority interest in subsidiary                      83        12

       Loss (gain) on disposition of assets                  0       (12)
       Foreign currency translation adjustment              (5)      (26)

       Increase (decrease) in cash flows resulting
        from the change in assets and liabilities:
         Accounts receivable                            (1,053)    1,805
         Inventories                                        64       386
         Prepaid expenses                                   91      (177)
         Other assets and cash value of life insurance   1,185      (101)
         Accounts payable                               (3,322)     (824)
         Accrued liabilities                               885    (2,490)

Net cash provided by operating activities                1,253       235


Cash flows used in investing activities -
Additions to property, plant and equipment              (2,068)   (1,992)
Proceeds from sale of equipment                              0        16
Net cash used in investing activities                   (2,068)   (1,976)

Cash flows from financing activities:
   Net increase (decrease) in debt                      (1,600)   (1,558)
   Dividends paid and payable                             (194)     (113)
   Proceeds from exercise of stock options                 197       138
   Purchase of treasury stock                              (13)      (22)

Net cash used in financing activities                   (1,610)   (1,555)

Net increase (decrease) in cash and cash equivalents    (2,425)   (3,296)

Cash and cash equivalents at beginning of period         5,674     3,327


Cash and cash equivalents at end of period              $3,249       $31


Supplemental disclosure of cash flow information - cash paid during the 9 months ended:
        Interest                                          $998      $596
        Income taxes                                      $475    $2,256


See accompanying notes to condensed consolidated financial statements.


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements (Unaudited)
July 31, 1995 and 1994

Note A - Basis of Presentation

The condensed financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly the Company's financial position at July 31, 1995 and
1994, and the results of operations and cash flows for the nine months ended July 31, 1995 and
1994.

Note B - Accounting Standard To Be Adopted

Statemant of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment
of Long - Lived Assets and for Long - Lived Assets to Be Disposed of" will be adopted by the company effective October 31,1996. SFAS No. 121 established criteria for recognizing, measuring and disclosing impairments of Long - Lived Assets. The company does not expect the adoption of SFAS No. 121 to have a material impact on its consolidated financial position or results of operations.

Note C - Merger

In October 1995,  TC Manufacturing Co., Inc. (TC) entered into a merger agreement with Mylan
Laboratories Inc. (Mylan), subject to approval by the shareholders of both companies and by certain governmental agencies.  As a result of the merger, TC will become a wholly-owned subsidiary of Mylan, and each outstanding share of TC Common Stock will be converted into
 .42589 of a share of Mylan Common Stock, subject to adjustment and each outstanding share of
TC 8% Cumulative Preferred Stock will be converted into 5.02765 shares of Mylan Common
Stock.

As a precondition to the merger TC must first divest itself of its non-pharmaceutical operations.
These non-pharmaceutical operations will be split-off into a new corporation as part of a plan of reorganization. Additionally, in anticipation of the split-off and merger, TC will: (a) accelerate the vesting period for, and permit the immediate exercise of, all outstanding options to purchase shares of TC common stock; and (b) acquire the outstanding 6% minority interest in UDL
Laboratories (Illinois) from Michael K. Reicher, President of UDL at a purchase price of
$2,850,000.

Both the split-off and merger are intended to qualify as tax-free reorganizations.  The merger is expected to be completed by February 28, 1996.








                              ANNEX A

                      Section 262 of the DGCL

     262                   APPRAISAL RIGHTS. - (a)          Any
stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.
  (b)Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251, 252, 254, 257, 258, 263, or 264 of this title:
  (1)Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the surviving corporation as provided in subsection (f) of 251 of this title.
  (2)Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263, and 264 of this title to accept for such stock anything except:
   a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;
  b. Shares of stock of any other corporation at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record more than 2,000;
  c. Cash in lieu of fractional shares described in the foregoing subparagraphs a. and b. of this paragraph; or
  d. Any combination of the shares of stock, and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.
  (3)In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
  (c)Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
  (d)Appraisal rights shall be perfected as follows:
  (1)If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
    (2)If the merger or consolidation was approved pursuant to 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.
  (e)Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
  (f)Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
  (g)At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
  (h)After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on this list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.
  (i)The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
  (j)The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
  (k)From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
(e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
  (l)The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94)



                                          Annex B



                   AGREEMENT AND PLAN OF MERGER



                                   BY AND AMONG



                    TC MANUFACTURING CO., INC.

                                             AND

                           MLI ACQUISITION CORP.




                                             AND

                     MYLAN LABORATORIES INC.















                         October 10, 1995

1.   NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION,
     BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.1  Name of Surviving Corporation. . . . . . . . . . . . .4
     1.2  Certificate of Incorporation . . . . . . . . . . . . .4
     1.3  Bylaws; Directors and Officers . . . . . . . . . . . .4
     1.4  The Company's Stockholder Meetings . . . . . . . . . .5
     1.5  Filing of Certificate of Merger; Effective Date;
           Effective Time                                       5
     1.6  Certain Effects of Merger. . . . . . . . . . . . . . .6

2.   STATUS AND CONVERSION OF SECURITIES . . . . . . . . . . . .7
     2.1  Company Capital Stock. . . . . . . . . . . . . . . . .7
     2.2  The Subsidiary Common Stock. . . . . . . . . . . . . 22

3.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS. . . . . . . . 23
     3.1  Representations, Warranties and Agreements
            of the Company                                     23
     3.2  Representations, Warranties and Agreements
            of the Parent                                      43
     3.3  Representations and Warranties as to  Subsidiary . . 50

4.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 53
     4.1  Covenants of the Company . . . . . . . . . . . . . . 53
     4.2  Covenants of the Parent. . . . . . . . . . . . . . . 64
     4.3  Covenants of the Subsidiary. . . . . . . . . . . . . 68
     4.4  Covenants of the Company and the Parent. . . . . . . 69

5.   CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION. . . . 71
     5.1  Conditions to the Company's Closing and
            Its Right to Abandon                               71
     5.2  Conditions to the Parent's and the Subsidiary's
            Closing and Right of
            the Parent and the Subsidiary to Abandon. .  . . . 74

6.   ADDITIONAL TERMS OF ABANDONMENT . . . . . . . . . . . . . 80
     6.1  Terms of Abandonment . . . . . . . . . . . . . . . . 80
     6.2  Termination of Agreement . . . . . . . . . . . . . . 81
     6.3  Effect of Abandonment or Termination . . . . . . . . 81

7.   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . 82
     7.1  Costs and Expenses . . . . . . . . . . . . . . . . . 82
     7.2  Termination Pursuant to Section 5.2 Generally. . . . 82
     7.3  Termination Pursuant to Section 5.1 Generally. . . . 83

8.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 83
     8.1  Certification of the Company's
            Stockholder Votes, etc.                            83
     8.2  Certification of the Parent's
            Stockholder Votes, etc.                            84
     8.3  Termination of Covenants, Representations
            and Warranties                                     84
     8.5  Execution in Counterparts. . . . . . . . . . . . . . 87
     8.6  Waivers and Amendments . . . . . . . . . . . . . . . 87
     8.7  Confidentiality. . . . . . . . . . . . . . . . . . . 87
     8.8  Schedules. . . . . . . . . . . . . . . . . . . . . . 87
     8.9  Payments to Dissenting Stockholders. . . . . . . . . 87
     8.10 Indemnification by the Company . . . . . . . . . . . 88
     8.11 Indemnification by the Parent. . . . . . . . . . . . 89
     8.13 Notices. . . . . . . . . . . . . . . . . . . . . . . 92
     8.14 Entire Agreement; No Third-Party Beneficiaries;
             Rights of Ownership                               93
     8.15 Governing Law. . . . . . . . . . . . . . . . . . . . 93
     8.16 No Remedy in Certain Circumstances . . . . . . . . . 93
     8.17 Closing. . . . . . . . . . . . . . . . . . . . . . . 93


APPENDIX A GLOSSARY OF DEFINED TERMS/SECTION REFERENCES





                         LIST OF EXHIBITS


EXHIBIT             DESCRIPTION                 SECTION REFERENCE


EXHIBIT A  AGREEMENT FOR BUSINESS COMBINATION WITH EXHIBITS  RECITAL 1

         Exhibit Description                               Exhibit Number

         Form of Plan of Reorganization                           1

         Form of Reicher Stock Purchase Agreement                 2

         Form of Agreement and Plan of Merger                     3

         Pro-forma Effective Date Balance Sheet for Phico on
            a Stand-alone Basis                                   4(d)

         Form of Indemnification Agreement                        5

        Form of Phico Stockholder Indemnification and
            Contribution Agreement                                6

         Form of Rule 145 Affiliate Agreement                   7.1

         Letter Concerning Continuity of Stockholder Interest   7.2

         Form of Announcement                                     9

         Form of Stockholder Power of Attorney                   10(a)


Table of Contents


EXHIBIT             DESCRIPTION                 SECTION REFERENCE

EXHIBIT B  PLAN OF REORGANIZATION WITH EXHIBITS         RECITAL 2


Exhibit             Description              Section Reference



A              Calculation of Yield
               Maintenance Penalty Imposed
               by Senior Notes                Preamble C(ii)



1.1-A               Common                    Article 1
               Stockholders/Number of
               Shares Held




1.1-B               Option Holders - Grant Date,       Article 1
               Expiration Date, Exercise Price
               and Number of Shares




2.1            Directors and Officers of the      Article II, Section 2.1
               Corporation




2.2-A          Articles of Incorporation of       Article II, Section 2.2
               Newco




2.2-B               Bylaws of Newco               Article II, Section 2.2




2.2-C          Directors and Officers of          Article II, Section 2.2
               Newco




3.1            Form of Plan of Complete      Article III, Section 3.1
               Liquidation of HSW
               Investment Co.




3.2            Form of Distribution               Article III, Section 3.2
               Agreement between the
               Corporation and Newco




3.4-A               Pro Forma Consolidating       Article III, Section 3.4
               Balance Sheet for the
               Corporation




3.4-A               Pro Forma Consolidating       ArticleVI, Section 3.4
               Balance Sheet for Newco



5.1-A               Shareholder/Option Holder -        ArticleV, Section 5.1(b)
               Pharmaceutical Business
               Employee List




5.1-B               Pro Forma Demonstration       Article V, Section 5.1 (b)
               Application of Distribution
               Formula


                                       TABLE OF CONTENTS

                                                                Page

EXHIBIT C  FORM OF AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF RODERICK CORPORATION                            1.2

EXHIBIT D  FORM OF CERTIFICATE OF MERGER                         1.5

EXHIBIT E  FORM OF LETTER OF TRANSMITTAL                       2.1(e)(i)

EXHIBIT F  FORM OF RULE 145 AFFILIATE AGREEMENT                2.1(e)(iv)

EXHIBIT G  FORM OF OPINION OF BUCHANAN INGERSOLL
         PROFESSIONAL CORPORATION                                5.1(d)

EXHIBIT H  FORM OF OPINION OF RIVKIN, RADLER & KREMER            5.2(d)





                             AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER is dated October 10, 1995 by and among TC
MANUFACTURING CO., INC., a Delaware corporation  (hereinafter called the "Company"), and MLI ACQUISITION CORP., a Delaware corporation (hereinafter called the "Subsidiary")
(the Company and the Subsidiary being hereinafter sometimes called the "Constituent
Corporations"), and MYLAN LABORATORIES INC., a Pennsylvania corporation (hereinafter called the "Parent"), which is joining as a third party and is not a Constituent Corporation.

RECITALS:

    1.   Concurrently with the execution of this Agreement, the Company and the Parent have entered into an Agreement for Business Combination dated the date hereof and attached hereto as Exhibit A (the "Agreement for Business Combination") pursuant to which the parties have agreed to participate in a series of transactions which will culminate with the transactions described in this Agreement;

    2.   Prior to the execution of this Agreement and as a condition to the willingness of the
Parent and the Subsidiary to enter into this Agreement, the Board of Directors of the Company has adopted the Plan of Reorganization attached hereto as Exhibit B (the "Plan of
Reorganization") pursuant to which the Company intends to take the following actions as part of a reorganization of its corporate structure:

         (a)  the Company will accelerate the vesting and time of exercise of all of the outstanding options to acquire shares of Company Common Stock and will cancel all of such options which are not then exercised;

         (b)  the Company will cause HSW Investment Co., an Illinois corporation and wholly owned subsidiary of the Company to adopt a plan of liquidation and pursuant thereto to distribute to the Company all of the issued and outstanding capital stock of AndaPharma Corp., and Pharmadyne Corp., both Virginia corporations and wholly owned subsidiaries of HSW, after which the Company will contribute such capital stock to UDL Laboratories, Inc., an Illinois corporation and wholly owned subsidiary of the Company ("UDL-IL") and UDL-IL will assume and agree to pay the entire balance of any intercompany indebtedness then due to the Company from each of such Virginia corporations;

         (c)  the Company will transfer to [TC] Manufacturing Co., Inc., a newly organized Illinois corporation ("Newco"), all of the assets and liabilities of its Pak-Sher Division and Tapecoat Division in exchange for the capital stock of Newco and will distribute such capital stock to certain stockholders of the Company;

         (d)  the Company will acquire the stock of UDL-IL, held by Michael K. Reicher, thereby making the Company the holder of all of the issued and outstanding capital stock of
UDL-IL; and

         (e)  the Company and Newco will execute and deliver such of the agreements attached to the Plan of Reorganization as Exhibits which require such execution and delivery including, without limitation, the Distribution Agreement and the Indemnification Agreement.

    3.   The Boards of Directors of the Company and the Subsidiary have resolved that, immediately following consummation of the transactions contemplated by the Plan of
Reorganization, the Company and the Subsidiary be merged under and pursuant to the Delaware
General Corporation Law into a single corporation existing under the laws of the State of
Delaware to wit, the Company, one of the Constituent Corporations, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation");

    4.   The authorized capital stock of the Company consists of 7,000,000 shares of
Common Stock with a par value of $1.00 per share (hereinafter called "Company Common
Stock"), of which 5,340,992 shares are issued and outstanding and 69,452 shares are held in the treasury of the Company as of the date hereof; 14,000 shares of 8% Cumulative Preferred Stock with a par value of $100.00 per share (hereinafter called "Company Preferred Stock"), of which
4,243 shares are issued and outstanding and none are held in the treasury of the Company as of the date hereof; and 10,000 shares of Special Preferred Stock no par value, of which none are outstanding and none are held in the treasury of the Company as of the date hereof;

    5.   The authorized capital stock of the Subsidiary consists of 1,000 shares of Common
Stock, par value $.50 per share, 1,000 of which shares are issued and outstanding and owned by the Parent;

    6.   The Parent, as sole stockholder of the Subsidiary, and the respective Boards of
Directors of each of the Constituent Corporations and the Parent have approved the Merger (as hereinafter defined) of the Constituent Corporations upon the terms and conditions hereinafter set forth and have approved this Agreement;

    7.   The Merger of the Constituent Corporations is permitted pursuant to the Delaware
General Corporation Law;

    8.   For federal income tax purposes it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of
1986, as amended and the regulations promulgated thereunder (the "Code"); and

    9.   Immediately prior to the execution of this Agreement and as a condition and inducement to the Parent's and the Subsidiary's willingness to enter into this Agreement, the
Parent has been granted irrevocable proxies with respect to all shares of Company Preferred
Stock and Company Common Stock held by certain holders thereof (the "Irrevocable Proxies");

    NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree that the
Company and the Subsidiary shall, at the Effective Time (as hereinafter defined), be merged in accordance with the Delaware General Corporation Law (hereinafter called the "Merger") into a single corporation existing under the laws of the State of Delaware, to wit, the Company, one of the Constituent Corporations, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.       NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION,
BYLAWS.

         1.1  Name of Surviving Corporation.  The name of the Surviving Corporation from and after the Effective Date shall be Roderick Corporation.

         1.2  Certificate of Incorporation.  The Certificate of Incorporation of the Company as in
              effect on the date hereof shall from and after the Effective Time be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law, except that at the Effective Time and upon filing of the Certificate of Merger, the Certificate of Incorporation of the Company shall be amended and restated as attached hereto as Exhibit C.

         1.3  Bylaws; Directors and Officers.  The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended as provided therein.  The directors and officers of the Subsidiary shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving
              Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the
              Surviving Corporation's Restated Certificate of Incorporation and Bylaws.

         1.4  The Company's Stockholder Meetings.  The Company shall call a meeting of its stockholders to be held in accordance with the Delaware General Corporation Law no more than thirty (30) days after the Registration Statement (as defined in Section
              4.4) has been declared effective by the Securities and Exchange Commission (the
              "SEC"), upon due notice thereof to its stockholders, to consider and vote upon, among other matters, the adoption and approval of this Agreement and the Merger.
              The Company will, through its Board of Directors, use commercially reasonable efforts, consistent with its legal obligations, to solicit the requisite vote of the holders of the Company Preferred Stock, as a class, and the holders of the
              Company Common Stock, as a class, to approve this Agreement and the Merger pursuant to a combined prospectus and proxy statement (the "Prospectus/Proxy
              Statement").

         1.5  Filing of Certificate of Merger; Effective Date; Effective Time.  If this Agreement has been adopted, and the Merger approved, by the requisite vote of the holders of
              Company Preferred Stock, as a class and the holders of Company Common Stock, as a class; and if this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then a Certificate of
              Merger substantially in the form of Exhibit D attached hereto shall be filed and recorded in accordance with Section 103 and Section 251 of the Delaware General
              Corporation Law.  Said Certificate of Merger shall be submitted for filing in accordance with the Delaware General Corporation Law as soon as practicable after the Closing (as defined in Section 8.19).  The Merger shall become effective immediately upon such filing with the Secretary of State of the State of Delaware, which time is herein referred to as the "Effective Time," and which date is herein referred to as the "Effective Date."

         1.6  Certain Effects of Merger.  At the Effective Time, the separate existence of the
              Subsidiary shall cease, and the Subsidiary shall be merged with and into the
              Company which, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent
              Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such
              Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Delaware or any other jurisdiction, in any of the
              Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent
              Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.  At any time, or from time to time, after the
              Effective Date, the last acting officers of the Subsidiary, or the corresponding officers of the Surviving Corporation, may, in the name of the Subsidiary, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving
              Corporation title to and possession of all of the Subsidiary's property, rights, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

2.       STATUS AND CONVERSION OF SECURITIES.

         The manner and basis of converting the shares of the capital stock of the Constituent
         Corporations and the nature and amount of securities of the Parent which the holders of shares of Company Preferred Stock and Company Common Stock are to receive in exchange for such shares are as follows:

         2.1  Company Capital Stock.

              a.   Conversion of Company Preferred Stock into Parent Common Stock.  At the
                    Effective Time, each outstanding share of Company Preferred Stock, other than
                   Company Preferred Stock (if any) owned by the Company, and other than
                   Company Preferred Stock as to which dissenters' rights have been exercised as referred to in Section 8.9 (Payments to Dissenting Shareholders) hereof, shall by virtue of the Merger and without action on the part of the holder thereof automatically be canceled and converted into shares of Common
                   Stock, par value $.50 per share, of the Parent ("Parent Common Stock") at a ratio equal to 5.02765 shares of Parent Common Stock for each share of
                   Company Preferred Stock (the "Preferred Stock Exchange Ratio"), subject to the provisions of Sections 2.1(d) (Fractional Shares) and 2.1(e) (Surrender
                   and Exchange of Company Stock Certificates). Any shares of Company
                   Preferred Stock (if any) owned by the Company, or as to which dissenters'
                   rights have been exercised as referred to in Section 8.9 hereof, shall be canceled.  The Preferred Stock Exchange Ratio has been determined by dividing:  (i) $100 (the liquidation preference of each share of Company
                   Preferred Stock), by (ii) the Average Market Price of Parent Common Stock.
                   The "Average Market Price of Parent Common Stock" shall mean $19.89.

              b.   Conversion of Company Common Stock Into Parent Common Stock.  At the
             Effective  Time, each outstanding share of Company Common Stock, other than
                   Company Common Stock owned by the Company, and other than Company
                   Common Stock as to which dissenters' rights have been exercised as referred to in Section 8.9 (Payments to Dissenting Shareholders) hereof, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and be converted into the number of shares of Parent Common Stock (the "Common Stock Exchange Ratio")
                   determined as follows:

                   (i)               the difference between:  (A) $47,500,000 and (B) the aggregate liquidation preference of all shares of Company Preferred Stock issued and outstanding on the Effective Date shall be divided by the
                                     Average Market Price of Parent Common Stock; and

                   (ii)              the quotient resulting from the calculation in clause (i) above shall be divided by the number of outstanding shares of the Company
                                     Common Stock calculated to be outstanding on the Effective Date after giving effect to the timely exercise of outstanding stock options, and all other transactions involving the issuance of shares of
                                     Company Common Stock contemplated by the Agreement for
                                     Business Combination, the Plan of Reorganization and this
                                     Agreement (the "Outstanding Shares of Company Common Stock").

                   The foregoing conversion shall be  subject to the provisions of
                   Sections 2.1(d) (Fractional Shares) and 2.1(e) (Surrender and Exchange of
                   Company Stock Certificates) and subject to adjustment as provided for in
                   Section 2.1(f).  Any shares of Company Common Stock owned by the
                   Company, or as to which dissenters' rights have been exercised as referred
                   to in Section 8.9 hereof shall be canceled.    The shares of Parent Common
                   Stock into which shares of Company Common Stock are to be converted pursuant to the terms of this Agreement valued at the Average Market Price of Parent Common Stock shall be referred to herein as the "Company
                   Common Stock Consideration."

              c.   Stock Options.  On the Effective Date, any options covering Company
                   Common Stock granted under any of the Company's stock option plans which are outstanding but have not been exercised shall be canceled.

              d.   Fractional Shares.

                   i.                No certificate or scrip representing fractional shares of Parent
                                     Common Stock shall be issued upon the surrender for exchange of certificates of Company Preferred Stock or Company Common
                                     Stock, and such fractional share interests will not entitle the owner thereof to vote or to enjoy any other rights of a stockholder of the
                                     Parent.

                   ii.               As promptly as practicable following the Effective Date, the
                                     Exchange Agent (as hereinafter defined) shall determine the excess of (x) the aggregate number of shares of Parent Common Stock delivered to the Exchange Agent by the Parent pursuant to Section
                                     2.1(e) to which the holders of Company Preferred Stock are entitled pursuant to Section 2.1(a) with respect to the Company Preferred
                                     Stock over (y) the sum of the number of whole shares of Parent
                                     Common Stock to be distributed to each holder of Company
                                     Preferred Stock pursuant to Section 2.1(e) (such excess being hereinafter called the "Preferred Stock Excess Shares").  As promptly as practicable after the Effective Date, the Exchange Agent, as agent for the holders of the Company Preferred Stock, shall sell the
                                     Preferred Stock Excess Shares at then prevailing prices on the New
                                     York Stock Exchange, Inc. ("NYSE"), all in the manner provided in paragraph (iii) of this Section 2.1(d).  As promptly as practicable following the determination of the adjustment provided for in
                                     Section 2.1(f) (Adjustment to Number of Shares of Parent Company
                                     Stock to be Delivered), the Parent shall determine the excess of
                                     (x) the aggregate number of shares of Parent Common Stock
                                     delivered to the Exchange Agent by the Parent pursuant to
                                     Section 2.1(e) to which the holders of Company Common Stock are entitled pursuant to Section 2.1(b) with respect to the Company
                                     Common Stock over (y) the sum of the number of whole shares of
                                     Parent Common Stock to be distributed to each holder of Company
                                     Common Stock pursuant to Section 2.1(e) (such excess being hereinafter called the "Common Stock Excess Shares").  As promptly as practicable after the determination of the number of Common
                                     Stock Excess Shares, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Common Stock Excess
                                     Shares at then prevailing prices on the NYSE, all in the manner provided in paragraph (iii) of this Section 2.1(d).

                   iii.              The sale of the Preferred Stock Excess Shares and the Common
                                     Stock Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable.  Until the net proceeds of such sale or sales have been distributed to the holders of Company Preferred Stock and Company Common Stock, the
                                     Exchange Agent will hold such proceeds in trust, one trust for the holders of Company Preferred Stock (the "Preferred Stock Trust")
                                     and one trust for the holders of Company Common Stock (the
                                     "Common Stock Trust").  Except as otherwise expressly provided in
                                     Section 2.1(e)(iv), the Parent shall pay all commissions, transfer taxes and other out-of-pocket reorganization transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Preferred Stock Excess
                                     Shares and the Common Stock Excess Shares.  The Exchange Agent
                                     shall determine the portion of the Preferred Stock Trust to which each holder of Company Preferred Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the
                                     Preferred Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest, if any, to which such holder of Company Preferred Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Preferred Stock are entitled.  The Exchange
                                     Agent shall determine the portion of the Common Stock Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest, if any, to which such holder of Company Common Stock is entitled and the
                                     denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

                   iv.               As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Preferred Stock and
                                     Company Common Stock in lieu of any fractional share interests, the
                                     Exchange Agent shall make available such amounts to such holders of Company Preferred Stock and Company Common Stock.  The
                                     cash proceeds to be paid to holders of Company Preferred Stock and
                                     Company Common Stock realized from the sale of the Preferred
                                     Stock Excess Shares and the Common Stock Excess Shares
                                     represents merely a mechanical rounding of fractional shares received in the Merger and is not separately bargained for consideration.

                   v.                Any portion of the Exchange Fund (as hereinafter defined), the
                                     Preferred Stock Trust and Common Stock Trust which remains undistributed to the stockholders of the Company one hundred eighty (180) days after the Effective Date shall be delivered to
                                     Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Section 2 shall thereafter look only to the Parent for delivery of their Parent Common Stock and payment of any cash in lieu of fractional shares of Parent
                                     Common Stock and any dividends or distributions with respect to
                                     Parent Common Stock.

                   vi.               Neither the Parent nor the Company shall be liable to any holder of shares of Company Preferred Stock, Company Common Stock or
                                     Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the
                                     Common Shares Trust delivered by the Exchange Agent to a public official pursuant to any applicable abandoned property, escheat or similar law.

              e.   Surrender and Exchange of Company Stock Certificates.

                   i.                After the Effective Date, each holder of an outstanding certificate or certificates theretofore representing Company Preferred Stock and
                                     Company Common Stock, except those to be canceled in
                                     accordance with the provisions of Section 2.1(a) (Conversion of
                                     Company Preferred Stock into Parent Common Stock) and
                                     Section 2.1(b) (Conversion of Company Common Stock into Parent
                                     Common Stock), shall surrender such certificate or certificates to
                                     American Depository Trust or such other bank, trust company or other entity designated by Parent (the "Exchange Agent"), duly endorsed in blank or otherwise in proper form for transfer, together with a letter of transmittal in the form of Exhibit E hereto, and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock and cash representing the number of fractional shares of Parent
                                     Common Stock to which such holder shall be entitled by reason of holding Company Preferred Stock or Company Common Stock.  Until
                                     so surrendered and exchanged, each certificate theretofore representing outstanding shares of Company Preferred Stock or
                                     Company Common Stock shall be deemed to represent the number of whole shares of Parent Common Stock and cash representing the number of fractional shares of Parent Common Stock into which such shares shall have been converted; provided, however, that until so surrendered and exchanged, the Parent shall not be required to pay over or transfer to any holder of such certificates any dividends to which the holder is entitled, and provided further that upon the surrender and exchange of such certificate or certificates, there shall be paid over or transferred to such holder of Company Preferred
                                     Stock or Company Common Stock the amount, without interest, of all dividends and other distributions, if any, with respect to the number of shares of Parent Common Stock to which such holder is entitled, unless they have theretofore been paid.  On the Effective
                                     Date, the Parent shall deliver to the Exchange Agent, (i) certificates for sufficient shares of Parent Common Stock  to permit the exchange, at the Preferred Stock Exchange Ratio, of each
                                     outstanding share of Company Preferred Stock as provided herein to be made and (ii) certificates for the number of shares of Parent
                                     Common Stock required in order to permit the exchange, at the
                                     Common Stock Exchange Ratio, of each outstanding share of
                                     Company Common Stock as provided herein to be made (such
                                     shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange
                                     Fund").

                   ii.               The Exchange Agent shall deliver to each holder of Company
                                     Preferred Stock (A) certificates for the number of whole shares of
                                     Parent Common Stock to which such holder shall be entitled, (B)
                                     cash in lieu of fractional shares to which such holder shall be entitled and (C) dividends, if any, related to the shares of Parent Common
                                     Stock so delivered, upon surrender of the certificates representing such holder's shares of Company Preferred Stock in accordance with the provisions of Section 2.1(e)(i).

                   iii.              The Exchange Agent shall deliver to each holder of Company
                                     Common Stock (A) certificates for the number of whole shares of
                                     Parent Common Stock which most closely approximates ninety-five percent (95%) of the total number of shares of Parent Common
                                     Stock delivered to the Exchange Agent by the Parent for exchange with the Company Common Stock to which such holder shall be entitled and (B) dividends, if any, related to the shares of Parent
                                     Common Stock so delivered, upon surrender of the certificates representing such holder's shares of Company Common Stock in accordance with the provisions of Section 2.1(e)(i).  Until such time as the Joint Certification (as defined in Section 2.1(f)) has been issued, the Exchange Agent shall hold the remaining number of shares of Parent Common Stock so delivered to the Exchange Agent by the Parent pending the calculation of the adjustment to the number of shares of Parent Common Stock to be delivered to the holders of Company Common Stock pursuant to Section 2.1(f)
                                     (Adjustment to Number of Shares of Parent Company Stock to be
                                     Delivered).  Any shares of Parent Common Stock being held in the
                                     Exchange Fund which are not deliverable to the holders of Company
                                     Common Stock on account of the adjustment described in Section
                                     2.1(f) shall be returned to the Parent by the Exchange Agent as promptly as practicable after the delivery to the Exchange Agent of a copy of the Joint Certification (as defined in Section 2.1(f)).  Upon the completion of the calculation of the adjustment described in
                                     Section 2.1(f), and the delivery by the Parent of the additional shares of Parent Common Stock, if any, to the Exchange Agent as provided in Section 2.1(f), the Exchange Agent shall deliver to each holder of
                                     Company Common Stock (A) certificates for the balance of whole shares of Parent Common Stock to which such holder shall be entitled, (B) cash in lieu of fractional shares to which such holder of
                                     Company Common Stock shall be entitled and (C) dividends, if any, related to the shares of Parent Common Stock so delivered.  Any certificates for Parent Common Stock remaining in the Exchange
                                     Fund and not delivered upon exchange in accordance with this
                                     Section 2.1(e) at the expiration of one hundred eighty (180) days from the Effective Date shall be returned immediately by the
                                     Exchange Agent to the Parent.

                   iv.               As a condition of the exchange of Company Preferred Stock and
                                     Company Common Stock for shares of Parent Common Stock by any holder thereof who, in the opinion of counsel for the Company described in Section 5.2(f) (Rule 145),  may be deemed to be an
                                     "affiliate" of the Company within the meaning of Rule 145 under the
                                     Securities Act of 1933, as amended (the "1933 Act")  (individually an "Affiliate" and collectively, "Affiliates") on the Effective Date, the
                                     Exchange Agent shall have received from such holder a written agreement in the form of Exhibit F hereto between the Company and such holder executed by and containing the agreement of such holder that the shares of Parent Common Stock issuable by the
                                     Parent pursuant to this Agreement in exchange for shares of
                                     Company Common Stock held by or for the benefit of such holder
                                     (A) will not be sold or otherwise disposed of except in accordance with Rule 145 (provided that with respect to sales under such Rule, such holder shall have furnished the Parent such information as the
                                     Parent may deem necessary to assure that such sales are to be made in full compliance with such Rule) under the 1933 Act, as the same may, from time to time, be in effect, unless such holder shall have furnished to the Parent an opinion of counsel, which opinion and counsel are satisfactory to the Parent, that such sale or other disposition may be effected without violation of the registration requirements of the 1933 Act; and (B) shall be represented by certificates which bear the following legend:

                                     "Sale or other disposition of the shares represented
                                     by this certificate and the transfer thereof are
                                     restricted by the terms of a Rule 145 Affiliate
                                     Agreement between the registered holder hereof and
                                     Mylan Laboratories Inc. made pursuant to an
                                     Agreement and Plan of Merger, dated October 10,
                                     1995, among TC Manufacturing Co., Inc., MLI
                                     Acquisition Corp. and Mylan Laboratories Inc."

                   v.   No transfer taxes shall be payable by any stockholder other than transfer taxes which are the sole liability of such stockholder in respect of the issuance of certificates for Parent Common Stock, except that, if any certificate for Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Preferred Stock or Company Common Stock
                        surrendered shall have been registered, it shall be a condition of such issuance that the person requesting such issuance shall pay to the
                        Parent any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or establish to the satisfaction of the Parent that such taxes have been paid or are not payable.

                   vi.  The Parent shall pay all expenses and compensation of the Exchange
                        Agent in connection with the performance of the duties described in this Section 2 as reorganization expenses incident to the Merger.

              f.   Adjustment to Number of Shares of Parent Company Stock to be Delivered.

                   i.   On or before the 15th day after the Effective Date, a representative of the holders of the Company Common Stock designated pursuant to Section 10(a)  of the Agreement for Business Combination (the
                        "Stockholders Representative") and a representative of the Parent
                        (the "Parent Representative") shall jointly prepare and certify to the former holders of the Company Common Stock and the Parent the following items, in each case, as of the close of business on the
                        Effective Date, after giving effect to all of the transactions contemplated by the Agreement for Business Combination, the Plan
                        of Reorganization and this Agreement (the "Joint Certification"):
                        (A)        the amount of cash on hand or in bank accounts of the
                                     Company (the "Company Cash");
                        (B)        all other assets which would appear on a balance sheet of
                                     the Company (parent company only) prepared in accordance
                                     with generally accepted accounting principles applied on a consistent basis (the "Other Assets");
                        (C)        the amount of the indebtedness owed to the Company by its
                                     wholly owned direct and indirect subsidiaries, UDL-IL,
                                     AndaPharma Corp. and Pharmadyne Corp., whether on
                                     account or evidenced by one or more promissory notes
                                     (the "Intercompany Indebtedness");
                        (D)        the amount necessary to pay in full the 10 1/2% Senior
                                     Promissory Notes of the Company due July 31, 2001 held by
                                     Metropolitan Life Insurance Company, including, without
                                     limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Senior Note
                                     Indebtedness");
                        (E)        the amount necessary to pay in full the line of credit granted to the Company by LaSalle National Bank, including, without limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Line of Credit
                                     Indebtedness");
                        (F)        the amount necessary to pay in full any outstanding
                                     obligations of the Company in favor Michael K. Reicher in
                                     connection with its acquisition of the shares of common
                                     stock of UDL-IL held by Mr. Reicher (the "Reicher
                                     Indebtedness");
                        (G)        all other liabilities which would appear on a balance sheet of the Company (parent company only) prepared in accordance
                                     with generally accepted accounting principles applied on a consistent basis including, without limitation, any liabilities under the group health insurance plans of the Company
                                     which are not covered by insurance and any costs or
                                     expenses associated with the transactions contemplated by
                                     the Agreement for Business Combination, the Plan of
                                     Reorganization or this Agreement which have not been paid
                                     by the Company (the "Other Liabilities");
                        (H)        the amount equal to (1) the sum of the Company Cash, the
                                     Other Assets and the Intercompany Indebtedness minus
                                     (2) the sum of the Senior Note Indebtedness, the Line of
                                     Credit Indebtedness, the Reicher Indebtedness and the Other
                                     Liabilities, which may be a positive or negative amount
                                     (the "Net Adjustment Amount");
                        (I)         the sum of the Company Common Stock Consideration plus
                                     the Net Adjustment Amount (if a positive amount) or minus
                                     the Net Adjustment Amount (if a negative amount) (the
                                     "Adjusted Company Common Stock Consideration");
                        (J)         the Adjusted Company Common Stock Consideration divided
                                     by the Average Market Price of Parent Common Stock, which
                                     quotient is then divided by the Outstanding Shares of
                                     Company Common Stock (the "Adjusted Exchange Ratio");
                                     and
                        (K)        the number of shares of Parent Common Stock calculated at
                                     the Adjusted Exchange Ratio for each of the Outstanding
                                     Shares of Company Common Stock (the "Adjusted Shares of
                                     Parent Company Shares").

                   ii.  Upon delivery of the Joint Certification:  (A) the Parent shall deliver to the Exchange Agent within two (2) business days after receipt of the Joint Certification shares of Parent Common Stock equal to the excess, if any, of (1) the number of Adjusted Shares of Parent
                        Common Stock over (2) the number of whole shares of Parent
                        Common Stock delivered to the Exchange Agent by the Parent pursuant to Section 2.1(e) (Surrender and Exchange of Company
                        Stock Certificates), together with dividends, if any, related to the shares of Common Stock so delivered; or (B) the Exchange Agent shall deliver to the Parent within two (2) business days after receipt of the Joint Certification shares of Parent Common Stock equal to the excess, if any, of (3) the number of whole shares of Parent
                        Common Stock delivered to the Exchange Agent by the Parent pursuant to Section 2.1(e) over (4) the number of Adjusted Shares of Parent Common Stock and, in such event, the Parent shall have no further obligation to deliver shares of Parent Common Stock to holders of Company Common Stock except as provided in the last sentence of Section 2.1(e)(iii).

                   iii. In the event of any controversy or dispute between the Stockholders
                        Representative and the Parent Representative arising out of or relating to the preparation of the Joint Certification, either the
                        Stockholders Representative or the Parent Representative may give notice to the other of its desire to engage Arthur Andersen LLP or, if unavailable, another "big six" accounting firm mutually acceptable to the Stockholders Representative and the Parent Representative (the
                        "Independent Accountant") to resolve the controversy or dispute within 15 days after such engagement.  The Independent
                        Accountant's determination shall be final and binding, and the
                        Stockholders Representative and the Parent Representative shall deliver the Joint Certification based upon the decision of the
                        Independent Accountant.  The fees and disbursements of the
                        Independent Accountant shall be borne by the Parent as
                        reorganization expenses incident to the Merger.

                   iv.  If, prior to the Effective Time, the Parent should split Parent
                        Common Stock or pay a stock dividend in Parent Common Stock or otherwise change Parent Common Stock into any other securities, or make any other dividend or distribution in respect of Parent Common
                        Stock (other than normal cash dividends as the same may be adjusted from time to time), then the Common Stock Exchange Ratio will be appropriately adjusted to reflect such split, stock dividend, other dividend or distribution or change.

         2.2  The Subsidiary Common Stock.  Each share of the Subsidiary Common Stock outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and be one share of the
              Common Stock of the Surviving Corporation.

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         3.1  Representations, Warranties and Agreements of the Company.  The Company
              represents and warrants to the Parent and the Subsidiary as follows:

              a.   Organization, Good Standing, Capitalization.

                   i.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted, to enter into this Agreement and, subject to the approval of the Company's stockholders in accordance with the Delaware General Corporation
                        Law, to perform its obligations hereunder.  The Company is duly qualified or licensed to do business and in good standing in the
                        States of Illinois and Texas and in each other jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the
                        Company.  The authorized and issued capital stock of the Company as of the date hereof is as set forth in the recitals of this Agreement;
                        all capital stock of the Company listed therein as authorized has been duly authorized, and all capital stock of the Company listed therein as issued and outstanding has been validly issued and is fully paid and nonassessable.  Except for the agreements referred to in
                        Sections 5.2(m) (TC Stockholders' Agreement) and 5.2(n) (UDL
                        Stockholders' Agreement), there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Company of any shares of its capital stock of any class other than Options (as defined in the Plan of Reorganization) to purchase 216,308 shares of the Company's Common Stock under the Company's stock option plans.  The only direct or indirect subsidiary corporations of the
                        Company are the following:  UDL Laboratories, Inc., an Illinois corporation ("UDL-IL"), which, in turn, owns all of the issued and outstanding capital stock of UDL Laboratories, Inc., a Florida corporation ("UDL-FL"); The Tapecoat Company of Canada, Limited,
                        a Canada (Ontario) corporation ("Tapecoat Limited"), which, in turn, owns all of the issued and outstanding capital stock of Tapecoat
                        Canada, Inc., a Canada (Ontario) corporation ("Tapecoat, Inc.");
                        HSW Investment Co., an Illinois corporation ("HSW"), which, in turn, owns all of the issued and outstanding capital stock of AndaPharma
                        Corp., a Virginia corporation ("AP"), and Pharmadyne Corp., a
                        Virginia corporation ("PD"); and The Tapecoat Company, Inc., a
                        Delaware corporation ("Tapecoat-DE") (individually, a "Company
                        Subsidiary" and collectively, the "Company Subsidiaries").

                   ii.  UDL-IL is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  UDL-IL is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on UDL-IL.  The authorized capital stock of UDL-IL consists of 20,000,000 shares of common stock, no par value.
                        Forty-seven (47) of the issued and outstanding shares of common stock of UDL-IL are held by the Company and the remaining three (3)
                        issued and outstanding shares of UDL-IL are held by Michael K.
                        Reicher, and all such shares have been validly issued and are fully paid and nonassessable.  Except for the agreement referred to in
                        Section 5.2(n) (UDL Stockholders' Agreement), there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, UDL-IL of any of its common stock.

                   iii. UDL-FL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  UDL-FL is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on UDL-FL.  The authorized capital stock of UDL-FL consists of 100 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of UDL-FL are held by UDL-IL, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, UDL-FL of any of its common stock.

                   iv.  Tapecoat Limited is a corporation duly organized, validly existing and in good standing under the laws of Canada (Ontario) with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.
                        Tapecoat Limited is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Tapecoat Limited.  The authorized capital stock of Tapecoat Limited consists of 40,000 shares of common stock, par value $1.00 per share.  All of the issued and outstanding shares of common stock of Tapecoat
                        Limited, except for directors' qualifying shares, are held by the
                        Company, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, Tapecoat Limited of any of its common stock.

                   v.   Tapecoat, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Canada (Ontario) with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  Tapecoat, Inc. is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Tapecoat, Inc.  The authorized capital stock of
                        Tapecoat, Inc. consists of 500,000 shares of common stock, no par value and 500 shares of non-voting preference shares, par value
                        $1.00 per share.  All of the issued and outstanding shares of common stock of Tapecoat, Inc. are held by Tapecoat Limited, and all such shares have been validly issued and are fully paid and nonassessable.  None of the non-voting preference shares of
                        Tapecoat, Inc. have been issued.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, Tapecoat, Inc. of any of its common stock.

                   vi.  Tapecoat-DE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.
                        Tapecoat-DE is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Tapecoat-DE.  The authorized capital stock of Tapecoat-DE consists of 1,000 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of Tapecoat-DE are held by the Company, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, Tapecoat-DE of any of its common stock.

                   vii. HSW (formerly Engineered Coated Products, Inc.) is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  HSW is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on HSW.
                        The authorized capital stock of HSW consists of two classes of stock: 9000 shares of Class A stock, par value $100 per share and
                        3000 shares of Class B stock, par value $50.00 per share.  All of the issued and outstanding shares of Class A stock of HSW are held by the Company, and all such shares have been validly issued and are fully paid and nonassessable.  None of the Class B stock of HSW has been issued.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, HSW of any of its common stock.

                   viii.             AP is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  AP is not, and is not required to be, qualified or licensed to do business in any jurisdiction other than the Commonwealth of Virginia.  The authorized capital stock of AP consists of 5,000 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of AP are held by HSW, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, AP of any of its common stock.

                   ix.  PD is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  PD is not, and is not required to be, qualified to do business in any jurisdiction other than the Commonwealth of Virginia.  The authorized capital stock of PD consists of 5,000 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of PD are held by HSW, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, PD of any of its common stock.

              b.   Financial Statements.

                   i.   The consolidated and consolidating balance sheets of the Company and its subsidiaries as of October 31, 1994, 1993, 1992, 1991, and
                        1990 and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be noted in the accompanying footnotes, and fairly present the financial position of the Company and the Company Subsidiaries as of the
                        dates thereof and the results of their operations for the periods then ended.  Such consolidated financial statements of the Company have been audited by KPMG Peat Marwick, independent certified public accountants, and such firm has issued thereon an auditor's report without qualification.  To the best knowledge of the Company, the
                        Company's internal unaudited consolidated balance sheet as of
                        August 31, 1995 and the related statement of operations,
                        stockholders' equity and cash flows for the ten months then ended
                        (the "Interim Company Financial Statements") have been prepared in accordance with the past practice of the Company in preparing interim financial statements and in accordance with generally accepted accounting principles applied on a consistent basis during such period and fairly present the financial position, subject to normal year-end accruals and adjustments, none of which, either individually or in the aggregate, will be material, of the Company and the Company Subsidiaries and the consolidated results of their operations for the period ended as of, and on, such date.

                   ii.  The consolidated and consolidating balance sheets of UDL-IL and
                        UDL-FL as of October 31, 1994, 1993, 1992, 1991, and 1990 and
                        the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be noted in the accompanying footnotes, and fairly present the financial position of the UDL-IL and UDL-FL as of the dates thereof and the results of their operations for the periods then ended.  Such consolidated financial statements of UDL-IL and UDL-FL have been audited by
                        KPMG Peat Marwick, independent certified public accountants, and such firm has issued thereon an auditor's report without
                        qualification.  To the best knowledge of the Company, the internal unaudited consolidated balance sheets of UDL-IL and UDL-FL as of
                        August 31, 1995 and the related statement of operations,
                        stockholders' equity and cash flows for the ten months then ended
                        (the "Interim UDL Financial Statements"), have been prepared in accordance with the past practice of the Company in preparing interim financial statements and in accordance with generally accepted accounting principles applied on a consistent basis during such period and fairly present the financial position, subject to normal year-end accruals and adjustments, none of which, either individually or in the aggregate, will be material, to UDL-IL and UDL-FL, taken as a whole, and the consolidated results of their operation for the period ended as of, and on, such date.

              c.   Absence of Certain Changes or Events.

                   i.   Since October 31, 1994, and except as specifically contemplated by or disclosed pursuant to this Agreement or except as set forth in certain disclosure schedules with respect, UDL-IL,  UDL-FL, AP and
                        PD (individually, a "member of the Pharmaceutical Group" and collectively, the "Pharmaceutical Group") dated the date hereof and delivered to the Parent by the Company prior to the execution of this
                        Agreement (the "Disclosure Schedules") or the documents
                        referenced to therein, there has not been: (i) any material adverse change in the business, assets, financial condition or results of operation of the Pharmaceutical Group taken as a whole; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Pharmaceutical Group, except in the ordinary course of business consistent with past practice; (iii) any return of any capital or other distribution of assets by any member of the Pharmaceutical Group to the Company except as reflected in the intercompany accounts between the Company and any member of the Pharmaceutical Group; (iv) any material investment of a capital nature by the Pharmaceutical Group either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than capital expenditures for items to be used in the ordinary course of business of the Pharmaceutical Business up to a maximum expenditure of
                        $1,000,000; (v) any sale, disposition or other transfer, either individually or in the aggregate, of assets or properties material to the business of the Pharmaceutical Group other than sales of inventory in the ordinary course of business; (vi) any employment or consulting agreement entered into by any member of the
                        Pharmaceutical Group with any officer or consultant or any amendment or modification to, or termination of, any current employment or consulting agreement to which any member of the
                        Pharmaceutical Group is a party; (vii) any agreement by any member of the Pharmaceutical Group to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 3 untrue or incorrect in any material respect; (viii) any change in accounting methods or practices or any change in depreciation or amortization policies or rates by any member of the Pharmaceutical Group; and
                        (ix) any material failure by any member of the Pharmaceutical Group to conduct its business only in the ordinary course consistent with past practice.

                   ii.  Since October 31, 1994, and except as specifically contemplated or disclosed pursuant to this Agreement, there has not been: (i) any material adverse change in the business, assets, financial condition or results of operation of the Company, taken as a whole; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company, except in the ordinary course of business consistent with past practice; (iii) any return of any capital or other distribution of assets to stockholders of the
                        Company except for dividends paid on Company Preferred Stock and
                        Company Common Stock in the ordinary course of business
                        consistent with past practice; (iv) any employment or consulting agreement entered into by the Company with any officer or
                        consultant or any amendment or modification to, or termination of, any current employment or consulting agreement to which the
                        Company is a party; (v) any agreement by the Company to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 3 untrue or incorrect in any material respect; (vi) any change in accounting methods or practices or any change in depreciation or amortization policies or rates by the Company; and
                        (vii) any material failure by the Company to conduct its business only in the ordinary course consistent with past practice.

              d.   Authorization: Binding Agreement.  Pursuant to its Certificate of Incorporation,
                   the Company has requisite corporate power and authority to execute and deliver this Agreement and the Agreement for Business Combination and all
                   of the documents, agreements and instruments to which it is a party contemplated hereby and thereby and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this
                   Agreement and the Agreement for Business Combination and the
                   consummation of the transactions contemplated hereby and thereby, including but not limited to the Merger, have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement and approval of the Merger by the stockholders of the
                   Company in accordance with the Delaware General Corporation Law and the
                   Certificate of Incorporation and Bylaws of the Company).  This Agreement
                   has been duly and validly executed and delivered by the Company, and, subject to the approval and adoption of this Agreement by the stockholders of the Company, constitutes the legal, valid and binding agreement of the
                   Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

              e.   Compliance with Other Instruments, etc.  The execution and delivery by the
                   Company of this Agreement and the Agreement for Business Combination, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or Bylaws, (ii) require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or increase in the level of performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Company
                   Subsidiary is a party or by which it or any of its respective properties or assets may be bound, other than (x) the Senior Note Indebtedness and (y)
                   the Line of Credit Indebtedness, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary or (iv) subject to the obtaining of the governmental and other consents referred to in Section 3.1(f) (Governmental and other Consents, etc.), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect to which the Company or any Company Subsidiary or any of its respective assets or properties are subject.

              f.   Governmental and other Consents, etc.  Subject to requisite stockholder approval, no consent, approval or authorization of, or designation, declaration or filing with, any court, tribunal, administrative agency or commission or other governmental or regulatory agency or authority or other public persons or entities in the United States (each, a "Governmental Entity") on the part of the Company or any Company Subsidiary is required in connection with the execution or delivery by the Company of this Agreement or the Agreement for Business Combination or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) filings in the
                   State of Delaware in accordance with the Delaware General Corporation
                   Law, (ii) filings under state securities or "Blue Sky" laws, (iii) filings with the state authorities having jurisdiction over businesses which distribute drugs and controlled substances (the "State Drug Regulatory Authorities"),
                   Canadian Foreign Investment Review Board or other filings related to the transactions contemplated by the Agreement for Business Combination or the Plan of Reorganization, (iv) federal, state or local regulatory approvals and (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of
                   1976, as amended, and the rules and regulations promulgated thereunder
                   (the "HSR Act").

              g.   No Misleading Statements.  The Disclosure Schedules are true, correct and complete in all material respects as qualified as set forth therein.  The
                   Disclosure Schedules, the annual reports of the Company for the last five years and any exhibits to any of the foregoing, all of which have been delivered to the Parent by the Company, do not, as of their respective dates, contain any untrue statement of a material fact or any omission to state a fact necessary to make any statement of fact contained therein, in light of the circumstances under which they are made, not misleading.  None of the information relating to the Pharmaceutical Group supplied by the Company in writing specifically for inclusion in the Registration Statement described in
                   Section 4.4 (Covenants of the Company and the Parent as to Registration
                   Statement) will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              h.   Compliance with Applicable Law.  Each member of the Pharmaceutical Group holds all permits, licenses, variances, exemptions, orders and approvals of each Governmental Entity necessary for the lawful conduct of their respective businesses (collectively, the "Pharmaceutical Group Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on the Pharmaceutical Group, taken as a whole.
                   Each member of the Pharmaceutical Group is in compliance with the terms of the Pharmaceutical Group Permits issued to it, except where the failure so to comply would not have a material adverse effect on the Pharmaceutical
                   Group, taken as a whole.  Except as disclosed in the Disclosure Schedules, the businesses of the Pharmaceutical Group are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and is not reasonably expected to have a material adverse effect on the
                   Pharmaceutical Group, taken as a whole.  As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the
                   Pharmaceutical Group is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which is not reasonably expected to  have a material adverse effect on the
                   Pharmaceutical Group, taken as a whole.  Neither AP nor PD has been or is an "owner" or "operator" of any "facility" or "vessel" as defined in the
                   Comprehensive Environmental Response, Compensation and Liability Act of
                   1980.

              i.   Vote Required.  The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Preferred Stock, voting as a class, and the issued and outstanding shares of Company Common Stock, voting as a class, are the only votes of the holders of any class or series of the
                   Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

              j.   No Broker.  Except as set forth in the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this
                   Agreement based upon arrangements made by or on behalf of the Company.

              k.   Litigation.  Except as set forth in the Disclosure Schedules, there is not now pending, and to the best knowledge of the Company, there is not threatened in writing, nor is there any basis for, any litigation, action, suit or proceeding to which the Pharmaceutical Group is or will be a party in or before or by any court or governmental or regulatory agency or body, except for any litigation, action, suit or proceeding (whether instituted, pending or, to the best knowledge of the Company, threatened) involving claims which in the aggregate are not, and which the Company reasonably expects, will not, have a material adverse effect on the Pharmaceutical Group taken as a whole.  In addition, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator outstanding against the Pharmaceutical Group having or which the Company reasonably expects, may have, a material adverse effect upon the Pharmaceutical Group taken as a whole.

              l.   FDA Matters.  Notwithstanding anything to the contrary in Sections 3.1(h)
                   (Compliance with Applicable Law) and 3.1(k) (Litigation) hereof and except as set forth in the Disclosure Schedules, neither the Company nor any members of the Pharmaceutical Group, (i) is a party to any pending investigation or proceeding by or before the Food and Drug Administration
                   (the "FDA") or any other duly authorized State Drug Regulatory Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction; (ii) has knowledge of any facts which would form the basis for an investigation or proceeding or regulatory action of any sort (other than routine or periodic investigations or reviews) against either the Company or any member of the Pharmaceutical
                   Group by the FDA or any other duly authorized State Drug Regulatory
                   Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the
                   Company or any member of the Pharmaceutical Group to market existing products; (iii) has committed or permitted to exist any violation of the rules and regulations of the FDA or any other duly authorized State Drug
                   Regulatory Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which has not been cured by the Company or member of the
                   Pharmaceutical Group or waived by the FDA or any such regulatory authority; (iv) has received notice from any third party (whether or not in writing) of any claim, dispute or controversy relating to the supply of regulated materials used in the products of the Company or any member of the Pharmaceutical Group, or the quality, formulation, potency, toxicity or efficacy of such materials; and (v) anticipates, or knows of any pending, threatened or potential action by any duly authorized State Drug Regulatory
                   Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the
                   Company or any member of the Pharmaceutical Group to market existing products.  To the knowledge of the Company, the Company and each member of the Pharmaceutical Group have fulfilled all regulatory requirements necessary or requisite to the continued marketing of their existing pharmaceutical and ancillary products.

              m.   ERISA Matters.  As of the date hereof and during the five year period preceding the date hereof, neither the Company nor any of the Company
                   Subsidiaries (including, for this purpose any entity that is or, during the five year period preceding the date hereof, has been a member of the controlled group of corporations (within the meaning of Section 414(b), (c), (m) or (o)
                   of the Code) of which the Company and the Company Subsidiaries are a part):

                   i.   maintains or has maintained any pension plan (within the meaning of
                        Section 3(2) of the Employee Retirement Income Security Act of
                        1974, as amended ("ERISA")) intended to be qualified under Section
                        401(a) of the Code other than the TC Manufacturing Co., Inc.
                        Consolidated Employees' Profit-Sharing Plan and Trust;

                   ii.  maintains or has maintained any nonqualified pension plan (within the meaning of Section 3(2) of ERISA);

                   iii. has any obligation to make any deferred compensation payments other than severance or salary continuation payments to former employees;

                   iv.  contributes or has contributed to nor has or had any obligation
                        (contingent or otherwise) to contribute to any multiemployer pension or welfare plan within the meaning of Section 3(37) of ERISA other than obligations to contribute to the Service Employees International
                        Union National Industry Pension Plan;

                   v.   contributes or has contributed to nor has or had any obligation to contribute to any welfare plan (within the meaning of Section 3(1) of
                        ERISA) other than those identified in the Disclosure Schedules;

                   vi.  provides or has provided nor has or had any obligation to provide coverage under any welfare plan (within the meaning of Section 3(1)
                        of ERISA) to any former employees or dependents of former
                        employees other than certain benefits payable under the
                        Consolidated Omnibus Budget Reconciliation Act ("COBRA"); or

                   vii. has or had reason to believe that any employee, dependent or government agency has commenced, or has made inquiries which could reasonably be expected to result in the commencement of, any adverse action with respect to any employee benefit plan matter.

                   Each plan referred to in clauses (i) and (v) of this Section 3.1(m), and to the best knowledge of the Company, each plan referred to in clause (iv) of
                   Section 3.1(m), is in compliance in all material respects with applicable provisions of ERISA, the Code and other applicable laws, except where noncompliance would not have a material adverse effect on the Company or any Company Subsidiary.

                   As of the date hereof, the Company and the Company Subsidiaries have in place insurance coverage which limits their liability for claims incurred under any group health program maintained by the Company and the Company
                   Subsidiaries to $50,000 with respect to any single illness or accident incurred by any covered individual and to $1,647,000 (as of September 1,
                   1995) with respect to all claims incurred by all covered individuals under any such program, in both cases for a twelve-month plan year which ends on
                   August 31 in each year.

              n.   Intercompany Transactions.  All transactions between the Company, HSW or any member of the Pharmaceutical Group are reflected in the intercompany accounts between the Company and UDL-IL and HSW, respectively, and there have been no loans, dividends or other distributions of cash or property from any member of the Pharmaceutical Group to the Company which have not been reflected in such intercompany accounts.

         3.2  Representations, Warranties and Agreements of the Parent.  The Parent represents and warrants to the Company as follows:

              a.   Organization, Good Standing, Capitalization.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of the
                   Commonwealth of Pennsylvania with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted, and to enter into this Agreement and perform its obligations hereunder.  The Parent is duly qualified or licensed to do business in each jurisdiction in which the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Parent.  The Parent had, as of March 31, 1995, authorized capital stock consisting of 300,000,000 shares of Common Stock, par value of $.50 per share, of which 79,972,248 shares were issued and outstanding and 476,523 shares were held in Parent's treasury; and 5,000,000 shares of Preferred Stock, par value $.50 per share, of which none were issued and outstanding or held in treasury; all of such capital stock of the Parent has been duly authorized, and all issued and outstanding shares of capital stock of the Parent have been validly issued and are fully paid and nonassessable.
                   As of March 31, 1995, there were no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Parent of any shares of its capital stock of any class other than 1,770,674 shares of Parent Common Stock that may be issued pursuant to employee benefit arrangements.  Since March 31, 1995, the
                   Parent has not issued, granted, awarded or agreed or committed to issue, grant or award any rights, options, warrants, conversion rights or purchase rights with respect to the sale and issuance by the Parent of any shares of its capital stock of any class or issued any shares of Parent Common Stock except for Parent Common Stock issued upon the stock split with respect to the Parent Common Stock effective on August 15, 1995, and except for shares of Parent Common Stock issued pursuant to the stock option plans of the Parent.

              b.   The Subsidiary.  The Subsidiary had, as of August 31, 1995, authorized capital stock consisting of 1,000 shares of Common Stock, par value of
                   $.50 per share, of which 1,000 shares were issued and outstanding and owned by the Parent.  The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  All of the issued and outstanding shares of the Subsidiary have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Subsidiary of any shares of its capital stock, other than this Agreement.  Since its organization, the
                   Subsidiary has conducted no business activities, except such as are related to this Agreement and the performance of its obligations hereunder.

              c.   Financial Statements.  The consolidated balance sheets of the Parent as of
                   March 31, 1995, 1994, 1993, 1992 and 1991 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended.  Such consolidated balance sheets of the Parent and related consolidated statements have been audited by Deloitte & Touche LLP, independent certified public accountants, and such firm has issued thereon an auditor's report without qualification.

              d.   No Material Change.  Since March 31, 1995, there has not been any material adverse change in the business, assets, financial condition, or results of operation of the Parent and its subsidiaries taken as a whole.

              e.   Authorization: Binding Agreement.  Pursuant to its Articles of Incorporation, the
                   Parent has requisite corporate power and authority to execute and deliver this Agreement and the Agreement for Business Combination and all of the
                   other documents, agreements and instruments to which it is a party contemplated hereby and thereby and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this
                   Agreement and the Agreement for Business Combination and the
                   consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Parent's
                   Board of Directors on behalf of the Parent both for itself and in its capacity as the sole stockholder of the Subsidiary and no other corporate proceedings on the part of the Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly and validly executed and delivered by the Parent and constitutes the legal, valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

              f.   Compliance with Other Instruments, etc.  The execution and delivery by the
                   Parent of this Agreement and the Agreement for Business Combination, the
                   performance by the Parent of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any of the provisions of its
                   Articles of Incorporation or Bylaws, (ii) require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Parent or any of its subsidiaries is a party or by which it or any of its respective properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Parent or any of its subsidiaries or (iv) subject to the obtaining of the governmental and other consents referred to in Section 3.2(g)
                   (Governmental and other Consents, etc.), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect to which the Parent or any of its subsidiaries or any of its respective assets or properties are subject.

              g.   Governmental and other Consents, etc.  No  consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Parent is required in connection with the execution or delivery by the
                   Parent of this Agreement or the Agreement for Business Combination or the
                   consummation of the transactions by the Parent contemplated hereby and thereby other than (i) filings under state securities or "Blue Sky" laws,
                   (ii) filings with the SEC and any applicable national securities exchange,
                   (iii) approval for listing the Parent Common Stock to be issued in the Merger on the NYSE, (iv) federal, state or local regulatory approvals and (v) filings under the HSR Act.

              h.   Parent Common Stock.  The shares of Parent Common Stock to be issued in accordance with this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.  Such issuance of shares of
                   Parent Common Stock will be free of any restrictions on transfer imposed by
                   Parent, other than those contemplated by this Agreement, by the Agreement for Business Combination or by the Plan of Reorganization.  There are no
                   pre-emptive rights or other anti-dilution rights which would become effective upon or prohibit such issuance of shares of Parent Common Stock.

              i.   No Misleading Statements.  The Form 10-K of the Parent for each of its last five fiscal years, the Proxy Statements of the Parent for its annual stockholders meetings for each of its last five fiscal years and any quarterly or other reports of the Parent filed with the SEC during its last five fiscal years, and any exhibits to any of the foregoing, do not, as of their respective dates, contain any untrue statement of a material fact or any omission to state a fact necessary to make any statement of fact contained therein, in light of the circumstances under which it is made, not misleading in any material respect.  All such filings and reports have been filed in a timely manner.

              j.   No Broker.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Subsidiary.

              k.   Litigation.  There is not now pending, and to the best knowledge of the
                   Parent, there is not threatened in writing, nor is there any basis for, any litigation, action, suit, investigation or proceeding to which the Parent or its subsidiaries is or will be a party in or before or by any court or governmental or regulatory agency or body, except for any litigation, action, suit or proceeding (whether instituted, pending or, to the best knowledge of the
                   Parent, threatened in writing) involving claims which in the aggregate are not, and insofar as the Parent reasonably expects, will not, have a material adverse effect on the Parent and its subsidiaries taken as a whole.  In addition, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator outstanding against the Parent or its subsidiaries having or which, insofar as the Parent reasonably expects, may have a material adverse effect upon the Parent and its subsidiaries, taken as a whole.

              l.   Securities Laws Compliance.  During the five year period ended on the date hereof, the Parent has complied in all material respects with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of
                   1934 and the rules and regulations of the SEC promulgated thereunder.

              m.   FDA Matters.  Neither the Parent nor any of its subsidiaries (i) is a party to any pending investigation or proceeding by or before the FDA or any other duly authorized State Drug Regulatory Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction; (ii) has knowledge of any facts which would form the basis for an investigation or proceeding or regulatory action of any sort (other than routine or periodic investigations or reviews)
                   against the Parent or any of its subsidiaries by the FDA or any other duly authorized State Drug Regulatory Authorities or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the Parent or any of its subsidiaries to market existing products;
                   (iii) has committed or permitted to exist any violation of the rules and regulations of the FDA or any other duly authorized State Drug Regulatory
                   Authorities or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which has not been cured by the Parent or any of its subsidiaries or waived by the FDA or any such regulatory authority; (iv) has received notice from any third party (whether or not in writing) of any claim, dispute or controversy relating to the supply of regulated materials used in the products of the Parent or any of its subsidiaries, or the quality, formulation, potency, toxicity or efficacy of such materials; and (v) anticipates, or knows of any pending, threatened or potential action by any duly authorized State Drug Regulatory Authorities or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the Parent or any of its subsidiaries to market existing products.  To the knowledge of the Parent, it and each of its subsidiaries have fulfilled all regulatory requirements necessary or requisite to the continued marketing of their existing products.

         3.3  Representations and Warranties as to  Subsidiary.  The Parent and Subsidiary
              represent and warrant to the Company as follows:

              a.   Organization, Good Standing, Capitalization.  The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on the business to be conducted by it prior to the Effective Date and to enter into this Agreement and perform its obligations hereunder.  The Subsidiary is not, and is not required to be, qualified to do business in any jurisdiction other than the State of Delaware.  The Subsidiary has duly authorized capital stock consisting of 1,000 shares of Common Stock, par value $1 per share, all of which are issued and outstanding and owned by the Parent.  All of such issued and outstanding shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Subsidiary of any shares of its capital stock, other than in connection with this Agreement.

              b.   Business of the Subsidiary.  Since its organization, the Subsidiary has not engaged in any business activities, entered into any transactions or incurred any liabilities whatsoever except such as are related to the transactions contemplated by this Agreement.  The Subsidiary has no subsidiaries.

              c.   Authorization: Binding Agreement.  Pursuant to its Certificate of Incorporation,
                   the Subsidiary has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Parent as sole stockholder of the Subsidiary and by the Subsidiary's Board of Directors
                   and no other corporate proceedings on the part of the Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly and validly authorized, executed and delivered by the Subsidiary and constitutes the legal, valid and binding agreement of the Subsidiary, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors'
                   rights generally and by principles of equity regarding the availability of remedies.

              d.   Compliance with Other Instruments, etc.  Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any violation of, or constitute a default under, the Articles of Incorporation or Bylaws of the Subsidiary or any
                   judgment, decree, order or any material law or regulation by which the
                   Subsidiary is bound or affected.

              e.   Governmental and Other Consents, etc.  No consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Subsidiary is required in connection with the execution or delivery of this Agreement by the Subsidiary or the Subsidiary's consummation of the transactions contemplated hereby other than (i) filings in the State of
                   Delaware in accordance with the Delaware General Corporation Law and (ii)
                   filings under the HSR Act.

4.       COVENANTS.

         4.1  Covenants of the Company.  The Company agrees that prior to the Effective Date:

              a.   Action in Furtherance of Merger.  Subject to the terms and conditions herein provided, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, and (iii) making and causing their respective stockholders, as applicable, to timely make all necessary filings under the HSR Act.  Upon the terms and subject to the conditions hereof, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the closing set forth herein.  The Company will consult with counsel for the Parent as to, and will permit such counsel to participate in, at the Parent's expense, any lawsuits or proceedings referred to in clause (i)
                   above brought against the Company, but not against the Parent, provided that counsel for Company shall retain control of any such lawsuits or proceedings.  In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take all such necessary action.

              b.   Maintenance of Properties.  The Company will, and will cause each Company
                   Subsidiary to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and will maintain, and will cause each Company
                   Subsidiary to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

              c.   Access and Information.

                   i.   Between the date of this Agreement and the Effective Date, upon reasonable notice, the Company and each Company Subsidiary will give the Parent and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause
                        unreasonable disturbance, to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of the Company and each
                        Company Subsidiary (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after commercially reasonable efforts to do so), will permit the Parent to make such inspections as it may require and will cause its officers and those of the Company Subsidiaries promptly to furnish the
                        Parent with such financial and operating data and other information with respect to the business and properties of the Company and each Company Subsidiary, as may from time to time be reasonably requested.

                   ii.  The Company will hold and will cause its affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Parent and its affiliates furnished to the Company in connection with the transactions contemplated by this Agreement pursuant to
                        Section 4.2(c) (Access and Information) (except to the extent that such information can be shown to have been (A) previously known by the Company or any affiliate of it, (B) in the public domain through no fault of the Company, or any of its affiliates, (C) later lawfully acquired from other sources unless the Company knew such information was obtained in violation of an agreement of
                        confidentiality or (D) publicly disclosed by the Parent) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by the Company of the confidential nature of such information and shall be directed by the Company to treat such information confidentially).  If the transactions contemplated by this
                        Agreement are not consummated, such confidence shall be
                        maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of the Company or any of its affiliates and, if requested by the Parent, the Company will destroy or return to the appropriate party all copies of written information furnished by the Parent or its affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom.  If the
                        Company shall be required to make disclosure of any such
                        information by operation of law, the Company shall give the Parent prior notice of the making of such disclosure and shall use all reasonable efforts to afford such party an opportunity to contest the making of such disclosures.

              d.   Conduct of Business.  Except as expressly contemplated by the Agreement for
                   Business Combination, the Plan of Reorganization or this Agreement, during the period from the date of this Agreement to the Effective Date, the
                   Company shall, and the Company shall cause each Company Subsidiary to, conduct its business in the ordinary course and consistent with past practice, and the Company shall, and the Company shall cause each
                   Company Subsidiary to, (1) use commercially reasonable efforts to preserve intact its business organization, (2) keep available the services of its officers and employees and (3) maintain satisfactory relationships with all persons with which it does business.  Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Date, neither the Company nor any Company
                   Subsidiary will, without the prior written consent of Parent:

                    i.               amend or propose to amend its Articles of Incorporation or Bylaws
                                     (or comparable governing instruments);

                    ii.              other than in the ordinary course of business consistent with past practice:  (A) create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (B) assume,
                                     guarantee, endorse or otherwise become liable or responsible
                                     (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except the Company or any
                                     Company Subsidiary; (C) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person not currently committed or budgeted (other than transactions between the Company and UDL-IL and between the
                                     Company and HSW which are reflected in the intercompany
                                     accounts between the Company and UD-IL and HSW, respectively, or other transactions between the Company and any Company
                                     Subsidiary or customary travel or business advances to employees made in the ordinary course of business consistent with past practice); or (D) incur any material liability or obligation (absolute, accrued, contingent or otherwise);

                    iii.             sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, other than the sale, transfer or disposition of inventory in the ordinary course of business; or

                    iv.              agree, commit or arrange to do any of the foregoing.

              e.    Capital Stock.  Between the date hereof and the Effective Date, except as specifically contemplated by the Agreement for Business Combination, the
                    Plan of Reorganization or this Agreement, neither the Company nor any member of the Pharmaceutical Group will (i) make any changes in its authorized capital stock, (ii) issue any stock options, warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) declare or pay any stock dividend or effect any recapitalization, split-up, combination, exchange of shares or other reclassification in respect of its outstanding shares of capital stock,
                    (iv) issue, transfer, sell or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock) except for Company Common Stock issuable upon the exercise of stock options previously granted pursuant to existing stock option plans, or, (v) declare, pay or set apart for payment in respect of its capital stock any dividends or other distribution or payments (whether in cash, stock or property or any combination thereof), except for cash dividends on the Company Common Stock and Company Preferred Stock
                    consistent with past practices of the Company.  Except in a manner consistent with past practice, no award or grant under the Company stock option plans or any other benefit plan or program shall be made without the consent of the Parent.  Except as specifically contemplated by the
                    Agreement for Business Combination, the Plan of Reorganization or this
                    Agreement, the Company shall not make any material amendment to any of
                    (i) the Company stock option plans or options outstanding thereunder, (ii)
                    any other option or warrant agreement, or (iii) the terms of any other security convertible into or exchangeable for Common Stock without the consent of the Parent.

              f.    No Solicitations.  The Company shall not, nor shall it permit any Company
                    Subsidiary to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Company Subsidiary to continue negotiations with respect to any Takeover Proposal (as hereinafter defined)
                    previously received by the Company; to solicit, initiate or encourage
                    (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal;  or agree to or endorse any Takeover Proposal.  The Company shall promptly advise the
                    Parent orally and in writing of any such inquiries or proposals.  As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Company Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Company Subsidiary other than the transactions contemplated by this Agreement.  Notwithstanding the foregoing, the Company shall not be obligated to take any of the actions set forth in this Section 4.1(f), or refrain from taking any of the actions set forth in this Section 4.1(f), if the Board of Directors of the Company, acting with the advice of the Company's counsel, determines that such actions or inactions would be contrary to their legal obligations as Directors of the
                    Company.

              g.    Limitation on Indebtedness.

                    i.               Neither the Company nor any Company Subsidiary will create or incur any indebtedness except for current liabilities incurred in the ordinary course of business and increases in the Line of Credit
                                     Indebtedness to fund the operations of the business of Company and the Company Subsidiaries and to fund the transactions
                                     contemplated by the Agreement for Business Combination, the Plan
                                     of Reorganization and this Agreement.

                    ii.  All changes in the amount of the inter-company indebtedness of
                         UDL-IL and HSW in favor of the Company shall be made in the ordinary course of business consistent with past practice.  At
                         Closing, the Company shall provide the Parent with a detailed reconciliation of all changes to such intercompany indebtedness since August 31, 1995 and through the Effective Date, on a pro forma basis after giving effect to the consummation of the transactions contemplated by the Agreement for Business
                         Combination and the Plan of Reorganization.  There will be no loans, dividends, distributions or other transactions between the
                         Company and UDL-IL or HSW which are not reflected in the
                         intercompany accounts between the Company and UDL-IL and
                         HSW, respectively.

              h.    Compensation Matters.  The Company shall not permit any member of the
                    Pharmaceutical Group to (i) pay to any officer or employee any bonus, severance or other compensation not currently required under an existing agreement or employee benefit plan or arrangement except for increases in compensation of employees who are not directors or holders of an office at the rank of Senior Vice President or higher of any such member of the
                    Pharmaceutical Group consistent with past practices, (ii) create any new employee benefit plan or arrangement, (iii) modify any existing employee benefit plan, arrangement or agreement in any respect which would materially increase the compensation payable thereunder to employees or materially increase the level of contribution payable by the employer thereunder, or (iv) enter into any new employment agreement or modify any existing employment agreement of any employee who is an officer or director of any such member of the Pharmaceutical Group.

              i.    Contracts.  No member of the Pharmaceutical Group shall enter into, terminate or modify in any material respect any material contract, agreement or commitment without the prior written consent of the Parent, which consent will not be unreasonably withheld.

              j.    Tax Matters.  The Company and each Company Subsidiary will continue to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by them, and will pay or make full and adequate provision for the payment of all taxes and governmental charges due or payable by them.

              k.    Amendments to the Disclosure Schedules.  The Company shall make such amendments to the Disclosure Schedules on the Effective Date as are
                    necessary to reflect therein the occurrence of events or transactions occurring after the date hereof and shall deliver a copy of each such amendment to the Parent on the same date as the date of the amendment.
                    The Company will deliver such additional amendments from time to time as are necessary to reflect any material event occurring between the date hereof and the Effective Date.

              l.    Notification of Certain Matters.  The Company shall give prompt notice to the
                    Parent of:  (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of the Company or any Company Subsidiary, to which the
                    Company or any Company Subsidiary, is a party or is subject; (ii) any  notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger; (iii) any  notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this
                    Agreement; (iv) any material adverse change in the business, assets, prospects, condition (financial or otherwise) or results of operations of the
                    Company or any Company Subsidiary, or the occurrence of an event which would be reasonably expected to result in any such change; and (v) any claims, actions, proceedings or investigations commenced or threatened in writing involving or affecting the Company or any Company Subsidiary, or any of their respective property or assets, or any employee, consultant, director or officer, in his or her capacity as such, of the Company or any
                    Company Subsidiary, which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the consummation of the Merger.

              m.    Stockholder Approval.  The Company will take all steps necessary to duly call, give notice of, convene and hold no later than thirty (30) days after the
                    Registration Statement has been declared effective by the SEC a meeting of its stockholders in accordance with the Delaware General Corporation Law to consider and vote upon, among other matters, the adoption and approval of this Agreement and the Merger and the transactions contemplated hereby.  The Company, through its Board of Directors (i) will, consistent with its legal obligations, adopt a recommendation to the stockholders of the
                    Company that they adopt and approve this Agreement and (ii) will use commercially reasonable efforts, consistent with its legal obligations, to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

              n.    Financial Statements.  The Company, promptly after the preparation thereof, shall send to the Parent any financial statements prepared by or on behalf of it for periods subsequent to those referenced in Section 3.1(b) as to which the representations and warranties of said section shall apply.

              o.    No Amendment.  The Company shall not amend or permit the amendment of the Plan of Reorganization or any of the Exhibits thereto without the prior written consent of the Parent, which consent will not be unreasonably withheld.

              p.    Proxy Statement.  The Company shall deliver to the Parent the final form of proxy statement which the Company intends to distribute to its stockholders in connection with the adoption and approval of this Agreement and the
                    Merger at least two (2) business days prior to such distribution.

              q.    No Transactions.  The Company shall not enter into any transactions nor transfer any assets or property to Newco between the date hereof and the
                    Effective Date except as necessary to prepare for the implementation on the
                    Effective Date of the Plan of Reorganization in accordance with its terms.

              r.    Participation by Parent.  The Company shall permit representatives of the
                    Parent to participate in the allocation and apportionment of consolidated items of the Company to the Pharmaceutical Group provided for in Section
                    3.3 of the Plan of Reorganization and in the establishment of separate cash management systems, separate bank accounts, lockboxes, cash balances and other investments with respect to the Pharmaceutical Group provided for in Section 1.4(c) of the Distribution Agreement attached as Exhibit 3.2 to the Plan of Reorganization

         4.2  Covenants of the Parent.  The Parent agrees that prior to the Effective Date:

              a.    Action in Furtherance of Merger.  Subject to the terms and conditions herein provided, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby,
                    (iii) making all necessary filings under the HSR Act, (iv) filing the Registration
                    Statement (as defined in Section 4.4) and causing the same to become effective; and (v) voting the Irrevocable Proxies in favor of approving this
                    Agreement and the transactions contemplated hereby, all on the terms and conditions provided for herein.  Upon the terms and subject to the conditions hereof, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the closing set forth herein.  The Parent will consult with counsel for the Company as to, and will permit such counsel to participate in, at the Company's expense, any lawsuits or proceedings referred to in clause (i) above (which shall not include any such lawsuits or proceedings to the extent that they relate to the Registration Statement) brought against the Parent, but not against the
                    Company, provided that counsel for the Parent shall retain control of any such lawsuits or proceedings.  In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this
                    Agreement, the officers and directors of the Surviving Corporation shall take such necessary action.

              b.    Maintenance of Properties.  The Parent will, and will cause each of its subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and will maintain, and will cause each of its subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

              c.    Access and Information.

                    i.   Between the date of this Agreement and the Effective Date, upon reasonable notice, the Parent will give the Company and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause unreasonable disturbance, to officers and senior executives of the Parent as well as to financial and operating data and other information with respect to the business and properties of the Parent as has been disclosed publicly by the Parent.

                    ii.  The Parent will hold and will cause its affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or
                         administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the
                         Company and each Company Subsidiary and their respective
                         affiliates furnished to the Parent in connection with the
                         transactions contemplated by this Agreement pursuant to Section
                         4.1(c) (Access and Information) (except to the extent that such information can be shown to have been (A) previously known by the Parent or any affiliate of it, (B) in the public domain through no fault of the Parent, or any of its affiliates, (C) later lawfully acquired from other sources unless the Parent knew such
                         information was obtained in violation of an agreement of
                         confidentiality or (D) publicly disclosed by the Company,) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks)
                         in connection with this Agreement (it being understood that such persons shall be informed by the Parent of the confidential nature of such information and shall be directed by the Parent to treat such information confidentially).  If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of the Parent or any of its affiliates and, if requested by the Company, the Parent will destroy or return to the appropriate party all copies of written information furnished by the Company or any Company Subsidiary, or their respective affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom.  If the Parent shall be required to make disclosure of any such information by operation of law, the Parent shall give the Company prior notice of the making of such disclosure and shall use all reasonable efforts to afford such party an opportunity to contest the making of such
                         disclosures.

              d.    Listing Application.  The Parent will use its commercially reasonable efforts to effect listing of the Parent Common Stock to be delivered in accordance with this Agreement on the NYSE upon notice of issuance.

              e.    Public Filings.  The Parent shall promptly file all periodic reports required to be filed with the SEC and provide the Company with a copy of such reports promptly after such filing.

              f.    Voting of Irrevocable Proxies.  The Parent shall vote the Irrevocable Proxies in favor of the adoption of this Agreement, in the form as executed on the date hereof, and the approval of the Merger on the terms and conditions set forth in this Agreement, at the meeting of the stockholders of the Company to be called as provided for in Section 1.4.

              g.    Registration Statement.  The Parent shall deliver to the Company the final form of Registration Statement (as defined in Section 4.4) which the Parent intends to have declared effective by the SEC at least two (2) business days prior to such declaration.

              h.    Conduct of Business.  Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Date, the
                    Parent shall, and the Parent shall cause each of its subsidiaries to, conduct its business in the ordinary course and consistent with past practice.

         4.3  Covenants of the Subsidiary.  The Subsidiary agrees that prior to the Effective Date:

              a.    No Business.  The Subsidiary will not engage in any business activities or enter into any transaction whatsoever except such as are related to this
                    Agreement and the performance of its obligations hereunder.

              b.    Access.  Until the Effective Date or until the abandonment of the Merger as permitted by this Agreement, the Subsidiary will give to the Company and its representatives full access during normal business hours and upon reasonable notice, to all of the properties, books, contracts, documents and records of it and will furnish to the Company such financial and other information concerning the Subsidiary as the Company and its representatives may from time to time reasonably request.

              c.    Action in Furtherance of Merger.  The Subsidiary shall use commercially reasonable efforts to obtain such consents and authorizations of third parties, to make such filings, and to give such notices to third parties, which may be necessary or reasonably required on the part of the Subsidiary in order to effect, or in connection with, the transactions contemplated by this
                    Agreement.

         4.4  Covenants of the Company and the Parent.

                a.  Registration Statement.  The Company shall cooperate with the Parent in the preparation by the Parent of, and the Parent shall file with the SEC on
                    Form S-4 and shall use commercially reasonable efforts to cause to become effective, a registration statement under the 1933 Act, covering the shares of Parent Common Stock to be delivered pursuant to this Agreement (the
                    "Registration Statement").  The Parent shall use commercially reasonable efforts to qualify such securities, if required, under applicable state securities laws and to cause the shares of Parent Common Stock which are to be delivered pursuant to this Agreement to be listed on the NYSE.  The
                    Prospectus/Proxy Statement shall include the prospectus which forms a part of the Registration Statement.  The obligations of the Company pursuant to this Section 4.4 shall be limited to providing the information required by items 17 and 18 of Form S-4, and the expense of providing such information shall be borne by the Company.  The Company and the Parent hereby agree that, with respect to the information to be furnished by each of them in writing specifically for inclusion in the Registration Statement, none of such information will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              b.    Public Announcements.  So long as this Agreement is in effect, neither the
                    Parent nor the Company shall, nor any of their affiliates shall, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of the other party as to the nature, contents and dissemination thereof, in which case the party proposing such publication will deliver a copy of such release or announcement to the Company along with its request for consent.

5.       CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION.

         5.1  Conditions to the Company's Closing and Its Right to Abandon.  The Company shall
              (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Company at the Closing and (y) have the right to abandon the Merger and terminate this
              Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Company, as the case may be, by
              5:01 p.m., Eastern Standard Time, on February 28, 1996.

              a.    Material Adverse Effect.  No event or circumstance shall have occurred which has, or is reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operation of the Parent and its subsidiaries, taken as a whole, including, without limitation, any material adverse effect caused by any of the following:

               i.   The failure of the representations and warranties of the Parent and the Subsidiary herein contained to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date except as affected by transactions specifically contemplated by this Agreement;

               ii.  The failure of either the Parent or the Subsidiary to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

               iii. The execution, delivery and performance by the Parent of this
                    Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time, or both, an obligation under any agreement of the Parent.

          b.   No Material Adverse Change.  Between June 30, 1995 and the Effective Date,
               there shall have been no material adverse change in the business, assets, financial condition or results of operation of the Parent and its subsidiaries taken as a whole.

          c.   Officer's Certificate.  The Company shall have received a certificate of the
               Chairman of the Board, the President or any Vice-President of each of the
               Parent and the Subsidiary, dated the Effective Date, certifying as to the absence of any of the matters mentioned in Sections 5.1(a) (Material
               Adverse Effect) and (b) (Material Adverse Change).

          d.   Opinion of Counsel.  Buchanan Ingersoll Professional Corporation, special counsel to the Parent and the Subsidiary, shall deliver to the Company its opinion, dated the Effective Date and delivered immediately prior to the
               Effective Time substantially in the form and substance of Exhibit G attached hereto.

          e.   Consents.  Except to the extent such consents are not required at the
               Effective Date:   (A) the Parent shall have received the consents or
               exemptions or made the filings, as the case may be, which are referred to in
               Section 3.2(g) (Government and Other Consents, etc.) hereof; and (B) all notification and report forms required to be filed on behalf of the parties to this Agreement with the Federal Trade Commission and the Department of
               Justice under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

          f.   Effectiveness.  The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceeding seeking a stop order.

          g.   Listing.  The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE upon notice of issuance.

          h.   Consummation of Transactions under Agreement for Business Combination and Plan of Reorganization.  The transactions contemplated by the Agreement for
               Business Combination and the Plan of Reorganization shall have been consummated in accordance with the terms of the Agreement for Business
               Combination and the Plan of Reorganization and all agreements attached to the Agreement for Business Combination and Plan of Reorganization as
               Exhibits which require execution and delivery shall have been executed and delivered on the Effective Date prior to the Effective Time, other than as a result of a failure by the Company to use commercially reasonable efforts to consummate such transactions or to execute and deliver, or cause to be executed and delivered, such agreements.

          i.   No Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

     5.2  Conditions to the Parent's and the Subsidiary's Closing and Right of the Parent and
          the Subsidiary to Abandon.  The Parent and the Subsidiary shall (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Parent at the Closing and
          (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Parent, as the case may be, by 5:01 p.m., eastern standard time, on February 28, 1996:

     a.   Material Adverse Effect.  No event or circumstance shall have occurred which has, or is reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operation of the Pharmaceutical Group, taken as a whole, including, without limitation, any material adverse effect caused by any of the following:

          i.   The failure of the representations and warranties of the Company herein contained to be true and correct in all respects on and as of the Effective
               Date with the same force and effect as though made on and as of the
               Effective Date, except as affected by transactions specifically contemplated by the Agreement for Business Combination or Plan of Reorganization;

          ii.  The failure of the Disclosure Schedules, as amended immediately prior to, but on the same day as, the Merger on the Effective Date for events or transactions occurring after the date of this Agreement, to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date;

          iii. The disclosure by any amendment to the Disclosure Schedules of the existence of any adverse change in the business, assets, financial condition or the results of operation of the Pharmaceutical Group, taken as a whole;

          iv.  The failure of the Company to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

          v.   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time, or both, an obligation under any agreement of the Company.

          b.   No Material Adverse Change.  Between August 31, 1995 and the Effective
               Date, there shall have been no material adverse change in the business, assets, financial condition or results of operation of the Pharmaceutical
               Group taken as a whole except for those changes arising from the transactions contemplated by the Agreement for Business Combination and the Plan of Reorganization.

          c.   Officer's Certificate.  The Parent and the Subsidiary shall have received a certificate of the Chairman of the Board, the President or any Vice-President
               of the Company, dated the Effective Date, certifying as to:

               i.   the absence of any of the matters mentioned in Sections
                    5.2(a)(Material Adverse Effect) and (b) (Material Adverse Change);

               ii.  the number of shares of the Special Preferred Stock of the Company issued and outstanding and the number of shares of Company
                    Preferred Stock issued and outstanding;

               iii. the number of Outstanding Shares of Company Common Stock;

               iv.  the information relating to the Pharmaceutical Group supplied by the
                    Company in writing specifically for inclusion in the Registration
                    Statement; and

               v. the adoption of resolutions by the Board of Directors of the Company adopting the Plan of Reorganization in the form of Exhibit B attached hereto.

          d.   Opinion of Counsel.  Rivkin, Radler & Kremer, counsel to the Company, shall deliver to the Parent its opinion dated the Effective Date and delivered immediately prior to the Effective Time, substantially in the form and substance of Exhibit H attached hereto.

          e.   Consents.  Except to the extent such consents are not required at the
               Effective Date:  (A) the Parent shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in Section 3.2(g) (Government and Other Consents, etc.) hereof other than as a result of a failure by the Parent to use commercially reasonable efforts to obtain such consents or exemptions or make such filings; (B) all notification and report forms required to be filed on behalf of the parties to this Agreement with the Federal Trade Commission and the Department of
               Justice under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted; (C) the Company shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in Section 3.2(f) (Government and Other
               Consents, etc.) and shall have received such consents, if any, as may be required with respect to the Pharmaceutical Group as provided in the Plan of
               Reorganization.

          f.   Rule 145.  The Company shall have delivered to the Parent an opinion of
               Rivkin, Radler & Kremer, in form and substance satisfactory to the Parent, specifying the persons who in the judgment of such counsel, based on a reasonable investigation, may be deemed to be Affiliates.

          g.   Effectiveness.  The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceeding seeking a stop order other than as a result of a failure by the Parent to use commercially reasonable efforts to cause the Registration Statement to become effective.

          h.   Reconciliation of the Intercompany Account.  The Company shall have delivered the reconciliation of the Inter-Company Account described in
               Section 4.1(g)(ii).

          i.   TC Stockholders' Agreement.  That certain Agreement, dated March 1, 1962, as amended, by and among the Company and all of the holders of the
               Company Common Stock who are parties thereto or who are bound by the provisions thereof shall have been terminated and shall be of no further force and effect.

          j.   UDL-IL Stockholders' Agreement.  That certain Agreement Among Stockholders by and among Michael K. Reicher, Hermann Schloegl, the Company and
               UDL-IL, dated February 19, 1982 shall have been terminated and shall be of no further force and effect.

          k.   Consummation of Transactions Under Agreement for Business Combination and Plan
         of  Reorganization.  The transactions contemplated by the Agreement for
               Business Combination and the Plan of Reorganization required to be consummated on or before the Effective Date shall have been consummated in accordance with the terms of the Agreement for Business Combination and the Plan of Reorganization and all agreements attached to the
               Agreement for Business Combination and the Plan of Reorganization as
               Exhibits which require execution and delivery shall have been executed and delivered on the Effective Date prior to the Effective Time, other than as a result of a failure by the Parent to use commercially reasonable efforts to consummate such transactions or to execute and deliver, or cause to be executed and delivered, such agreements.  The Plan of Reorganization and the exhibits attached to each shall not have been amended without the prior written consent of the Parent except when such consent has been unreasonably withheld.

          l.   UDL-IL Minority Stock Interest.  The Company shall have acquired the stock of
               UDL-IL held by Michael K. Reicher and the Company shall be the owner of all of the issued and outstanding capital stock of UDL-IL.

          m.   Exercise of Options.  All of the outstanding options to acquire shares of
               Company Common Stock shall have been fully exercised or cancelled and the appropriate number of shares of Company Common Stock shall have been issued with respect to such exercise.

          n.   Listing.  The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE upon notice of issuance, other than as a result of a failure by the Parent to use commercially reasonable efforts to obtain approval for such listing.

          o.   Indemnification Agreement.  Newco and the Company shall have executed and delivered the Indemnification Agreement in the form attached as Exhibit 5 to the Agreement for Business Combination.

          p.   Financial Statements.  The Parent shall have received consolidated and consolidating balance sheets of the Company and its subsidiaries and of UDL-IL and UDL-FL for the fiscal year ended October 31, 1995 and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the year then ended, including footnotes thereto.  Such consolidate financial statements of the Company shall have been audited by KPMG, independent certified public accountants, and such firm shall have issued thereon an auditor's report without qualification.

          q.   No Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          r.   Reicher Employment Agreement.  That certain Employment Agreement, dated
               February 19, 1982, by and between Michael K. Reicher and UDL-IL shall have been terminated and be of no further force and effect.

          s.   Outstanding Shares of Special Preferred Stock.  No shares of the Special Preferred
               Stock of the Company shall be issued or outstanding.

6.   ADDITIONAL TERMS OF ABANDONMENT.

     6.1  Terms of Abandonment.  In addition to the provisions of Article 5 hereof, the
          Merger may be abandoned and this Agreement may be terminated on or before 5:01
          p.m., eastern standard time, on February 28, 1996:

          a.   Mutual Agreement.  By mutual agreement of the Boards of Directors of the
               Parent, the Subsidiary and the Company pursuant to resolutions adopted by such Boards, notwithstanding any prior adoption of this Agreement or approval of the Merger by the respective stockholders of the Subsidiary or the Company.

          b.   Violation of Order.  By either the Parent or the Subsidiary on the one hand, or the Company, on the other, if consummation of the Merger would violate any preliminary injunction or restraining order or final, nonappealable order, decree, injunction, restraining order or judgment of any United States court or other tribunal of competent jurisdiction.

     6.2  Termination of Agreement.  The Merger shall be abandoned and this Agreement shall be automatically terminated at 5:01 p.m., eastern standard time, on
          February 28, 1996, or such later date as the Board of Directors of the Parent, the
          Subsidiary and the Company may mutually agree pursuant to resolutions adopted by such Boards.

     6.3  Effect of Abandonment or Termination.  If the Merger is abandoned and this
          Agreement is terminated as provided in Section 6.1 (Terms of Abandonment),
          Section 6.2 (Termination of Agreement) or in Article 5 of this Agreement, this
          Agreement (except Section 4.1(c)(ii) (Access and Information), Section 4.2(c)(ii)
          (Access and Information), Article 7 (Expenses) Section 8.11 (Indemnification by the
          Company) and Section 8.12 (Indemnification by the Parent) shall forthwith become wholly void and of no effect, and none of the parties shall have any liability on account of any provision hereof which does not expressly survive the termination of this Agreement on the part of any party hereto or their respective officers or directors (other than for the payment of expenses pursuant to Section 7.2 or 7.3 hereof).  The parties shall continue to be liable for the performance of those provisions which survive the termination of this Agreement.

7.   EXPENSES.

     7.1  Costs and Expenses.  Except as set forth in Sections 7.2 and 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this
          Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of the Parent and the
          Company shall pay, with its own funds, any and all property or transfer taxes imposed on such party, except that expenses incurred in connection with the typesetting, printing or photocopying and mailing the Prospectus/Proxy Statement to the holders of Company Preferred Stock and Company Common Stock shall be shared equally by the Parent and the Company; provided, however, the share of such expenses to be paid by the Company shall not exceed Ten Thousand Dollars
          ($10,000).

     7.2  Termination Pursuant to Section 5.2 Generally.  In the event that the Parent shall terminate this Agreement pursuant to any provision of Section 5.2 (other than pursuant to Section 5.2(e) with respect to consents or filings of the Parent,  Section
          5.2(g) with respect to the effectiveness of the Registration Statement,
          Section 5.2(n) with respect to the approval of the listing of the Parent Common
          Stock on the NYSE or Section 5.2(q) with respect to legal restraints), then the
          Company shall, within three business days following notification (provided such notification is delivered after February 28, 1996 and on or prior to March 31, 1996)
          by the Parent to the Company of the amount of such costs and expenses, reimburse the Parent for all filing fees incurred by the Parent, all typesetting, printing, photocopying and mailing expenses of the Prospectus/Proxy Statement and
          Registration Statement incurred by the Parent, and for all actual out-of-pocket legal and accounting fees and expenses incurred by the Parent in connection with the transactions contemplated by this Agreement.

     7.3  Termination Pursuant to Section 5.1 Generally.  In the event that the Company shall terminate this Agreement pursuant to Section 5.1 (other than pursuant to Section
          5.1(e) with respect to consents or filings of the Company, Section 5.1(f) with respect to the effectiveness of the Registration Statement, Section 5.1(g) with respect to the approval of the listing of the Parent Common Stock on the NYSE or
          Section 5.1(i) with respect to legal restraints), then the Parent shall, within three business days following notification (provided such notification is delivered after
          February 28, 1996 and on or prior to March 31, 1996) by the Company to the
          Parent of the amount of any such fees or expenses, reimburse the Company for all filing fees incurred by the Company, all typesetting, printing, photocopying and mailing expenses of the Prospectus/Proxy Statement incurred by the Company, and for all actual out-of-pocket legal and accounting fees and expenses incurred by the
          Company in connection with the transactions contemplated by this Agreement.

8.   MISCELLANEOUS.

     8.1  Certification of the Company's Stockholder Votes, etc.  Prior to the Effective Date,
          the Company shall deliver to the Parent and the Subsidiary a certificate of its
          Secretary or Assistant Secretary setting forth (a) the number of shares of its capital stock outstanding and entitled to vote on the adoption of this Agreement and the approval of the Merger, (b) the total number of votes eligible to be cast by each class of such capital stock entitled to vote, and (c) the number of votes cast by each class of capital stock in favor of or against this Agreement and the approval of the Merger.

     8.2  Certification of the Parent's Stockholder Votes, etc.  Prior to the Effective Date, the
          Parent shall deliver to the Company and the Subsidiary a certificate of its Secretary or Assistant Secretary setting forth that the Parent, in its capacity as sole stockholder of the Subsidiary, has adopted this Agreement and approved the Merger in accordance with the Delaware General Corporation Law.

     8.3  Termination of Covenants, Representations and Warranties.  The respective covenants, representations and warranties of the parties hereto contained in
          Articles 3 and 4 hereof and in the Disclosure Schedules, shall expire and be terminated and extinguished upon the effectiveness of the Merger, and none of the parties hereto shall thereafter be under any liability whatsoever with respect to such covenants, representations, and warranties.  This Section 8.3 shall have no effect upon any other obligations hereunder of any of the parties hereto whether to be performed before or after the effectiveness of the Merger.

     8.4  Certain Tax Matters.

          a.   The Parent hereby represents, warrants to, and covenants with the
               Company that until the third anniversary of the Effective Date, the Parent will not dispose of any capital stock of the Surviving Corporation by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers to any subsidiary of the Parent);

          b.   The Parent hereby represents, warrants to, and covenants with the
               Company that until the third anniversary of the Effective Date, the Parent shall not cause or permit the Surviving Corporation or any member of the
               Pharmaceutical Group to:

               i.   Cease operations;

               ii.  Make a material disposition of any of its existing assets by means of a sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving
                    Corporation to UDL-IL, UDL-FL, AP or PD or transfers from UDL-IL,
                    UDL-FL, AP or PD to the Surviving Corporation, the Parent or any
                    subsidiary of the Parent);

               iii. Dispose of any capital stock of any member of the Pharmaceutical
                    Group by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving
                    Corporation to the Parent or any subsidiary of the Parent);

               iv.  Liquidate or merge with any other corporation (including the Parent or a subsidiary of the Parent); or

               v.   In the case of the Surviving Corporation only, cease to engage in the active conduct of a trade or business within the meaning of
                    Section 355(b((2).

               Except as expressly restricted pursuant to the foregoing provisions of this
          Section 8.4, the Parent, the Surviving Corporation and the members of the
          Pharmaceutical Group shall be free to conduct business and to enter into any transactions which they deem appropriate.

          c.   In the event the Parent desires to take any of the actions described in
               Section 8.4(a) or in the event the Parent desires to cause or permit the
               Surviving Corporation or any member of the Pharmaceutical Group to take any of the actions described in Section 8.4(b), the Parent shall first deliver to Newco an opinion of counsel to the Parent, addressed to the Parent and those persons or entities who were holders of Company Preferred Stock and
               Company Common Stock immediately prior to the Effective Time, which opinion shall be reasonably satisfactory to the Stockholders Representative, or a favorable ruling letter from the appropriate taxing authority, reasonably satisfactory to the Stockholders Representative, that such actions would not adversely affect the tax consequences of the transactions described in the
               Plan of Reorganization to the Surviving Corporation or the holders of
               Company Preferred Stock or Company Common Stock, or adversely affect the tax consequences of the Merger to the Surviving Corporation or the
               holders of Company Preferred Stock or Company Common Stock.  The
               Parent has no present intention to take or permit any such action.

          d.   The Company hereby acknowledges and agrees that neither the Parent nor the Surviving Corporation shall have any liability to the holders of Company
               Preferred Stock or Company Common Stock with respect to the tax consequences resulting from the transactions described in the Agreement for
               Business Combination, the Plan of Reorganization or this Agreement, except for corporate taxes imposed upon such holders on account of transferee liability, if any, resulting from the Corporation's distribution to such holders of the shares of capital stock of Newco under the Plan of Reorganization.

          e.   The Parent and the Company hereby agree that neither of them, nor MLI, shall have any right to terminate this Agreement or abandon the Merger on account of an unfavorable ruling, or preliminary indication of unfavorable ruling, upon any formal or informal ruling request to the Internal Revenue
               Service made by the Company after the date hereof with respect to the transactions contemplated by the Plan of Reorganization.

     8.5  Execution in Counterparts.  For the convenience of the parties, this Agreement and any amendments, supplements, waivers and modifications may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     8.6  Waivers and Amendments.  Prior to the Effective Date, this Agreement may be amended, modified and supplemented in writing signed by all the parties hereto and any failure of any of the parties hereto to comply with any of its obligations, agreements or conditions as set forth herein may be expressly waived in writing by the other parties hereto.

     8.7  Confidentiality.  The Company and the Parent agree that the Confidentiality
          Agreement between them dated May 3, 1995 is terminated effective on the date of this Agreement and shall be of no further force or effect.

     8.8  Schedules.  The Disclosure Schedules referred to in this Agreement shall not be attached hereto but shall be in the form executed and delivered to the Parent by the
          Company with respect to each member of the Pharmaceutical Group.

     8.9  Payments to Dissenting Stockholders.  The Surviving Corporation will pay to any dissenting stockholders of the Company the amount, if any, to which they may be entitled under the provisions of the Delaware General Corporation Law, such payment to be made from the sale of shares of Parent Common Stock pursuant to the terms of an escrow arrangement to be established for such purpose pursuant to a letter agreement dated the date hereof between the Parent, the Company and the
          Stockholders Representative.

     8.10 Indemnification by the Company.  Whether or not the Merger is consummated pursuant to the terms of this Agreement, as it may be amended, modified or supplemented, the Company shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law the Parent, each person, if any, who controls the Parent within the meaning of Section 15 of the 1933 Act, each officer, director, employee, representative or agent of the Parent who now holds, or at any time prior to the Effective Date has held, such positions, and each and all of them, against any and all losses, claims, damages, or liabilities, joint or several (and to reimburse each such indemnified person for any legal or other costs or expenses reasonably incurred by such indemnified persons in connection with investigating or defending any such loss, claim, damage or liability, or action in respect thereof, provided the Company has received an undertaking from each such indemnified person to promptly return to, or reimburse, the Company for any costs or expenses paid by the Company in the event that ultimately it shall have been determined by a court of competent jurisdiction not subject to appeal that the indemnified person is not entitled to be indemnified under applicable law) to which they, or any of them (or any of their heirs, successors or assigns) may become subject under the 1933 Act, the
          Securities Exchange Act of 1934 or other federal or state statutory law or common law, caused by, or arising out of, any of the information (but not the information relating to the Parent, its subsidiaries, affiliates, officers or directors) relating to and provided in writing by the Company, the Company Subsidiaries, affiliates, officers or directors included in the Registration Statement and the Prospectus/Proxy
          Statement or in any amendment or supplement thereto (which information will be identified in a memorandum initialled by the parties hereto prior to the filing or mailing, as the case may be, of the Registration Statement or the Prospectus/Proxy
          Material or any such amendment or supplement) being false or misleading in any material respect, failing to state any facts necessary to make the statements therein not false or misleading in any material respect, or omitting to state any material fact required to be stated therein with respect to the Company, its subsidiaries, affiliates, officers or directors in light of the circumstances under which they were made.

     8.11 Indemnification by the Parent.  Whether or not the Merger is consummated pursuant to the terms of this Agreement, as it may be amended, modified or supplemented, the Parent shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law the Company, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer, director, employee, representative or agent of the Company who now holds, or at any time prior to the
          Effective Date has held, such positions, and each and all of them, against any and all losses, claims, damages or liabilities, joint or several (and to reimburse each such indemnified person for any legal or other costs or expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage or liability, or action in respect thereof, provided the Parent has received an undertaking from each such indemnified person to promptly return to, or reimburse, the Parent for any costs or expenses paid by the Parent in the event that ultimately it shall have been determined by a court of competent jurisdiction not subject to appeal that the indemnified person is not entitled to be indemnified under applicable law) to which they, or any of them (or any of their heirs, successors or assigns) may become subject under the 1933 Act, the Securities Exchange Act of
          1934 or other federal or state statutory law or common law, caused by, or arising out of, any of the information relating to and provided in writing by the Parent, its subsidiaries, affiliates, officers or directors (but not the information required by items 17 and 18 of Form S-4) included in the Registration Statement and the
          Prospectus/Proxy Statement or in any amendment or supplement thereto (which information will be identified in a memorandum initialled by the parties thereto prior to the filing or mailing, as the case may be, of the Registration Statement or the
          Prospectus/Proxy Statement or any such amendment or supplement) being false or misleading in any material respect, failing to state any facts necessary to make the statements therein not false or misleading in any material respect, or omitting to state any material fact required to be stated therein with respect to the Parent, its subsidiaries, affiliates, officers or directors in light of the circumstances under which they were made.

     8.12 Procedure.  A party claiming indemnification (the "Indemnified Party") will give prompt notice to the party liable for indemnification (the "Indemnifying Party") of any matters hereunder which may give rise to a claim for indemnification as promptly as practicable after it has actual knowledge of the facts which may give rise to such claim, and the Indemnified Party will specify in such notice, in reasonable detail, the relevant facts known to the Indemnified Party relating to such potential indemnification right.  The failure, however, of the Indemnified Party to give notice within a reasonable time as required under this Section 8.12 will not affect or otherwise waive the Indemnified Party's rights to be indemnified under, or to enforce an indemnification of such claim or any other claim pursuant to, the terms of this Agreement to its full extent, except that the Indemnified Party will not be permitted to recover from the Indemnifying Party the amount of any additional loss, liability or damage incurred by the Indemnified Party which would not reasonably have been incurred had notice been given in accordance with the provisions of this Section 8.12.  Failure by the Indemnified Party to give such notice will not diminish any rights to indemnity it may have other than under this
          Agreement.

     If the facts which give rise to any such potential indemnification claim involve any actual or threatened claim or demand by any third party against the Indemnified Party, the Indemnifying
Party will be entitled (without prejudice to the right of the Indemnified Party at its expense jointly to defend) to defend such claim (and jointly to prosecute any possible related claim by the Indemnified Party against any third party) at the Indemnifying Party's expense through counsel of the Indemnifying Party's own choosing, provided that the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within fifteen days after receipt of the notice of claim. In all instances in which the Indemnifying Party chooses to defend claims against the Indemnified Party as provided hereunder, it is agreed that counsel for the
Indemnifying Party will act as lead counsel even if the Indemnified Party chooses to participate in said defense.  It is further agreed that whenever the Indemnifying Party chooses to defend a claim and the Indemnified Party chooses not to participate actively in such defense, the
Indemnified Party will nonetheless fully and actively cooperate with and assist the Indemnifying
Party in defending the matter by, among other things, assisting in the procurement of documentary evidence and witnesses and enforcing rights against third parties.

     No matter giving rise to a claim for indemnification under this Agreement will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, except when the settlement thereof involves only the payment of money for which the Indemnified Party is totally indemnified by the Indemnifying Party by virtue of payment made directly to a third party by the Indemnifying Party.  Promptly following a party's receipt of a firm settlement offer with respect to any such matter, such party will notify the other party of such offer, setting forth in such notification the terms of such offer and indicating the notifying party's view as to whether or not the offer should be accepted.  Any acceptance or rejection of a settlement offer on the part of the other party will be submitted to the notifying party within ten (10) days after the other party's receipt from the notifying party of the terms of such offer.  Failure of the other party to so advise the notifying party within said ten (10) days will constitute an acceptance of such settlement offer by the other party.

     8.13 Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered by hand against receipt, telecopied (upon confirmation of receipt thereof) or mailed, certified or registered mail, return receipt requested, postage prepaid:

          To the Company:

               TC Manufacturing Co., Inc.
               1527 Lyons Street
               Evanston, Illinois  60201
               Attention:  President
               Telecopy:  (708) 866-8596

               with a copy to:

                    Keith R. Abrams, Esquire
                    Rivkin, Radler & Kremer
                    30 North LaSalle Street
                    Chicago, Illinois   60602-2507
                    Telecopy Number:  (312) 782-3112

          To the Parent or the Subsidiary:

               Mylan Laboratories Inc.
               781 Chestnut Ridge Road
               Morgantown, West Virginia  26505
               Attention:  Roderick P. Jackson,
                        Senior Vice President
               Telecopy:  (304) 599-7284

               With a copy to:

                    John R. Previs, Esq.
                    Buchanan Ingersoll Professional Corporation
                    Telecopy Number:  (412) 562-1041
                    20th Floor, One Oxford Centre
                    301 Grant Street
                    Pittsburgh, Pennsylvania  15219-1410

          or to such other address as specified in a notice given in like manner.


     8.14 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership.  This
          Agreement (including the Agreement for Business Combination, the Plan of
          Reorganization, the Distribution Agreement, the Indemnification Agreement and the
          documents and the instruments referred to herein and therein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any person other than the parties hereto or thereto any rights or remedies hereunder or thereunder.

     8.15 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     8.16 No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to damages for a breach hereof resulting from such holding or order.

     8.17 Closing.  After all conditions hereunder have been satisfied (other than those which have been expressly waived), the closing on the Merger (the "Closing") shall occur at the offices of Buchanan Ingersoll Professional Corporation, Pittsburgh,
          Pennsylvania at which the documents to be delivered on the Effective Date as described in Article 5 shall be delivered by the respective parties.  The Closing shall be scheduled to occur on the fifth business day following the date called for the meeting of the Company's stockholders described in Section 1.4 hereof (the
          "Scheduled Closing Date").  The Closing shall occur on the Scheduled Closing Date unless, on such date, any party has a right not to close the Merger and refuses to close in which event the Closing shall be adjourned from business day to business day thereafter until the Closing occurs or until 5:01 p.m., eastern standard time, on
          February 28, 1996.

                   [Intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been executed by each of the Constituent
Corporations and the Parent, all on the date first above written.

ATTEST:                         TC MANUFACTURING CO., INC.



By: /s/ Keith R. Abrams         By: /s/ Herbert L. Stern, Jr.

Name:   Keith R. Abrams         Name:   Herbert L. Stern, Jr.
Title:  Assistant Secretary     Title:  Chairman of the Executive Committee of
                                                          the Board of Directors




ATTEST:                         MLI ACQUISITION CORP.



By: /s/ Frank A. DeGeorge       By: /s/ Roderick P. Jackson
Name:   Frank A. DeGeorge       Name:   Roderick P. Jackson
Title:  Secretary                           Title:  Vice President



ATTEST:                         MYLAN LABORATORIES INC.




By: /s/ C.B. Todd                   By: /s/ Roderick P. Jackson
Name: C.B. Todd                     Name:   Roderick P. Jackson
Title: Senior Vice President     Title:  Senior Vice President



                                         APPENDIX A
                                        GLOSSARY OF
                             DEFINED TERMS/SECTION REFERENCES
                                            IN
                                AGREEMENT AND PLAN OF MERGER
                                      BY AND AMONG
                                TC MANUFACTURING CO., INC.
                                            AND
                                   MLI ACQUISITION CORP.
                                            AND
                                  MYLAN LABORATORIES INC.


DEFINED TERM                                  SECTION REFERENCE

1933 Act                                           Section 2.1(f)(iv)

Adjusted Company Common Stock Consideration        Section 2.1(f)(i)(I)

Adjusted Exchange Ratio                           Section 2.1(f)(i)(I)

Adjusted Shares of Parent
  Company Shares                                   Section 2.1(f)(i)(K)

Affiliate                                             Section 2.1(f)(iv)

Affiliates                                            Section 2.1(f)(iv)

Agreement for Business Combination                  Recital 1

AP                                                  Section 3.1(a)(i)

Average Market Price of
  Parent Common Stock                               Section 2.1(a)

Blue Sky                                            Section 3.1(f) and 3.2(g)

Closing                                              Section 8.17

COBRA                                                Section 3.1(m)(vi)

Code                                                  Recital 8

Common Stock Excess Shares                          Section 2.1(d)(ii)

Common Stock Exchange Ratio                         Section 2.1(b)

Common Stock Trust                                  Section 2.1(d)(iii)

Company                                             1st Paragraph, Page 1

Company Cash                                        Section 2.1(f)(i)(A)

Company Common Stock                                  Recital 4

Company Common Stock Consideration                  Section 2.1(b)

Company Preferred Stock                             Recital 4

Company Subsidiaries                                Section 3.1(a)(i)

Company Subsidiary                                  Section 3.1(a)(i)

Constituent Corporations                            1st Paragraph, Page 1

Disclosure Schedules                                Section 3.1(c)(i)

Effective Date                                      Section 1.5

Effective Time                                      Section 1.5

ERISA                                               Section 3.1(m)(i)

Exchange Agent                                Section 2.1(e)(i)

Exchange Fund                                   Section 2.1(e)(i)

FDA                                                   Section 3.1(l)

Governmental Entity                         Section 3.1(f)

HSR Act                                            Section 3.1(f)

HSW                                                  Section 3.1(a)(i)

Indemnified Party                              Section 8.12

Indemnifying Party                            Section 8.12

Independent Accountant                          Section 2.1(f)(iii)

Intercompany Indebtedness                       Section 2.1(f)(i)(C)

Interim Company Financial Statements             Section 3.1(b)(i)

Interim UDL Financial Statements               Section 3.1(b)(ii)

Irrevocable Proxies                                Recital 9

Joint Certification                               Section 2.1(f)(i)

Line of Credit Indebtedness                    Section 2.1(f)(i)(E)

Member of the Pharmaceutical Group              3.1(c)(i)

Merger                                       "NOW THEREFORE" paragraph after
                                                          Recital 9

Net Adjustment Amount                            Section 2.1(f)(i)(H)

Newco                                               Recital 2(c)

NYSE                                                Section 2.1(d)(ii)

Other Assets                                      Section 2.1(f)(i)(B)

Other Liabilities                                Section 2.1(f)(i)(G)

Outstanding Shares of Company
  Common Stock                                Section 2.1(b)

Parent                                                 1st Paragraph, Page 1

Parent Common Stock                             Section 2.1(a)

Parent Representative                             Section 2.1(f)(i)

PD                                                       Section 3.1(a)(i)

Pharmaceutical Group                        Section 3.1(c)(i)

Pharmaceutical Group Permits                     Section 3.1(h)

Plan of Reorganization                          Recital 2

Preferred Stock Excess Shares                   Section 2.1(d)(ii)

Preferred Stock Exchange Ratio                 Section 2.1(a)

Preferred Stock Trust                         Section 2.1(d)(iii)

Prospectus/Proxy Statement              Section 1.4

Registration Statement                       Section 4.4(a)

Reicher Indebtedness                         Section 2.1(f)(i)(F)

Scheduled Closing Date                     Section 8.17

SEC                                                    Section 1.4

Senior Note Indebtedness                  Section 2.1(f)(i)(D)

State Drug Regulatory Authorities           Section 3.1(f)

Stockholders Representative                   Section 2.1(f)(i)

Subsidiary                                          1st Paragraph, Page 1

Surviving Corporation                       Recital 3

Takeover Proposal                             Section 4.1(f)

Tapecoat-DE                                      Section 3.1(a)(i)

Tapecoat, Inc.                                    Section 3.1(a)(i)

Tapecoat Limited                              Section 3.1(a)(i)

UDL-FL                                            Section 3.1(a)(i)

UDL-IL                                   Recital 2(b) and Section 3.1(a)(i)













                              ANNEX C
            Terms for Appraisal Rights Trust Agreement



                         October 10, 1995

TC Manufacturing Co., Inc.
1527 Lyons Street
Evanston, IL 60201-3590

Mr. Herbert L. Stern, Jr. and Robert Feitler
Rivkin, Radler & Kremer
30 North LaSalle Street
Suite 4300
Chicago, Il 60602-2507

          Re: Trust for Dissenting Stockholders

Gentlemen:

     This letter is intended to outline the procedures to be followed in the event that any of the existing stockholders of TC Manufacturing Co., Inc. ("TC") elect to dissent from the plan for the conversion of their TC stockholdings (the "Conversion Plan") to shares of Mylan
Laboratories Inc. Stock (the "Parent Common Stock") as set forth in the Plan of Reorganization adopted by TC on October 10, 1995 (the "Plan of Reorganization") and in the Agreement and
Plan of Merger by and among TC, MLI Acquisition Corp. And Mylan Laboratories Inc.
("Parent") entered into October 10, 1995 (the "Merger Agreement").  Capitalized terms used in this letter without definition shall have the same meanings given them in the Merger
Agreement.

     Because the amounts due dissenting TC stockholders will not be ascertainable upon the
Effective Date of the contemplated merger, the precise number of required shares of Parent
Common Stock cannot be determined and delivered to existing stockholders of TC who do not dissent from the adoption of the Merger Agreement pursuant to the Conversion Plan (the
"Participating Stockholders").  In view of the foregoing, if any TC stockholders elect to dissent from the Conversion Plan and such stockholders shall have perfected their rights as dissenting stockholders in accordance with 262 of the Delaware General Corporation Law (the "DGCL")
and shall not have had their shares of TC and Parent shall create an agreement of trust (the
"Trust Agreement") which shall govern the procedures by which shares of Parent Common
Stock issued to the Participating Stockholders shall be deposited with the Trustee (as hereinafter defined) and held pending (a) settlement of the Dissenters' rights with respect to their TC stockholdings or (b) a formal determination of the value due to each of the Dissenters pursuant to 262 of the DGCL (the "Dissenter's Allocation").  The basic terms to be included in such Trust
Agreement shall be as follows:




     1.   Herbert L. Stern, Jr. and Robert Feitler shall be designated as the representative of the participating Stockholders (the "Stockholders Representative") pursuant to the authorization set forth in the Limited Power of Attorney as to be revised to conform with the provisions of this Letter Agreement and to be delivered to the
          Stockholders Representative by the Participating Stockholders holding more than one percent(1%) of the issued and outstanding common stock of TC as determined immediately before the Effective Time;

     2.   Parent shall deliver a number of shares of Parent Common Stock, issued to the
          Participating Stockholders, to a trustee mutually agreed upon by TC and Parent
          (The "Trustee") equal to 150% of that number of shares of Parent Common Stock to which the Dissenters would have otherwise been entitled pursuant to the
          Conversion Plan set forth in the Merger Agreement had the Dissenters not exercised their dissenters rights (the "Trust Shares").  Thereafter, the Parent shall
          be obligated to deliver to the Exchange Agent under the Merger Agreement only        that
number of shares of Parent Common Stock as is equal to the difference between (a) the total number of shares of Parent Common Stock deliverable to the Exchange Agent under the Merger Agreement without regard to any trust for the benefit of the Dissenters; and (b) the number of Trust Shares;

     3.   The trustee shall hold the Trust Shares pending notice from the Stockholders
          Representative of an agreed settlement of a Dissenter's Allocation or formal determination of a Dissenter's Allocation pursuant to 262 of the Delaware
          DGCL;

     4.   Upon receipt of notice of the agreed settlement of formal determination of a
          Dissenter's Allocation, the Trustee shall sell that number of Trust Shares as may be required to realize sufficient cash proceeds to pay in full the Dissenter's
          Allocation;

     5.   While holding Trust Shares, the Trustee shall vote such shares as directed by the
          Stockholders Representative;

     6.   Parent shall pay of deliver all dividends and/or distributions with respect to the
          Trust Shares to the Trustee to be held and distributed for the benefit of the
          Participating Stockholders;

     7.   Stockholders Representative shall be responsible for representing TC and the
          Participating Stockholders in any and all negotiations, settlements and appraisal proceedings related to the determination of the Dissenter's Allocation, and all costs incurred in connection with such representation, negotiation, settlement and appraisal proceedings including, but not limited to, any costs incurred by
          Dissenters which the court rendering the determination of the Dissenter's
          Allocation may award to the Dissenters shall be charged to and payable from the proceeds realized on the sale of Trust Shares;

     8.   In the event the aggregate proceeds realized on the sale of Trust Shares plus dividends and/or distributions received in connection with such shares from and after the Effective Date (the "Trust Fund")proves insufficient to fully satisfy the
          Dissenter's Allocation, the trust expenses and the expenses incurred by the
          Stockholders Representative, the Stockholders Representative shall cause any amounts required in excess of the Trust Fund to be paid to the Dissenters, the
          Trustee or the persons, firms or entities providing services to the Stockholders
          Representative, as the case may be.  Stockholders Representative shall allocate all such excess payments among the Participating Stockholders and collect such excess payments from the Participating Stockholders all as set forth in the
          Indemnification and Contribution Agreement as revised to conform with the provisions of this Letter Agreement to be delivered to the Stockholders
          Representative by the Participating Stockholders;

     9.   If the aggregate value to the Trust Fund proves to be greater than the amounts necessary to fully satisfy the Dissenter's Allocation, the trust expenses and the expenses incurred by the Stockholders Representative, the Trustee shall--

          a.   Compute the number of Trust Shares deemed to be remaining in the trust after assuming that all sales of Trust Shares by the Trustee were made at a selling price of $19.89 per share;

          b.   deliver the lesser of the number of shares computed under subparagraph
               (a) of this paragraph 9 of the remaining Trust Shares held by the Trustee,
               To the Stockholders Representative for distribution pro rata among the
               Participating Stockholders;

          c.   deliver all cash dividends collected by the Trustee to the Stockholders
               Representative for distribution pro rata among the Participating
               Stockholders; and

          d.   Deliver to the Parent any remaining Trust Shares held by the Trustee.

     10.  The Trust Agreement shall contain the requisite provisions as required to comport with the safe harbor guidelines for taxpayers seeking favorable reorganization rulings with respect to escrow arrangements as set forth in Revenue Procedure
          84-42 as promulgated by the Internal Revenue Service.

     11.  Any amounts as may be reflected as a liability to TC in connection with the payment and satisfaction of the Dissenter's Allocation and expenses incurred incident or related thereto shall not be included as Other Liabilities for purposed of determining the Net Adjustment Amount and the Adjusted Exchange Ratio but
          shall be payable from the proceeds of sale of the Trust Shares and the contributions, if any, made by the Participating Stockholders in accordance with paragraph 8 of this letter agreement.








     Please indicate your acceptance of these terms by signing this letter where indicated
below.

                              Very Truly yours,

                              /s/ Roderick P. Jackson

                              Roderick P. Jackson
                              Senior Vice President


AGREED TO AND ACCEPTED BY;

TC MANUFACTURING CO., INC.

By:
Name: Herbert L. Stern, Jr.
Title: Chairman of the Executive Committee
          Of the Board of Directors



Herbert L. Stern, Jr

















Please indicate your acceptance of these terms by signing this letter where indicated
below
                              Very truly yours

                              MYLAN LABORATORIES INC.

                              By:
                                   Roderick P. Jackson, Senior Vice President



AGREED TO AND ACCEPTED BY:

TC MANUFACTURING CO., INC.



By: /s/ Herbert L. Stern, Jr.
     Herbert L. Stern, Jr., Chairman of
     the Executive Committee of the
     Board of Directors

/s/ Herbert L. Stern, Jr.
Herbert L. Stern, Jr.


                                             As Stockholders Representatives

/s/ Robert Feitler
Robert Feitler



                                                  PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS





Item 20.  Indemnification of Directors and Officers.

          In accordance with the PBCL, Mylan's By-Laws provide that a director of Mylan shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
          As permitted by PBCL, Mylan's By-Laws provide that directors and officers of Mylan are indemnified under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."
Item 21.  Exhibits and Financial Statement Schedules.
          (a)       Exhibits.  The following is a list of
Exhibits filed as part of this Registration Statement.

    Exhibit No.                                                  Reference

   2(a)     Agreement and Plan of Merger                        Filed herein
            dated October 10, 1995, by and
            among Mylan, MLI Acquisition
            Corp. and TC (attached as Annex B
            to the Proxy
            Statement/Prospectus included in this
            Registration Statement)
   2(b)     Agreement for Business                              Filed herein
            Combination
   2(c)     Plan of Reorganization                              Filed herein
   2(d)     Indemnification Agreement                           Filed herein
   3(a)     Amended and Restated Articles
               Incorporation, of Mylan                   Incorporated herin by
                                                    reference to Exhibit 3(a) to
                                                          Mylan's Form  10-Q,
                                                          for the quarter
                                                          ended June 30, 1992.

   3(b)     By-Laws, as amended, of Mylan                 Incorporated herin by
                                                    reference to Exhibit 3(b) to
                                                        Mylan's Form 10-Q,
                                                        for the quarter
                                                     ended   June    30, 1992.

    5       Opinion of Buchanan Ingersoll               Filed herein
             regarding the legality of the
             securities being registered
  10(a)     Irrevocable Proxies                         Filed herein
  23(a)     Consent of Deloitte & Touche LLP            Filed herewith
  23(b)     Consent of KPMG Peat Marwick LLP            Filed herewith
  23(d)     Consent of Buchanan Ingersoll               Filed herein
                Professional Corporation
                (included in their Opinion filed
                herewith in Exhibit 5)
    24        Power of Attorney (appearing on           Filed herein
               signature page)
   99.1     TC Letter to Stockholders                   Filed herein
   99.2     TC Notice of Special Meeting of             Filed herein
               Stockholders
   99.3     TC Form of Proxy for Common Stock           Filed herein

   99.4     TC Form of Proxy for Preferred Stock         Filed herein


Item 22.  Undertakings

          (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
          (c) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
          (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.
                            SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, on __________________, 1995.
                              MYLAN LABORATORIES INC. (REGISTRANT)

                                By:__/s/ Milan Puskar_________________________
                                Name:           Milan Puskar
                                Title:    Chairman and Chief  Executive Officer




          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Milan Puskar and Roderick P. Jackson, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneysin-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on ______________, 1995.

          Signatures                                  Title
         -------------                                ------

/s/ Milan Puskar
  ------------------------------------             Chairman, Chief
  Milan Puskar (As Chief                            Executive Officer,
  Executive and Financial                            President, Director
           Officer)

/s/   C.B. Todd
---------------------------------------             Senior Vice President
 C.B.Todd                                             and Director

 /s/ Dana G. Barnett
 --------------------------------------             Executive Vice President
  Dana G. Barnett                                      and Director

/s/ Robert W. Smiley
 --------------------------------------             Secretary and Director
 Robert W. Smiley

/s/ Laurence S. DeLynn
 --------------------------------------
 Laurence S. DeLynn                                     Director

/s/ Richard A. Graciano
---------------------------------------
Richard A. Graciano                                     Director

/s/ John c. Gaisford, M.D.
--------------------------------------
 John C. Gaisford, M.D.                                 Director

/s/ Frank a. DeGeorge
---------------------------------------
  Frank A. DeGeorge (as Chief                   Director of Corporate Finance
      Accounting Officer)



Exhibit 2(b)


                AGREEMENT FOR BUSINESS COMBINATION



PARTIES: Mylan Laboratories Inc., a Pennsylvania corporation having its principal place of business at 781 Chestnut Ridge Road, Morgantown, West Virginia 26505 ("Mylan")

                               and

               TC Manufacturing Co., Inc., a Delaware corporation having its principal place of business at 1527 Lyons Street, Evanston, Illinois
               60201 ("TC")



DATE:          October 10, 1995



PREAMBLE: Mylan is engaged through one or more of its operating subsidiaries in the development, manufacture, packaging, marketing and sale of generic pharmaceutical products, primarily sold in bulk into the retail and institutional marketplaces.

               TC is engaged through one or more of its operating subsidiaries, namely
UDL Laboratories, Inc., an Illinois corporation ("UDL-Illinois"), UDL Laboratories, Inc., a Florida corporation ("UDL-Florida"), AndaPharma Corp., a Virginia corporation
("AndaPharma") and Pharmadyne Corp., a Virginia corporation ("Pharmadyne"), in the development, manufacture, packaging, marketing and sale of generic pharmaceutical products, primarily sold in unit dose configurations into the institutional marketplace (the
"Pharmaceutical Business").  TC is also engaged through two unincorporated divisions, namely its Tapecoat and Pak-Sher divisions, in businesses which are disparate and wholly unrelated to TC's pharmaceutical operations.  The Tapecoat Division is engaged in the manufacture, marketing and sale of specialty corrosion protection products (the "Coating
Business") and the Pak-Sher Division is engaged in the manufacture, marketing and sale of flexible packaging products and systems (the "Packaging Business").  The Pharmaceutical
Business, the Coating Business and the Packaging Business are hereinafter sometimes referred to collectively as "the Businesses" or individually as a "Business".

               Each party desires to avail itself of the pharmaceutical know-how, business and assets of the other, so as to benefit business wise from the considerable synergies believed to exist.

               To this end, the parties propose to orchestrate a tax-free merger (the
"Merger"), between TC and an acquisition subsidiary established by Mylan, with TC as the surviving entity.  In the Merger, all of the outstanding shares of common and preferred stock of TC (other than shares held of record by dissenting stockholders who properly elect to exercise their appraisal rights) will be exchanged for and converted into newly issued shares of Mylan common stock.

               As a pre-condition to the Merger, Mylan requires that TC divest itself of its Coating Business and its Packaging Business so that at the time of the Merger, the assets and liabilities of TC will relate solely to, and represent 100% of, its Pharmaceutical
Business.  Mylan further desires that the employees of the Pharmaceutical Business own solely Mylan Common Stock in lieu of their present ownership interest in the Coating and
Packaging Business and TC similarly desires that such employees relinquish their ownership in the Coating and Packaging Businesses in exchange for a greater ownership interest in the
Pharmaceutical Business.

               TC proposes to divest itself of the Coating Business and the Packaging
Business in several steps.  First, TC will cause Andapharma Corp. and Pharmadyne Corp.
to become subsidiaries of UDL-Illinois.  Second, TC will transfer the assets and liabilities relating to its Coating and Packaging Businesses to a newly established subsidiary to be known as "TC Manufacturing Co., Inc.", an Illinois corporation ("NEWCO").  Immediately thereafter, TC will effect a split-off of its shares of common stock, $1.00 par value ("TC
Common Stock"), whereby such shares are exchanged and converted such that in addition to their continuing ownership interest in such shares certain holders will receive additional shares of TC Common Stock and the remaining holders will receive only shares of the common stock of NEWCO (the "Split-off").

               Additionally, in anticipation and furtherance of the Split-off and
Merger, TC will: (a) accelerate the vesting period for, and permit the immediate exercise of, all outstanding options to purchase shares of TC Common Stock; and (b) undertake to acquire the outstanding minority interests in UDL-Illinois, so that at the time of the Merger,
TC will own 100% of the issued and outstanding shares of capital stock of UDL-Illinois.

               Both the Split-off and the Merger are intended to qualify as tax-free reorganizations under Sections 355 and 354, and all other pertinent provisions, of the
Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder
(the "Code").

CONSIDER-      The premises and the mutual agreements and covenants herein
ATION:         contained.

TERMS OF       The parties hereto agree to prepare, execute and deliver the following
AGREEMENT:     documents and to take the following actions in furtherance of the Split-
off and Merger and the transactions contemplated thereby and hereby.

     1.   Plan of Reorganization.  TC will undertake a reorganization of its corporate structure which will separate its Coating Business and Packaging Business from its
Pharmaceutical Business and provide for the direct ownership of the Coating Business and
Packaging Business by TC stockholders.  Such reorganization will be effected generally as follows:

          (a)  TC will cause HSW Investment Co. ("HSW"), an Illinois corporation whose capital stock is wholly-owned by TC and which in turn owns all of the outstanding capital stock of AndaPharma Corp. and Pharmadyne Corp., to adopt, in accordance with applicable corporate law, a Plan of Complete Liquidation.  Such
     Plan of Complete Liquidation will provide for the distribution to TC, contemporaneously with the adoption of such Plan of Complete Liquidation, of
     HSW's investment in and ownership of the capital stock of AndaPharma Corp. and
     Pharmadyne Corp. and the intercompany indebtedness due to HSW from
     AndaPharma Corp. and Pharmadyne Corp.  Immediately following said distribution,
     TC will contribute all of the shares of capital stock of AndaPharma Corp. and
     Pharmadyne Corp. to UDL-Illinois and UDL-Illinois will assume and agree to pay the entire balance of any intercompany indebtedness then due to TC from each of
     AndaPharma Corp. and Pharmadyne Corp.  As of August 31, 1995, the outstanding amount of such intercompany indebtedness was approximately $287,000.00.  The balance of the assets of HSW, if any, subject to liabilities, will be distributed by HSW to NEWCO after the effective time of the Merger.

          (b)  TC will transfer to TC Manufacturing Co., Inc., a new subsidiary of
     TC to be organized under the Business Corporation Act of the State of Illinois
     ("NEWCO"), all of the assets relating to the Coating Business and the Packaging
     Business including, without limitation, TC's stock ownership interest in any subsidiary corporations, other than UDL-Illinois, UDL-Florida, AndaPharma and
     Pharmadyne, held by TC at the time of such transfer in consideration, among other things, of the issuance to TC by NEWCO of shares of its capital stock and the assumption by NEWCO of all liabilities relating to the Coating Business and
     Packaging Business.

          (c)  Immediately thereafter, TC will effect the Split-off of its shares of common stock, $1.00 per share par value ("TC Common Stock").  As part of the
     Split-off, (i) holders of shares of TC Common Stock who are actively employed on a full or part-time basis in the Pharmaceutical Business will receive additional shares of TC Common Stock; and (ii) holders of shares of TC Common Stock who are not actively employed on a full or part-time basis in the Pharmaceutical Business will, in addition to retaining their continuing ownership interest in such shares, receive shares of the Class A Voting Common Stock, no par value, and Class B Non-Voting
     Common Stock, no par value, of NEWCO (together, "NEWCO Common Stock").
     Employee stockholders of the Pharmaceutical Business will not receive shares of
     NEWCO Common Stock in the Split-off.  The number of additional shares of TC
     Common Stock to be issued to employee stockholders of the Pharmaceutical Business will be determined in accordance with a formula which accounts for the values of the
     Coating and Packaging Businesses (as determined by independent appraisal) which are not being distributed to such employee stockholders and the value of the additional shares of TC Common Stock being issued to such employee stockholders in exchange therefore.  The distribution formula, and the remaining terms and conditions of the Split-off, will be as set forth in a Plan of Reorganization substantially in the form attached hereto as Exhibit 1 (the "Plan of Reorganization").


          (d)  By virtue of the non-pro-rata exchange of shares, employees of the
     Coating Business and Packaging Business will each end up with a greater ownership interest in, and therefore a stronger performance incentive with respect to, their employer NEWCO.  Similarly, employees of the Pharmaceutical Business will each end up with a greater ownership interest in, and therefore a stronger performance incentive with respect to, their employer TC.

          (e)  Notwithstanding the non-pro-rata nature of the Split-off, the aggregate value of the shares held by each stockholder of TC immediately prior to the Split-off will equal the aggregate value of the shares of TC and NEWCO held by such stockholder immediately after the Split-off.

     2.   Restructuring of Other Interests in TC.  In connection with the Split-off and in anticipation of the Merger, TC will undertake the following further actions affecting the outstanding interests in TC Common Stock:

          (a)  Option holders.  As of the date of this Agreement, there are 216,308 outstanding options to purchase TC Common Stock ("TC Options").  The TC Options have been issued to key employees of TC and its various Businesses pursuant to TC's
     1991 Incentive Stock Option Plan and TC's 1994 Incentive Stock Option Plan and to
     directors of TC pursuant to TC's 1995 Non-Employee Directors Stock Option Plan.
               In accordance with the terms of each such plan, the Board of Directors of TC has determined that it would be equitable and in the best interests of TC to afford holders of TC Options the opportunity to exercise their TC Options prior to the effective date of the Split-off, whether or not then vested and exercisable.  Option holders who elect to exercise will thereby be in a position to receive either additional shares of TC Common Stock (as to employees of the Pharmaceutical Business) or shares of NEWCO Common Stock (as to employees of the Coating or Packaging
     Businesses) to be issued in connection with the Split-off.

               The acceleration of vesting and the opportunity for early exercise will be effected as follows:  Within thirty (30) days following adoption of the Plan of
     Reorganization by the Board of Directors of TC, holders of TC Options will be advised that the vesting period for TC Options then outstanding will be accelerated so as to become immediately exercisable and that they will have a continuing right to exercise their Options until the date on which is held the meeting of TC stockholders to approve the Merger.  All TC Options which remain unexercised as of the date of such stockholders meeting will be canceled and each stock option plan will terminate as of such date.

          (b)  Reicher Shares.  As of the date of this Agreement, UDL-Illinois has issued and outstanding fifty (50) shares of common stock, no par value ("UDL
     Common Stock").  Three (3) shares (6% of the total issued and outstanding shares)
     of UDL Common Stock are held of record by Michael K. Reicher ("Reicher"),
     President of UDL-Illinois.  The remaining forty-seven (47) shares are held of record by TC.

               As a precondition to the Merger, Mylan requires that TC own one hundred percent (100%) of the issued and outstanding shares of UDL-Illinois
     Common Stock.  Accordingly, TC will acquire for cash Reicher's 6% interest in UDL-Illinois for an amount equal to Two Million Eight Hundred and Fifty Thousand and
     NO/100 Dollars ($2,850,000.00).  The purchase consideration to be received by
     Reicher shall be payable following consummation of the Merger pursuant to the terms of a promissory note to be delivered by TC to Reicher.  The full terms and conditions of TC's purchase of Reicher's 6% interest in UDL-Illinois will be as set forth in a
     Stock Purchase Agreement to be entered into between TC and Reicher in substantially the form attached hereto as Exhibit 2.

     3.   Agreement and Plan of Merger.  In anticipation of the Merger, Mylan has organized MLI Acquisition Corp., a Delaware corporation ("Subsidiary"), whose capital stock is wholly owned by Mylan.  In the Merger, Subsidiary will be merged with and into
TC, and (i) all issued and outstanding shares of TC Preferred Stock and all issued and outstanding shares of TC Common Stock will be canceled and converted into shares of the
Common Stock, $0.50 par value, of Mylan ("Mylan Common Stock"), and (ii) all outstanding capital stock of Subsidiary will remain outstanding.  The Merger will be effected in accordance with applicable Delaware law pursuant to an Agreement and Plan of Merger in substantially the form attached hereto as Exhibit 3 (the "Merger Agreement").

          Holders of outstanding shares of TC Preferred Stock and TC Common Stock will be asked to adopt the Merger Agreement and approve the Merger at a special meeting of stockholders called for such purpose.  In calling the special stockholders meeting, TC will deliver to each stockholder of record entitled to vote thereat a notice of the meeting and proposed agenda.  Such notice will be accompanied by a proxy and disclosure statement which meets all applicable federal and state securities law requirements and explains the
Merger in detail sufficient to allow the stockholders to act thereon.  Without limiting the generality of the preceding sentence, such statement will incorporate by reference and be accompanied by a prospectus covering the shares of Mylan Common Stock to be issued in exchange for shares of TC Preferred Stock and TC Common Stock in the Merger.  Such
prospectus will be prepared by Mylan in accordance with applicable federal and state securities law requirements and filed with the U.S. Securities and Exchange Commission
("SEC") as part of a Registration Statement on Form S-4.  At the time of distribution of the proxy and prospectus to TC stockholders, such Registration Statement will have been declared effective by the SEC.  Mylan will also make all other filings and registrations required by applicable state securities laws with respect to issuance of the Mylan Common
Stock and make application to, and seek authorization of, The New York Stock Exchange
("NYSE"), for listing of the Mylan Common Stock to be issued pursuant to the Merger in accordance with Paragraph 703 of The New York Stock Exchange Listed Company Manual.
Such authorization will become effective on the effective date of the Merger, upon notice of issuance given to the NYSE.  The special meeting of stockholders will be held no later than thirty (30) days after the date on which Mylan's Registration Statement is declared effective by the SEC.

     4.   Treatment of Indebtedness and Liabilities.

          (a)  As a precondition to the Merger, TC requires that Mylan permit TC to maintain outstanding: (i) its indebtedness (both principal and interest) to the
     Metropolitan Life Insurance Company ("Metropolitan"), including any penalty which might be payable upon a subsequent mandatory or other prepayment of such indebtedness, the amount of which will be calculated as if TC had made such prepayment on the effective date of the Merger; (ii) its indebtedness (both principal and interest) under TC's outstanding line of credit with the LaSalle National Bank
     ("LaSalle"); and (iii) such other indebtedness and liabilities as may exist on the books and records of TC as of the effective date of the Merger after giving effect to TC's acquisition of Reicher's interest in UDL-Illinois, the assumption of liabilities by
     NEWCO in conjunction with the Split-off and the payment by TC of all expenses payable by it in conjunction with the transactions contemplated by the Split-off and
     Merger.

          (b)  The amount of the indebtedness to remain outstanding may or may not exceed the amount due and owing to TC on account of UDL-Illinois' intercompany indebtedness to TC (including any intercompany indebtedness attributable to
     AndaPharma Corp. and Pharmadyne Corp.).  For purposes of this paragraph, such amount will be estimated subject to subsequent definitive determination pursuant to paragraph (d) of this Section 4.

          (c)  On or before the effective date of the Split-off, TC will modify the repayment terms of the UDL-Illinois intercompany indebtedness to TC so as to provide that not less than ninety-five percent (95%) of such intercompany indebtedness will mature no sooner than ten (10) years after the date of such modification.  The payment obligations of UDL-Illinois, as so modified, will be evidenced in a secured promissory note to be delivered by UDL-Illinois to TC as of the date of such modification, which secured promissory note will be substantially in the form attached hereto as Exhibit 4(c).

          (d)  Following the effective date of the Merger, the Stockholders
     Representative (as defined in Section 10(a) hereof) and a representative of Mylan will jointly review the books and records of TC in order to determine definitively, as of the effective date of the Merger but after giving effect to the Split-off, the amount of assets and liabilities reflected on the books and records of TC on a stand-alone basis
     (that is, without consolidating any of the assets or liabilities of any subsidiary of TC).
     The number of shares of Mylan Common Stock to be delivered to former holders of
     TC Common Stock in exchange for their shares of TC Common Stock will then be adjusted upward to reflect the amount of any excess of assets over liabilities or downward to reflect the amount of any excess of liabilities over assets.  A pro-forma balance sheet for TC, which TC and Mylan agree demonstrate the type and amount of assets and liabilities expected to remain at TC on a stand-alone basis as of the effective date of the Merger but after giving effect to the Split-off, is set forth in
     Exhibit 4(d) hereto.

     5.   Indemnification.  As part of the Split-off, NEWCO will agree to assume and be responsible for the liabilities relating to TC's ownership and operation of the Coating
Business and the Packaging Business prior to the Split-off and TC agrees to remain responsible for the liabilities relating to TC's ownership and operation of the Pharmaceutical
Business prior to the Split-off.  In order to further protect TC and NEWCO from claims or causes of action which relate to or are derived from such actual or potential liabilities,
NEWCO will execute for the benefit of TC and Mylan and TC will execute for the benefit of NEWCO and NEWCO's stockholders an Indemnification Agreement in substantially the form attached hereto as Exhibit 5.  Such Indemnification Agreement will be attached as an exhibit to that certain Distribution Agreement (the "Distribution Agreement") which itself is an exhibit to the Plan of Reorganization.

     6.   Tax Impact of the Transactions.  Each party has satisfied itself, given all relevant facts and circumstances, that the Split-off meets the statutory requirements of
Sections 355(a) and 355(c) of the Code for treatment as a tax-free transaction.  Each party also has satisfied itself, given all relevant facts and circumstances, that the Merger meets the statutory requirements of Sections 368(a)(1)(B) and 354 of the Code for treatment as a tax-free reorganization.  Each party will bear its own risks of the Split-off and Merger with respect to the tax-free nature of such transactions, which is to say that the stockholders of
TC immediately prior to the Split-off and Merger, as the case may be, will be responsible for the payment of any tax, penalties or interest which may be assessed against them with respect to the Split-off or Merger, and TC will, notwithstanding the Merger, remain responsible for any tax, penalties or interest which may be assessed against TC with respect to the Split-off and the Merger.

          In so satisfying themselves, the parties will cooperate in preparing and submitting to the U.S. Internal Revenue Service (the "Service") a formal request for a private letter ruling confirming the tax-free nature of the transactions contemplated by the Split-off and Merger.  In the event that the Service should ever challenge the tax-free treatment of either the Split-off or the Merger, each party will undertake to defend against such challenge and to cooperate with the other in such defense.  A favorable ruling from the Service, however, will not be a pre-condition to the Split-off or to the Merger.

          In support of the tax-free nature of the Split-off, (i) as provided in Section 8.4 of the Merger Agreement, Mylan will covenant and agree for the benefit of TC's former stockholders that it will not effect a sale or disposition of substantially all of the business or assets of TC or the Pharmaceutical Business for a period of three (3) years following the effective date of the Split-off; and (ii) as provided in Section 3.2 of the Distribution
Agreement, NEWCO will covenant and agree for the benefit of TC and Mylan that it will not effect a sale or disposition of substantially all of the business or assets of either the
Coating Business or the Packaging Business for a period of three (3) years following the effective date of the Split-off.  Additionally, each holder of one percent (1%) or more of the issued and outstanding shares of TC Common Stock as of the effective date of the Split-off or the Merger, as the case may be, will enter into an indemnification and contribution agreement whereby such stockholder agrees as to the terms and conditions upon which a challenge to the tax-free nature of the Split-off or Merger will be defended and further agrees to bear his or her proportionate share of any expenses of defense incurred.  Each such stockholder will pay his or her own tax, interest and penalty.  Such TC Stockholder
Indemnification and Contribution Agreement will be in substantially the form attached hereto as Exhibit 6.

     7.   Trading Restrictions.   Although the offering of shares of Mylan Common
Stock made to TC stockholders in connection with the Merger will be registered pursuant to the Securities Act of 1933, Rule 145 promulgated under such Act imposes certain restrictions on the right of "affiliates" of TC to transfer their interests in any shares so received.  In order to ensure compliance with Rule 145, each director, officer and holder of five (5%)
percent or more of the issued and outstanding shares of TC Common Stock as of the effective date of the Merger will execute and deliver to Mylan and to the Stockholders Representative
(for the benefit of all of the former stockholders of TC) a letter agreeing to abide by the restrictions on transfer imposed by Rule 145, which letter will be in substantially the form attached hereto as Exhibit 7.1

          Additionally, in order to ensure the ongoing continuity of stockholder ownership of TC requisite to support the tax-free nature of the Split-off and Merger, each holder of one (1%) percent or more of the issued and outstanding shares of TC Common
Stock as of the effective date of the Merger will agree to further limit his or her right to transfer the shares of NEWCO Common Stock received in the Split-off and his or her right to transfer the Mylan Common Stock received in the Merger for a period of three (3) years following the effective date of the Split-off and Merger, respectively.  These restrictions on transfer will be as described in a letter to be executed and delivered by each such stockholder to Mylan and to the Stockholders Representative (for the benefit of all of the former stockholders of TC), which letter will be in substantially the form attached hereto as Exhibit
7.2.

     8.   Additional Approvals and Consents.  In effecting the Split-off and Merger, the following additional approvals and consents will be sought:

          (a)  Lender Consents.  Promptly following execution of this Agreement, TC will advise Metropolitan and LaSalle as to the proposed Split-off and Merger.  In so doing, TC will request their consent to the transactions contemplated by the Split-off.
     Additionally, TC will advise Metropolitan and LaSalle of the imminent change of control to be brought about by the Merger and confirm its commitment, in accordance with the terms of the 10 1/2% Senior Promissory Notes due July 31, 2001
     (the "Notes") held by Metropolitan and the line of credit extended by LaSalle, to notify Metropolitan and LaSalle when the change of control has occurred and to then offer to prepay the obligations outstanding under the Notes and said line of credit.
     TC also will request a statement from Metropolitan as to any prepayment penalty which would be assessed against TC should Metropolitan elect to require prepayment of the Notes immediately following the change of control.  The amount of such prepayment penalty will be deemed a liability of TC upon consummation of the
     Merger (whether or not such penalty in fact is subsequently incurred) so as to be accounted for within the adjustment, as described in Section 4(d) above, to the number of shares of Mylan Common Stock to be delivered to former holders of TC
     Common Stock in exchange for their shares of TC Common Stock.  TC will also ask
     LaSalle to allow TC, upon the consummation of the Merger, to retain its line of credit and to substitute any indebtedness thereunder which relates to either the Coating
     Business or the Packaging Business with indebtedness under a new line of credit to be extended to NEWCO.  It will not, however, be a pre-condition to TC's obligation to consummate the transactions contemplated by the Split-off and the Merger that TC is successful in obtaining the foregoing lender consents.

          (b)  Anti-trust Approvals.  The transactions contemplated by the Merger are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of
     1976.  Accordingly, TC and Herbert L. Stern, Jr., on the one hand, and Mylan on the other will complete and submit for review the notifications required under such
     Act.  Such notifications will be submitted within thirty (30) days of the execution of this Agreement.  It will be a pre-condition to the Merger that, as of the effective date thereof, neither party will have received notice from either the U.S. Department of
     Justice or the Federal Trade Commission objecting to the transactions contemplated by the Merger and any applicable waiting period, or government mandated extension thereof, for such notice will have expired.

          (c)  Other Approvals and Consents.  Except for such approvals and consents required by statute, ordinance or regulation in order to effect the transactions contemplated by the Split-off and the Merger and such lenders approvals and consents as will be sought pursuant to subparagraph (a) of this Section 8, no other approvals or consents will be sought by either TC or Mylan and it will not be a pre-condition to either party's obligation to consummate the transactions contemplated by the Split-off and the Merger that such party is successful in obtaining such other approvals or consents.

     9.   Announcement.  The parties will jointly issue a public release announcing the execution of this Agreement and the transactions contemplated herein, which announcement will be in substantially the form attached hereto as Exhibit 9.

     10.  Miscellaneous.

          (a)  Stockholders Representative.  In connection with certain actions relating to the Split-off and Merger but which are to occur after the effective dates thereof, each stockholder of TC will be asked to designate Herbert L. Stern, Jr. and Robert
     Feitler to act singly or together as a representative of and attorney-in-fact for such stockholder (each, the "Stockholders Representative").  In designating the
     Stockholders Representative, each stockholder will be required to deliver a
     Stockholder Power of Attorney in substantially the form attached hereto as Exhibit
     10(a).

          (b)  Notices.  All notices, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given upon receipt when delivered by hand against receipt, telecopied
     (upon confirmation of receipt thereof) or mailed, certified or registered mail, return receipt requested, postage prepaid:


                    To TC:    TC Manufacturing Co., Inc.                                            1527 Lyons Street
                              Evanston, Illinois  60201
                    Attention:     President
                    Telecopy: (708) 866-8596


                 with a copy to:   Keith R. Abrams, Esq.
                              Rivkin, Radler & Kremer
                              30 North LaSalle Street, Suite 4300
                                   Chicago, Illinois  60602-2507
                   Telecopy No:    (312) 782-3112


                   To Mylan:  Mylan Laboratories Inc.
                              781 Chestnut Ridge Road
                              Morgantown, West Virginia 26505
                    Attention:     Roderick P. Jackson
                    Telecopy: (304) 599-7284

                 with a copy to:   John R. Previs, Esq.
                              Buchanan Ingersoll P.C.
                              One Oxford Centre
                              20th Floor
                              301 Grant Street
                              Pittsburgh, Pennsylvania 15219
                    Telecopy No:   (412) 562-1041

     or to such other address as specified in a notice given in like manner.

          (c)  Entire Agreement and Construction.  This Agreement (including the agreements, documents, exhibits and instruments referred to herein or in any such agreement, document, exhibit or instrument) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) is not intended to confer upon any person other than the parties hereto or thereto any rights or remedies hereunder or thereunder.  In the event that any term, condition or other provision of this Agreement will conflict with or be inconsistent with the terms, conditions or provisions of any agreement, document, exhibit or instrument attached hereto or contemplated hereby, said agreement, document, exhibit or instrument will be deemed to control the interpretation hereof.  The terms, conditions and provisions of this Agreement and each of the Exhibits hereto, may not be changed, modified or amended in any manner except with the prior written consent of both parties hereto, provided, however, that as to any Exhibit in which Mylan is not party, Mylan will not unreasonably withhold its consent.

          (d)  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law provisions.  Each of the parties hereto expressly submits to the exclusive jurisdiction of the state and federal courts located in Delaware and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any such court and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each of the Agreements attached hereto as Exhibits contains provisions with respect to governing law, jurisdiction and venue and such provisions (and not this Section 10(c)), will govern with respect to each such agreement.

          (e)  Effective Dates and Closing.  The closing of the Split-off and Merger
     (the "Closing") will occur at the offices of Buchanan Ingersoll Professional
     Corporation, Pittsburgh, Pennsylvania, at which the documents to be delivered on the effective dates of the Split-off and Merger as described in this Agreement (including the agreements, documents, exhibits and instruments referred to herein or in any such agreement, document, exhibit or instrument) will be delivered by the respective parties.  The Closing will be scheduled to occur on the fifth business day following the date called for the meeting of the stockholders of TC to adopt the Merger Agreement and to approve the Merger (the "Scheduled Closing Date").  The Closing will occur on the Scheduled Closing Date unless, on such date, any party has a right not to close the Merger and refuses to close, in which event the Closing will be adjourned from business day to business day thereafter until the Closing occurs or until 5:01 p.m., eastern standard time, on February 28, 1996.

          (f)  Execution in Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

          (g)  Termination.  This Agreement, and the respective covenants, representations and warranties of the parties hereto contained in this Agreement, shall expire and be terminated and extinguished upon the effectiveness of the Merger, and neither of the parties hereto will thereafter be under any liability whatsoever with respect to such covenants, representations and warranties.

          (h)  Costs and Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned, being a properly authorized representative of party for which it signs, has executed and delivered this Agreement as of the date first written above.


                                   TC MANUFACTURING CO., INC.,
                                   a Delaware corporation


                                   ___________________________________
                                   By:  Herbert L. Stern, Jr.
Attest:                            Its: Chairman of the Executive
Committee
                                        of the Board of Directors


___________________________
By:  Keith R. Abrams
Its: Assistant Secretary



                                   MYLAN LABORATORIES INC.,
                                   a Pennsylvania corporation



                                   ___________________________________                                        By:
Roderick P. Jackson
Attest:                            Its: Senior Vice President



___________________________
By:
Its:

                    TC MANUFACTURING CO., INC.

                AGREEMENT FOR BUSINESS COMBINATION

                        Index of Exhibits



Exhibit Description                                             Exhibit Number


Form of Plan of Reorganization  [NOTE: The Distribution Agreement        1
will be an Exhibit to the Plan of Reorganization.]

Form of Reicher Stock Purchase Agreement                                 2

Form of Agreement and Plan of Merger                                     3

Pro-forma Effective Date Balance Sheet for TC on a Stand-alone Basis    4(d)

Form of Indemnification Agreement                                        5

Form of TC Stockholder Indemnification and Contribution Agreement        6

Form of Rule 145 Affiliate Agreement                                    7.1

Continuity of Interest Letter Agreement                                 7.2

Form of Announcement                                                     9

Form of Stockholder Power of Attorney                                   10(a)






Exhibit 2(c)

                                       PLAN OF REORGANIZATION
                           ----------------------------------------

     PLAN OF REORGANIZATION of TC MANUFACTURING CO., INC., a Delaware corporation (the "Corporation"), and its operating divisions and subsidiaries.


                                                 B A C K G R O U N D:


A.   Current Structure of the Corporation
       --------------------------------------------
     The Corporation, which was incorporated in 1962 as the successor-in-interest to The
Tapecoat Company, an Illinois general partnership organized in 1941, is engaged through one or more operating divisions and subsidiaries in the following business operations:

     i)   the manufacture, marketing and sale of specialty corrosion protection products (the
          "Coating Business");

     ii)  the manufacture, marketing and sale of flexible packaging products and systems
          (the "Packaging Business"); and

     iii) the development, manufacture, packaging, marketing and sale of generic pharmaceutical products (the "Pharmaceutical Business").

The Coating Business and the Packaging Business are collectively herein referred to as the
"NEWCO Businesses".

     The Coating Business is and for more than the past five years has been conducted through
(i) an unincorporated division which does business under the name "The Tapecoat Company"
from principal offices and manufacturing facilities in Evanston, Illinois; and (ii) Tapecoat
Canada, Inc., an Ontario, Canada corporation having principal offices in Mississauga, Ontario,
Canada, a wholly-owned subsidiary of The Tapecoat Company of Canada, Limited, itself an
Ontario, Canada corporation and wholly-owned subsidiary of the Corporation.

     The Packaging Business is and for more than the past five years has been conducted through an unincorporated division which does business under the name "Pak-Sher Co." from principal offices and manufacturing facilities in Kilgore, Texas.

     The Pharmaceutical Business is and for more than the past five years has been conducted, through: (i) UDL Laboratories, Inc., an Illinois corporation having principal offices and manufacturing and distribution facilities in Rockford, Illinois ("UDL-Illinois"); and (ii) UDL
Laboratories, Inc., a Florida corporation having principal offices and research and development, manufacturing and distribution facilities in Pinellas County, Florida ("UDL-Florida").
UDL-Florida is a wholly-owned subsidiary of UDL-Illinois (UDL-Illinois and UDL-Florida are sometimes hereinafter collectively referred to as "UDL").

     The Pharmaceutical Business also currently is being conducted through HSW Investment
Co., an Illinois corporation ("HSW").  HSW was formerly known as Engineered Coated
Products,
Inc. and, prior to the sale of its business and assets in 1989, was engaged in and a part of the
Coating Business.  The current sole function of HSW is to hold the capital stock of two wholly-owned, special purpose pharmaceutical research subsidiaries, Andapharma Corp., a
Virginia
corporation formed in April, 1994 ("Andapharma") and Pharmadyne Corp., a Virginia
corporation formed in March, 1995 ("Pharmadyne").

     The Corporation also owns and controls all of the issued and outstanding capital stock of
The Tapecoat Company, Inc., a dormant Delaware corporation ("The Tapecoat Company"), the existence and good standing of which is maintained solely for name-holding purposes.


B.   Background to the Proposed Reorganization.
       ------------------------------------------------------
     Roderick, a Pennsylvania corporation, is engaged in the development, manufacture, packaging, marketing and sale of generic pharmaceuticals ("Roderick") and is a major supplier of such products to the Corporation's Pharmaceutical Business.

     Both Roderick and the Corporation have determined that there would be substantial benefits and synergies from a combination of the parties' pharmaceutical operations.

     Roderick therefore has expressed an interest in acquiring all, but not less than all, of the
Corporation's Pharmaceutical Business through a merger involving an exchange of stock
(hereinafter referred to as the "Merger").  The Board of Directors of the Corporation has
determined it to be fair and in the best interests of the Corporation to undertake a merger involving an exchange of stock for the amount offered, in the belief that the Merger can be effected so as not to result in a taxable event for either the Corporation or its stockholders.


C.   Considerations in Structuring the Merger.
        --------------------------------------------------

     i.   Roderick's Interest in Acquiring All of the Pharmaceutical Business.
           ----------------------------------------------------------------------------------
     At the present time, the Corporation owns only 94% of UDL-Illinois.  The remaining 6%
interest, which is currently owned by Michael K. Reicher, UDL-Illinois' President and Chief
Operating Officer, will have to be acquired by the Corporation prior to the proposed Merger.  Mr.
Reicher is willing to facilitate the business combination by selling his interest in UDL-Illinois to the Corporation, but only for cash.  The Corporation does not have sufficient available cash with which to effect such purchase and will therefore have to issue to Mr. Reicher its promissory note in a principal amount of the purchase price for his shares.


     ii.  The Corporation's Need to Avoid Required Repayment of its Indebtedness.

     The Corporation has (i) a long-term loan from the Metropolitan Life Insurance Company
("Metropolitan") with an outstanding principal balance of $7.9 million, which loan is evidenced by the Corporation's 10 1/2% Senior Promissory Notes due July 31, 2001 (the "Senior Notes");
and (ii) a line of credit (the "Line of Credit") with the LaSalle National Bank ("LaSalle"), which is used from time to time to finance the Corporation's short-term working capital requirements.

     A merger involving an exchange by the Corporation of its shares of stock in UDL-Illinois would constitute a default under both the Senior Notes and Line of Credit, permitting
Metropolitan Life and LaSalle to accelerate the indebtedness and require repayment of the obligations in full.  Additionally, the Senior Notes impose a yield maintenance penalty on their early repayment, which penalty is based upon the difference between prevailing interest rates and the 10 1/2% interest rate applicable to the Senior Notes.  It is estimated that, using present interest
rates and maturities, the amount of such penalty will approximate $1,000,000.  The calculation of said penalty is set forth in Exhibit A hereto.

     If repayment of the Senior Notes and Line of Credit were required due to the
Corporation's disposition of its shares of UDL-Illinois, the Corporation would not have on hand or available from alternative financing sources sufficient cash with which to pay such obligations. Since the proceeds provided by the Senior Notes have been used largely by the
Corporation to fund the operations of UDL, and because such operations are the principal source of cash flow required to service the obligations of the Corporation under the Senior Notes, the
Board of Directors of the Corporation expects that Metropolitan and LaSalle would accelerate and require repayment.

     If the Merger were structured in such a way that the Senior Notes and Line of Credit remained in place, the Corporation would not be required to repay such obligations.  The
Corporation also could avoid any penalty on early repayment.  Such a merger would involve an exchange of Roderick shares for the outstanding shares of stock in the Corporation rather than for the outstanding shares of stock in UDL-Illinois.

     As a "change of control" is prohibited by the terms of Senior Notes and Line of Credit, the exchange of stock in the Corporation nevertheless could trigger a required repayment of such obligations.  Following a change of control, the Corporation must notify the lender of the facts and circumstances incident to the change of control and offer to prepay the loan upon the acceptance of such offer by the lender.  In connection with any required prepayment of the
Senior Notes, the Corporation would incur and be required to pay the yield maintenance penalty described above.  Given, however, the substantial financial resources of Roderick and, therefore, the enhanced credit worthiness of the loans, Metropolitan and LaSalle may elect not to accept the
Corporation's offer of prepayment.

     Should Metropolitan and LaSalle nevertheless elect to require prepayment of the Senior
Notes and Line of Credit, the Corporation, as then already a subsidiary of Roderick, would be in a position to procure the necessary funds from Roderick or a third-party lender.


     iii. Roderick's Lack of Interest in the Unrelated Businesses.
           --------------------------------------------------------------------
     Absent any further action, a merger involving an exchange of the Corporation's stock for
Roderick shares would result in Roderick also acquiring the NEWCO Businesses.  Roderick has stated that it does not wish to acquire the NEWCO Businesses because (a) the NEWCO
Businesses, their respective modus operandi and the respective inherent risks and enterprise values, are disparate from and unrelated to either the Corporation's or Roderick's pharmaceutical operations and (b) Roderick does not wish to succeed to any potential liabilities incident to the
NEWCO Businesses.  In order to effect the Merger, the Corporation therefore first will effect a divestiture of the NEWCO Businesses in the form of a split-off of the NEWCO Businesses (the
"Split-off").


     iv.  Enhancement of Ownership by Key Employees and Managers.
            ---------------------------------------------------------------------------
     In effecting the divestiture of the Coating Business and the Packaging Business, Roderick
desires that key employees and managers of the Pharmaceutical Business forego any ongoing ownership interest in the NEWCO Businesses for an enhanced ownership interest in the
Pharmaceutical Business.

     The Board of Directors of the Corporation concurs, believing it to be fair to all stockholders and in the best interests of the NEWCO Businesses that the employees and managers of the Pharmaceutical Business not be allowed a continuing ownership interest in the
NEWCO Businesses.  Such an exchange would have the additional benefit to the Coating
Business and the Packaging Business of enhancing the ownership interest of their key employees and managers in such businesses and would represent a first step in better focusing and rewarding key employees and managers based on the profit and performance of the business in which they are employed.


     Prior to effecting any divestiture of the Coating Business and the Packaging Business, and
in fairness to and in furtherance of enhancing ownership interests of key employees and managers of the Corporation, such employees will be permitted to and asked to exercise any or all stock options issued and outstanding and held by them pursuant to the Corporation's employee incentive stock option plans, whether or not such options otherwise would then be vested or exercisable. Such employees and managers would thereby acquire additional shares of
Corporation Common Stock and more fully participate in the transactions contemplated by the
Split-off and the Merger. Any options not then exercised would be forfeited.


D.   Structure of the Split-off.
       ------------------------------
     The Split-off therefore will be effected in such a way as to be non-pro-rata as among the
Corporation's stockholders.

     To effect the Split-off, the Corporation will first cause HSW to adopt a Complete Plan of
Liquidation, through which its interests in the capital stock of AndaPharma and Pharmadyne will be distributed to the Corporation.  The Corporation will then contribute such shares of stock to
UDL-Illinois.  UDL-Illinois will assume any intercompany indebtedness owed to the
Corporation by AndaPharma or Pharmadyne by virtue of the liquidation of HSW.

     Immediately thereafter, the Corporation will transfer to TC Manufacturing Co., Inc.
("NEWCO"), a newly organized Illinois corporation established by the Corporation for the purpose of conducting the NEWCO Businesses, all of the Corporation's assets which relate to the
Coating Business and the Packaging Business including, without limitation, the Corporation's stock ownership interest in any subsidiary corporations, other than UDL-Illinois, UDL-Florida,
AndaPharma and Pharmadyne, held by the Corporation at the time of such transfer and in consideration thereof, among other things, NEWCO will issue shares of its capital stock to the
Corporation and will assume all of the liabilities relating to such assets and the NEWCO
Businesses.  NEWCO will not assume the Corporation's liabilities under the Senior Notes and the Line of Credit or those liabilities which relate solely to the Pharmaceutical Business.

     Immediately thereafter, and in conjunction therewith, (a) all holders of common stock of the Corporation (including holders of shares issued by reason of the exercise of employee stock options) who are employees of the Pharmaceutical Business will receive additional shares of the common stock of the Corporation; and (b) all holders of common stock of the Corporation
(including holders of shares issued by reason of the exercise of employee stock options) who are not employees of the Pharmaceutical Business will receive shares of the voting and non-voting common stock of NEWCO.  Such distribution will be non-pro-rata on the basis set forth in this
Plan so as to enhance ownership of the Corporation among key employees and managers of the
Pharmaceutical Business and to enhance ownership of NEWCO among key employee and managers of the Coating Business and the Packaging Business.


E.   Post Reorganization Actions.
       -----------------------------------
     Immediately after giving effect to the Split-off, it is contemplated that the Corporation will effect the Merger with a wholly-owned acquisition subsidiary of Roderick.  The Corporation would be the surviving entity and, through its wholly-owned subsidiaries, would continue to operate the Pharmaceutical Business on a basis wholly independent from that of the Coating
Business and the Packaging Business but in a manner otherwise not dissimilar to that in which it was previously operated.

     After giving effect to the Split-off, it is contemplated that NEWCO will operate the
Coating Business and the Packaging Business on a basis wholly independent from that of the
Corporation but in a manner otherwise not dissimilar to that in which they were previously operated by the Corporation.

     In doing so, it will be necessary for NEWCO to adopt new employee benefit plans so as to continue or continue and enhance the complement of compensation and benefit packages presently offered by the Corporation to its employees.  As part of this Plan, therefore, NEWCO will minimally establish a profit sharing plan with a Section 401(k) pre-tax savings feature and establish a group health plan which are substantially similar to the plans currently maintained by the Corporation and adopt a NEWCO incentive stock option plan and employee bonus plan.

     It will also be necessary for NEWCO to adopt a shareholders agreement restricting the ownership and transfer of its stock so as to ensure ongoing harmonious management and ownership of the corporation.


F.   Intended Tax Treatment of Reorganization.
       ----------------------------------------------------
     The transactions contemplated by this Plan are intended to effect a tax-free reorganization under Section 355, and all other pertinent provisions, of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").  The Board of Directors, however, has determined it to be in the best interests of the Corporation and its stockholders that this Plan be implemented whether or not the Corporation seeks or successfully receives a favorable ruling from the Internal Revenues Service as to the tax-free nature of the transactions contemplated hereby.



                                                                 ARTICLE I

                                      Present Capital Structure of the Corporation
                                       -----------------------------------------------------
     As of the date hereof, the authorized capital stock of the Corporation consists of (i) 14,000 shares of Preferred Stock, par value $100.00 ("Preferred Stock"), of which 4,243 shares are presently issued and outstanding; (ii) 10,000 shares of Special Preferred Stock, no par value, of which no shares are presently issued or outstanding; and (iii) 7,000,000 shares of Common
Stock, $1.00 par value ("Corporation Common Stock"), of which 5,340,992 shares are presently issued and outstanding and an additional 69,452 shares held in the treasury of the Corporation.
Additionally, as of the date hereof, the Corporation has issued and outstanding, pursuant to various employee incentive stock option plans and a non-employee directors stock option plan, stock options ("Options") which, when fully vested, are exercisable, in the aggregate, for the purchase of 216,308 shares of Corporation Common Stock.

     Preferred and common stockholders of record as of the date hereof, together with the number of shares of Preferred Stock or Corporation Common Stock held of record on said date by each such stockholder, are set forth in Exhibit 1.1-A hereto.  Option holders of record as of the date hereof, together with the grant date, expiration date, exercise price and the number of shares of Corporation Common Stock into which each of such Options is exercisable, are set forth in Exhibit 1.1-B hereto.


                                                                 ARTICLE II

                                         Capital Structure After Giving Effect to the Plan
                                          -----------------------------------------------------------
     2.1  Post-Reorganization Capital Structure of the Corporation. The Certificate of
Incorporation and By-laws of the Corporation, as in effect immediately prior to the Effective
Time, will from and after the Effective Time be and continue to be the Certificate of
Incorporation
and By-laws of the Corporation until amended as provided therein.  The directors and officers of the Corporation will be as set forth in Exhibit 2.1 and will continue to be the directors and officers
of the Corporation until their successors will have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Corporation's
Certificate
of Incorporation and By-laws.

     2.2. Organization and Capitalization of NEWCO.  On or before the Effective Time, the
Corporation will organize a new corporation under the laws of the State of Illinois to be named
"TC Manufacturing Co., Inc." ("NEWCO").  The initial authorized capital of NEWCO will consist of (a) 10,000,000 shares of Class A Voting Common Stock, no par value (the "NEWCO
Voting Common Stock"), of which 100 shares will be issued and outstanding and held by the
Corporation in its name; and (b) 10,000,000 shares of Class B Non-Voting Common Stock, no par value (the "NEWCO Non-Voting Common Stock"), none of which will be issued or outstanding at the time of the organization of NEWCO.

     Each outstanding share of NEWCO Voting Common Stock and NEWCO Non-Voting
Common Stock will have such rights and preferences as are set forth in the form of Articles of
Incorporation attached hereto as Exhibit 2.2-A.

     NEWCO will have such other corporate attributes and powers as are set forth in the form of Articles of Incorporation and By-laws attached hereto as Exhibits 2.2-A and 2.2-B until amended as provided therein.  The directors and officers of NEWCO will be as set forth in
Exhibit 2.2-C and will continue to be the directors and officers of said corporation until their successors will have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with said corporation's Articles of Incorporation and
By-laws.



                                                                        ARTICLE III
                                                                         ----------------
                                            Transfer of Assets and Assumption of Liabilities
                                             -----------------------------------------------------------

     3.1. Liquidation of HSW and Subsequent Contributions to UDL-Illinois.  Subject to the
terms and conditions of this Plan, the Corporation as sole stockholder of HSW will cause HSW to adopt, in accordance with applicable corporate law, a Plan of Complete Liquidation in substantially the form attached hereto as Exhibit 3.1-A.  Such Plan of Complete Liquidation will provide for the distribution to the Corporation, contemporaneously with the adoption of such
Plan of Complete Liquidation, of HSW's investment in and ownership of the capital stock of
AndaPharma and Pharmadyne and the intercompany indebtedness due to HSW from
AndaPharma and Pharmadyne.   Immediately following said distribution, the Corporation will contribute all of the shares of capital stock of AndaPharma and Pharmadyne to UDL-Illinois, such that on the Effective Time and before giving effect to the transfer and assumption contemplated by Section 3.2 below, AndaPharma and Pharmadyne each will be a wholly-owned subsidiary of UDL-Illinois.  UDL-Illinois will assume any intercompany indebtedness owed to the Corporation by AndaPharma or Pharmadyne by virtue of the liquidation of HSW.  The terms and conditions of such assumption will be set forth in an assumption agreement to be delivered to the Corporation by UDL-Illinois. Said UDL-Illinois Assumption Agreement will be in substantially the form attached hereto as Exhibit 3.1-B. The balance of the assets of HSW, if any, subject to liabilities, will be distributed by HSW to NEWCO after the Effective Time.

     3.2  Transfer to NEWCO of Assets Relating to the Coating Business and Packaging
Businesses and Assumption of Related Liabilities.  Subject to the terms and conditions of this
Plan, on the Effective Time the Corporation will contribute, sell, assign, transfer, deliver and set over to NEWCO, without warranty and otherwise on a quit-claim basis, all of the properties, assets, goodwill and business of every kind, nature and description, both real and personal, tangible and intangible, of the Coating Business and the Packaging Business, including without limitation the Corporation's stock ownership interest in The Tapecoat Company, Inc., The
Tapecoat Company of Canada, Limited, and HSW and all of its right, title and interest in and to the corporate name and tradenames "TC Manufacturing Co., Inc.", "The Tapecoat Company",
and "Pak-Sher Company" (hereinafter referred to as the "NEWCO Assets"), all as are further described in that certain distribution agreement to be entered into between the Corporation and
NEWCO (hereinafter referred to as the "Distribution Agreement").  The Distribution Agreement
will be in substantially the form attached hereto as Exhibit 3.2.  In consideration of such transfer,
NEWCO will (a) issue to the Corporation one-hundred (100) shares of NEWCO Voting
Common Stock, (b) assume and agree to pay, perform and discharge all debts, liabilities, contracts, duties and obligations of the Corporation, whether accrued, matured or unmatured, known or unknown, fixed or contingent, to the extent that such debts, liabilities and duties arise from or relate to the NEWCO Assets or the Coating Business or the Packaging Business,
including without limitation the debts, liabilities and duties which arise from or relate to HSW and derive from its former association with the Coating Business (hereinafter referred to as the
"NEWCO Liabilities"), and (c) assume the Corporation's obligations and liabilities under employee benefit plans and arrangements with respect to the Corporation's sponsorship and administration thereof, all as are further described in said Distribution Agreement.  The
Corporation and NEWCO will further execute and deliver such bills of sale, assignment and assumption agreements and such other documents, instruments or agreements, and take such further action, as will be required to effect the purpose and intent of the foregoing.

     3.3  Payment and Proration of Liabilities and Accrued Expenses.  The Corporation will equitably apportion all consolidated liabilities and accruals among the Coating Business, the
Packaging Business and the Pharmaceutical Business as of the Effective Time.  Accordingly, as
of the Effective Time, all liabilities and accruals of the Corporation and its subsidiaries for (i)
employee bonus plan payments; (ii) profit-sharing contributions; (iii) federal, state, local and other applicable taxes; and (iv) insurance premiums, will be equitably apportioned and allocated between NEWCO and the Corporation based upon the income and expenses properly attributable to each of the Coating Business, the Packaging Business and the Pharmaceutical Business in
accordance with the methodology used to create such liabilities and accruals, consistent with past practices.  With respect to any taxes which may be assessed or owing for the current tax period from the beginning of such period through the Effective Time, NEWCO will pay the Corporation its pro-rata portion of such taxes on or before the date of filing of the Corporation's income tax returns for such period; provided, however, that NEWCO will not be liable to the Corporation for any amount greater than the actual tax liability less any credits for tax prepayments attributable to the NEWCO Businesses and the Corporation will not be liable to NEWCO for any amount greater than the actual tax liability less any credits for tax prepayments attributable to the
Pharmaceutical Business.  All corporate charges will be allocated between NEWCO and the
Corporation on a basis consistent with past practices and, as to federal tax obligations, consistent with one of the acceptable methods of tax allocation enumerated in the Code or the regulations promulgated thereunder.

     3.4  Effective Time Balance Sheets and Adjustments.  As of the Effective Time and after giving effect to the transfer and assumption of the NEWCO Assets and NEWCO Liabilities, the consolidating pro forma balance sheets of the Corporation and NEWCO will appear substantially as set forth in Exhibits 3.4-A and 3.4-B hereto, adjusted as necessary to reflect changes resulting from ordinary business operations during the period from and after the date on which each pro forma balance sheet was prepared through the Effective Time.


                                                               ARTICLE IV
                                                                ----------------
                                    Acceleration and Exercise of Employee Options
                                     ----------------------------------------------------------

     Not more than thirty (30) days after the date of this Plan, each holder of an outstanding
Option issued pursuant to (i) the TC Manufacturing Co., Inc. 1991 Incentive Stock Option Plan,
(ii) the TC Manufacturing Co., Inc. 1994 Incentive Stock Option Plan and (iii) the TC
Manufacturing Co., Inc. Non-Employee Directors Stock Option Plan will, in accordance with
Section 6.2 of each such plan, be notified of his or her right to exercise such options to the extent then exercisable.  Additionally, pursuant to authorization of the Board of Directors of the
Corporation, and the Compensation Committee thereof, such options as may not yet be exercisable with respect to all shares covered thereby will, as of the date of such notice and through and including the date on which is held the meeting of Corporation stockholders to approve the Merger, be accelerated so as to be immediately exercisable in full.  All outstanding options will, to the extent not exercised on or before the date of such stockholders meeting, terminate as of such date, and each stock option plan will terminate as of such date.


                                                              ARTICLE V
                                                              ---------------
                                                      Distribution of Shares
                                                      ---------------------------

     5.1  Distribution of Corporation Common Stock.  On the Effective Time and
immediately following the transfer of assets and assumption of liabilities pursuant to Article III of this Plan but prior to consummation of the transactions contemplated by the Merger, the holders of shares of Corporation Common Stock then issued and outstanding will be distributed shares of Corporation Common Stock or Newco Common Stock as follows:

          (a)  Stockholders Who Are Employees of the Pharmaceutical Business.  Each
     holder of shares of Corporation Common Stock then issued and outstanding who is an
     Employee of the Pharmaceutical Business will (i) retain his or her shares of Corporation
     Common Stock and (ii) be distributed that number of additional shares of Corporation
     Common Stock as reflects a value equivalent to the value of the NEWCO Businesses (as determined by independent appraisal) multiplied by the percentage, as calculated immediately prior to the distribution, of all of the issued and outstanding shares of
     Corporation Common Stock which is represented by the shares of Corporation Common
     Stock held by such person.

          (b)  Stockholders Who Are Not Employees of the Pharmaceutical Business.
     Each holder of share of Corporation Common Stock then issued and outstanding who is not an Employee of the Pharmaceutical Business will (i) retain his, her or its shares of
     Corporation Common Stock and (ii) be distributed one share of NEWCO Voting Common
     Stock and one share of NEWCO Non-Voting Common Stock of NEWCO for each share of Corporation Common Stock held by such person or entity immediately prior to the distribution.

For the purposes of this Section 5.1, a person will be deemed to be an "Employee of the
Pharmaceutical Business" if such person is, as of the Effective Time, actively employed on a full or part-time basis by such Business.  The identity of each person who, as of the date hereof, holds shares of or options exercisable for shares of Corporation Common Stock and is presently
(or with respect to each person who is employed in the Corporation's corporate office and who from and after the Effective Time will be) an Employee of the Pharmaceutical Business is set forth in Exhibit 5.1-A hereto.

A pro forma demonstration application of the distribution formula of Section 5.1(a) is set forth in Exhibit 5.1-B.

     5.2  Cancellation of Shares Owned by the Corporation.  On the Effective Time and after giving effect to the distribution of shares provided for in Section 5.1 above, all shares of
Corporation Common Stock held in the treasury by the Corporation and all shares of NEWCO
Voting Common Stock held of record by the Corporation will be canceled and retired and no exchange or distribution will be made in respect thereof.

     5.3  Issuance of Certificates and Related Matters.

          (a)  Stockholders Who Are Employees of the Pharmaceutical Business.  On or
     promptly after the Effective Time, each holder of a certificate or certificates representing outstanding shares of Corporation Common Stock who is an Employee of the
     Pharmaceutical Business will (a) be issued a certificate or certificates representing the number of additional whole shares of Corporation Common Stock to which such holder will be entitled after giving effect to the distribution of shares pursuant to Section 5.1(a)
     above; and (b) be paid cash (without interest thereon) in lieu of any fractional shares into which, as a result of mechanical rounding, the Corporation Common Stock theretofore represented by the certificate or certificates so surrendered will have been converted.  The
     Board of Directors of the Corporation will establish the amount of cash payment to be so made based upon their best judgement of the fair value per share of the Corporation
     Common Stock to be issued.  After the Effective Time and until the Corporation Common
     Stock is issued pursuant to Section 5.1(a), each certificate held of record by a person who is an Employee of the Pharmaceutical Business which theretofore represented outstanding shares of Corporation Common Stock will be deemed for all corporate purposes to evidence ownership of the number of full shares of Corporation Common Stock to which such record holder will be entitled after giving effect to the issuance of shares pursuant to
     Section 5.1(a) above.

          (b)  Stockholders Who Are Not Employees of the Pharmaceutical Business.  On
     or promptly after the Effective Time, each holder of a certificate or certificates representing outstanding shares of Corporation Common Stock who is not an Employee of the Pharmaceutical Business will be issued a certificate or certificates representing the number of shares of NEWCO Voting Common Stock and NEWCO Non-Voting Common
     Stock to which such holder will be entitled after giving effect to the distribution of shares pursuant to Section 5.1(b) above.

          (c)  Issuances in the Names of Other Persons.If any issuance of shares pursuant to Section
     5.1 above is to be made to a person other than the person in whose name such shares are registered on the books and records of the Corporation, it will be a condition of such issuance that a proper letter of transmittal be provided by the person requesting such issuance, which letter will instruct the Corporation to issue the certificate or certificates representing shares issued pursuant to Section 5.1 above in the name of another person.  Any person requesting such issuance will either (i) pay to the Corporation any transfer, stamp or other tax required by reason of the issuance of shares to such other person; or (ii) establish to the satisfaction of the Corporation that such tax has been paid or is not payable.  No such transfer may occur if
     (x) such transfer would be in violation of the restrictions on transfer contained in the
     Corporation's existing Shareholders Agreement, as amended, or (y) there is no applicable exemption from the registration requirements of Federal and state securities laws.



                                                                              ARTICLE VI
                                                                              -----------------
                                                                   Post-Reorganization Actions
                                                                   -----------------------------------
     6.1  Further Actions by the Corporation.  As soon as practicable after giving effect to this Plan, the Corporation will consummate the transactions contemplated by the Merger.
Additionally, at any time, or from time to time, after the Effective Time, without the payment of any further consideration, the Corporation will execute and deliver all such proper deeds, assignments, conveyances, and other instruments of transfer and to take or cause to be taken all such further or other action as NEWCO may deem necessary or desirable in order to vest, perfect, or confirm in NEWCO title to and possession of all of the properties, rights, privileges, powers, franchises, immunities and interests in and to the NEWCO Assets.

     6.2  Further Actions by NEWCO.  As of the Effective Time, or as soon thereafter as practicable, NEWCO will adopt and assume or place in effect with respect to its employees: (i)
such employee benefit plans and arrangements as will serve to continue or to continue and enhance the benefits afforded such employees by the Corporation prior to the transactions contemplated by this Plan; and (ii) a shareholders agreement restricting the ownership and transfer of its stock so as to ensure ongoing harmonious management and ownership of NEWCO.

     Accordingly, NEWCO will at a minimum:

          (a)  adopt an employee incentive stock option plan;

          (b)  adopt corporate and divisional bonus plans;

          (c)  establish a profit sharing plan with a Section 401(k) pre-tax savings feature and related trust and arrange with the cooperation of the Corporation for the NEWCO profit sharing plan to receive from the TC Manufacturing Co., Inc. 401(k) Profit Sharing
     Plan and Trust (the "TC Profit Sharing Plan") cash and other assets comprising the account balances in the TC Profit Sharing Plan of participants therein who became employees of NEWCO, so as to avoid distribution from the TC Profit Sharing Plan to such participants;

          (d)  establish a group medical plan and other employee benefit plans of general applicability which are substantially similar to the plans currently maintained by the
     Corporation for its employees; and

          (e)  a shareholders agreement.

     Such agreements and actions as require specific approval of the shareholders of NEWCO, such as the adoption of certain benefit plans and arrangements, the employee stock option plan and the shareholders agreement referred to in this Section 6.2, will be presented to such shareholders for approval no later than one-hundred eighty (180) days after the Effective Time.

     6.3  Withdrawal of Qualifications to do Business.  As of the Effective Time or as soon thereafter as practicable, NEWCO will prepare or cause to be prepared for execution by the
Corporation such applications as are necessary to request the withdrawal of the Corporation's qualifications to do business in the States of Texas and Illinois, which states represent all of the jurisdictions outside of the State of Delaware in which the Corporation presently is so qualified.
NEWCO will file all such applications on behalf of and in the name of the Corporation and in connection therewith pay all fees and taxes required to effect, and deliver to the Corporation evidence of the successful completion of, such withdrawals.  The Corporation will fully cooperate
with NEWCO in its efforts to effect such withdrawals and will execute and deliver such applications or other documents as may be required to be executed by or in the name of the
Corporation.

     6.4  Continuing Obligations of the Corporation to NEWCO.  The Corporation will indemnify, and agree to defend and hold NEWCO harmless for, from, against and in respect of and will on demand reimburse NEWCO for:

          (a)  any and all loss, liability or damage suffered or incurred by NEWCO by reason of any assessment by the Internal Revenue Service or any state, local or other taxing authority, of any additional taxes against said entity for transactions, events or omissions occurring on or prior to the Effective Time which relate to the Pharmaceutical
     Business or its properties, operations and activities, revenues, expenses or income;

          (b)  any and all loss, liability or damage suffered or incurred by NEWCO by reason of any transactions, events or omissions occurring before, on or after the Effective
     Time which relate to the Pharmaceutical Business or its properties, operations and activities, including without limitation any damages, fines, penalties, losses, liabilities or damages suffered or incurred by NEWCO (or imposed upon NEWCO by any party or person including without limitation a governmental entity) arising out of or as a result of or in connection with any environmental contamination, pollution, claim, condition or circumstance relating to the existence, use, discontinued use or clean-up of any real property owned or leased by the Corporation (including without limitation all costs incident to the exposure of any person or property to any such environmental contamination, pollution, condition or circumstance) in so far as the foregoing stems from the operation or ownership of the Pharmaceutical Business by the Corporation through its subsidiaries, or the shipment by or on behalf of the Pharmaceutical Business of any hazardous material for further management, and all settlements, costs and expenses relating to abatement, remediation, removal and clean-up incident to any of the foregoing;
     and

          (c)  any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation reasonable court costs, attorneys' and accountants' fees, and advisory, engineering or other expenses incident to any of the matters described in paragraphs (a) and (b) above.

     6.5  Continuing Obligations of NEWCO to the Corporation.  NEWCO will indemnify and agree to defend and hold harmless the Corporation from, against and in respect of and will on demand reimburse the Corporation for:

          (a)  any and all loss, liability or damage suffered or incurred by the Corporation by reason of any assessment by the Internal Revenue Service or any state, local or other taxing authority of any additional taxes against the Corporation for transactions, events or omissions occurring on or prior to the Effective Time which relate to the Coating Business or the Packaging Business or its or their properties, operations and activities, revenues, expenses or income;

          (b)  any and all loss, liability or damage suffered or incurred by the Corporation by reason of any transactions, events or omissions occurring before, on or after the
     Effective Time which relate to the Coating Business or the Packaging Business or its or
     their properties, operations and activities, including without limitation the NEWCO
     Liabilities and any damages, fines, penalties, losses, liabilities or damages suffered or incurred by the Corporation (or imposed upon the Corporation by any party or person including without limitation a governmental entity) arising out of or as a result of or in connection with any environmental contamination, pollution, claim, condition or circumstance relating to the existence, use, discontinued use or clean-up of any real property owned or leased by NEWCO or the Corporation (including without limitation all costs incident to the exposure of any person or property to any such environmental contamination, pollution, condition or circumstance) in so far as the foregoing stems from the Corporation's operation or ownership of the Coating Business or the Packaging
     Business, or the shipment by or on behalf of the Coating Business or the Packaging
     Business of any hazardous material for further management, and all settlements, costs and expenses relating to abatement, remediation, removal and clean-up incident to any of the foregoing; and

          (c)  any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation reasonable court costs, attorneys' and accountants' fees, and advisory, engineering or other expenses incident to any of the matters described in paragraphs (a) and (b) above.

     6.6  Notice, Defense and Settlement Offers.  A party claiming indemnification (the
"Indemnified Party") will give prompt notice to the party liable for indemnification (the
"Indemnifying Party") of any matters hereunder which may give rise to a claim for indemnification as promptly as practicable after it has actual knowledge of the facts which may give rise to such claim, and the Indemnified Party will specify in such notice all relevant facts known to the Indemnified Party relating to such potential indemnification right.  The failure, however, of the Indemnified Party to give notice within a reasonable time as required under this
Section 6.6 will not affect or otherwise waive the Indemnified Party's rights to be indemnified under or to enforce an indemnification of such claim or any other claim pursuant to the terms of this Plan to its full extent, except that the Indemnified Party will not be permitted to recover from the Indemnifying Party the amount of any additional loss, liability or damage incurred by the
Indemnified Party which would not reasonably have been incurred had notice been given in accordance with the provisions of this Section 6.6.  Failure by the Indemnified Party to give such notice will not diminish any rights to indemnity it may have other than under this Plan.

     If the facts which give rise to any such potential indemnification claim involve any actual or threatened claim or demand by any third party against the Indemnified Party, the
Indemnifying Party will be entitled (without prejudice to the right of the Indemnified Party at its expense jointly to defend) to defend such claim (and jointly to prosecute any possible related claim by the Indemnified Party against any third party) at the Indemnifying Party's expense through counsel of the Indemnifying Party's own choosing, provided that the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within fifteen days after receipt of the notice of claim.  In all instances in which the Indemnifying Party chooses to defend claims against the Indemnified Party as provided hereunder, it will be agreed that counsel for the
Indemnifying Party will act as lead counsel even if the Indemnified Party chooses to participate in said defense.  It will be further agreed that whenever the Indemnifying Party chooses to defend a claim and the Indemnified Party chooses not to participate actively in such defense, the
Indemnified Party will nonetheless fully and actively cooperate with and assist the Indemnifying
Party in defending the matter by, among other things, assisting in the procurement of documentary evidence and witnesses and enforcing rights against third parties.

     No matter giving rise to a claim for indemnification under this Plan will be settled by the
Indemnifying Party without the prior written consent of the Indemnified Party, except when the settlement thereof involves only the payment of money for which the Indemnified Party is totally indemnified by the Indemnifying Party by virtue of payment made directly to a third-party by the
Indemnifying Party.  Promptly following a party's receipt of a firm settlement offer with respect to any such matter, such party will notify the other party of such offer, setting forth in such notification the terms of such offer and indicating the notifying party's view as to whether or not the offer should be accepted.  Any acceptance or rejection of a settlement offer on the part of the other party will be submitted to the notifying party within ten (10) days after the other party's receipt from the notifying party of the terms of such offer.  Failure of the other party to so advise the notifying party within said ten (10) days will constitute an acceptance of such settlement offer
by the other party.

     6.7  Limitation on Indemnity.
            ------------------------------
     (a)  Notwithstanding any other provision of this Plan, all rights to indemnification under
Section 6.4 or Section 6.5 will terminate and be of no further force and effect as to any claim when the assertion of such claim by any third party against Newco or the Corporation, as the case may be, is barred by the applicable statute of limitations.  No extension of any applicable statute of limitations will be granted by the Indemnified Party without the prior written consent of the
Indemnifying Party and the Indemnifying Party will not be liable to the Indemnified Party for any claim asserted during a time period extending an applicable statute of limitations unless such consent has been so obtained.

     (b)  Any indemnification claim made will be deemed to be timely made within the applicable time limit set forth in this Section 6.7 if a matter will have become known which may give rise to a right for indemnification hereunder and the Indemnified Party, prior to or within thirty (30) days following the expiration of such time limit, will have given notice thereof to the
Indemnifying Party in accordance with this Plan, in which event the Indemnified Party's right to indemnification and the indemnification provisions of this Plan with respect to such matter will continue until such matter is fully and finally resolved.

     (c)  The Indemnifying Party will not indemnify any claim which was brought within a time period extending an applicable statute of limitation, where such extension was granted by the Indemnified Party without the written consent of the Indemnifying Party.

     6.8  Release of Other Claims.  Except as specifically provided in this Plan, in the
Exhibits hereto, or in any of the agreements, documents or instruments used to effect the transactions contemplated by the Merger, each of the Corporation and NEWCO, for itself and its respective affiliates, successors and assigns, will release each other party from and against any and all claims, demands or causes of action of any nature whatsoever arising from any transaction, event, omission, or source whatsoever occurring prior to the Effective Time.  The foregoing release will become effective as of the Effective Time.



                                                           ARTICLE VII
                                                           ------------------
                          Representations, Warranties and Covenants of the Corporation
                          ----------------------------------------------------------------------------

     7.1  Certain Representations and Warranties.  In order to effect the reorganization contemplated by this Plan on a tax-free basis, and in addition to such other representations and warranties as are set forth in this Plan, the Corporation expressly represents and warrants as follows:

          (a)  that as of the Effective Time, the total adjusted basis and the fair market value of the NEWCO Assets equal or exceed the sum of the NEWCO Liabilities;

          (b)  that the NEWCO Liabilities were incurred in the ordinary course of the
     Coating Business or the Packaging Business and are associated with the NEWCO Assets;
     and

          (c)  that the Corporation neither accumulated its accounts receivable nor made extraordinary payment of its accounts payable in anticipation of the transactions contemplated by Article V of this Plan.

     The foregoing representations and warranties will not survive consummation of the transactions contemplated by this Plan.

     7.2  Certain Covenants.  In order to effect the reorganization contemplated by this Plan on a tax-free basis, and in addition to such other covenants as are set forth in this Plan, the
Corporation covenants as follows:

          (a)  that, except for intercorporate debt created as a result of any continuing transactions between the Corporation and NEWCO as described in subparagraph (c)
     below, no intercorporate debt will exist between the Corporation and NEWCO subsequent to the Effective Time;

          (b)  that the investment tax credit previously computed with respect to any
     Section 38 property transferred to NEWCO will be adjusted in the year of transfer to reflect an early disposition of the property pursuant to Section 47(a)(1) and (5) of the
     Code; and

          (c)  that payments made in connection with all continuing transactions between the Corporation and NEWCO will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

     The foregoing covenants will survive consummation of the transactions contemplated by this Plan and will continue to be binding upon the Corporation notwithstanding such consummation.


                                                           ARTICLE VIII
                                                           -------------------
                                              Conditions to Reorganization
                                              ------------------------------------

     8.1  Consummation of Merger.  The obligation of the Corporation to effect the transactions contemplated by this Plan is conditioned upon the consummation immediately thereafter of the transactions contemplated by the Merger.  The Board of Directors of the
Corporation approves the reorganization contemplated by this Plan based upon its belief that such reorganization, when effected in conjunction with the Merger, will not result in a taxable event for either the Corporation or its stockholders.  While it is the desire of the Board of
Directors that the Corporation apply for and procure a favorable ruling from the Internal Revenue
Service as to the tax-free nature of the reorganization, neither the application for nor the procurement of such a favorable ruling is a pre-condition to the consummation of the Plan and failure to apply for or procure such a ruling on or before the Effective Time will not be deemed conclusive evidence that the transactions contemplated by this Plan cannot reasonably be expected to qualify as a tax-free corporate reorganization under Sections 355 and 354 of the
Code.

     8.2  Confirmation of Fair Value.  The obligation of the Corporation to effect the transactions contemplated by this Plan is conditioned upon a finding by the Board of Directors of the Corporation that the fair market value of the shares and interests held by each of the
Corporation's stockholders immediately prior to giving effect to such transactions is substantially equal to the fair market value of the shares and interests which will be held by such stockholder after giving effect to such transactions.  The Board of Directors has made such a finding and therefore approves the reorganization contemplated by this Plan on the terms and conditions set forth.

     8.3  Third Party Consents.  Except for such approvals and consents as are required by statute, ordinance or regulation in order to effect the transactions contemplated by this Plan, no approvals of any third party will be sought by the Corporation as a pre-condition to the obligation
of the Corporation to effect such transactions.


                                                                   ARTICLE IX
                                                                   -----------------
                                                                   Effective Time
                                                                   -------------------
     As used in this Plan, the term "Effective Time" will be the effective time of the Split-off, which Split-off will be consummated so as to occur immediately before consummation of the
Merger, as determined in accordance with an agreement and plan of merger setting forth the terms and conditions of the Merger.  The Effective Time, however, will be no sooner than thirty
(30) days after holders of Options have been advised pursuant to Article IV of the acceleration of the Options (and of the holders' immediate right to exercise such Options) and no sooner than two (2) days after the stockholders of the Corporation have approved the Merger.  In no event will the Effective Time be later than February 28, 1996, unless extended to such later date by action of the Board of Directors.


                                                             ARTICLE X
                                                             ----------------
                          Termination and Abandonment of Plan and Amendments
                          ---------------------------------------------------------------------
     This Plan, and the transactions contemplated hereby, may be terminated at any time on or prior to the Effective Time by action of the Board of Directors of the Corporation if, and only if, as of the Effective Time the Corporation will then have the right under the agreement and plan of merger setting forth the terms and conditions of the Merger to terminate such agreement and
elect not to proceed with the Merger.   This Plan may be amended by the Board of Directors of
the Corporation at any time prior to the Effective Time, provided that any such amendment will not (i) alter or change the amount, kind or rights of the securities to be received in exchange for or upon conversion of the Corporation's Common Stock; (ii) alter or change any term of the charter documents of the Corporation or NEWCO as contemplated by this Plan; or (iii) alter or change any of the terms of the Plan if such alteration or change would adversely affect the holders of any class or series of Corporation's capital stock.


                                                                ARTICLE XI
                                                                -----------------
                                                           Fees and Expenses
                                                           -----------------------
     The Corporation will be responsible for the payment of its expenses (including without limitation the fees and expenses of its attorneys, accountants and financial advisors) incurred in connection with the preparation and execution of this Plan and the consummation of the transactions contemplated hereby.  Any stockholders seeing fit to retain his or her own professional advisors in connection with his or her evaluation of the Plan will be responsible for the payment of the fees and expenses of such professionals.

     This Plan is adopted as of October 10, 1995.
                     PLAN OF REORGANIZATION OF
             TC MANUFACTURING CO., INC. ("Corporation")
                          LIST OF EXHIBITS

Exhibit           Description                              Section Reference
---------           --------------                        ----------------------

A                    Calculation of Yield Maintenance         Preamble C.ii
                        Penalty

1.1-A               Preferred/Common Stockholders:               Article I
                        Number of Shares Held of Record

1.1.-B              Option Holders - Grant Date,                 Article I
                        Expiration Date, Exercise Price and
                        Number of Shares

2.1                   Directors and Officers of the    Article II, Section 2.1
                        Corporation
2.2-A               Articles of Incorporation of NEWCO Article II, Section 2.2

2.2-B                By Laws of NEWCO                  Article II, Section 2.2

2.2-C                Directors and Officers of NEWCO   Article II, Section 2.2.

3.1-A               Form of Plan of Complete           Article III, Section 3.1
                        Liquidation for HSW Investment Co.

3.1-B               Form of UDL-Illinois Assumption    Article III, Section 3.1
                        Agreement

3.2                    Form of Distribution Agreement  Article III, Section 3.2
                         between the Corporation and
                         NEWCO
3.4-A                Pro Forma Consolidating Balance   Article III, Section 3.4
                         Sheet for the Corporation

3.4-B                Pro Forma Consolidating Balance   Article III, Section 3.4
                         Sheet for NEWCO


Exhibit                 Description                      Section Reference
---------              --------------                    ----------------------

5.1-A            Shareholder/Option Holder List of    Article V, Section 5.1(b)
                 Pharmaceutical Business Employees

5.1-B            Pro Forma Demonstration Application  Article V, Section 5.1(b)
                       of Distribution Formula








              EXHIBIT 2.10 TO DISTRIBUTION AGREEMENT


                    INDEMNIFICATION AGREEMENT


          This Indemnification Agreement made this _____ day of ______________,
199__ by and between TC MANUFACTURING CO., INC., an Illinois corporation
("Newco"), and TC MANUFACTURING CO., INC., a Delaware corporation to be known as Roderick Corporation ("TC-DEL").

                            BACKGROUND

          WHEREAS, TC-DEL has operated for many years two separate lines of business as divisions of TC-DEL and through its wholly owned subsidiaries, The Tapecoat
Company, Inc., a Delaware corporation ("Tapecoat-DE"), The Tapecoat Company Canada,
Limited, an Ontario, Canada corporation ("Tapecoat Ltd."), Tapecoat Canada, Inc., an
Ontario, Canada corporation ("Tapecoat, Inc.") and HSW Investment Co., an Illinois
corporation ("HSW"); namely, the manufacture, marketing and sale of specialty corrosion protection products through the Tapecoat Division (the "Coating Business") and the
manufacture, marketing and sale of flexible packaging products and systems through the
Pak-Sher Division (the "Packaging Business"); and
          WHEREAS, TC-DEL, through its direct and indirect wholly owned subsidiaries, UDL Laboratories, Inc., an Illinois corporation ("UDL-IL"), UDL Laboratories,
Inc., a Florida corporation ("UDL-FL"), AndaPharma Corp., a Virginia corporation ("AP"), and Pharmadyne Corp., a Virginia corporation ("PD"), has operated for many years a line of business involving the development, manufacture, packaging, marketing and sale of generic pharmaceutical products (the "Pharmaceutical Business"); and
          WHEREAS, TC-DEL has contributed all of the assets and certain of the liabilities of the Coating Business and the Packaging Business to Newco and distributed capital stock of Newco to certain holders of the common stock of TC-DEL pursuant to a Plan of
Reorganization dated October 10, 1995 (the "Plan of Reorganization"); and
          WHEREAS, pursuant to the Plan of Reorganization, Newco has assumed, and undertaken to satisfy in full, the liabilities of TC-DEL arising out of or relating to the Newco
Assets (as hereinafter defined), the Coating Business and the Packaging Business; and
          WHEREAS, prior to the consummation of the transactions described in the Plan of Reorganization, the aggregate assets of the Coating Business, the Packaging Business and the Newco Subsidiaries (as hereinafter defined) were available to TC-DEL for the satisfaction of the liabilities being assumed by Newco; and
          WHEREAS, after the consummation of the transactions described in the Plan of
Reorganization, all of the assets of the Pharmaceutical Subsidiaries (as hereinafter defined) are available to TC-DEL and the Pharmaceutical Subsidiaries for the satisfaction, in full, of the liabilities arising out of or relating to the Pharmaceutical Business; and
          WHEREAS, TC-DEL, Mylan Laboratories Inc., a Pennsylvania corporation
("Mylan"), and MLI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Mylan ("MLI"),  are parties to an Agreement and Plan of Merger dated October 10, 1995 pursuant to which MLI will be merged with and into TC-DEL with TC-DEL being the surviving corporation of the merger and will be known as Roderick Corporation upon and after such merger (the "Merger Agreement"); and
          WHEREAS, as a condition to the consummation of the transactions under the
Plan of Reorganization, Newco has agreed to indemnify and hold harmless TC-DEL and
Mylan from and against all of the liabilities assumed by Newco under the Plan of
Reorganization such that TC-DEL and Mylan will have the benefit of the aggregate assets of the Coating Business, the Packaging Business and the Newco Subsidiaries available for the satisfaction of such liabilities in the same manner as existed prior to the consummation of the transactions described in the Plan of Reorganization; and
          WHEREAS, as a condition to the consummation of the transactions under the
Plan of Reorganization, TC-DEL has agreed to indemnify and hold harmless Newco and the holders of the capital stock of Newco on the date hereof after giving effect to the consummation of the transactions under the Plan of Reorganization (the "Newco
Shareholders") from and against all of the liabilities of the Pharmaceutical Business such that
Newco and the Newco Shareholders will have the benefit of the aggregate assets of the
Pharmaceutical Subsidiaries available for the satisfaction of such liabilities in the same manner as existed prior to the consummation of the transactions described in the Plan of
Reorganization; and
          WHEREAS, Newco and TC-DEL intend that this Agreement serve to allocate among Newco, the Newco Subsidiaries, TC-DEL and the Pharmaceutical Subsidiaries all of
the liabilities incurred or to be incurred on account of the past, present and future operations of the business of the Coating Business and Packaging Business, on one the hand, and the
Pharmaceutical Business, on the other hand; and
          WHEREAS, as an inducement to consummate the transactions described in the
Plan of Reorganization, the parties have agreed to enter into this Agreement.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Newco and TC-DEL, intending to be legally bound, hereby represent, warrant, covenant and agree as follows:
A.  DEFINITIONS.
          1.   Definitions.  As used in this Agreement, the following terms have the following meanings:
               (a)  "Coating Business Balance Sheet" shall mean the balance sheet of the Tapecoat Division of Newco prepared in accordance with GAAP as of the date of this
Agreement after giving effect to the transactions contemplated by the Plan of Reorganization and the Merger Agreement, a pro forma of which is attached hereto as Exhibit A-1.
               (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
               (c)  "Corrective Action Work" shall mean:  (i) all removal, remedial and other response activities required to be done by the Environmental Laws or any order or directive issued pursuant to the Environmental Laws to respond to the release or threatened release of Hazardous Materials; and (ii) all activities undertaken to correct violations of any
Environmental Laws.
               (d)  "Environmental Condition" shall mean any condition on, in, under, or otherwise associated with, or emanating from, real or personal property which is affecting or could affect human health and the environmental or natural resources as a result of a release or threatened release of any Hazardous Material, the existence of which subjects a generator of any Hazardous Material located on, or an owner, operator or occupant of, such property to any liability, loss, damage, cost or expense under any Environmental Law.
               (e)  "Environmental Laws" shall mean any federal, state, local or foreign laws (including the common law), statutes, ordinances, codes, rules or regulations, permits or permit conditions, consent or administrative orders, agreements or understandings (whether previously existing, now existing or hereafter enacted, promulgated, issued or entered into)
which pertain to the protection of human health or the environment or worker safety, including, without limitation, the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, the Resource Conservation and Recovery Act, as each of the foregoing may be amended from time to time, and any judicial or administrative interpretation of such laws, statutes, ordinances, codes, rules, regulations or orders, permits or permit conditions, consent or administrative orders, agreements or understandings, including, without limitation, any judicial or administrative orders or judgments.
               (f)  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis with prior periods.
               (g)  "General Liabilities" shall mean any and all items of indebtedness or obligation owed to any party whether such indebtedness or obligation is, as of the date of this
Agreement, accrued, matured or unmatured, known or unknown, fixed or contingent, created under statutes or laws presently existing or hereafter enacted or promulgated but, in the case of any items of indebtedness or obligation which are unmatured, unknown or contingent as of the date of this Agreement or created under statutes or laws hereafter enacted or promulgated, when such items become matured, known, fixed or created, such items shall be deemed to have been in existence as of the date of this Agreement.
               (h)  "Hazardous Materials" shall mean any hazardous or toxic materials, wastes or substances which are defined, determined or identified as such in any Environmental
Laws or any material, waste or substance the manufacture, generation, use, storage, transportation, disposal or other management of which is regulated by the Environmental
Laws.
               (i)  "New Newco Subsidiary" shall be defined in Section F.1.(b).
               (j)  "Newco Assets" shall mean all of the properties, assets, rights, goodwill and business of every kind, nature and description, both real and personal, tangible, intangible or mixed, of the Coating Business and the Packaging Business owned or held from time to time by Newco and the Newco Subsidiaries, including, without limitation, the stock ownership of Newco in the Newco Subsidiaries.
               (k)  "Newco Balance Sheet" shall mean the balance sheet of Newco prepared in accordance with GAAP as of the date of this Agreement after giving effect to the transactions contemplated by the Plan of Reorganization and the Merger Agreement, a pro
forma of which is attached hereto as Exhibit A-2.
               (l)  "Newco Businesses" shall mean the Coating Business and the
Packaging Business, collectively.
               (m)  "Newco Environmental Claim" shall be defined in Section C.1 hereof.
               (n)  "Newco Environmental Liabilities" shall be defined in
Section B.2.(a)(iv).
               (o)  "Newco General Liabilities" shall mean the General Liabilities incurred in connection with, or arising out of, or relating to the operation of the business of
Newco, the Coating Business, the Packaging Business and the Newco Subsidiaries, whether past, present or future, including, without limitation, the indebtedness and obligations assumed by Newco pursuant to the Plan of Reorganization (including, without limitation, any damages incurred by any third party (other than Metropolitan Life Insurance Company and LaSalle
National Bank) whose consent to the transactions contemplated by the Plan of Reorganization is not being sought pursuant to Section 8.3 of the Plan of Reorganization and any healthcare costs incurred through the date of this Agreement on account of employees of the Coating
Business, the Packaging Business and the Newco Subsidiaries which are not covered by insurance); provided, however, such term shall not include any items of indebtedness or obligation reflected in the TC-DEL Balance Sheet.
               (p)  "Newco Liabilities" shall mean the Newco Environmental
Liabilities, the Newco General Liabilities, the Newco Securities Laws Liabilities and the
Newco Tax Liabilities, collectively.
               (q)  "Newco Obligations" shall mean the indemnification obligations and all other obligations of Newco described in this Agreement.
               (r)  "Newco Property" shall mean any real property owned, leased or occupied by TC-DEL, Newco, Tapecoat-DE, Tapecoat Ltd., Tapecoat, Inc. or HSW from and after the date of its incorporation through the date of this Agreement.
               (s)  "Newco Securities Laws Liabilities" shall be defined in
Section B.2.(c).
               (t)  "Newco Subsidiary" or "Newco Subsidiaries" shall mean Tapecoat-DE, Tapecoat
Ltd., Tapecoat, Inc., and HSW.
               (u)  "Newco Tax Liabilities" shall be defined in Section B.2.(b).
               (v)  "Packaging Business Balance Sheet" shall mean the balance sheet of the Pak-Sher Division of Newco prepared in accordance with GAAP as of the date of this
Agreement after giving effect to the transactions contemplated by the Plan of Reorganization and the Merger Agreement, a pro forma of which is attached hereto as Exhibit A-3.
               (w)  "Pharmaceutical Environmental Claim" shall be defined in Section
C.2.(a) hereof.
               (x)  "Pharmaceutical Environmental Liabilities" shall be defined in
Section B.4.(a).
               (y)  "Pharmaceutical General Liabilities" shall mean the General
Liabilities incurred in connection with, or arising out of, or relating to the operation of the
Pharmaceutical Business whether past, present or future.
               (z)  "Pharmaceutical Liabilities" shall mean the Pharmaceutical
Environmental Liabilities, the Pharmaceutical General Liabilities, the Pharmaceutical
Securities Laws Liabilities, the Pharmaceutical Tax Liabilities and the TC-DEL
Reorganization Tax Liabilities, collectively.
               (aa)  "Pharmaceutical Obligations" shall mean the indemnification obligations and all other obligations of TC-DEL described in this Agreement.
               (ab)  "Pharmaceutical Property" shall mean those parcels of real property owned, leased or occupied by any of UD-IL, UDL-FL, AP and PD after the date of its incorporation through the date of this Agreement.
               (ac)  "Pharmaceutical Securities Laws Liabilities" shall be defined in
Section B.4.(d).
               (ad)  "Pharmaceutical Subsidiary" or "Pharmaceutical Subsidiaries" shall mean, individually or collectively as the case may be, UDL-IL, which, in turn, owns all of the issued and outstanding capital stock of UDL-FL, AP, and PD.
               (ae)  "Pharmaceutical Tax Liabilities" shall be defined in Section
B.4.(b).
               (af)  "Pre-Closing Period" and "Pre-Closing Periods" shall be defined in
Section C.4.(a).
               (ag)  "TC-DEL Balance Sheet" shall mean the balance sheet of TC-DEL prepared in accordance with GAAP as of the date of this Agreement after giving effect to the transactions contemplated by the Plan of Reorganization and the Merger Agreement, a pro
forma of which is attached hereto as Exhibit A-4.
               (ah)  "TC-DEL Reorganization Tax Liabilities" shall be defined in
Section B.4.(c).

B.  INDEMNIFICATION.
          1.   General Intent and Agreement of the Parties.  Newco and TC-DEL
hereby acknowledge and agree that:
               (a)  The intent and agreement of the parties hereto is that payment or performance of all of the Newco Liabilities and the Newco Obligations shall be the responsibility of Newco and the Newco Subsidiaries, as the case may be, and that payment or performance of the Pharmaceutical Liabilities and the Pharmaceutical Obligations shall be the responsibility of TC-DEL and the Pharmaceutical Subsidiaries, as the case may be;
               (b)  The parties have had extensive discussions and negotiations with respect to known or suspected Newco Environmental Liabilities and have agreed to allocate to
Newco and the Newco Subsidiaries all of the Newco Environmental Liabilities, whether known, unknown or suspected, related to or arising out of the conduct of the business of the
Coating Business, the Packaging Business and the Newco Subsidiaries in the past or present and to have Newco and the Newco Subsidiaries be responsible for compliance with applicable
Environmental Laws and the discharge of all obligations arising thereunder in the future;
               (c)  The parties acknowledge and agree that the Pharmaceutical
Environmental Liabilities, whether known, unknown or suspected, related to or arising out of the conduct of the business of the Pharmaceutical Business and the Pharmaceutical Subsidiaries
in the past or present are the responsibility of the Pharmaceutical Subsidiaries, that the
Pharmaceutical Subsidiaries are to be responsible for compliance with applicable
Environmental Laws and the discharge of all obligations arising thereunder in the future and that TC-DEL is to be responsible for causing the Pharmaceutical Subsidiaries to perform such obligations; and
               (d)  The intent of the parties to this Agreement is that,
notwithstanding any legal precedent which may provide for a narrow interpretation of indemnification obligations generally, the indemnification obligations set forth in this
Agreement shall be given the broadest possible interpretation so that the underlying business and economic bargain as negotiated and agreed to by the parties with respect to the transactions described in the Plan of Reorganization and the Merger Agreement can be given effect.
          2.   Indemnification of TC-DEL by Newco.  Newco hereby covenants and agrees that it shall defend, indemnify and hold TC-DEL and the Pharmaceutical Subsidiaries, and each of them, harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses (including reasonable attorneys' fees and expenses and reasonable costs of suit, including, but not limited to, expert witness fees, consultants' fees and other defense costs, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) arising out of:
               (a)  any and all claims for personal injury (including death), property loss, judgments, fines, penalties, removal costs, remedial costs, response costs, natural resource damages, contribution and all other liabilities of any kind whatsoever, whether known or unknown, vested or contingent, at law or in equity or otherwise, which are in any way asserted against or incurred by TC-DEL, any of the Pharmaceutical Subsidiaries and Mylan,
or any of them, incident to, or arising directly or indirectly from:
                    (i)  the failure on or prior to the date of this Agreement of
               TC-DEL, as former owner of the Newco Businesses, or any Newco
               Subsidiary to:  (A) comply with the requirements of any Environmental
               Laws as such relate to the conduct of the Newco Businesses; and
               (B) take any Corrective Action Work with respect to such non-compliance;
                    (ii) the shipment on or prior to the date of this Agreement by or on behalf of the Newco Businesses or any Newco Subsidiary of any
               Hazardous Material for further management, including, without limitation, shipment for storage, treatment, recycling or disposal;
                    (iii)     any Environmental Condition present on, in, under,
               emanating from or resulting from the use of, the Newco Property, whether known or unknown and whether or not attributable to the acts or omissions of the Newco Businesses or any Newco Subsidiary;
               provided, however, Newco shall have no obligation of indemnity with respect to Environmental Conditions on the Pharmaceutical Property
               which are or have been caused by or relate to acts or omissions by TC-DEL, the
Pharmaceutical Subsidiaries or others whether occurring prior to, on or after the date of this Agreement; and
                    (iv) any Corrective Action Work necessary to be taken by
               Newco, any Newco Subsidiary, TC-DEL or any governmental authority in response to the release or threatened release of Hazardous Materials in, on, under or adjacent to the Newco Property; provided, however,
               Newco shall have no obligation of indemnity with respect to Corrective
               Action Work necessary to respond to the release of Hazardous Materials in, on, under or adjacent to the Pharmaceutical Property which is necessitated by or related to acts or omissions by TC-DEL, the
               Pharmaceutical Subsidiaries or others whether occurring prior to, on or after the date of this Agreement
(the matters described in subsections (i) through (iv) above are hereinafter collectively referred to as the "Newco Environmental Liabilities");
               (b)  any and all claims for the payment of taxes (with respect to state or local taxes, net of federal tax benefits), interest or penalties (to the extent not reflected as a liability on the TC-DEL Balance Sheet), made by any federal, state or local governmental authority with respect to any taxes of any kind or description which are owed by or assessed against TC-DEL, Newco or any of the Newco Subsidiaries (whether or not part of a consolidated tax return) for all tax years or periods through the Effective Date (as defined in the Merger Agreement); provided, however, Newco shall have no obligation of indemnity with respect to taxes, interest or penalties which relate to the conduct of the Pharmaceutical
Business whether relating to periods prior to and/or after the date of this Agreement
(collectively, the "Newco Tax Liabilities");
               (c)  any untrue statement or alleged untrue statement of a material fact contained in the information described in Items 17 and 18 of Form S-4 promulgated by the
Securities and Exchange Commission as presented in the Registration Statement on Form S-4 and made part of the prospectus/proxy statement distributed to the shareholders of TC-DEL as contemplated by the Merger Agreement or caused by an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively, the "Newco Securities Laws Liabilities") but only insofar as any such statement or omission was made in reliance upon, and in conformity with, information furnished by TC-DEL in writing prior to the date of this Agreement and specifically for use in the preparation of such Registration Statement;
               (d)  any and all claims with respect to any of the Newco General
Liabilities; and
               (e)  the successful enforcement (in whole or in part) of this
Agreement by TC-DEL.
          3.   Indemnification of Mylan by Newco.  Newco hereby covenants and agrees that it shall indemnify and hold Mylan harmless from and against the loss of the economic value of the bargained-for consideration represented by Newco's indemnification of
TC-DEL under this Agreement and any and all other claims, liabilities, damages, losses, deficiencies and expense (including reasonable attorneys' fees and expenses and reasonable costs of suit, including, but not limited to, expert witness fees, consultants' fees and other defense costs, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) arising out of:
               (a)  a determination by a court of competent jurisdiction that the indemnification obligations of Newco in favor of TC-DEL with respect to the Newco
Environmental Liabilities are unenforceable in whole or in part; and
               (b)  the successful enforcement (in whole or in part) of this
Agreement by Mylan.
          4.   Indemnification of Newco by TC-DEL.
          TC-DEL hereby covenants and agrees that it shall defend, indemnify and hold
Newco and the Newco Subsidiaries, and each of them, harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses (including reasonable attorneys'
fees and expenses and costs of suit, including, but not limited to, expert witness fees, consultants' fees and other defense costs, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) arising out of:
               (a)  any and all claims for personal injury (including death), property loss, judgments, fines, penalties, removal costs, remedial costs, response costs, natural resource damages, contribution and all other liabilities of any kind whatsoever , whether known or unknown, vested or contingent, at law or in equity or otherwise, which are in any way asserted against or incurred by Newco, the Newco Subsidiaries, and the Newco
Shareholders, or any of them, incident to, or arising directly or indirectly from:
                                (i)   the failure on or prior to the date of this Agreement
               of the Pharmaceutical Business or any Pharmaceutical Subsidiary to:
               (A) comply with the requirements of any Environmental Laws as such relate to the conduct of the Pharmaceutical Business; and (B) take any
               Corrective Action Work with respect to such non-compliance;
                               (ii)   the shipment on or prior to the date of this Agreement
               by or on behalf of the Pharmaceutical Business or any Pharmaceutical
               Subsidiary of any Hazardous Material for further management, including, without limitation, shipment for storage, treatment, recycling or disposal;
                              (iii)   any Environmental Condition present on, in, under,
               emanating from or resulting from the use of, the Pharmaceutical
               Property, whether known or unknown and whether or not attributable to the acts or omissions of the Pharmaceutical Business or any
               Pharmaceutical Subsidiary; provided, however, TC-DEL shall have no obligation of indemnity with respect to Environmental Conditions on the
               Newco Property which are or have been caused by or relate to acts or omissions by Newco, the Newco Subsidiaries or others whether occurring prior to, on or after the date of this Agreement; and
                               (iv)   any Corrective Action Work necessary to be taken by
               TC-DEL, any Pharmaceutical Subsidiary, Newco or any governmental authority in response to the release or threatened release of Hazardous
               Materials in, on, under or adjacent to the Pharmaceutical Property;
               provided, however, TC-DEL shall have no obligation of indemnity with respect to Corrective Action Work necessary to respond to the release of
               Hazardous Materials in, on, under or adjacent to the Newco Property which is necessitated by or related to acts or omissions by Newco, the
               Newco Subsidiaries or others whether occurring prior to, on or after the date of this Agreement
(the matters described in subsections (i) through (iv) above are hereinafter collectively referred to as the "Pharmaceutical Environmental Liabilities");
               (b)  any and all claims for the payment of taxes (with respect to state or local taxes, net of federal tax benefits), interest or penalties made by any federal, state or local governmental authority with respect to any taxes of any kind or description which are owed by or assessed against TC-DEL or any of the Pharmaceutical Subsidiaries (whether or not part of a consolidated tax return) for all tax years or periods through the Effective Date (as defined in the Merger Agreement); provided, however, TC-DEL shall have no obligation of indemnity with respect to taxes, interest and penalties which relate to conduct of the Newco Businesses whether relating to periods prior to and/or after the date of this Agreement  (collectively, the
"Pharmaceutical Tax Liabilities");
               (c)  any and all claims for the payment of taxes, interest and penalties made by any federal, state or local governmental authority with respect to federal, state or local income taxes payable by TC-DEL or any member of the TC-DEL consolidated group or its transferees solely on account of the distribution of the shares of Newco to the distributee stockholders of TC-DEL pursuant to the Plan of Reorganization (the "TC-DEL Reorganization
Tax Liabilities");
               (d)  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement on Form S-4 as contemplated by the Merger
Agreement or caused by an omission or alleged omission of state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (the
"Pharmaceutical Securities Law Liabilities"); provided, however, TC-DEL shall have no obligation of indemnity with respect to Newco Securities Laws Liabilities;
               (e)  any and all claims with respect to any of the Pharmaceutical General
Liabilities; and
               (f)  the successful enforcement (in whole or in part) of this Agreement by Newco.
          5.   Indemnification of Newco Shareholders by TC-DEL.  TC-DEL hereby covenants and agrees that it shall indemnify and hold the Newco Shareholders harmless from and against the loss of the economic value of the bargained-for consideration represented by
TC-DEL's indemnification of Newco under this Agreement and any and all other claims, liabilities, damages, losses, deficiencies and expense (including reasonable attorneys' fees and expenses and costs of suit, including, but not limited to, expert witness fees, consultants' fees and other defense costs, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) arising out of:
               (a)  a determination by a court of competent jurisdiction that the indemnification obligations of TC-DEL in favor of Newco with respect to the Pharmaceutical
Environmental Liabilities are unenforceable in whole or in part; and
               (b)  the successful enforcement (in whole or in part) of this
Agreement by Newco.

C.  INDEMNIFICATION PROCEDURES.
          1.   Indemnification Procedures Governing Newco's Obligation to Indemnify
for Newco Environmental Liabilities.  (a) Promptly after the receipt by TC-DEL or Mylan of written notice of any demand, claim or the commencement of any action, suit or proceeding in respect of any Newco Environmental Liabilities (hereinafter a "Newco Environmental
Claim"), TC-DEL shall notify Newco thereof in writing; provided, however, the failure of
TC-DEL to give such notice shall not relieve Newco of any liability which it may have hereunder except that TC-DEL shall not be permitted to recover from Newco the amount of any additional loss, liability or damage incurred by TC-DEL which would not reasonably have been incurred had such notice been given in accordance with the provisions of this subsection
(a).
               (b)  Subject to TC-DEL's right to control certain Environmental
Claims for which Newco is obligated to indemnify TC-DEL, which matters are described below in Section C.1.(c) hereof, Newco shall have the right to:  (i) control the defense or settlement of any Newco Environmental Claim; and (ii) control and conduct all Corrective
Action Work necessary or appropriate to respond to any Newco Environmental Claim;
provided, however, that at all times when any Newco Environmental Claim is outstanding and unsatisfied the following conditions are satisfied:
                    (A)  no Newco Event of Default under this Agreement has
               occurred and is continuing; provided, however, that with respect to the
               Newco Event of Default described in Section E.1.(b), a Newco Event of
               Default shall be deemed to have occurred for purposes of this subsection
               (A) on account of any failure by Newco to keep, observe or perform any of its obligations described in Section E.1.(b);
                    (B)  The Newco Assets shall not be impaired and TC-DEL (and its agents, servants, employees and contractors) shall not be subject to any criminal or other penalties, costs or expenses, by reason of Newco's decision to contest a Newco Environmental Claim or conduct such
               Corrective Action Work or any delays in connection therewith;
                    (C)  Newco shall have notified TC-DEL within ten (10) days after initiating a contest of a Newco Environmental Claim or commencing such Corrective Action Work and thereafter provides TC-DEL with monthly progress reports on the status of the contest or
               Corrective Action Work;
                    (D)  all contests of a Newco Environmental Claim are timely commenced and prosecuted diligently and all such Corrective Action
               Work is diligently performed in accordance with applicable
               Environmental Laws; and
                    (E)  with respect to such Corrective Action Work, it is
               commenced after the earlier to occur of:  (i) the issuance by an applicable judicial or administrative authority of an order directing such
               Corrective Action Work to be done, which order has not been successfully superseded; or (ii) a final determination by such authority that any contest of such order has been unsuccessful.
               (c)  Newco shall not have the right to control the defense or settlement of any Newco Environmental Claim or to control and conduct Corrective Action
Work necessary or appropriate to respond to any Newco Environmental Claim with respect to which it is obligated to indemnify TC-DEL and Mylan that is asserted solely against TC-DEL.
With respect to such Newco Environmental Claims, TC-DEL shall have, at the cost and expense of Newco, the right to:  (x) control the defense or settlement thereof; and (y) control and conduct all Corrective Action Work necessary or appropriate to respond thereto.
               (d)  The party not entitled to control a Newco Environmental Claim shall have the right (but not the obligation) to:  (i) be represented by counsel of its own choosing at its own expense with whom counsel for the party controlling the Newco
Environmental Claim shall confer in connection with the defense or settlement thereof;
(ii) access to all records of the party controlling the Newco Environmental Claim that are relevant thereto and not otherwise subject to a claim of privilege under the law of the jurisdiction in which the Newco Environmental Claim is pending; and (iii) to conduct its own investigations and studies relating to the Newco Environmental Claim and to comment upon any Corrective Action Work proposed to be done by the party controlling the Newco
Environmental Claim prior to such Corrective Action Work being commenced.
               (e)  It is expressly understood and agreed that failure by  the party not entitled to control a Newco Environmental Claim to object to any actions by the party entitled to control a Newco Environmental Claim shall not be construed to be an approval by the non-controlling party of such actions.
          2.   Indemnification Procedures Governing TC-DEL's Obligation to
Indemnify Newco for Pharmaceutical Environmental Liabilities.
               (a)  Promptly after the receipt by Newco, the Newco Subsidiaries or the Newco Shareholders of written notice of any demand, claim, or the commencement of any action, suit or proceeding in respect of any Pharmaceutical Environmental Liabilities
(hereinafter a "Pharmaceutical Environmental Claim"), Newco shall notify TC-DEL thereof in writing; provided however, the failure of Newco to give such notice shall not relieve TC-DEL of any liability it may have hereunder, except that Newco shall not be permitted to recover from TC-DEL the amount of any additional loss, liability or damage incurred by Newco which would not reasonably have been incurred had notice been given in accordance with this subsection (a).
               (b)  Subject to Newco's right to control certain Pharmaceutical
Environmental Claims for which TC-DEL is obligated to indemnify Newco, which matters are described below in Section C.2(c) hereof, TC-DEL shall have the right to:  (i) control the defense or settlement of any Pharmaceutical Environmental Claim; and (ii) control and conduct all Corrective Action Work necessary or appropriate to respond to any Pharmaceutical
Environmental Claim; provided, however, no TC-DEL Event of Default has occurred and is continuing.  For purposes of this Section C.2.(b), a TC-DEL Event of Default shall be deemed to have occurred on account of any failure by TC-DEL to keep, observe or perform any of its obligations described in Section E.3.(b).
               (c)  TC-DEL shall not have the right to control the defense or settlement of any Pharmaceutical Environmental Claim or to control and conduct Corrective
Action Work necessary or appropriate to respond to any Pharmaceutical Environmental Claim with respect to which it is obligated to indemnify Newco, the Newco Subsidiaries or the
Newco Shareholders that is asserted solely against Newco, the Newco Subsidiaries or the
Newco Shareholders.  With respect to such Pharmaceutical Environmental Claims, Newco, the
Newco Subsidiaries or the Newco Shareholders shall have, at the cost and expense of TC-DEL, the right to: (x) control the defense or settlement thereof; and (y) control and conduct all
Corrective Action Work necessary or appropriate to respond thereto.
               (d)  The party not entitled to control a Pharmaceutical Environmental
Claim shall have the right (but not the obligation) to: (i) be represented by counsel of its own choosing at its own expense with whom counsel for the party controlling the Pharmaceutical
Environmental Claim shall confer in connection with the defense or settlement thereof; (ii)
access to all records of the party controlling the Pharmaceutical Environmental Claim that are relevant and not otherwise subject to a claim of privilege under the law of the jurisdiction in which the Pharmaceutical Environmental Claim is pending; and (iii) to conduct its own investigations and studies relating to the Pharmaceutical Environmental Claim and to comment upon any Corrective Action Work proposed to be done by the party controlling the
Pharmaceutical Environmental Claim prior to such Corrective Action Work being commenced.
               (e)  It is expressly understood and agreed that failure by the party not entitled to control a Pharmaceutical Environmental Claim to object to any actions by the party entitled to control a Pharmaceutical Environmental Claim shall not be construed to be an approval by the non-controlling party of such actions.
          3.   Dispute Resolution Under Environmental Indemnification Procedures.
               (a)  In the event TC-DEL desires to control a Newco Environmental
Claim by reason of the failure by Newco to satisfy any one or more of the conditions set forth in subsections C.1(b)(A) through (E), TC-DEL shall apply to the service affiliate of Arthur
Andersen LLP or, if unavailable, the service affiliate of another "big six" accounting firm mutually acceptable to Newco and TC-DEL (the "Independent Arbitrator") for a determination as to whether such failure has occurred and, if so, whether such failure will materially prejudice the interests of TC-DEL.  TC-DEL shall simultaneously deliver a copy of such application to Newco in the manner provided for notices under this Agreement.
               (b)  In the event Newco desires to control a Pharmaceutical
Environmental Claim by reason of the fact that a TC-DEL Event of Default (as qualified by
Section C.2.(b)) has occurred and is continuing, Newco shall apply to the Independent
Arbitrator for a determination as to whether such a TC-DEL Event of Default has occurred and, if so, whether such TC-DEL Event of Default will materially prejudice the interests of
Newco.  Newco shall simultaneously deliver a copy of such application to TC-DEL in the manner provided for notices under this Agreement.
               (c)  In either such event, TC-DEL and Newco each shall be entitled to present to the Independent Arbitrator such affidavits, position papers or other written documents or agreements as such party deems appropriate within twenty (20) days of filing of the application with the Independent Arbitrator.
               (d)  Within forty (40) days after the filing of the application, the
Independent Arbitrator shall render the determination requested in such application.  The determination shall be final and binding on both TC-DEL and Newco and there shall be no rights of appeal therefrom.
               (e)  In the event the Independent Arbitrator shall determine that the failure alleged in the application has occurred and that such failure will materially prejudice the interests of the applicant, the applicant shall have right to control the Newco
Environmental Claim in the case where TC-DEL is the applicant or the Pharmaceutical
Environmental Claim in the case where Newco is the applicant.  As a condition of the exercise of such right of control, the applicant shall agree to extend its indemnification of the other party under Section B to include as one of the applicable General Liabilities any and all claims arising out of the applicant's acts or omissions in connection with its control of Environmental
Claim to the extent that such acts or omissions are determined by a court of competent jurisdiction, after the exhaustion of all appeals, to have been wilful or wanton or negligent.
               (f)  The party in whose favor the determination is issued shall be entitled to be reimbursed by the other party within ten (10) days of the date of issuance of the determination for all reasonable costs and expenses incurred by such party in connection with such application, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses of the Independent Arbitrator.
               (g)  The provisions of Section F.15 shall not be applicable to the dispute resolution procedures provided for in this Section C.3.
          4.   Indemnification Procedures by Newco with respect to the Governing
Newco's Obligation to Indemnify for Newco Tax Liabilities.
               (a)  (i)  As soon as practicable after the consummation of the transactions under the Merger Agreement, Newco shall prepare and TC-DEL shall file all appropriate federal, state and other tax returns with
               respect to, on a consolidated or any other basis, the operations of TC-DEL, the Newco
Subsidiaries and the Pharmaceutical Subsidiaries
               through the Effective Date and the consummation of the transactions under the Plan of Reorganization and Merger Agreement (individually, a
               "Pre-Closing Period" and collectively, the "Pre-Closing Periods").  Such tax returns shall be prepared by Newco showing TC-DEL or one or more of the Newco Subsidiaries or the Pharmaceutical Subsidiaries as
               the taxpayer therein in a manner, and with positions taken, which are consistent with the manner of preparation and positions taken by TC-DEL (on behalf of the Newco Subsidiaries and the Pharmaceutical
               Subsidiaries) in corresponding tax returns for prior periods.  After the preparation of such tax returns but at least thirty (30) days prior to the due date for filing such tax returns, Newco shall deliver to Mylan a complete copy of each such tax return for review and approval.  Mylan shall have the right to recommend changes in such tax returns to the extent that such changes affect the tax treatment of any item relating to the Pharmaceutical Business.  In the event Newco and Mylan are unable to reach mutual agreement with respect to such proposed changes, the unresolved issues shall be submitted to the Independent Accountant pursuant to Section C.2(e) hereof.  The permanent books and records
               (financial and accounting) of TC-DEL, the Newco Subsidiaries and the
               Pharmaceutical Subsidiaries shall be maintained, and the federal, state and other income tax returns of the consolidated group of which TC-DEL is the common parent shall be filed, in such a way that the
               operations of TC-DEL, the Newco Subsidiaries and the Pharmaceutical
               Subsidiaries through the Effective Date shall be reflected in such books and records and on such returns.
                    (ii)  TC-DEL shall pay or cause to be paid all taxes (whether due upon filing of tax returns or application for extension of the due date of filing), interest and penalties due with respect to federal, state or other tax returns, including, but not limited to, those described in
               Section C.2(a)(i) above, with respect to, on a consolidated or any other basis, the operations of TC-DEL, the Newco Subsidiaries and the
               Pharmaceutical Subsidiaries for all Pre-Closing Periods.
               Contemporaneous with the payment by TC-DEL of taxes, interest or penalties pursuant to the immediately preceding sentence, Newco shall remit to TC-DEL an amount in cash equal to any taxes, interest and penalties properly attributable to the Newco Businesses which are not reflected as a liability in the TC-DEL Balance Sheet.  The parties acknowledge and agree that all of the tax returns covering Pre-Closing
               Periods are listed and described on Exhibit B attached hereto and that all taxing jurisdictions listed on Exhibit B allow the filing of a short taxable period return for the period ending on the Effective Date.
                    (iii)  In connection with the preparation of all returns provided for herein, Newco shall consult with TC-DEL with regard to the tax treatment of any matter affecting or relating to TC-DEL, UDL-IL,
               UDL-FL, AP or PD, and TC-DEL shall make available to Newco the books, records, and personnel of the consolidated group of which
               Tapecoat-DE, Tapecoat Ltd., Tapecoat, Inc. and HSW formerly were members for the purpose of gathering information necessary or helpful in the preparation of such returns.  TC-DEL and Newco shall cooperate fully with one another in the preparation of such returns.
                    (iv)  TC-DEL and Newco shall cooperate fully with one another in connection with any audit examinations of TC-DEL, the Newco
               Subsidiaries or the Pharmaceutical Subsidiaries by any governmental taxing authority with respect to Pre-Closing Periods, including but not limited to the furnishing or making available of records, books of account or other materials of TC-DEL, the Newco Subsidiaries and the
               Pharmaceutical Subsidiaries necessary or helpful for the defense against the assertions of any taxing authority as to any consolidated or combined income tax returns for the Pre-Closing Periods.
                    (v)  Newco and its duly appointed representatives shall have the sole right to negotiate, resolve, settle or contest any asserted tax deficiencies involving Pre-Closing Periods; provided, however, that no settlement of any tax liability concerning any Pre-Closing Periods which would adversely affect TC-DEL, UDL-IL, UDL-FL, AP or PD in any taxable period ending after the Effective Date in any manner or to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments and the reduction of loss or credit carry forwards) shall be agreed to by Newco or any of the Newco Subsidiaries without the prior written consent of
               TC-DEL (which consent shall not be unreasonably withheld, and which shall not be necessary to the extent that Newco has indemnified Mylan,
               TC-DEL, UDL-IL, UDL-FL, AP and PD and held them harmless, on an after-tax basis, against the effects of any such settlement).
                    (vi)  TC-DEL shall have the right to retain any refund or credit of taxes for any Pre-Closing Period which is reflected as an asset in the
               TC-DEL Balance Sheet.  Newco shall have the right to any refund or credit of taxes for any Pre-Closing Periods which is not reflected as an asset in the TC-DEL Balance Sheet, and TC-DEL, to the extent it receives any such refund or credit, shall pay to Newco the amount of such refund or credit within fifteen (15) days of receipt of such refund or credit.  TC-DEL shall remit to Newco an amount in cash equal to the difference between the amount of any item of tax reflected as a liability in the TC-DEL Balance Sheet and the actual amount of such tax item reported in the applicable tax refund within fifteen (15) days after the filing of such tax return.  TC-DEL and its duly appointed representatives shall have the sole right to negotiate, resolve, settle or contest any asserted tax deficiencies involving TC-DEL for periods after the
               Effective Date.
               (b)  (i)  If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of TC-DEL or Mylan hereunder, TC-DEL shall promptly notify Newco in writing of such fact.  In the event that such notice of any claim is not given to Newco within a sufficient period of time or in reasonable detail to apprise
               Newco of the nature of the claim (in each instance taking into account the facts and circumstances with respect to such claim), TC-DEL shall not be permitted to recover from Newco the amount of any additional loss, liability or damage incurred by TC-DEL which would not reasonably have been incurred had such notice been given in accordance with this subsection (b)(i).
                    (ii)  Newco shall take such action in connection with contesting such claim as TC-DEL shall reasonably request in writing from time to time, provided that within 30 days (or such earlier date that any payment of taxes is due by TC-DEL) after the notice described in (b)(i) above has been delivered by TC-DEL to Newco, TC-DEL furnishes Newco with an opinion of the tax counsel or tax advisor to TC-DEL to the effect that there is a reasonable basis to contest such claim.  With respect to contests relating to any Pre-Closing Periods and for which TC-DEL filed or caused to be filed a tax return, Newco shall control all proceedings taken in connection with such contest, provided that where the results of such contest would have an adverse impact on TC-DEL's ability to obtain the tax benefit of any item of deduction, loss or credit, or require it to recognize any additional income in any period subsequent to the date of this Agreement, Newco shall reasonably consult with TC-DEL in connection with such contest.  Subject to the foregoing, Newco, at its sole option and without liability to TC-DEL for such action, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed and sue for a refund where applicable law permits such refund suits or contest the claim in any permissible manner, and TC-DEL will cooperate in a reasonable manner with Newco in such appeals, proceedings, hearings and conferences.
               Newco will reimburse TC-DEL for any reasonable out-of-pocket costs incurred by it while pursuing actions at the request of Newco and TC-DEL will reimburse Newco for any such costs incurred by it while
               pursuing actions at the request if TC-DEL.  If the costs are incurred in relation to a dispute covering both periods through the date of this
               Agreement and periods thereafter, Newco and TC-DEL will agree on a reasonable basis for allocating the costs.
               (c)  Neither TC-DEL nor Mylan shall settle or otherwise compromise or extend the statute of limitations applicable to any Newco Tax Liabilities for any Pre-Closing
Period without the prior written consent of Newco.
               (d)  In the event of any controversy or dispute between Newco and
TC-DEL arising out of or relating to the preparation and filing of any tax return described in this Section C.4 (including, without limitation, the positions taken or accounting methods used in such tax returns) or the examination by any taxing authority of any tax return for any
Pre-Closing Period (including any decision to pursue or forego the prosecution of, or the settlement of, any audit or assessment by any such  taxing authority) which is not resolved by the mutual agreement of Newco and TC-DEL, either party may give notice to the other of its desire to engage Arthur Andersen LLP or, if unavailable, another "big six" accounting firm mutually acceptable to Newco and TC-DEL (the "Independent Accountant") to resolve the dispute within 30 days after such engagement.  The Independent Accountant's determination shall be final and binding on the parties.  The fees and disbursements of the Independent
Accountant shall be divided equitably between Newco and TC-DEL based upon a determination made by the Independent Accountant.
               (e)  The provisions of Section F.15 shall not be applicable to the dispute resolution procedures provided for in this Section C.4.
          5.   General Indemnification Procedures.
               (a)  The provisions of this Section C.5 supplement the provisions of
Sections C.1 through C.4 above.  To the extent that the provisions of this Section C.5 are inconsistent with, or conflict with, the provisions of Sections C.1 through C.4, the provisions of Sections C.1 through C.4 shall govern and be controlling.
               (b)  A party claiming indemnification (the "Indemnified Party") will give prompt notice to the party liable for indemnification (the "Indemnifying Party") of any matters hereunder which may give rise to a claim for indemnification as promptly as practicable after it has actual knowledge of the facts which may give rise to such claim, and the Indemnified Party will specify in such notice, in reasonable detail, the relevant facts known to the Indemnified Party relating to such potential indemnification right.  The failure, however, of the Indemnified Party to give notice within a reasonable time as required under this Section 5 will not affect or otherwise waive the Indemnified Party's rights to be indemnified under, or to enforce an indemnification of such claim or any other claim pursuant to, the terms of this Agreement to its full extent, except that the Indemnified Party will not be permitted to recover from the Indemnifying Party the amount of any additional loss, liability or damage incurred by the Indemnified Party which would not reasonably have been incurred had notice been given in accordance with the provisions of this Section 5.  Failure by the
Indemnified Party to give such notice will not diminish any rights to indemnity it may have other than under this Agreement.
               (c)  If the facts which give rise to any such potential indemnification claim involve any actual or threatened claim or demand by any third party against the
Indemnified Party, the Indemnifying Party will be entitled (without prejudice to the right of the
Indemnified Party at its expense jointly to defend) to defend such claim (and jointly to prosecute any possible related claim by the Indemnified Party against any third party) at the
Indemnifying Party's expense through counsel of the Indemnifying Party's own choosing, provided that the Indemnifying Party gives notice of its intention to do so to the Indemnified
Party within fifteen days after receipt of the notice of claim.  In all instances in which the
Indemnifying Party chooses to defend claims against the Indemnified Party as provided hereunder, it is agreed that counsel for the Indemnifying Party will act as lead counsel even if the Indemnified Party chooses to participate in said defense.  It is further agreed that whenever the Indemnifying Party chooses to defend a claim and the Indemnified Party chooses not to participate actively in such defense, the Indemnified Party will nonetheless fully and actively cooperate with and assist the Indemnifying Party in defending the matter by, among other things, assisting in the procurement of documentary evidence and witnesses and enforcing rights against third parties.
               (d)  No matter giving rise to a claim for indemnification under this
Agreement will be settled by the Indemnifying Party without the prior written consent of the
Indemnified Party, except when the settlement thereof involves only the payment of money for which the Indemnified Party is totally indemnified by the Indemnifying Party by virtue of payment made directly to a third party by the Indemnifying Party.  Promptly following a party's receipt of a firm settlement offer with respect to any such matter, such party will notify the other party of such offer, setting forth in such notification the terms of such offer and indicating the notifying party's view as to whether or not the offer should be accepted.  Any acceptance or rejection of a settlement offer on the part of the other party will be submitted to the notifying party within ten (10) days after the other party's receipt from the notifying party of the terms of such offer.  Failure of the other party to so advise the notifying party within said ten (10) days will constitute an acceptance of such settlement offer by the other party.

D.  COVENANTS.
          1.   Covenants with Respect to Newco Environmental Matters.  Newco covenants and agrees with TC-DEL that it shall during the term of this Agreement:
               (a)  ensure that the Newco Assets and all of the operations of Newco and the Newco Subsidiaries are in material compliance with all Environmental Laws;
               (b)  not place or cause to be placed on, in, under or near the Newco
Assets any Hazardous Materials, except as authorized by the Environmental Laws;
               (c)  maintain a system to assure and monitor substantial compliance with all Environmental Laws, which system shall include periodic reviews of such compliance;
               (d)  in the event there occurs after the date hereof a release of a
Hazardous Material on, in, under or near the Newco Assets or the assets of any of the Newco
Subsidiaries in a quantity sufficient to require reporting to an applicable governmental authority pursuant to any Environmental Law, advise TC-DEL in writing within five (5) days of such release and take all actions necessary to comply with the Environmental Laws.  The information to be provided to TC-DEL hereunder is intended solely to enable TC-DEL to protect its interest in the Newco Assets and is not intended to create nor shall the same create any obligation upon TC-DEL with respect to such release;
               (e)  in the event Newco receives any written notice of any Newco
Environmental Claim, advise TC-DEL in writing within five (5) days of such notice and proceed in accordance with its obligation, if any, to indemnify TC-DEL with respect to such
Newco Environmental Claim under the terms of this Agreement; and
               (f)  in the event Newco receives any written notice that it is considered a party potentially responsible for any Environmental Condition or is obligated to engage in Corrective Action Work as a result of acts or omissions of any of Newco or the
Newco Subsidiaries or any third party which occurs after the date of this Agreement, advise
TC-DEL in writing within ten (10) days of such notice and thereafter take all actions necessary to comply with the Environmental Laws applicable to potentially responsible parties or applicable to a party alleged to be obligated to engage in Corrective Action Work and provide
TC-DEL with monthly progress reports on the status of such matter.
          2.   General Covenants of Newco.  Newco covenants and agrees with TC-DEL that:
               (a)  Newco will not make any distribution, direct or indirect, of any of its assets or property in respect of its capital stock if, after giving effect to such distribution, the Stockholders' equity as reflected on the balance sheet of Newco as of the date of such distribution would be less than the Stockholders' equity reflected on the Newco Balance Sheet;
provided, however, that notwithstanding the foregoing provisions of this subsection (a),
Newco may (i) pay to its officers, directors, employees and consultants such salaries, bonuses and fees as are in the ordinary course consistent with past practice, (ii) repurchase its capital stock which is held by employees upon the termination or retirement of such employees which repurchases after the date hereof, in the aggregate, with respect to employees of the Coating
Business may not exceed Five Hundred Thousand Dollars ($500,000) and with respect to the employees of the Packaging Business may not exceed Two Hundred Thousand Dollars
($200,000); (iii) repurchase its capital stock held by the successors in interest to a deceased shareholder (iv) purchase its capital stock pursuant to the exercise by Newco of a bona fide right of first refusal under any shareholders agreement among the shareholders of Newco which generally restricts transfers of the capital stock of Newco, the amount of which purchases, in the aggregate, may not exceed Seven Hundred Thousand Dollars ($700,000) less the amount of repurchases made pursuant to subsection (a)(ii) above and (v) make any distribution otherwise permitted under this subsection (a) but made in the form of a loan or advance.  Newco will not make any loan or advance of any kind, whether in cash or in kind, to any of its shareholders except as loan or advance which would be permitted as a distribution under this subsection (a).
               (b)  Newco will, at all times after the date hereof, conduct the business of: (i) the Coating Business under the tradename "The Tapecoat Company" (with or without the designation of "a division of TC Manufacturing Co., Inc."), and (ii) the Packaging
Business under the tradename "Pak-Sher Company" (with or without the designation of "a division of TC Manufacturing Co., Inc.") and, in each case, under no other business name or tradename.
               (c)                           Newco and Newco Subsidiaries will comply with all acts, rules, regulations and
orders of any legislative, administrative or judicial body or official applicable to the Newco
Assets or any part thereof or to the operation of the business of the Newco Subsidiaries;
provided that Newco may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner.
               (d)  Newco and the Newco Subsidiaries will pay promptly when due all taxes and assessments upon or with respect to the Newco Assets; provided that Newco may contest any such taxes or assessments in any reasonable manner.
               (e)  Newco and the Newco Subsidiaries will maintain the Newco
Assets in good order, condition, appearance and repair.  All risk of loss or destruction of, or damage to, the Newco Assets shall be borne by Newco and the Newco Subsidiaries.  Until this
Agreement expires or is terminated, the Newco Assets will be insured by Newco the Newco
Subsidiaries against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers'
compensation, public liability and business interruption insurance) and against other risks
(including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, all as reasonably determined by Newco in accordance with the past practice of the Businesses and the Newco Subsidiaries.
               (f)  Newco will furnish TC-DEL with copies of all of the financial reports  (including, without limitation, audited annual financial statements) provided to its shareholders on the dates of delivery to such shareholders or, at the latest, within ninety (90)
days of the end of each such reporting period covered thereby.
          3.   Insurance.  Upon the request of TC-DEL, Newco shall deliver to Mylan copies of, or certificates of the issuing companies with respect to, all policies of insurance owned by Newco and the Newco Subsidiaries covering or in any manner relating to the Newco
Assets.


E.  EVENTS OF DEFAULT; REMEDIES.
          1.   Newco Events of Default.  The occurrence of any of the following events or conditions shall, at the option of TC-DEL without notice or demand, constitute a
"Newco Event of Default" hereunder:
               (a)  failure by Newco to pay, when due, any of the Newco
Obligations requiring payment of money which failure is not cured within ten (10) days after notice of such failure from TC-DEL;
               (b)  a material failure by Newco to keep, observe or perform any provision of this Agreement or any of the Newco Obligations (other than Newco Obligations requiring the payment of money) required to be kept, observed or performed by it which is not cured within thirty (30) days after notice of such failure from TC-DEL; provided, however, that if such breach or failure to perform is incapable of cure within the aforesaid thirty (30)
day period and Newco, diligently and in good faith, is attempting to cure such breach or failure, such breach or failure shall not constitute a "Newco Event of Default" during the period in which Newco is so attempting to cure such breach or failure;
               (c)  attachment or seizure of or levy upon any Newco Assets having a value in excess of Fifty Thousand Dollars ($50,000) by any party which is not stayed or bonded within ten (10) days;
               (d)  institution of any proceedings by or against Newco or any of the
Newco Subsidiaries under any bankruptcy or insolvency laws; or on assignment for the benefit of creditors by any of Newco or the Newco Subsidiaries; the appointment of a receiver for
Newco or any of the Newco Subsidiaries; or the filing of a tax lien notice against Newco or any of the Newco Subsidiaries by any taxing authority; provided, however, that in the event of any such involuntary proceedings, appointment of a receiver or the filing of a tax lien against any of Newco or the Newco Subsidiaries, such entity shall have a period of sixty (60) days following the institution of such proceedings, appointment or filing within which to cause them to be dismissed, stayed or released failing which a "Newco Event of Default" shall have occurred; and
               (e)  loss, theft, damage, destruction or forfeiture of any material portion of the Newco Assets which is not covered by insurance as required by the terms of this
Agreement.
          2.   TC-DEL Remedies.  In the event of the occurrence of any Newco Event of Default, TC-DEL shall at any time thereafter have the right, with or without notice to
Newco or the Newco Subsidiaries, to exercise any and all rights and remedies available to it at law or in equity.
          3.   TC-DEL Events of Default.  The occurrence of any of the following events or conditions shall, at the option of Newco without notice or demand, constitute a
"TC-DEL Event of Default" hereunder:
               (a)  failure by TC-DEL to pay, when due, any of the TC-DEL
Obligations requiring payment of money which failure is not cured within ten (10) days after notice of such failure by Newco;
               (b)  a material failure by TC-DEL to keep, observe or perform any provision of this Agreement or any of the TC-DEL Obligations (other than TC-DEL
Obligations requiring the payment of money) required to be kept, observed or performed by it which is not cured within thirty (30) days after notice of such failure from Newco; provided, however, that if such breach or failure to perform is incapable of cure within the aforesaid thirty (30) day period and TC-DEL, diligently and in good faith, is attempting to cure such breach or failure, such breach or failure shall not constitute a "TC-DEL Event of Default"
during the period in which TC-DEL is so attempting to cure such breach or failure;
               (c)  attachment or seizure of or levy upon any assets of TC-DEL having a value in excess of Fifty Thousand Dollars ($50,000) by any party which is not stayed or bonded within ten (10) days;
               (d)  institution of any proceedings by or against TC-DEL or any of the Pharmaceutical Subsidiaries under any bankruptcy or insolvency laws; or on assignment for the benefit of creditors by any of TC-DEL or the Pharmaceutical Subsidiaries; the
appointment of a receiver for TC-DEL or any of the Pharmaceutical Subsidiaries; or the filing of a tax lien notice against TC-DEL or any of the Pharmaceutical Subsidiaries by any taxing authority; provided, however, that in the event of any such involuntary proceedings, appointment of a receiver or the filing of a tax lien against any of TC-DEL or the
Pharmaceutical Subsidiaries, such entity shall have a period of sixty (60) days following the institution of such proceedings, appointment or filing within which to cause them to be dismissed, stayed or released failing which a "TC-DEL Event of Default" shall have occurred;
and
               (e)  loss, theft, damage, destruction or forfeiture of any material portion of the assets of TC-DEL which is not covered by insurance as required by the terms of this Agreement.
          4.   Newco Remedies.  In the event of the occurrence of any TC-DEL Event of Default, Newco shall at any time thereafter have the right, with or without notice to TC-DEL or the Pharmaceutical Subsidiaries, to exercise any and all rights and remedies available to it at law or in equity.

F.  MISCELLANEOUS.
          1.   Transfers of Newco Assets and Stock of Newco.
               (a)  Newco hereby represents, warrants to, and agrees with TC-DEL that until the third anniversary of the Effective Date, it shall not, and shall not permit any of its existing subsidiaries to:
                    (i)  cease operations;
                    (ii) make a material disposition of any of its existing assets by means of a sale, exchange or transfer, distribution to
                         shareholders or otherwise (including, without limitation,
                         transfers from Newco to Tapecoat-DE, Tapecoat Ltd.,
                         Tapecoat, Inc. or HSW or transfers from Tapecoat-DE,
                         Tapecoat Ltd., Tapecoat, Inc. or HSW to Newco or any
                         subsidiary of Newco);
                    (iii)     dispose of any capital stock of any of its existing
                              subsidiaries by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation,
                              transfers from Newco to its shareholders or any
                              subsidiary of Newco); or
                    (iv) liquidate or merge with any other corporation (including
                         Newco or a subsidiary of Newco).
               (b)  In the event Newco desires to take any of the actions described in
Section F.1.(a) or in the event Newco desires to cause or permit any of its existing subsidiaries to take any of the actions described in Section F.1.(a), Newco shall first deliver to TC-DEL an opinion of counsel to Newco, addressed to Newco and TC-DEL which opinion shall be reasonably satisfactory to the TC-DEL, or a favorable ruling letter from the appropriate taxing authority, reasonably satisfactory to TC-DEL, that such actions would not adversely affect the tax consequences of the transactions described in the Plan of Reorganization to TC-DEL or adversely affect the tax consequences of the Merger to TC-DEL.  Newco has no present intention to take or permit any such action.
               (c)  Except as provided in the immediately following sentence, during the term of this Agreement Newco shall not sell, transfer or otherwise dispose of the stock of any of the Newco Subsidiaries.  At any time after the third anniversary of the Effective Date,
Newco shall have the right to sell, transfer or otherwise dispose of the stock of any of the
Newco Subsidiaries (the "Transferred Newco Subsidiary") without the consent of TC-DEL on the condition that the Transferred Newco Subsidiary delivers to TC-DEL a joinder and undertaking agreement in form and substance reasonably satisfactory to TC-DEL pursuant to which the Transferred Newco Subsidiary agrees to join in this Agreement as if it had been an original party hereto and undertakes to perform all of the obligations of Newco hereunder along with a notice address for the Transferred Newco Subsidiary.
               (d)  Except as provided in the immediately following sentences, during the term of this Agreement Newco shall not transfer all or substantially all of the assets of the Coating Business or Packaging Business, or both, to any individual, corporation or other entity.  At any time after the third anniversary of the Effective Date, Newco shall have the right to sell all or substantially all of its assets in a single transaction or series of related transactions which are bona fide and arm's-length in nature, including, by way of example, a management buy-out, an employee stock ownership plan or a combination of both (whether by sale, merger, reorganization or otherwise).  In addition, at any time after the third anniversary of the Effective Date, Newco shall have the right to transfer the assets of the Coating Business or the Packaging Business, or both, to one or more corporations (each a "New Newco
Subsidiary") in exchange for all of the issued and outstanding capital stock of the New Newco
Subsidiary without the consent of TC-DEL subject to the conditions that: (i) all of such capital stock is retained and held by Newco until such time as it has effected a distribution of the stock of a New Newco Subsidiary in accordance with the provisions of Section F.1.(e)(ii)
below or has effected a sale of the stock of a New Newco Subsidiary in accordance with the provisions of Section F.1.(e)(iii) below; and (ii) the New Newco Subsidiary delivers to TC-DEL a joinder and undertaking agreement in form and substance reasonably satisfactory to
TC-DEL pursuant to which New Newco Subsidiary agrees to join in this Agreement as if it had been an original party hereto and undertakes to perform all of the obligations of Newco hereunder with respect to the assets of the Coating Business or the Packaging Business along with a notice address for New Newco Subsidiary.
               (e)(i)  Except as provided in the immediately following sentence, during the term of this Agreement Newco shall not permit the transfer on its stock register of any shares of capital stock which are held by any shareholder of Newco owning at least one percent of the issued and outstanding capital stock of Newco except for transfers by will or intestate succession.  In the event that, at any time after the third anniversary of the Effective Date, the shareholders of Newco enter into an agreement to sell at least fifty-one percent (51%) of the issued and outstanding capital stock of Newco or a New Newco Subsidiary in a single transaction or a series of related transactions which are bona fide and arm's-length in nature, including, by way of example, a management buy-out, an employee stock ownership plan or a
               combination of both (whether by sale, merger, reorganization or otherwise), Newco shall give notice of such event to TC-DEL and shall enclose a complete copy of such agreement and any amendments or side agreements with respect thereto (without editing or redaction) to TC-DEL.  Upon the delivery of such notice and the consummation of the
               transactions described in such agreement upon the terms and conditions set forth therein, all of the covenants of Newco or a New Newco
               Subsidiary (through its joinder in this Agreement) set forth in Section D hereof shall terminate and Newco or a New Newco Subsidiary, as applicable, shall no longer have any obligation to abide by such covenants, but all other provisions of this Agreement shall remain in full force and effect.
                    (ii)  In the event the assets of either the Coating Business or the
               Packaging Business are transferred to a New Newco Subsidiary pursuant to and in accordance with the provisions of Section F.1.(d) hereof and, following such transfer, Newco proposes to distribute all of the stock of
               New Newco Subsidiary to the shareholders of Newco, Newco shall give notice to such effect to TC-DEL at least sixty (60) days prior to the date upon which the proposed distribution is to be consummated.  Such notice shall also include the most recent balance sheet of New Newco
               Subsidiary (which shall not be dated earlier than its most recently completed fiscal quarter) and an undertaking by New Newco Subsidiary that it:  (A) will not make any distribution, direct or indirect, of any of its assets or property in respect of its capital stock if, after giving effect to such distribution, the Stockholders' equity as reflected on the balance sheet of New Newco Subsidiary as of the date of such distribution would be less than the Stockholders' equity reflected on the Coating Business
               Balance Sheet or the Packaging Business Balance Sheet, as the case may be; and (B) will not make any loan or advance of any kind, whether in cash or in kind, to any of its shareholders, except as permitted by
               Section D.2(a) hereof.  Thereafter, a New Newco Subsidiary shall have the right to sell all or substantially all of its assets in a single transaction or series of related transactions which are bona fide and arm's-length in nature including, by way of example, a management buy-out, an employee stock ownership plan or a combination of both (whether by sale, merger, reorganization or otherwise).
                    (iii)  In the event of a transfer of assets to a New Newco
               Subsidiary as described in the third sentence of Section F.1.(d) is consummated pursuant to and in accordance with the terms thereof or, in the event of a transfer of assets to a New Newco Subsidiary as described in the third sentence of Section F.1(d) is so consummated and thereafter the stock of the New Newco Subsidiary is distributed to the shareholders of Newco as described in Section F.1(e)(ii) pursuant to and in accordance with the terms thereof, and in the event Newco or the shareholders of New Newco Subsidiary, as the case may be, thereafter enter into an agreement to sell at least fifty-one percent (51%) of the issued and outstanding capital stock of New Newco Subsidiary in a single transaction or a series of related transactions which are bona fide and arm's-length in nature, including, by way of example, a management buy-out, an employee stock ownership plan or a
               combination of both (whether by sale, merger, reorganization or otherwise), upon compliance by New Newco Subsidiary with the obligations set forth in subsection (d)(i) above with respect to the sale of the stock of New Newco Subsidiary as if New Newco Subsidiary was
               Newco, all of the covenants set forth in Sections D and F.1.(d)(ii) hereof shall terminate as to New Newco Subsidiary and New Newco Subsidiary
               shall no longer have an obligation to abide by such covenants, but all of the other provisions of this Agreement shall remain in full force and effect.

               (f)  Except as expressly restricted pursuant to the foregoing provisions of this Section F.1, Newco and its existing Newco Subsidiaries shall be free to conduct their businesses and to enter into any transactions which they deem appropriate.

          2.   Transfers of Stock of Pharmaceutical Subsidiaries.
               (a)  TC-DEL hereby represents, warrants to, and agrees with Newco that until the third anniversary of the Effective Date, it shall not, and shall not permit any of its existing subsidiaries to:
                    (i)  cease operations;
                    (ii) make a material disposition of any of its existing assets by means of a sale, exchange or transfer, distribution to
                         shareholders or otherwise (including, without limitation,
                         transfers from TC-DEL to UDL-IL, UDL-FL, AP or PD
                         or transfers from UDL-IL, UDL,FL, AP or PD to TC-DEL, Mylan or any subsidiary of Mylan);
                    (iii)     dispose of any capital stock of any of its existing
                              subsidiaries by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation,
                              transfers from TC-DEL to Mylan or any subsidiary of
                              Mylan);
                    (iv) liquidate or merge with any other corporation (including
                         Mylan or a subsidiary of Mylan); or
                    (v)  in the case of TC-DEL only, cease to engage in the
                         active conduct of a trade or business within the meaning
                         of Code Section 355(b)(2).
                    Except as expressly restricted pursuant to the foregoing
               provisions of this Section F.2(a), TC-DEL and its existing subsidiaries shall be free to conduct their respective businesses and to enter into any transactions which they deem to be appropriate.
               (b)  In the event TC-DEL desires to take any of the actions described in Section F.2.(a) or in the event TC-DEL desires to cause or permit any of its existing subsidiaries to take any of the actions described in Section F.2.(a), TC-DEL shall first deliver to
                    Newco an opinion of counsel to TC-DEL, addressed to TC-DEL and those persons  who have been designated as the
                    representatives of the holders of Company preferred stock and common stock of TC-DEL immediately prior to the
                    consummation of the transactions under the Merger Agreement
                    (the "Stockholders' Representative") which opinion shall be reasonably satisfactory to the Stockholders' Representative, or a favorable ruling letter from the appropriate taxing authority, reasonably satisfactory to the Stockholders' Representative, that such actions would not adversely affect the tax consequences of the transactions described in the Plan of Reorganization to TC-DEL or such holders of the preferred stock or common stock of
                    TC-DEL, or adversely affect the tax consequences of the Merger to TC-DEL or such holders of the preferred stock or common stock of TC-DEL.  TC-DEL has no present intention to take or permit any such action.
               (c)  At any time after the third anniversary of the Effective Date, TC-DEL shall have the right to transfer the stock of any of the
                    Pharmaceutical Subsidiaries (the "Transferred Pharmaceutical
                    Subsidiary") without the consent of Newco on the condition that the Transferred Pharmaceutical Subsidiary or, at the option of
                    TC-DEL, Mylan delivers to Newco a joinder and undertaking
                    agreement in form and substance reasonably satisfactory to
                    Newco pursuant to which the Transferred Pharmaceutical
                    Subsidiary or Mylan, as the case may be, agrees to join in this
                    Agreement as if it had been an original party hereto and
                    undertakes to perform all of the obligations of TC-DEL
                    hereunder along with a notice address for the Transferred
                    Pharmaceutical Subsidiary.
          3.   Representations and Warranties.  The parties to this Agreement hereby represent and warrant to each other that each such party is a corporation duly formed, organized and in good standing under the laws of the jurisdiction in which it was incorporated, that each such party has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement on its part and that, upon the execution and delivery of this Agreement by such party, this Agreement will constitute a valid, binding and enforceable obligation of such party, enforceable in accordance with its terms subject to applicable bankruptcy and insolvency laws.
          4.   No Limitation.  The liability of Newco and TC-DEL under this
Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by any of the provisions of this Agreement; (b) the accuracy or inaccuracy of the representations and warranties made by Newco or TC-DEL in this
Agreement; (c) the release of any of Newco or TC-DEL or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement by operation of law, the voluntary act of TC-DEL or Newco, respectively, or otherwise; or (d) the invalidity, irregularity or unenforceability, in whole or in part, of this
Agreement; and, in any such case, whether with or without notice to Newco or TC-DEL and with or without consideration.
          5.   Waiver.  Newco and TC-DEL agree that any payments required to be made hereunder shall become due on demand.  Newco and TC-DEL expressly waive and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors.
          6.   Confidentiality.  Each of Newco and TC-DEL will hold and will cause its affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information delivered by one party to the other pursuant to the terms of this Agreement (except to the extent that such information can be shown to have been (A) previously known by either party or any affiliate of it, (B) in the public domain through no fault of the receiving party, or any of its affiliates, (C) later lawfully acquired from other sources unless the receiving party knew such information was obtained in violation of an agreement of confidentiality or (D) publicly disclosed by the delivering party,) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by such party of the confidential nature of such information and shall be directed by such party to treat such information confidentially).  If either Newco or
TC-DEL shall be required to make disclosure of any such information by operation of law, such party shall give prior notice to the other party of the making of such disclosure and shall use all reasonable efforts to afford such party an opportunity to contest the making of such disclosures.
          7.   Successors and Assigns.  (a)   Except as herein provided, this
Agreement shall be binding upon and inure to the benefit of the Newco and TC-DEL and their respective successors and assigns.  Notwithstanding the foregoing, neither Newco nor TC-DEL, without the prior written consent of the other, which may be granted or withheld in the discretion of the other in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of their benefits, rights, duties and obligations hereunder.
               (b)  Notwithstanding any ownership by TC-DEL at any time of all or any portion of the Newco Property, in no event shall TC-DEL (including its successors and assigns), its affiliates, or Mylan be bound by any obligations or liabilities of Newco or the
Newco Subsidiaries.
               (c)  Mylan, on the one hand, and the Newco Shareholders, on the other hand, are intended to be, and shall have the rights of, third-party beneficiaries of the duties and obligations of Newco and TC-DEL, respectively, hereunder.  As such, Mylan and the Newco Shareholders shall have the right to take action in their own names to enforce the duties and obligations of Newco and TC-DEL, respectively, hereunder.  Neither Mylan nor the Newco Shareholders shall have the right to assign their rights as third- party beneficiaries of this Agreement without the prior written consent of Newco or TC-DEL, respectively.
          8.   Limitation on Claims.  (a)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, the right of TC-DEL to assert a claim against Newco for any of the Newco Environmental Liabilities, Newco Tax Liabilities, Newco Securities
Laws Liabilities or Newco General Liabilities shall terminate on the first to occur of the date upon which the assertion of any claims by third parties for Newco Environmental Liabilities,
Newco Tax Liabilities, Newco Securities Laws Liabilities or Newco General Liabilities, as the
case may be, is barred by the applicable statute of limitations or the fifth anniversary of the date of this Agreement.
               (b)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, the right of Newco to assert a claim against TC-DEL for any of the
Pharmaceutical Environmental Liabilities, Pharmaceutical Tax Liabilities, the TC-DEL
Reorganization Tax Liabilities, Pharmaceutical Securities Laws Liabilities and Pharmaceutical
General Liabilities shall, terminate on the first to occur of the date upon which the assertion of any claims by third parties for Pharmaceutical Environmental Liabilities, Pharmaceutical Tax
Liabilities, the TC-DEL Reorganization Tax Liabilities, Pharmaceutical Securities Laws
Liabilities or Pharmaceutical General Liabilities, as the case may be, is barred by the applicable statute of limitations or the fifth anniversary of the date of this Agreement.
               (c)  No extension of any applicable statute of limitations will be granted by TC-DEL or Newco without the prior written consent of the other party and neither
TC-DEL nor Newco will be liable to the other for any claim asserted during a time period extending an applicable statute of limitations unless such consent has been so obtained.
               (d)  Any indemnification claim made will be deemed to be timely made within the applicable time limit set forth in this Section 8 if a matter will have become known which may give rise to a right for indemnification hereunder and either Newco or
TC-DEL, as the case may be, prior to or within thirty (30) days following the expiration of such time limit, will have given notice thereof to the other party in accordance with this Agreement, in which event the right to indemnification and the indemnification provisions of this
Agreement with respect to such matter will continue until such matter is fully and finally resolved.
          9.   Term.  The term of this Agreement shall commence on the date hereof and shall end on the fifth anniversary of the date hereof and on such date the provisions of
Section D, Section E (except to the extent necessary to give effect to the provisions of Sections
C.1, C.2 and C.3) and Sections F.1 and F.2 shall terminate and be of no further force and effect.  The remaining provisions of this Agreement shall continue in full force and effect and be binding upon Newco and TC-DEL until all of the Newco Obligations and the TC-DEL
Obligations which have arisen as a result of a claim or claims timely made in accordance with the provisions of Section F.8. have been fully paid and performed and such payment and performance has been acknowledged in a writing by Newco and TC-DEL which specifically refers to this Section and this Agreement, whereupon this Agreement shall terminate.
          10.  Notices.  All notices provided for herein shall be deemed given upon receipt or rejection when deposited in the United States mail by registered or certified mail, postage prepaid, return receipt requested and addressed to TC-DEL, or Newco, respectively, at the following addresses, or to such substitute address as may be specified from time to time by either party, by hand delivery by courier against receipt, or upon confirmation of completed delivery of facsimile transmission at the numbers set forth below with respect to the final resolution and satisfaction of any Newco Obligations:

          TC-DEL:
               Roderick Corporation

               781 Chestnut Ridge Road
               Morgantown, West Virginia 26505
               Attention:  Roderick P. Jackson, Senior Vice President
               Facsimile:  (304) 599-7284

               with a copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               20th Floor
               301 Grant Street
               Pittsburgh, PA  15219-1410
               Attention:  John R. Previs
               Facsimile:  (412) 562-1041

          Newco:
               TC Manufacturing Co., Inc.
               1527 Lyons Street
               Evanston, Illinois 60201
               Attention:  President
               Facsimile:  (708) 866-8596

               with a copy to:

               Rivkin, Radler & Kremer
               30 North LaSalle Street
               Chicago, IL  60602-2507
               Attention:  Keith R. Abrams, Esquire
               Facsimile: (312) 782-3112

          11.  Additional Provisions.  Newco and TC-DEL agree as follows:
               (a)  No course of dealing between the Newco and TC-DEL nor any failure to exercise, nor any delay in exercising, on the part of Newco or TC-DEL any right, power or privilege hereunder or under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
               (b)  All of the rights and remedies of Newco and TC-DEL, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.
               (c)  The provisions of this Agreement are severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
          12.  Headings.  The headings of the sections of this Agreement are for convenience only and shall not affect the meaning or construction of the terms of this
Agreement.
          13.  Counterparts.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.
          14.  Entire Agreement.  This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter.  No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the party against whom enforcement is sought.
          15.  JURISDICTION AND VENUE.
               (a)  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH,
THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING
EFFECT TO PENNSYLVANIA'S PRINCIPLES OF CONFLICTS OF LAW).  EACH
OF NEWCO AND TC-DEL HEREBY IRREVOCABLY AND UNCONDITIONALLY
SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE
JURISDICTION OF ANY PENNSYLVANIA STATE OR FEDERAL COURT SITTING
IN THE CITY OF PITTSBURGH, AND ANY APPELLATE COURT TO WHICH AN
APPEAL MAY BE TAKEN, OVER ANY SUIT, ACTION OF PROCEEDING ARISING
OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR
ENFORCEMENT OF ANY JUDGMENT, AND NEWCO AND TC-DEL HEREBY
AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF
PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF
PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY
PENNSYLVANIA STATE OR FEDERAL COURT SITTING IN THE CITY OF
PITTSBURGH MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN
RECEIPT REQUESTED, DIRECTED TO NEWCO OR TC-DEL, AS THE CASE MAY
BE, AT ITS ADDRESS SET FORTH IN SECTION F.10, AND SERVICE SO MADE
SHALL BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN
SO MAILED.
               (b)  NEWCO AND TC-DEL IRREVOCABLY AND
UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY
AND EFFECTIVELY DO SO, ANY OBJECTION WHICH THEY MAY NOW OR
LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY
COURT OF THE COMMONWEALTH OF PENNSYLVANIA OR FEDERAL COURT
AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW,
THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF
SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          16.  No Presumption.  Each party having been represented in the negotiation of this Agreement, and having had ample opportunity to review the language thereof, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.
          IN WITNESS WHEREOF, Newco and TC-DEL have caused this Agreement to be executed in Pittsburgh, Pennsylvania on the date first written above, intending the same to take effect as, and constitute, a sealed instrument.
ATTEST:                         TC MANUFACTURING CO.,
                                INC., an Illinois corporation


____________________________________    By:___________________________________
Keith R. Abrams, Assistant Secretary         Herbert L. Stern, Jr., Chairman of
                                   the Executive Committee of the Board
                                   of Directors


ATTEST:                         TC MANUFACTURING CO., INC., a
                                Delaware corporation


____________________________________    By:___________________________________
Keith R. Abrams, Assistant Secretary         Herbert L. Stern, Jr., Chairman of
                                   the Executive Committee of the Board
                                   of Directors

                           EXHIBIT A-1


                  Coating Business Balance Sheet

                           EXHIBIT A-2


                   Newco Business Balance Sheet

                           EXHIBIT A-3


                 Packaging Business Balance Sheet

                           EXHIBIT A-4


                       TC-DEL Balance Sheet

                            EXHIBIT B


          Tax Returns to Be Prepared and Filed by NEWCO


Filing Requirements

"D" reorganization to occur on the date of this Indemnification Agreement.
"B" reorganization to occur on the date of this Indemnification Agreement.



                             Due Date
                               Type
                           Corporation
                              Basis
                          Period Covered


Fiscal Year Ended 10/31/95


1/15/96
Federal
TC-DEL and
Subsidiaries
Consolidated,
including HSW,
UDL-IL and UDL-FL
11/1/94 to
10/31/95


1/15/96
Illinois
TC-DEL and
Subsidiaries
Consolidated,
including HSW,
UDL-IL and UDL-FL
11/1/94 to
10/31/95


2/1/96
Florida
UDL-FL
Separate entity
11/1/94 to
10/31/95


2/15/96
Virginia
HSW
Subsidiaries
Separate entity
11/1/94 to
10/31/95


5/15/96
Texas
TC-DEL
Separate entity
11/1/94 to
12/15/95


4/30/96
Canada Form T2
Tapecoat,  Ltd.
Separate entity
11/1/94 to
10/31/95


4/30/96
Canada Form T2
Tapecoat,  Inc.
Separate entity
11/1/94 to
10/31/95


4/30/96
Ontario Form
CT23
Tapecoat,  Ltd.
Separate entity
11/1/94 to
10/31/95


4/30/96
Ontario Form
CT23
Tapecoat,  Inc.
Separate entity
11/1/94 to
10/31/95


Short Period - 11/1/95 to the date of this Indemnification Agreement


6/17/96
Federal
TC-DEL and
Subsidiaries
Consolidated,
including HSW,
HSW
subsidiaries,
UDL-IL, UDL-FL
& NEWCO
for HSW, UDL-IL,
UDL-FL &
NEWCO 11/1/95
to the date
hereof


6/17/96
Illinois
TC-DEL and
Subsidiaries
Consolidated,
including HSW,
HSW
subsidiaries,
UDL-IL, UDL-FL
& NEWCO
for HSW, UDL-IL,
UDL-FL &
NEWCO 11/1/95
to the date
hereof


7/1/96
Florida
UDL-FL
Separate entity
11/1/95 to  the
date hereof


7/15/96
Virginia
HSW subsidiaries
Separate entity
11/1/95 to the
date hereof

















NOTES:

Extended due dates not shown
Taxpayer can elect to file combined or consolidated returns in Virginia
Dates to be changed to reflect actual Effective Date








                                                       Exhibit  5


                       Buchanan Ingersoll
                     P R O F E S S I O N A L
                       C O R P O R A T I O N
                             Attorneys

                                                  One Oxford Centre
                                                   301 Grant Street, 20th Floor
                                                   Pittsburgh, PA 15219-1410

                                                         Telephone:
                                                       412-562-8800
                                                         Fax: 412- 562-1041
 December 8, 1995

Mylan Laboratories, Inc.
130 Seventh Street
1030 Century Building
Pittsburgh, PA  15222


Gentlemen:

          We have acted as counsel to Mylan Laboratories, Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 2,450,000 shares (the "Shares") of the company's common stock, par value $.50 per share, to be issued pursuant to the Agreement and Plan of Merger dated October 10, 1995 by and among the Company, MLI Acquisition Corp. and TC Manufacturing Co., Inc. (the "Agreement"). This opinion is furnished in connection with the filing by the Company of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, relating to such proposed sale.

          In connection with such proposed issuance and sale by the Company, we have examined the Amended and Restated Articles of Incorporation and By-laws of the Company, as amended to date, the relevant corporate proceedings of the Company, the Registration Statement on Form S-4, covering the issuance and sale of the Shares, filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), including the Proxy Statement/Prospectus filed as a part of the Registration Statement, and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. We understand that the Shares are to be offered and sold in the manner described in the Proxy Statement/Prospectus which is a part of the Registration Statement.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when and to the extent issued pursuant to the terms of the Agreement, will be validly issued, fully paid and nonassessable.





          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement/Prospectus under the heading "Legal
Matters."

                              BUCHANAN INGERSOLL
                              PROFESSIONAL CORPORATION

                              By:  /s/ John R. Previs

                                      John R. Previs

     Pittsburgh   Harrisburg   Philadelphia   Miami   Tampa
                 Lexington   Princeton   Buffalo




Exhibit 10(a)



                       IRREVOCABLE PROXY
                       (Preferred Stock)

  In consideration of the negotiations and discussions which have occurred to date between
Mylan Laboratories Inc., a Pennsylvania corporation (the "Parent"), and TC Manufacturing Co.,
Inc., a Delaware corporation ("the Company"), and in order to induce the Parent to execute and deliver the Agreement and Plan of Merger among the Parent, MLI Acquisition Corp., a Delaware corporation (the "Subsidiary") and the Company dated October 10, 1995 (the "Merger
Agreement") and to proceed with the transactions contemplated thereby, pursuant to which the undersigned, as a holder of shares of 8% Cumulative Preferred Stock, par value $100.00 per share, of the Company ("Company Preferred Stock"), will receive securities of the Parent, the undersigned hereby irrevocably appoints Roderick P. Jackson and David M. Satter and each of them, or any other designee of the Parent, the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Company Preferred Stock now owned or hereafter acquired by the undersigned which the undersigned is entitled to vote (the "Shares") as follows:
               (1)  in favor of calling a special meeting of the holders of Company Preferred Stock and the holders of the Common Stock of the Company for the purpose of considering and approving the Merger Agreement and the transactions contemplated thereby;
               (2)  in favor of approving the Merger Agreement and the transactions contemplated thereby, all on the terms and conditions provided for therein; and
               (3)  against approval of any merger, consolidation or sale of assets of the Company which requires a vote of the shareholders of the Company pursuant to Section 251 or
Section 271 of the Delaware General Corporation Law at any annual, regular or special meeting of such shareholders in such manner as each such attorney and proxy or his designee shall in his sole discretion deem proper.  This Proxy is coupled with an interest and is irrevocable.  This Proxy will terminate on the first to occur (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; or
(ii) such date and time as the Merger Agreement shall be terminated and abandoned pursuant to
Section 6 of the Merger Agreement; or (iii) February 28, 1996.
     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (1), (2) and (3) above.  The undersigned stockholder may vote the Shares on all other matters.
     The undersigned represents and warrants to the Parent as follows:
     (i)  the undersigned is not subject to any restraint or limitation upon the granting of this Proxy and has full power, authority and legal capacity to execute and deliver this Proxy and to perform the obligations of the undersigned hereunder;
     (ii)  the execution by the undersigned of this Proxy will not result in a breach or violation of any order, writ, injunction, judgment or decree of any court or governmental authority or of any contract provision which might conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance on the Shares; and
     (iii)  this Proxy is a valid and binding obligation of the undersigned, and is enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors'
rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     This Proxy shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.
     All authority herein conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     The undersigned further agrees not to sell, assign, transfer or otherwise convey any of the
Shares except by operation of law or by will or the laws of descent or distribution prior to the termination of this Proxy.

                         Signature of Stockholder:

                         Printed Name of Stockholder:
 Shares beneficially owned:     _________ shares of Company Preferred Stock

                   Dated:  October ____, 1995




                       IRREVOCABLE PROXY
                         (Common Stock)

                              In consideration of the negotiations and discussions
which have occurred to date between Mylan Laboratories Inc., a Pennsylvania corporation
(the "Parent"), and TC Manufacturing Co., Inc., a Delaware corporation ("the Company"), and in order to induce the Parent to execute and deliver the Agreement and Plan of Merger among the
Parent, MLI Acquisition Corp., a Delaware corporation (the "Subsidiary") and the Company dated October 10, 1995 (the "Merger Agreement") and to proceed with the transactions contemplated thereby, pursuant to which the undersigned, as a holder of shares of Common
Stock, $1.00 par value per share, of the Company ("Company Common Stock"), will receive securities of the Parent, the undersigned hereby irrevocably appoints Roderick P. Jackson and
David M. Satter and each of them, or any other designee of the Parent, the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Company Common
Stock now owned or hereafter acquired by the undersigned which the undersigned is entitled to vote (the "Shares") as follows:
               (1)  in favor of calling a special meeting of the holders of Company
          Common Stock and the holders of the Preferred Stock of the Company for the purpose of considering and approving the Merger Agreement and the transactions contemplated thereby;
               (2)  in favor of approving the Merger Agreement and the transactions contemplated thereby, all on the terms and conditions provided for therein; and
               (3)  against approval of any merger, consolidation or sale of assets of the
          Company which requires a vote of the shareholders of the Company pursuant to Section
251 or
          Section 271 of the Delaware General Corporation Law at any annual, regular or special meeting of such shareholders in such manner as each such attorney and proxy or his designee shall in his sole discretion deem proper.  This Proxy is coupled with an interest and is irrevocable.  This Proxy will terminate on the first to occur (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; or
(ii) such date and time as the Merger Agreement shall be terminated and abandoned pursuant to
Section 6 of the Merger Agreement; or (iii) February 28, 1996.
     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (1), (2) and (3) above.  The undersigned stockholder may vote the Shares on all other matters.
     The undersigned represents and warrants to the Parent as follows:
               (i)  the undersigned is not subject to any restraint or limitation upon the granting of this Proxy and has full power, authority and legal capacity to execute and deliver this Proxy and to perform the obligations of the undersigned hereunder;
               (ii)  the execution by the undersigned of this Proxy will not result in a breach or violation of any order, writ, injunction, judgment or decree of any court or governmental authority or of any contract provision which might conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance on the Shares; and
               (iii)  this Proxy is a valid and binding obligation of the undersigned, and is enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
                              This Proxy shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.
     All authority herein conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     The undersigned further agrees not to sell, assign, transfer or otherwise convey any of the Shares except by operation of law or by will or the laws of descent or distribution prior to the termination of this Proxy.

          Signature of Stockholder:

    Printed Name of Stockholder:
Shares beneficially owned:     _________ Shares of Company Common Stock

Dated:  October ____, 1995








Exhibit23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mylan
Laboratories Inc. On Form S-4 of our report dated April 28, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. For the year ended
March 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/    Deloitte & Touche LLP
Deloitte & Touche LLP


Pittsburgh, Pennsylvania
December 8, 1995




 Exhibit 23(b)





                 Consent of KPMG Peat Marwick LLP



The Board of Directors
TC Manufacturing Company, Inc.


We consent to the inclusion of our report dated December 9, 1994, with respect to the consolidated balance sheets of TC Manufacturing Co., Inc. and subsidiaries as of
October 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended
October 3, 1994, which report appears in the registration statement on Form S-4 to be filed by Mylan Laboratories Inc. on December 11, 1995.


/s/
KPMG Peat Marwick LLP

Chicago, Illinois
December 8, 1995


                                                     EXHIBIT 99.1


PRELIMINARY COPY
                   TC MANUFACTURING CO., INC.
                         1527 Lyons Street
                        Evanston, IL 60201


Dear Stockholder:

          You are cordially invited to attend a Special Meeting of
Stockholders (the "Special Meeting") of TC Manufacturing Co., Inc.
("TC") which will be held at _____________________________ on
__________________      ____, 1996 at ________ a.m., local time.
At the Special Meeting, you will be asked to consider and approve an Agreement and Plan of Merger that provides for the merger (the
"Merger") of MLI Acquisition Corp. ("MLI"), a Delaware corporation and wholly owned subsidiary of Mylan Laboratories Inc. ("Mylan"), a Pennsylvania corporation, with and into TC.  As a result of the
Merger, the separate existence of MLI would cease and TC would continue as the surviving corporation and the wholly owned direct subsidiary of Mylan.
          Your Board of Directors has unanimously approved the
proposal to be presented at the Special Meeting and recommends that you vote FOR it.  The accompanying Proxy Statement/Prospectus more fully describes the proposed Merger and other information about TC and Mylan.  In view of the significance of these matters, you are urged to study carefully the Proxy Statement/Prospectus, as well as the Annexes thereto.
          IF YOU DID NOT EXECUTE AN IRREVOCABLE PROXY IN
CONNECTION WITH THE EXECUTION OF THE MERGER AGREEMENT, PLEASE
COMPLETE, SIGN, AND DATE YOUR PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL
MEETING.

                                                  Sincerely,
                                                     /s/ Herbert
L. Stern, Jr.
                                                     Herbert L.

Stern, Jr.

Chairman of the Executive Committee

_____________  ______, 1995

                                                     EXHIBIT 99.2
PRELIMINARY COPY
                   TC MANUFACTURING CO., INC.
                        1527 Lyons Street
                       Evanston, IL 60201

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

               To Be Held on ________  ____, 1996



Dear Stockholder:

          NOTICE IS HEREBY GIVEN that a Special Meeting of
Stockholders (the "Special Meeting") of TC Manufacturing Co., Inc.
("TC") will be held at ________________________ on
________________, 1996 at _____ a.m., local time, for the
following purposes:
          1.        To consider and vote upon a proposal to
approve an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") into TC of MLI
Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Mylan Laboratories Inc., a Pennsylvania corporation, on the terms and subject to the conditions set forth in the Merger
Agreement, which is attached to and described in the enclosed
Proxy Statement/Prospectus; and

          2.        To transact such other business as may
properly come before of the meeting.

          The Board of Directors has fixed the close of business on December 11, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Special
Meeting or any adjournment thereof.

                               BY ORDER OF THE BOARD OF DIRECTORS,
                               /s/ Herbert L. Stern, Jr.
                               Herbert L. Stern, Jr.
                               Secretary
Evanston, Illinois

_______ ____, 1995

YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING.  IT IS IMPORTANT
THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.
EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE
PROVIDED.  IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN
PERSON OR BY YOUR PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY YOU IN
WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

                                                     EXHIBIT 99.3
PRELIMINARY COPY
                               PROXY
                 TO VOTE SHARES OF COMMON STOCK
                    SOLICITED ON BEHALF OF THE
         BOARD OF DIRECTORS OF TC MANUFACTURING CO., INC.

     The undersigned hereby appoints Herbert L. Stern, Jr. and
Shiro F. Shiraga proxies, or either of them, and with full power of substitution, of the undersigned to vote all shares of Common
Stock, par value $1.00 per share, of TC Manufacturing Co., Inc.
which the undersigned would be entitled to vote at the Special
Meeting of Stockholders to be held at
________________________________________ on
________________________________________, 1996, and at all
adjournments thereof, as fully as the undersigned could if personally present upon the following matters:

(1)  Approval of the Agreement and Plan of Merger, dated as of
     October 10, 1995, providing for the merger of MLI Acquisition
     Corp., a Delaware corporation and wholly owned subsidiary of
     Mylan Laboratories Inc., with and into TC Manufacturing Co.,
     Inc.
       FOR Approval            AGAINST Approval      ABSTAIN
(2)  WITH   or WITHOUT  authority to vote on any other business
     that may properly come before the meeting or any adjournment,
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE
MEETING. IF NO CHOICE IS INDICATED FOR THEM (1) ABOVE, SUCH SHARES
WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM.
IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH
THE CHOICE SO INDICATED.  UNLESS OTHERWISE DIRECTED, IN THEIR
DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY
POSTPONEMENT OR ADJOURNMENT THEREOF.
       YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE
THEREON.

Please complete, sign and promptly mail this proxy in the enclosed envelope.
Dated:                                            , 1996
                                       (Signature)
                              Please sign exactly as your name
                              appears on this Proxy. When signing
                              as attorney, executor,
                              administrator, guardian or corporate
                              official, title should be stated.
                              If shares are held jointly, each
                              holder should sign.


 PLEASE EXECUTE AND RETURN THIS PROXY IMMEDIATELY
IN THE ENCLOSED ENVELOPE.


                                                     EXHIBIT 99.4
PRELIMINARY COPY
                               PROXY
              TO VOTE SHARES OF 8% PREFERRED STOCK
                   SOLICITED ON BEHALF OF THE
        BOARD OF DIRECTORS OF TC MANUFACTURING CO., INC.

     The undersigned hereby appoints Herbert L. Stern, Jr. and
Shiro F. Shiraga proxies, or either of them and with full power of substitution, of the undersigned to vote all shares of 8%
Cumulative Preferred Stock, par value $100 per share, of TC
Manufacturing Co., Inc. which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at
________________________________________ on
________________________________________, 1996, and at all
adjournments thereof, as fully as the undersigned could if
personally present upon the following matters:
(1)  Approval of the Agreement and Plan of Merger, dated as of
     October 10, 1995, providing for the merger of MLI Acquisition
     Corp., a Delaware corporation and wholly owned subsidiary of
     Mylan Laboratories Inc., with and into TC Manufacturing Co.,
     Inc.
       FOR Approval            AGAINST Approval      ABSTAIN
(2)  WITH   or WITHOUT  authority to vote on any other business
     that may properly come before the meeting or any adjournment,
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE
MEETING. IF NO CHOICE IS INDICATED FOR THEM (1) ABOVE, SUCH SHARES
WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM.
IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH
THE CHOICE SO INDICATED.  UNLESS OTHERWISE DIRECTED, IN THEIR
DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY
POSTPONEMENT OR ADJOURNMENT THEREOF.
       YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE
THEREON.

Please complete, sign and promptly mail this proxy in the enclosed envelope.

Dated:                                            , 1996


                                       (Signature)
                              Please sign exactly as your name
                              appears on this Proxy.  When signing
                              as attorney, executor,
                              administrator, guardian or corporate
                              official, title should be
                              stated.  If shares are held jointly,
                              each holder should sign.
PLEASE EXECUTE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED
ENVELOPE

